     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1999


                                                      REGISTRATION NO. 333-76413
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------


                                AMENDMENT NO. 4

                                       TO
                                    FORM S-4
                             ---------------------
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                              GOLDEN SKY DBS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                             4841                            43-1839531
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)           Identification Number)

                        4700 BELLEVIEW AVENUE, SUITE 300
                             KANSAS CITY, MO 64112
                                 (816) 753-5544
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrants' Principal Executive Offices)

                                 JOHN R. HAGER
                            CHIEF FINANCIAL OFFICER
                              GOLDEN SKY DBS, INC.
                        4700 BELLEVIEW AVENUE, SUITE 300
                             KANSAS CITY, MO 64112
                                 (816) 753-5544
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                    Copy to:

                              KAREN A. DEWIS, ESQ.
                             MCDERMOTH WILL & EMERY
                             600 13TH STREET, N.W.
                              WASHINGTON, DC 20005
                                 (202) 756-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                   SUBJECT TO COMPLETION, DATED JULY 23, 1999

PROSPECTUS

                              GOLDEN SKY DBS, INC.
                             OFFER TO EXCHANGE ITS
               13 1/2% SENIOR DISCOUNT NOTES DUE 2007, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                13 1/2% SENIOR DISCOUNT NOTES DUE 2007, SERIES A

                             ---------------------

- Unless we extend it, this exchange offer expires at 5:00 p.m., New York City
  time, on                , 1999.

- Outstanding notes that are tendered may be withdrawn any time prior to the expiration of this exchange offer.

                             ---------------------

     We are not making this exchange offer to, nor will we accept tenders from, or on behalf of, holders of outstanding notes in any jurisdiction in which the making or acceptance of this exchange offer would violate applicable law.

     SEE "RISK FACTORS" ON PAGE 10 FOR A DESCRIPTION OF SOME RISKS THAT YOU SHOULD CONSIDER BEFORE YOU DECIDE TO TENDER YOUR OUTSTANDING NOTES FOR NEW NOTES IN THIS EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE COMPLETENESS OR TRUTH OF THIS PROSPECTUS. ANY STATEMENT TO THE CONTRARY IS AGAINST THE LAW.

                             ---------------------

             The date of this prospectus is                , 1999.

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
Summary of the Prospectus...................................     2
Risk Factors................................................    10
Additional Information......................................    19
Use of Proceeds.............................................    19
The Exchange Offer..........................................    20
Capitalization..............................................    26
Pro Forma Financial Statements..............................    27
Selected Consolidated Financial Data........................    31
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    33
Business....................................................    45
Management..................................................    59
Principal Stockholders......................................    64
Certain Relationships and Related Transactions..............    68
Description of Other Indebtedness...........................    71
Description of the New Notes................................    75
Book Entry; Delivery and Form...............................   106
Federal Income Tax Considerations...........................   109
Plan of Distribution........................................   113
Legal Matters...............................................   113
Experts.....................................................   113
Dealer Prospectus Delivery Obligation.......................   114
Index to Financial Statements...............................   F-1


The following trademarks owned by third parties are used in this prospectus:
DIRECTV(R), USSB(R), Total Choice(R), NFL SUNDAY TICKET(TM), NHL(R) CENTER ICE(R) and DirecPC(R).

                           SUMMARY OF THE PROSPECTUS

     This summary does not contain all the information that may be important to you. We urge you to carefully read the entire prospectus, including the financial data and related notes, and the other documents to which it refers to fully understand the terms of the notes and the exchange offer.

                                  OUR COMPANY

     We are the second largest independent provider of DIRECTV satellite television programming in rural markets in the United States. DIRECTV, a division of Hughes Electronics Corporation, is the leading direct broadcast satellite company serving the continental United States. Direct broadcast satellite programming services deliver television programming to subscribers from a satellite in digital format. To receive this programming, a subscriber must install a satellite antenna or dish and a digital receiver and pay a monthly fee. We market and provide DIRECTV programming on an exclusive basis to residential customers in 55 rural markets in the United States. We also market and provide DIRECTV programming on a non-exclusive basis to residents of multiple dwelling units and commercial customers in urban areas adjacent to our rural DIRECTV markets.

     Prior to the launch of its DIRECTV programming service, Hughes Electronics Corporation entered into an agreement with the National Rural Telecommunications Cooperative, or the NRTC as it is commonly known, to offer members and affiliates of the NRTC the opportunity to acquire exclusive rights to distribute DIRECTV programming services in rural areas of the United States. We estimate that there are approximately 9.0 million households, or approximately 9% of total U.S. television households, in the rural DIRECTV markets served by NRTC members and affiliates. We believe that these markets accounted for approximately 1.2 million, or approximately 20%, of all DIRECTV customers as of June 30, 1999.

     We became a non-voting affiliate of the NRTC in 1996 and have since acquired the exclusive right to provide DIRECTV programming in 55 of the 250 rural DIRECTV markets served by NRTC members and affiliates, including markets we have acquired during 1999. Our rural DIRECTV markets, which are located in 23 states, contain approximately 1.9 million households. As of June 30, 1999, we had approximately 292,400 subscribers.

     You should carefully consider all of the information contained in this prospectus before you tender your outstanding notes for new notes in the exchange offer. In particular, you should carefully consider each of the factors described under "Risk Factors" beginning on page 12 of this prospectus.

                             ---------------------

     Golden Sky DBS, Inc., the issuer of the notes, was formed on February 2, 1999. Immediately before the outstanding notes were issued, Golden Sky DBS became an intermediate holding company for our operating subsidiary, Golden Sky Systems, Inc.

     Our principal executive offices are located at 4700 Belleview Avenue, Suite 300, Kansas City, Missouri 64112. Our telephone number is (816) 753-5544.

                     THE OFFERING OF THE OUTSTANDING NOTES

Outstanding Notes..........  $193,100,000 aggregate principal amount at maturity of our 13 1/2% Senior Discount Notes due 2007, Series A.

Registration Rights
Agreement..................  We are making this exchange offer to satisfy our obligations under a registration rights agreement we entered into when we sold the outstanding notes. Upon completion of this exchange offer, your exchange rights under the registration rights agreement will terminate.

                             SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer.........  We are offering to exchange up to $193,100,000 aggregate principal amount at maturity of our 13 1/2% Senior Discount Notes due 2007, Series B, for the same amount of our 13 1/2% Senior Discount Notes due 2007, Series A. The terms of the new notes are identical in all respects, including principal amount, yield to maturity and maturity, to the terms of the outstanding notes. The new notes, however, do not contain the transfer restrictions or the registration rights relating to the outstanding notes. See "Description of the New Notes."

Expiration Date; Withdrawal
of Tender..................  Unless we extend it, this exchange offer will expire at 5:00 p.m. New York City time,
                             on          , 1999. You may withdraw any tender of
                             outstanding notes under this exchange offer at any time prior to expiration of the offer.

Accretion of the New Notes
and the Outstanding
  Notes....................  The principal amount of the outstanding notes which are validly tendered and accepted for exchange will continue to increase at a rate of 13 1/2% per year to, but excluding, the date of issuance of the new notes. The principal amount of any outstanding notes not tendered or accepted for exchange will continue to increase at the rate of 13 1/2% per year in accordance with their terms. The principal amount of the new notes upon issuance will be the same as the principal amount of the outstanding notes accepted for exchange immediately prior to the issuance of the new notes.

Procedures for Tendering...  Each holder of outstanding notes wishing to accept this exchange offer must:

                             - complete, sign and date the letter of transmittal
                               which accompanies this prospectus, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal and this prospectus, and

                             - mail or otherwise deliver the letter of
                               transmittal, or a facsimile of the letter of transmittal, together with any other required documents, to United States Trust Company of New York, as exchange agent, at the address contained in the letter of transmittal and this prospectus.

                             If you sign and return the letter of transmittal, you will be making the representations described in "Plan of Distribution."

Guaranteed Delivery
Procedures.................  Holders of outstanding notes who wish to accept this exchange offer and cannot complete the procedures for tendering on a timely basis may tender according to the guaranteed delivery procedures described in "The Exchange
                             Offer -- Procedures for Tendering."

Federal Income Tax
  Consequences.............  The exchange of outstanding notes for new notes will not result in any income, gain or loss to you or us for Federal income tax purposes. See "Federal Income Tax Considerations."

Exchange Agent.............  The address and telephone number of the exchange agent are shown in "The Exchange Offer -- Exchange Agent."

Consequences of Exchanging
  Outstanding Notes
  Pursuant to the Exchange
  Offer....................  Based on interpretations by the staff of the
                             Securities and Exchange Commission, we believe that new notes issued in this exchange offer may, in most circumstances, be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act. You will not, however, be free to resell or otherwise transfer the new notes if

                             (1) you are an affiliate of Golden Sky DBS within
                                 the meaning of Rule 405 under the Securities
                                 Act, or

                             (2) you did not acquire the outstanding notes in
                                 the ordinary course of your business, or

                             (3) you have an arrangement with any person to
                                 participate in the distribution of the new notes.

                             In addition, if you are a broker-dealer that receives new notes for your own account under the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal which accompanies this prospectus states that by making this acknowledgement and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes so long as the outstanding notes were acquired by the broker-dealer as a result of market-making or trading activities. See "Plan of Distribution."

                             To comply with state securities laws, it may be necessary to qualify for sale or register the new notes prior to offering or selling the new notes. We do not currently intend to register or qualify the sale of the new notes in any state.

Consequences of Failure to
  Exchange.................  If you do not exchange your outstanding notes for new notes under this exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer contained in the legend which appears on the outstanding notes and you will not have any further exchange rights. In general, the outstanding notes may not be offered or sold unless they are registered under the Securities Act. Offers or sales of the outstanding notes will only be allowed pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Delivery and Form..........  We expect that the new notes issued in this exchange offer will be issued in the form of one or more global notes, which will be deposited with, or on behalf of, The Depository Trust Company, as depository, and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the global notes representing the new notes will be shown on, and transfers of these beneficial interests will be effected only through, records maintained by the depository and its participants. After the initial issuance of the global notes, new notes in certificate form will be issued in exchange for the global notes only upon the terms described in the indenture governing the notes. See "Book Entry; Delivery and Form."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The new notes will be governed by the same indenture as the outstanding notes. The new notes and the outstanding notes will be entitled to the same benefits under the indenture, which will treat all of the notes as a single class of debt securities. See "Description of the New Notes."

Issuer.....................  Golden Sky DBS, Inc.

Notes Offered..............  $193,100,000 aggregate principal amount at maturity of 13 1/2% Senior Discount Notes due 2007, Series
                             B.

Maturity Date..............  March 1, 2007.

Yield and Interest.........  13 1/2% per year calculated on a semi-annual bond equivalent basis, from February 19, 1999. Cash interest will not accrue on the notes prior to March 1, 2004. Thereafter, cash interest on the notes will accrue at a rate of 13 1/2% per year and be payable on March 1 and September 1 of each year, commencing September 1, 2004.

Ranking....................  The notes are neither guaranteed by our subsidiaries nor secured by their assets, so they will effectively rank below all liabilities of our subsidiaries, including trade payables. As of March 31, 1999, our subsidiaries had $240.2 million of debt outstanding. Our ability to pay interest on the notes when it becomes due and to redeem the notes at maturity will depend on whether our subsidiaries can pay dividends and other distributions to us under the terms of their debt and applicable law.

Optional Redemption........  We may redeem the notes, in whole or in part, at any time, on or after March 1, 2004, at the redemption prices set forth in "Description of the New Notes -- Optional Redemption."

Public Equity Offering
Optional Redemption........  On or prior to March 1, 2002, we may redeem up to
                             35% aggregate principal amount at maturity of the notes with the net proceeds of one or more public equity offerings that yield gross proceeds of at least $40 million, if at least 65% of the originally issued aggregate principal amount at maturity of notes remain outstanding following redemption. The redemption price would be equal to 113.5% of the then accreted value of the notes. See "Description of the New Notes -- Optional Redemption."

Change of Control..........  Upon a change of control we must make an offer to repurchase all or a portion of the notes at a purchase price equal to 101% of the accreted value of the notes, plus accrued and unpaid interest, if any, to the purchase date. See "Description of the New Notes -- Change of Control."

Original Issue Discount....  The notes bear original issue discount for United
                             States federal income tax purposes. This means that, although cash interest will not be payable on the notes before September 1, 2004, all holders of notes that are subject to U.S. federal income taxation will be required to include original issue discount in their income on a constant yield-to-maturity method basis before they receive the cash payments to which this income is attributable. See "Federal Income Tax Considerations."

Covenants..................  The indenture governing the notes contains numerous restrictive covenants that are described under "Description of the New Notes -- Covenants" in this prospectus.

     For additional information regarding the new notes, see "Description of the New Notes."

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

     The following table presents our financial and operating information for the periods indicated. This financial and operating information relates to Golden Sky DBS, Inc. for periods after February 2, 1999, which was when Golden Sky DBS was formed, and to its predecessor and wholly-owned subsidiary Golden Sky Systems, Inc. for periods before February 2, 1999. The information presented below as of and for the periods ended December 31, 1996, 1997 and 1998 was taken from our audited consolidated financial statements. The financial and operating information for the businesses we have acquired was taken from the historical financial statements of the acquired entities. The information presented below as of and for the three months ended March 31, 1998 and 1999 is unaudited, but in the opinion of management reflects all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. The results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

     The following pro forma statement of operations data for the year ended December 31, 1998 present our results of operations adjusted for

     (1) material acquisitions we completed during 1998 and related financings;

     (2) Golden Sky Systems' offering of $195.0 million aggregate principal amount of 12 3/8% senior subordinated notes due 2006;

     (3) the offering of the outstanding notes and the application of the offering proceeds; and

     (4) the amendment of Golden Sky Systems' credit facility that became effective at the same time as the closing of the offering of the outstanding notes as if each of these events had occurred at the beginning of 1998.

     The following pro forma statement of operations data for the three months ended March 31, 1999 present our results of operations adjusted for

     (1) the offering of the outstanding notes and the application of the offering proceeds; and

     (2) the amendment of Golden Sky Systems' credit facility described above as if each of these events had occurred at the beginning of 1998.

     These summary pro forma data do not purport to represent what our actual financial position or results of operations would have been had these events actually occurred on the specified dates and are not intended to predict our future results of operations or financial position.

     Household and subscriber data presented below reflect 100% of the household and subscribers comprising our rural DIRECTV markets, including two rural DIRECTV markets in which we acquired less than 100% ownership. In one of these markets, we acquired approximately 76% ownership and in the other market we acquired approximately 10% ownership. We receive 100% of the revenue generated by all subscribers in our rural DIRECTV markets. Pro forma households and subscriber data include all households and subscribers that we have acquired in acquisitions since our inception. Pro forma subscriber data is as of the later of March 31, 1999 and the acquisition dates. Subscriber data excludes multiple dwelling unit and commercial subscribers outside of our rural DIRECTV markets.

     The following information should be read in conjunction with our consolidated financial statements and notes thereto, "Pro Forma Financial Statements" and notes thereto, "Management's Discussion and

Analysis of Financial Condition and Results of Operations," and the individual financial statements and notes thereto of our significant acquired businesses appearing elsewhere in this prospectus.

                                                                           YEAR ENDED
                                                                       DECEMBER 31, 1998
                                                                    ------------------------

                              INCEPTION TO         YEAR ENDED                     PRO FORMA
                            DECEMBER 31, 1996   DECEMBER 31, 1997   HISTORICAL   AS ADJUSTED
                            -----------------   -----------------   ----------   -----------
                                                     (IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA
Revenue:
  DBS services............       $   219            $ 16,452         $ 74,910     $ 86,786
  Lease and other.........            36                 944            1,014        1,140
                                 -------            --------         --------     --------
Total revenue.............           255              17,396           75,924       87,926
Costs and Expenses:
  Cost of DBS services....           130               9,304           45,291       52,861
  System operations.......            26               3,796           11,021       12,843
  Sales and marketing.....            73               7,316           32,201       32,600
  General and
    administrative........         1,035               2,331            7,431        7,470
  Depreciation and
    amortization..........            97               7,300           23,166       29,475
                                 -------            --------         --------     --------
Total costs and
  expenses................         1,361              30,047          119,110      135,249
                                 -------            --------         --------     --------
Operating loss............        (1,106)            (12,651)         (43,186)     (47,323)
Net interest expense......           (61)             (3,133)         (18,964)     (43,197)
                                 -------            --------         --------     --------
Net loss before
  extraordinary charge....       $(1,167)           $(15,784)        $(62,150)    $(90,520)
                                 =======            ========         ========     ========

                                        THREE MONTHS
                                       ENDED MARCH 31,
                            -------------------------------------
                                                         1999
                               1998         1999       PRO FORMA
                            HISTORICAL   HISTORICAL   AS ADJUSTED
                            ----------   ----------   -----------
                                       (IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA
Revenue:
  DBS services............   $13,884      $ 28,839     $ 28,839
  Lease and other.........       245           197          197
                             -------      --------     --------
Total revenue.............    14,129        29,036       29,036
Costs and Expenses:
  Cost of DBS services....     8,250        18,412       18,412
  System operations.......     1,787         4,270        4,270
  Sales and marketing.....     4,670        11,920       11,920
  General and
    administrative........     1,108         2,948        2,948
  Depreciation and
    amortization..........     4,348         8,220        8,220
                             -------      --------     --------
Total costs and
  expenses................    20,163        45,770       45,770
                             -------      --------     --------
Operating loss............    (6,034)      (16,734)     (16,734)
Net interest expense......    (2,253)       (9,138)     (10,886)
                             -------      --------     --------
Net loss before
  extraordinary charge....   $(8,287)     $(25,872)    $(27,620)
                             =======      ========     ========


                                                               DECEMBER 31,
                                                            -------------------
                                                              1997       1998     MARCH 31, 1999
                                                            --------   --------   --------------
                                                                       (IN THOUSANDS)
BALANCE SHEET DATA
Cash and cash equivalents.................................  $ 13,632   $  4,460      $ 39,276
Restricted cash(1):
  Current.................................................        --     28,083        22,892
  Long-term...............................................        --     23,534        11,827
Working capital...........................................     3,827     15,204        52,178
Total assets..............................................   156,236    328,071       358,712
Total debt................................................    69,113    278,204       341,741
Stockholder's equity (deficit)............................    70,449     15,922       (12,572)

                                                                                                  THREE MONTHS
                                                                                                ENDED MARCH 31,
                                                                YEAR ENDED          ----------------------------------------
                                           INCEPTION TO        DECEMBER 31,
                                           DECEMBER 31,   -----------------------      1998         1999      1999 PRO FORMA
                                               1996          1997         1998      HISTORICAL   HISTORICAL    AS ADJUSTED
                                           ------------   ----------   ----------   ----------   ----------   --------------
                                                         (IN THOUSANDS, EXCEPT SUBSCRIBER AND HOUSEHOLD DATA)
OTHER FINANCIAL DATA
EBITDA(2)................................    $(1,009)     $   (5,351)  $  (20,020)  $   (1,686)  $   (8,514)    $   (8,514)
Net cash used in operating activities....       (790)         (3,099)     (36,588)      (2,377)     (17,238)        *
Net cash used in investing activities....     (3,231)       (120,729)    (159,921)     (28,331)      (4,628)       *
Net cash provided by financing
  activities.............................      4,500         136,981      187,337       20,694       56,682        *
Capital expenditures.....................        105             998        3,317         (684)      (1,144)       *
Aggregate purchase price of
  acquisitions...........................      5,256         129,725      124,844       27,647       20,334     $   31,989
OPERATING DATA
Households at end of period..............     22,000       1,135,000    1,727,000    1,227,000    1,804,000      1,851,000
Subscribers acquired in acquisitions.....      3,000          65,700       55,300       16,200       10,700         17,200
Subscribers added in existing rural
  DIRECTV markets........................        200          22,000       80,300       15,300       21,700         21,700
Subscribers at end of period.............      3,200          90,900      226,500      121,900      258,900        265,400
SAC per gross subscriber added(3)........    $   290      $      280   $      320          320          385        *
Penetration at end of period.............       14.7%            8.0%        13.1%         9.9%        14.4%          14.3%
Ratio of earnings to fixed charges(4)....         --              --           --           --           --        *


---------------

 *  Not applicable.

(1) Represents the amount we placed in escrow to fund the first four scheduled interest payments on Golden Sky Systems' 12 3/8% Senior subordinated notes due 2006. Also includes $5.3 million as of December 31, 1998 that was deposited with the administrative agent under Golden Sky Systems' credit facility to fund a contingent reduction of availability under the term loan facility. This contingent reduction did not occur under the terms of the amended credit facility entered into coincident with the offering of the outstanding notes.

(2) EBITDA represents earnings before interest, taxes, depreciation and amortization, non-cash charges and extraordinary items and non-recurring charges. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income or loss as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, we believe that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of our financial covenants. As a result, investors may use this data to analyze and compare other communications companies with our company in terms of operating performance, leverage and liquidity. Further, we believe that EBITDA provides useful information regarding an entity's ability to incur and service debt. Changes in our EBITDA may indicate changes in our free cash flows available to incur and service debt and cover fixed charges. However, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. EBITDA, as we calculate it, is not necessarily comparable to similarly captioned amounts of other companies.

(3) Represents subscriber acquisition costs on a per gross new subscriber activation basis. This excludes acquired subscribers and does not net out disconnected subscribers.

(4) The ratio of earnings to fixed charges is determined by dividing the sum of operating loss and a portion of rent expense representative of interest by the sum of interest expense and this portion of rent expense. The deficiency of earnings to fixed charges was $1.2 million for the period ended December 31, 1996, $15.8 million for the year ended December 31, 1997, and $63.7 million for the year December 31, 1998. The deficiency of earnings to fixed charges was $8.3 million for the three months ended March 31, 1998, and $26.7 million for the three months ended March 31, 1999.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to exchange outstanding notes for new notes in the exchange offer.

OUR NET LOSSES AND NEGATIVE EBITDA MAY AFFECT OUR ABILITY TO RAISE ADDITIONAL CAPITAL.

     We have operated for only a limited period of time. During this time we have generated both net losses and negative earnings before interest, taxes, depreciation and amortization, non-cash charges and extraordinary items, which we refer to in this prospectus as EBITDA. We had a net loss of approximately $64.7 million for the year ended December 31, 1998 and a net loss of approximately $28.8 million for the three months ended March 31, 1999. We also reported negative EBITDA of approximately $20.0 million for the year ended December 31, 1998 and approximately $8.5 million for the three months ended March 31, 1999. The extent to which we generate net income or positive EBITDA in the future will depend upon a number of factors, many of which are beyond our control.

     We cannot assure you that we will be able to generate or sustain net income or positive EBITDA in the future, or if so, when. To the extent investors measure our performance by net income or loss, rather than alternative measures based upon cash flow, continuing losses could adversely affect our ability to raise additional capital to finance our business plan.

WE MAY NOT BE ABLE TO MAKE INTEREST OR PRINCIPAL PAYMENTS ON OUR SUBSTANTIAL
DEBT.

     As of March 31, 1999, we had total consolidated long-term debt, including current portions, of $341.7 million, which represented 104% of our total capitalization. We expect to increase our outstanding debt as we pursue further acquisitions. We may not have sufficient resources to make interest payments on our substantial debt. For example, assuming we had completed our offering of the outstanding notes and applied the resulting proceeds as of January 1, 1998, our earnings would have been insufficient to cover our fixed charges by approximately $93.4 million for the year ended December 31, 1998 and approximately $28.4 million for the three months ended March 31, 1999. It is also possible that we will not be able to make principal payments on our debt when it becomes due. In addition, borrowings under Golden Sky Systems' credit facility bear interest at variable rates. This makes us vulnerable to increases in interest rates generally. See "Description of Other Indebtedness."

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY.

     Our substantial debt could:

     - limit our ability to internally fund or obtain financing for future acquisitions, working capital, operating losses, capital expenditures and other general corporate purposes,

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate,

     - place us at a disadvantage compared to our competitors that have less debt,

     - increase our vulnerability to general adverse economic and industry conditions, and

     - reduce the cash flow available from our subsidiaries to service interest payments on the notes.

Any of these consequences could adversely affect our ability to execute our business strategy.

YOUR CLAIMS FOR PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES WILL EFFECTIVELY RANK BELOW ALL OF THE DEBT OF OUR SUBSIDIARIES.

     As a holding company, we derive all of our operating income from our operating subsidiaries, including Golden Sky Systems. The notes will be our obligation alone and will not be guaranteed by our parent company or our operating subsidiaries. You will have no direct claim against any of our subsidiaries and, under the indenture, you have waived your right to assert a substantive consolidation claim in a bankruptcy proceeding involving us or Golden Sky Systems. Your recourse to the assets of our subsidiaries derives solely from our equity interest in these companies. In the event that any of our subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, the assets of that subsidiary will be used first to satisfy the claims of its creditors, including its trade creditors. We have pledged our equity interests in Golden Sky Systems to secure our guarantee obligations to the lenders under Golden Sky Systems' credit facility. Consequently, to the extent that any funds are available to us following any reorganization, bankruptcy or insolvency proceeding involving Golden Sky Systems and all amounts under the credit facility have not been repaid, any amounts received in respect of these equity interests will first satisfy the remaining obligations under the credit facility. This means that your claims will effectively rank below all of the debt of our subsidiaries.

WE MAY NOT HAVE ADEQUATE CASH TO MAKE INTEREST OR PRINCIPAL PAYMENTS ON THE
NOTES.

     We may not be able to generate sufficient cash flow to make required interest and principal payments on the notes. Our ability to generate cash flow will depend, to some extent, on general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, including future relations with the NRTC.

     As a holding company, we must rely on dividends and other payments from our subsidiaries to meet our obligations, including our obligations on the notes. The ability of our subsidiaries to pay dividends and make other distributions and advances to us will depend on, among other things, the terms of their debt instruments and applicable law. Golden Sky Systems' credit facility contains numerous financial and other restrictive covenants, including a maximum leverage ratio, minimum interest coverage ratio and minimum subscriber levels, that Golden Sky Systems must comply with in order to pay a dividend. The indenture governing Golden Sky Systems' 12 3/8% senior subordinated notes due 2006 also limits its ability to pay dividends to us. We currently expect that it may be difficult for Golden Sky Systems to generate the requisite dividend capacity to enable us to make the required cash interest payments on the notes when they become due. Our ability to generate sufficient dividend capacity will depend on the extent to which we complete additional acquisitions, incur additional indebtedness, incur operating expenses, make capital expenditures and generate adequate subscriber revenues, among other things. Any significant adverse developments would likely preclude us from being able to access Golden Sky Systems' cash flow in order to make interest payments on the notes.

IF WE ARE NOT ABLE TO MAKE INTEREST PAYMENTS ON OUR DEBT WE WILL BE REQUIRED TO REFINANCE THIS DEBT. WE MAY NOT BE ABLE TO REFINANCE OUR DEBT ON SATISFACTORY TERMS.

     If Golden Sky Systems does not have sufficient available resources to repay outstanding debt under its credit facility or its 12 3/8% Senior subordinated notes due 2006 when required, we may find it necessary to refinance this debt. Our ability to refinance this debt will be subject to factors beyond our control and may be unduly expensive. We cannot assure you that we will be successful. Among the factors that will affect our ability to refinance our debt are financial market conditions and the value of our company and our performance at the time of refinancing, which in turn may be affected by many factors, including economic and industry cycles. If we cannot successfully refinance our debt, we would be required to consider alternative financing options, including renegotiating the covenants under the terms of our subsidiaries' existing indebtedness or selling assets. We cannot assure you that any of these transactions could be arranged on a timely basis or on satisfactory terms.

THE RESTRICTIVE TERMS OF OUR DEBT INSTRUMENTS MAY LIMIT OUR ABILITY TO PURSUE OUR BUSINESS STRATEGY.

     Our debt instruments contain numerous restrictive covenants that limit our discretion with respect to the operation of our business. Among other things, these covenants limit our ability, and the ability of our subsidiaries, to incur substantial indebtedness, make investments, loans or advances, make capital expenditures or consolidate, merge or transfer all or substantially all of our or their assets. We may be unable to pursue attractive business opportunities due to these restrictive covenants. Moreover, our financial flexibility will be impaired by these requirements.

IF WE FAIL TO COMPLY WITH THE RESTRICTIVE TERMS OF OUR DEBT INSTRUMENTS, OUR DEBT COULD BE ACCELERATED AND THERE MAY BE INSUFFICIENT ASSETS TO MEET OUR OBLIGATIONS.

     Golden Sky Systems' credit facility requires us to meet specified financial ratios and financial conditions. Events beyond our control may affect our ability to meet these covenants and conditions. We may incur future debt that contains financial or other covenants more restrictive than those currently applicable to us. If we fail to comply with our obligations under these instruments, the holders of this debt could elect to declare all amounts outstanding under the relevant instruments to be immediately due and payable. Our assets may not be sufficient to repay this debt, including the notes, if the holders elect to accelerate the debt.

WE MAY NOT HAVE ENOUGH CAPITAL TO EXECUTE OUR BUSINESS STRATEGY.

     Our operations require and will continue to require substantial capital. Our actual cash requirements may materially exceed our estimated capital requirements and available capital. The amount of capital we will require will depend upon a number of factors, including the cost of future acquisitions, the necessity of future capital expenditures, and the extent of our future negative cash flow. If we do not comply with the financial and operating covenants under Golden Sky Systems' credit facility described above, we may be unable to borrow funds under the credit facility. In this event we will be required to obtain additional financing to fund acquisitions and to continue to develop our operations. We might not be able to secure this additional financing on satisfactory terms, or at all.

OUR ACQUISITION STRATEGY MAY NOT BE SUCCESSFUL, WHICH COULD LIMIT OUR REVENUE GROWTH AND OUR ABILITY TO ACHIEVE OR SUSTAIN PROFITABILITY.

     Acquiring additional rural DIRECTV markets is an essential part of our business strategy. We may not be able to realize the expected benefits of past or future acquisitions or identify suitable acquisition candidates. Our ability to complete future acquisitions will depend on a number of factors, some of which are beyond our control, including the attractiveness of acquisition prices, the negotiation of acceptable definitive acquisition agreements and our ability to obtain the necessary approvals, including the approval of Hughes and the NRTC. We are aware of one other company that is currently pursuing an acquisition strategy in rural DIRECTV markets. We may not have the financial resources to compete with this competitor in making additional acquisitions.

     Even if we complete future acquisitions, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties, divert managerial attention, or require significant financial resources that could otherwise be used for the ongoing development or expansion of our existing operations.

ANY FAILURE BY DIRECTV TO PROVIDE US WITH SATISFACTORY PROGRAMMING COULD ADVERSELY AFFECT OUR ABILITY TO EARN REVENUES.

     We obtain substantially all of our revenue through the distribution of DIRECTV programming. As a result, we may be affected by any material adverse change in the assets, financial condition, programming, technological capabilities or services of DIRECTV or Hughes. These changes could result from, among other things, possible electronic, computer or other technical problems experienced by DIRECTV or from DIRECTV's failure to retain or renew its Federal Communications Commission licenses to transmit radio frequency signals from the orbital slots occupied by its satellites. DIRECTV's FCC licenses for its current satellites expire beginning in 2004.

     We rely on DIRECTV to continue to provide programming services on a basis consistent with its past practice. Any change in DIRECTV's practice due to, for example, changes in its programming supply arrangements, regulatory or legal developments or the expiration of the useful orbital life of its current satellites, may prevent us from continuing to provide direct broadcast satellite services and could have a material adverse effect on our business, financial condition and results of operations.

ANY CHANGE IN OUR RELATIONSHIP WITH THE NRTC OR THE NRTC'S RELATIONSHIP WITH DIRECTV COULD ADVERSELY AFFECT OUR ABILITY TO EARN REVENUES.

     We depend greatly upon the NRTC to:

     - maintain the valuable rights it has with DIRECTV because our ability to offer DIRECTV programming derives from those rights,

     - provide us with accurate information concerning its relationship with DIRECTV because we do not have direct access to that information ourselves, and

     - provide us with services that are essential to our business on a timely and effective basis.

     The NRTC is a cooperative whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Because we are not a cooperative, we can only be a non-voting affiliate of the NRTC, not a member. From time to time, the NRTC may act solely in the interests of its members, whose interests may conflict with our interests.

     Any termination of the agreements under which we have the exclusive right to provide DIRECTV programming in our markets, or any failure by the NRTC to protect our rights under these agreements, could adversely affect our operations. Virtually all of our business consists of the distribution of DIRECTV programming in rural markets under exclusive agreements that we have with the NRTC. The NRTC obtained the right to distribute, through its members and affiliates, DIRECTV programming in rural markets in the United States under an agreement it has with Hughes. We do not have a direct contractual relationship with Hughes with respect to the distribution of DIRECTV programming in our rural markets. The NRTC is permitted to terminate its agreements with us under specified circumstances, including a termination of the NRTC's agreement with Hughes. Any termination of our agreements with the NRTC or the NRTC's agreement with Hughes prior to their expiration would adversely affect our ability to execute our business strategy. We rely upon the NRTC to diligently perform all of its obligations under its agreement with Hughes, as well as to pursue any rights and remedies, including cure rights, that it may have against Hughes. We cannot assure you that the NRTC will act in a manner that will preserve our ability to offer DIRECTV programming on a basis consistent with past practice. For a discussion of recent issues relating to our relationship with the NRTC and DIRECTV, see "-- Recent consolidation among direct broadcast satellite operators and related litigation could adversely affect our DIRECTV programming rights, our costs of providing programming to subscribers and our capital requirements" and "Business -- Relationship with the NRTC and DIRECTV."

     Changes in NRTC policies may adversely affect our ability to provide DIRECTV programming in our markets. We must comply with the policies of the NRTC adopted from time to time. In the past, we and other NRTC-affiliated DIRECTV providers have disputed policies proposed by the NRTC that we believed did not comply with our agreements with the NRTC and applicable law. For example, the NRTC has adopted a policy regarding its interests in the subscriber information of affiliated DIRECTV providers. Our agreements with the NRTC provide that affiliates, including Golden Sky, have "substantial proprietary interests" in and rights to the information and data regarding their subscribers. We have differed with the NRTC, as have other affiliates, over the import of these rights and interests. In the event that our rights to offer DIRECTV programming through the NRTC are terminated or expire, our rights to subscriber information will be critical to our ability to execute our business strategy.

     Our operations could be adversely affected if the NRTC is unable to provide us with essential support services and accurate subscriber information. Our agreements with the NRTC require that we use the NRTC for support services, including subscriber information and data reporting, retail billing services and central office subscriber services. These services are critical to the operation and management of our business. We are required to pay the NRTC monthly operating fees, monthly security fees, monthly programming fees and a "reasonable margin" on the cost of providing direct broadcast satellite services to us. If the NRTC is unable to provide us with support services for whatever reason, we would be required to acquire these services from other sources or provide them for ourselves. Our cost of acquiring these services elsewhere or providing them internally could exceed amounts payable under our agreements with the NRTC. Moreover, it is possible that we would be able to secure these services on a more economic basis from other persons while we remain obligated to secure them from the NRTC.

     We do not have direct or complete access to or control over the management information systems of the NRTC, including management information systems data concerning our individual subscribers. As a result, while we are entitled to verify the accuracy of individual customer financial accounts, we must rely upon the NRTC to accurately provide detailed general demographic and other information regarding our subscribers. This information is critical to the growth and development of our ongoing sales and marketing strategy and any inadequacy or inaccuracy in this information could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY IF WE ARE UNABLE TO MAINTAIN OUR RIGHTS TO DISTRIBUTE DIRECTV PROGRAMMING DUE TO FACTORS BEYOND OUR CONTROL.

     Our agreements with the NRTC and the NRTC's agreement with Hughes expire when the satellite or satellites that broadcast the DIRECTV programming covered by the agreements are removed from their assigned orbital locations. It is unclear whether the NRTC is entitled to programming services from all three DIRECTV satellites currently in orbit or merely the first satellite, DBS-1, which was launched in December 1993. Although, according to Hughes, DBS-1 has an estimated life of 15 years from its launch date, there are numerous risks associated with satellite transmission technology in general and DIRECTV's delivery of direct broadcast services in particular. Satellite transmission of video, audio and other data is highly complex and requires the manufacture and integration of diverse and advanced components that may not function as expected. The useful life of a direct broadcast satellite also may be adversely affected by acts of war, electrostatic storms or collisions with space debris. We cannot assure you as to the longevity of the satellites that are required to broadcast our DIRECTV programming or that we will continue to have access to any or all of our DIRECTV programming upon the expiration of the useful life of DBS-1 or any other Hughes' satellite.

     In the event we are unable to acquire either direct broadcast services or DIRECTV programming through Hughes and the NRTC on satisfactory terms after the expiration of our agreements with the NRTC, we would be required to acquire these services from others, or to attempt to sell our subscriber base to one or more other direct broadcast satellite providers. If we are unable to do this for contractual or other reasons, we may be forced to cease or fundamentally change our business operations. See "Business -- Relationship with the NRTC and DIRECTV."

IF WE ARE UNABLE TO CONTINUE TO IMPROVE OUR OPERATIONAL PROCEDURES AND HIRE PERSONNEL CAPABLE OF MANAGING OUR RAPID GROWTH, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY.

     As the size of our operations grows, we will need to continue to improve our operational systems and procedures and to hire and retain additional qualified personnel. We have experienced a period of rapid growth, primarily as a result of acquisitions. In order to achieve our business objectives, we expect to continue to expand through acquisitions of additional rural DIRECTV markets. These acquisitions have placed, and will continue to place, a significant strain on our management, operating systems and procedures, financial resources, employees and other resources. If we are unable to manage our growth, our business, financial condition and results of operations could be adversely affected.

WE MAY BE FORCED TO BEAR THE COSTS OF CHANGES IN DIGITAL COMPRESSION TECHNOLOGY.

     The digital compression technology used by direct broadcast satellite providers is not standardized and is undergoing rapid change. These changes or other technological changes or innovations may require modifications to ground station programming uplink facilities, satellites and subscriber equipment, which could be costly. These costs would likely be passed through by DIRECTV or the NRTC to us and would be borne by us to the extent we could not pass the increased costs through to our subscribers in the form of higher fees. This could affect our ability to generate profits from the sale of DIRECTV programming in our rural markets.

WE COULD LOSE MONEY BECAUSE OF SIGNAL THEFT.

     The delivery of subscription programming requires the use of encryption technology. Signal theft or "piracy" in the C-band direct-to-home, cable television and European direct broadcast satellite industries has been widely reported. The encryption technology used by the direct broadcast satellite equipment we utilize may not remain totally effective. If DIRECTV's signal encryption technology were compromised and could not be promptly corrected, our revenues could decrease.

SIGNIFICANT COMPETITION COULD ADVERSELY AFFECT OUR REVENUES.

     We operate in a highly competitive industry and we expect intense competition in the future. Our competitors include a broad range of companies engaged in providing communications and entertainment services, including cable operators, other direct-to-home programming providers, wireless cable operators, broadcast television networks and home video products companies, as well as companies developing new technologies. Several regional telephone operators have also expressed an interest in becoming subscription television service providers. The entry of these competitors into the subscription television market could increase competition substantially and may have a material adverse effect on our business, financial condition and results of operations. Many of our competitors and potential competitors are well established companies and have significantly greater financial and marketing resources than we do. Also, we may suffer a competitive disadvantage relative to cable operators because the upfront cost to the subscriber for equipment and installation is higher for direct broadcast satellite service than it is for cable service. See
"Business -- Competition."

CHANGES IN TECHNOLOGY COULD ADVERSELY AFFECT OUR REVENUES.

     Changes in technology, including, among others, the expansion of the Internet to include and use developing video and audio compression technologies, may force us to make significant changes in our business strategy. For example, these technological changes could lower the cost of competitive services to a level where our services will become less competitive or force us to reduce our service prices in order to remain competitive.

RECENT CONSOLIDATION AMONG DIRECT BROADCAST SATELLITE OPERATORS AND RELATED LITIGATION COULD ADVERSELY AFFECT OUR DIRECTV PROGRAMMING RIGHTS, OUR COSTS OF PROVIDING PROGRAMMING TO SUBSCRIBERS AND OUR CAPITAL REQUIREMENTS.

     Hughes, which owns DIRECTV, recently acquired Primestar and United States Satellite Broadcasting Company. Prior to its acquisition by Hughes, USSB provided premium programming packages consisting of HBO, Showtime, Cinemax and the Movie Channel to subscribers throughout the United States, including those located within the NRTC's rural DIRECTV markets. After completing its acquisition of USSB, Hughes expanded its programming lineup through the addition of USSB's premium channels and has refused to make these channels available to us for distribution in our rural markets.

     On June 3, 1999, the NRTC filed suit against DIRECTV and Hughes seeking a court order requiring DIRECTV to provide NRTC members and affiliates with HBO, Showtime, Cinemax and The Movie Channel programming for exclusive distribution in the NRTC's rural markets and a temporary restraining order and preliminary injunction preventing DIRECTV and Hughes from providing, marketing, selling or billing for this programming in the NRTC's rural markets. On June 17, 1999, the court denied the NRTC's request for a temporary restraining order and preliminary injunction.

     It is possible that these acquisitions and the related litigation will adversely impact the relationship between the NRTC and DIRECTV. It is also possible that these events will increase our costs of providing services or that we will need additional capital to purchase any rights or other benefits that may become available as a result of Hughes' acquisitions of Primestar and USSB. This industry consolidation also could encourage EchoStar to respond by lowering prices or increasing its marketing activities. Any of these events could adversely affect our revenues and our ability to achieve or sustain profitability. See
"Business -- Relationship with the NRTC and DIRECTV" "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Future Capital Requirements."

OUR REVENUES AND OUR ABILITY TO ACHIEVE OR SUSTAIN PROFITABILITY COULD BE ADVERSELY AFFECTED IF WE ARE UNABLE TO CONTINUE TO PROVIDE NETWORK PROGRAMMING TO SUBSCRIBERS AS PART OF OUR PROGRAMMING PACKAGES.

     The Satellite Home Viewer Act of 1994 establishes the terms and conditions under which a direct-to-home operator, for a statutorily-mandated fee, may claim a "compulsory" copyright license to retransmit "superstations" and broadcast network programming to subscribers for private home viewing. In the case of broadcast network programming, the compulsory license established by this satellite legislation is applicable only to direct-to-home retransmission to persons in households that cannot receive network programming with an acceptable signal quality over-the-air and do not subscribe to cable. A number of television broadcast networks and their affiliates have begun litigation in several courts alleging that satellite programming providers have retransmitted network programming in violation of the "unserved households" limitation of the satellite legislation. By bringing these lawsuits, the networks are seeking to prohibit satellite programming providers like DIRECTV from providing specified broadcast network programming to subscribers in designated geographic areas.

     If any of these lawsuits are determined adversely to DIRECTV, we and DIRECTV may be unable to provide network programming to subscribers in rural markets or we may experience a substantial increase in the cost of providing this programming to our customers.

DIRECTV IS SUBJECT TO REGULATIONS THAT COULD RESULT IN A MATERIAL INCREASE IN THE FEES THAT WE PAY IN ORDER TO PROVIDE SERVICES TO OUR CUSTOMERS.

     The Satellite Home Viewer Act of 1994 currently is scheduled to expire on December 31, 1999. When the act expires, direct-to-home operators will be required to negotiate in the marketplace to obtain the necessary copyright clearances to retransmit superstations and broadcast network programming. The bills to revise the Satellite Home Viewer Act that passed the House and Senate both would extend the legislation. However, we cannot assure you that this or any similar legislation will be passed.

     There are laws and regulations that affect DIRECTV and, therefore, us. As an operator of a privately owned United States satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to

     - licensing of satellites,

     - avoidance of interference with other broadcasting signals, and

     - compliance with rules that the FCC has established specifically for direct broadcast satellite licenses.

     Any expiration of, or adverse change to or interpretation of, these regulations could have a material adverse effect on our ability to provide programming to subscribers or our costs of doing so.

WE COULD LOSE REVENUES IF WE ARE FOUND TO HAVE CUSTOMERS OUTSIDE OUR
TERRITORIES.

     Just as we have exclusive DIRECTV distribution rights in our territories, we are not allowed to have customers outside our territories. In addition, DIRECTV and its distributors are prohibited by law from providing DIRECTV programming outside the United States. Despite assurances from our subscribers that they receive programming within one of our rural DIRECTV markets, a portion of our subscribers may, in fact, be receiving DIRECTV programming outside our markets. If we must disconnect a significant portion of our subscribers because they are receiving services outside our rural DIRECTV markets, our revenues could decrease.

ANY FAILURE BY THIRD PARTY PROGRAMMERS TO PROVIDE DIRECTV WITH PROGRAMMING THAT APPEALS TO MASS AUDIENCES COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE.

     We depend heavily on DIRECTV's ability to obtain programming from third parties that appeals to mass audiences. DIRECTV's programming agreements with third party programmers have terms that expire on various dates with different renewal and cancellation provisions. It is possible that these agreements will not be renewed or that they will be canceled prior to expiration of their original term. In the event that any of these agreements are not renewed or are canceled, DIRECTV may not be able to obtain or develop substitute programming that is comparable in quality, marketability or cost to our existing programming. Our ability to compete successfully will depend on DIRECTV's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices. See "Business -- DIRECTV."

     Under the Cable Television Consumer Protection and Competition Act of 1992 and the FCC's rules, programming developed by vertically integrated cable-affiliated programmers generally must be offered to all multi-channel video programming distributors on nondiscriminatory terms and conditions. These laws also prohibit some exclusive programming contracts. We anticipate that DIRECTV will continue to purchase a substantial percentage of its programming from cable-affiliated programmers. Some of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC or Congress. Any expiration of, amendment to, or interpretation of, these laws that permit the cable industry or programmers to discriminate in the sale of programming against competing businesses, like DIRECTV, could adversely affect DIRECTV's ability, and therefore our ability, to acquire programming on a cost-effective basis or at all.

THE HOLDERS OF THE NEW NOTES MAY SUFFER ADVERSE TAX CONSEQUENCES BECAUSE THE OUTSTANDING NOTES WERE ISSUED AT A DISCOUNT FROM THEIR PRINCIPAL AMOUNT AT MATURITY.

     The outstanding notes were issued at a substantial discount from their principal amount at maturity. The principal amount of the new notes will increase at an identical rate to the outstanding notes. Consequently, the holders of new notes generally will be required to include amounts in gross income for federal income tax purposes before receiving the cash payments to which this income is attributable. See "Federal Income Tax Considerations" for a more detailed discussion of the U.S. federal income tax consequences to the holders of the new notes of the ownership and disposition of the notes.

     If a bankruptcy case is commenced by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim of a holder of the notes with respect to the principal amount at maturity of the notes may be limited to an amount equal to the sum of the initial offering price of the outstanding notes and that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of the date of any bankruptcy filing would constitute "unmatured interest." To the extent that the U.S. Bankruptcy Code differs from the Internal Revenue Code in determining the method of amortization of original issue discount, a holder of notes may realize taxable gain or loss upon payment of the holder's claim in bankruptcy.

THE YEAR 2000 PROBLEM COULD ADVERSELY AFFECT US.

     The year 2000 problem relates to computer programs that have time-sensitive hardware and software that are unable to recognize or interpret dates beyond the year 1999. This could cause computer systems and applications to fail to process critical financial and operational information correctly. A year 2000 problem could be very costly and time consuming to correct.

     We are in the process of assessing the impact of the year 2000 issue on our computer systems and operations. While we believe that our internal systems are year 2000 compliant, we cannot assure you that all of the software products that we currently use are in fact year 2000 compliant. In addition to our internal systems, we rely heavily on contracted data processing services from the NRTC and DIRECTV for customer service, billing, remittance processing and distribution of our direct broadcast satellite programming services. We also rely heavily on other parties, like suppliers of direct broadcast satellite equipment, for the successful conduct of our business. If our year 2000 readiness efforts are not successful or are not completed in a timely manner, or if the third parties upon whom we rely do not achieve year 2000 compliance by the end of 1999, our ability to transact business could be significantly disrupted. If we are unable to deliver programming or collect revenues due to year 2000 problems, our cash flow and results of operations could be adversely affected.

     Currently, we believe our costs to successfully mitigate the year 2000 issue will be approximately $200,000. It is possible that our mitigation costs will materially exceed this amount or that year 2000 issues will expose us to material unanticipated litigation.

     To date, we have not implemented a year 2000 contingency plan. Viable contingency plans are difficult to develop for third party failures, especially in high-technology industries like the direct broadcast satellite industry, due to the lack of alternate suppliers. There can be no assurance that any contingency plans we develop will successfully mitigate any adverse effects that the year 2000 issue may have on our cash flow or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Compliance."

THERE IS NO ACTIVE MARKET FOR THE OUTSTANDING NOTES AND WE CANNOT ASSURE YOU THAT ONE WILL DEVELOP FOR THE NEW NOTES.

     The new notes are being offered in exchange for the outstanding notes. The new notes are securities for which there is currently no trading market. If the new notes were to trade, they may trade at prices that may be lower than their principal amount depending on many factors, including prevailing interest rates and the markets for similar securities, general economic conditions and our financial condition, performance and prospects. We do not intend to apply for listing of the new notes on any securities exchange or the Nasdaq Stock Market. We cannot assure you that a liquid trading market will develop for the new notes. This may affect your ability to sell your notes and the price at which you may do so.

COMPLETION OF THE EXCHANGE OFFER MAY HAVE AN ADVERSE EFFECT ON YOUR ABILITY TO TRANSFER YOUR OUTSTANDING NOTES IF YOU DO NOT TENDER YOUR NOTES IN THE EXCHANGE OFFER.

     When we issued the outstanding notes, we entered into a registration rights agreement under which we agreed to register the outstanding notes under the Securities Act. If this exchange offer is completed, we will have fulfilled our obligations under the registration rights agreement and we will no longer be required to register any remaining outstanding notes. To the extent that you are a holder of outstanding notes that are not tendered in the exchange offer, you will have to rely on exemptions from the registration requirements of applicable securities laws to resell your outstanding notes. After the exchange offer, the new notes and the outstanding notes will contain identical terms, except that the new notes will have been registered under the Securities Act and the outstanding notes will continue to be subject to the existing transfer restrictions.

OUR FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE.

     This prospectus contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. The words "may," "expect," "believe," "could," "anticipate," "project," "estimate," their opposites and similar expressions are intended to identify forward-looking statements. We caution readers that these statements are not guarantees of future performance or events and are subject to a number of risks, uncertainties and assumptions that may influence the accuracy of the statements and the projections on which they are based, including the risks and uncertainties discussed above. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 for the new notes. This prospectus does not contain all the information described in the registration statement and its exhibits and schedules. The registration statement and its exhibits and schedules may be inspected and copied at prescribed rates at

     (1) the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549,

     (2) the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048,

     (3) the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or

     (4) the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Commission also maintains a web site that contains reports, proxy statements and other information regarding companies, including ours, that electronically file required information with the Commission. The address of the Commission's web site is http://www.sec.gov.

     We are subject to the reporting requirements of the Securities Exchange Act of 1934. The Securities Exchange Act requires that we file periodic reports and other information with the Commission. Our obligation to file this information with the Commission may be suspended if the new notes are owned in the name of less than 300 holders at the beginning of any of our fiscal years, other than the fiscal year in which the registration statement for the notes becomes effective. However, the indenture governing the notes requires that we file with the Commission and provide you with copies of annual reports and the other information, documents and reports specified in Sections 13 and 15(d) of the Exchange Act as long as any of the outstanding notes or new notes remain outstanding.

                                USE OF PROCEEDS

     We will not receive any proceeds from the issuance of the new notes. We did, however, receive proceeds of $95.7 million from the February 19, 1999 issuance of the outstanding notes, after deducting the initial purchasers' discount and fees and expenses of the offering. Approximately $53.0 million of these net proceeds were used on February 19, 1999 to repay outstanding debt under Golden Sky Systems' revolving credit facility. Borrowings under the credit facility were used to finance our working capital needs, including acquisitions. The remainder of the net proceeds from the offering of the outstanding notes will be used:

     - to finance the acquisition of additional rural DIRECTV markets and related costs and expenses, and

     - for our general corporate purposes and working capital needs.

     Pending these uses, the offering proceeds have been invested in short-term money market instruments and other similar investments.


     Borrowings under the revolving credit facility bore variable rates of interest at the lenders' base rate or the LIBOR rate, plus an applicable margin, which approximated 10% as of the date of repayment. The revolving credit facility expires in September 2005.

                               THE EXCHANGE OFFER

THE OFFERING OF THE OUTSTANDING NOTES

     We sold the outstanding notes on February 19, 1999 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation and Fleet Securities, Inc. as contemplated by a purchase agreement dated February 11, 1999. These initial purchasers subsequently resold the outstanding notes to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States under Regulation S under the Securities Act.

REGISTRATION RIGHTS AGREEMENT

     Under the February 11, 1999 purchase agreement, we and the initial purchasers of the outstanding notes entered into a registration rights agreement, dated February 19, 1999. The registration rights agreement grants exchange and registration rights to the holders of the outstanding notes. We are making this exchange offer to satisfy our obligations under the registration rights agreement. Upon the completion of this exchange offer, your exchange rights under the registration rights agreement will terminate.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, we will accept all outstanding notes properly tendered for exchange and not withdrawn prior to 5:00 p.m., New York
City time, on             , 1999, or a later date to which we extend our offer.
We will issue $1,000 principal amount at maturity of new notes in exchange for each $1,000 principal amount at maturity of outstanding notes accepted in this exchange offer. Holders may tender some or all of their outstanding notes under this exchange offer.

     Based on an interpretation by the staff of the Securities and Exchange Commission that is set forth in no-action letters issued by the staff to third parties, we believe that the new notes may, in most circumstances, be offered for resale, resold and otherwise transferred by their holders without compliance with the registration and prospectus delivery provisions of the Securities Act. A holder of new notes must, however, comply with the registration and prospectus delivery provisions of the Securities Act in order to offer for resale, resell or otherwise transfer its new notes if

     (1) that holder is an affiliate of Golden Sky DBS within the meaning of Rule 405 under the Securities Act;

     (2) that holder's new notes are acquired outside the ordinary course of its business; or

     (3) that holder has any arrangement with any person to participate in the distribution of its new notes. See Morgan Stanley & Co., Inc., SEC No-Action Letter available June 5, 1991, Exxon Capital Holdings Corporation, SEC No-Action Letter available May 13, 1988, and Shearman & Sterling, SEC No-Action Letter available July 2, 1993.

     If any person were to participate in this exchange offer for the purpose of distributing securities in a manner not permitted by the Securities and Exchange Commission's interpretation, that person

     - could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation or similar interpretive letters; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.

     Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where the outstanding notes were acquired by a broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

     On the date of this prospectus, $193,100,000 aggregate principal amount at maturity of notes were outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of outstanding notes on the date of this prospectus.

     We shall be deemed to have accepted validly tendered outstanding notes when, as and if we have given written notice of acceptance to the exchange agent under the indenture. The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving the new notes from us and delivering those new notes to the exchanging holders.

     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of this exchange offer.

     If outstanding notes are not tendered, they will remain outstanding and will continue to accrete in value from their date of issue, February 19, 1999, at a rate of 13 1/2% per year.

     If the exchange offer is completed, we will no longer be required to register the outstanding notes. If so, holders of outstanding notes seeking to sell them would have to rely on exemptions from the registration requirements of the securities laws, including the Securities Act. See "Risk Factors -- Completion of the exchange offer may have an adverse effect on your ability to transfer your outstanding notes if you did not tender your notes in the exchange offer.

     To extend the expiration date of this exchange offer, we will notify the exchange agent of any extension by written notice and will mail to the record holders of outstanding notes an announcement, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. That announcement would state that we are extending the exchange offer for a specified period of time. We also will issue notice of each extension by press release or other public announcement.

ACCRETION OF THE NEW NOTES

     Cash interest will not accrue or be payable on the new notes until March 1, 2004. Prior to March 1, 2004, the new notes will accrete in value at a rate of 13 1/2% per year. Thereafter, cash interest on the new notes will be payable semiannually on March 1 and September 1 of each year, commencing September 1, 2004, at a rate of 13 1/2% per year. Outstanding notes which are validly tendered and accepted for exchange will continue to accrete in principal amount at a rate of 13 1/2% per year to, but excluding, the date of issuance of the new notes. Any outstanding notes not tendered or accepted for exchange will continue to accrete in principal amount at the rate of 13 1/2% per year in accordance with their terms. The accreted value of the new notes upon issuance will be the accreted value of the outstanding notes accepted for exchange immediately prior to issuance of the new notes.

PROCEDURES FOR TENDERING

     Your tender to us of outstanding notes under one of the procedures described below will constitute an agreement between you and us for the exchange of outstanding notes for new notes on the terms and conditions set forth in this prospectus and in the letter of transmittal which accompanies this prospectus.

     You may tender your outstanding notes by

     (1) properly completing and signing the letter of transmittal or a facsimile of it and delivering one of the two, together with the certificate or certificates representing the outstanding notes being tendered and any required signature guarantees, to the exchange agent at its address shown on the back cover of this prospectus on or before the expiration date for this offer, or complying with the procedure for book-entry transfer described below; or

     (2) complying with the guaranteed delivery procedures described below.

     If tendered outstanding notes are registered in the name of the signer of the letter of transmittal and the new notes to be issued in exchange for them are to be issued, and any untendered outstanding notes are to be reissued, in the name of the registered holder, the signature of the signer need not be guaranteed. For this purpose, the term registered holder includes any participant in DTC whose name appears in the security listing as the owner of outstanding notes. In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder. In addition, the signature on the endorsement or instrument of transfer must be guaranteed by one of the following, each of which is referred to as an "Eligible Institution":

     - a commercial bank or trust company located or having an office or correspondent in the United States, or

     - by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc., which firm must also be a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

     If the new notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the outstanding notes, the signature in the letter of transmittal must be guaranteed by an Eligible Institution.

     The method of delivery of outstanding notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that registered mail, return receipt requested, be used, proper insurance be obtained, and the mailing be made sufficiently far in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

     The exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer. Subject to the establishment of those accounts, any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing that book-entry transfer facility to transfer outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for transfer. Although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's accounts at DTC, an appropriate letter of transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent. These documents should be sent to the exchange agent at its address set forth on the back cover page of this prospectus on or before the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided for those procedures.

     If a holder desires to accept the exchange offer, and time will not permit a letter of transmittal or outstanding notes to reach the exchange agent before the expiration of the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its office shown on the back cover of this prospectus on or before expiration, a letter, telegram or facsimile transmission from an Eligible Institution setting forth:

     - the name and address of the tendering holder,

     - the names in which the outstanding notes are registered, and

     - if possible, the certificate numbers of the outstanding notes to be tendered.

     This letter, telegram or facsimile must state that the tender is being made by this means. In addition, the letter, telegram or facsimile must guarantee that within five New York Stock Exchange trading days after its transmission by the Eligible Institution, the outstanding notes, in proper form for transfer, or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at the book-entry transfer facility, will be delivered by the Eligible Institution together with a properly completed and duly executed letter of transmittal, and any other required documents. Unless outstanding notes being tendered by the above-described method are deposited with the exchange agent within the time period described above and are accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. Copies of a notice of guaranteed delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the exchange agent.

     A tender will be deemed to have been received on the date that

     (1) the tendering holder's properly completed and duly signed letter of transmittal accompanied by the outstanding notes, or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at the book-entry transfer facility, is received by the exchange agent, or

     (2) A notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect, as provided above, from an Eligible Institution is received by the exchange agent. Issuances of new notes in exchange for outstanding notes tendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect, as provided above, by an Eligible Institution will be made only against deposit of the letter of transmittal and any other required documents and the tendered outstanding notes.

     All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of outstanding notes will be determined by us. Our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in our counsel's opinion, be unlawful. We also reserve the absolute right to waive any of the conditions of this exchange offer or any defect or irregularity in the tender of any outstanding notes. None of Golden Sky DBS, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give this notification.

     By tendering, you will represent to us that, among other things,

     (1) the new notes acquired in the exchange offer are being obtained in the ordinary course of your business,

     (2) you have no arrangement with any person to participate in the distribution of the new notes,

     (3) you are not an "affiliate" of Golden Sky DBS, as defined in Rule 405 under the Securities Act, and

     (4) if you are a broker or a dealer, as defined in the Securities Exchange Act, that you acquired the outstanding notes for your own account as a result of market-making on other trading activities and that you have not entered into any arrangement or understanding with us or any affiliate of ours to distribute the new notes received in the exchange offer.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of this exchange offer.

     To withdraw a tender of outstanding notes, a written transmission notice of withdrawal via telegram, telex, facsimile transmission or letter must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must

     - specify the name of the person having deposited the outstanding notes to be withdrawn,

     - identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount at maturity of the outstanding notes,

     - be signed by the person having deposited the outstanding notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which those outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to those outstanding notes register the transfer into the name of the depositor withdrawing the tender, and

     - specify the name in which those outstanding notes are to be registered, if different from that of the depositor.

     All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us. Our determination will be final and binding on all parties. Any outstanding notes properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. No new notes will be issued with respect to outstanding notes which are withdrawn unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes that have been tendered but that are not accepted for exchange will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration of the exchange offer.

CONDITIONS

     This exchange offer is not dependent upon the occurrence or non-occurrence of any events or conditions other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as exchange agent for this exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and deliveries of completed letters of transmittal with tendered outstanding notes should be directed to the exchange agent addressed as follows:

        By Overnight Courier and by Hand                                      By Registered or Certified
   Delivery after 4:30 PM on Expiration Date:  By Hand Delivery to 4:30 PM:              Mail:
                                                                              United States Trust Company
          United States Trust Company          United States Trust Company            of New York
                  of New York                          of New York           P.O. Box 844, Cooper Station
            770 Broadway, 13th Floor            111 Broadway, Lower Level        Attn: Corporate Trust
         Attn: Corporate Trust Services        Attn: Corporate Trust Window            Services
            New York, New York 10003             New York, New York 10006    New York, New York 10276-0844

FEES AND EXPENSES

     The expenses of soliciting tenders in this exchange offer will be borne by us. The principal solicitation for tenders contemplated by this exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and affiliates in person, by telegraph or telephone.

     We will not make any payments to brokers, dealers, or other persons soliciting acceptances of this exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with this exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees, but not including transfer taxes, if any, relating to the sale or disposition of the outstanding notes by a holder of the outstanding notes, will be paid by us, and are estimated to be $200,000 in the aggregate.

                                 CAPITALIZATION

     The following table presents our cash and total capitalization, in thousands of dollars, as of March 31, 1999. This information should be read in conjunction with our consolidated financial statements and related notes and the financial statements related to our significant acquisitions included elsewhere in this prospectus. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Other Indebtedness."

Cash and cash equivalents...................................  $  39,276
                                                              =========
Restricted cash.............................................  $  34,719
                                                              =========
Long-term debt (including current maturities):
  Bank debt.................................................  $  35,000
  Seller notes payable......................................      9,414
  Other.....................................................        758
  12 3/8% Notes.............................................    195,000
  13 1/2% Notes.............................................    101,569
                                                              ---------
          Total long-term debt..............................  $ 341,741
Stockholder's Equity (Deficit):
  Common Stock, par value $.01; 1,000 shares authorized, 100 shares issued and outstanding..........................
  Additional paid-in capital................................     97,913
  Accumulated deficit.......................................   (110,485)
                                                              ---------
          Total stockholder's equity (deficit)..............    (12,572)
                                                              ---------
          Total capitalization..............................  $ 329,169
                                                              =========

                         PRO FORMA FINANCIAL STATEMENTS

GENERAL

     Golden Sky DBS was formed on February 2, 1999 for the purpose of issuing the outstanding notes. Upon formation, Golden Sky DBS issued 100 shares of its common stock to Golden Sky Holdings in exchange for $100 and all of the capital stock of Golden Sky Systems, which was then a wholly-owned operating subsidiary of Golden Sky Holdings. The pro forma financial statements relate to Golden Sky DBS, Inc. for periods after February 2, 1999, which was when Golden Sky DBS was formed, and to its predecessor and wholly-owned subsidiary, Golden Sky Systems, Inc. for periods before February 2, 1999.

     The following pro forma statement of operations data for the year ended December 31, 1998 present our results of operations adjusted for

     - material acquisitions we completed during 1998 and related financings,

     - Golden Sky Systems' offering of $195.0 million aggregate principal amount of 12 3/8% senior subordinated notes due 2006,

     - the offering of the outstanding notes and the application of the offering proceeds, and

     - the amendment of Golden Sky Systems' credit facility that became effective at the same time as the closing of the offering of the outstanding notes as if each of these events had occurred at the beginning of 1998.

     The following pro forma statement of operations data for the three months ended March 31, 1999 present our results of operations adjusted for

     - the offering of the outstanding notes and the application of the offering proceeds, and

     - the amendment of Golden Sky Systems' credit facility described above as if each of these events had occurred at the beginning of 1998.

     These pro forma data do not purport to represent what our actual financial position or results of operations would have been had these events actually occurred on the specified dates and do not purport to predict our future results of operations or financial position.

     Our historical information for the year ended December 31, 1998 was taken from our audited consolidated financial statements included elsewhere in this prospectus. Our historical information for the three months ended March 31, 1999 was taken from our unaudited consolidated financial statements included elsewhere in this prospectus. The financial information for the businesses we have acquired was taken from the historical financial statements of those acquired businesses.

                              GOLDEN SKY DBS, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                  PRO FORMA      13 1/2% NOTES      PRO FORMA
                                  HISTORICAL   ACQUISITIONS(A)   ADJUSTMENTS      OFFERING(B)      AS ADJUSTED
                                  ----------   ---------------   -----------     -------------     -----------
Revenue:
  DBS services..................   $ 74,910        $11,876        $     --         $     --         $ 86,786
  Lease and other...............      1,014            126              --               --            1,140
  Other.........................         --             28             (28)(c)           --               --
                                   --------        -------        --------         --------         --------
Total revenue...................     75,924         12,030             (28)              --           87,926
Costs and Expenses:.............                                        --               --
  Costs of DBS services.........     45,291          7,570             (21)(c)           --           52,861
  Other costs of revenue........         --             21              --               --               --
  System operations.............     11,021          1,822              --               --           12,843
  Sales and marketing...........     32,201            399              --               --           32,600
  General and administrative....      7,431             39              --               --            7,470
  Depreciation and
     amortization...............     23,166            490            (490)(d)           --           29,475
                                                                     6,309(e)
                                   --------        -------        --------         --------         --------
Total costs and expenses........    119,110         10,341           5,798               --          135,249
                                   --------        -------        --------         --------         --------
Operating income (loss).........    (43,186)         1,689          (5,826)              --          (47,323)
Non-operating Items:
  Interest and investment
     income.....................      1,573            222            (222)(f)           --            1,573
  Interest expense..............    (20,537)          (139)            139(f)       (14,007)(i)      (46,078)
                                                                   (14,734)(g)        3,200(j)
  Gain on sale of wireless TV
     rights.....................         --          1,956          (1,956)(c)           --               --
  Net profit on asset
     disposal...................         --          8,421          (8,421)(c)           --               --
                                   --------        -------        --------         --------         --------
Total non-operating items.......    (18,964)        10,460         (25,194)         (10,807)         (44,505)
                                   --------        -------        --------         --------         --------
Net income (loss) before income
  taxes.........................    (62,150)        12,149         (31,020)         (10,807)         (91,828)
  Income taxes..................         --         (3,074)          3,074(h)            --               --
                                   --------        -------        --------         --------         --------
Net income (loss) before
  extraordinary charge..........   $(62,150)       $ 9,075        $(27,946)        $(10,807)        $(91,828)
                                   ========        =======        ========         ========         ========

                              GOLDEN SKY DBS, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999
                                 (IN THOUSANDS)


                                                                         13 1/2% NOTES     PRO FORMA
                                                            HISTORICAL    OFFERING(B)     AS ADJUSTED
                                                            ----------   -------------    -----------
Revenue:
  DBS services............................................   $ 28,839       $    --        $ 28,839
  Lease and other.........................................        197            --             197
                                                             --------       -------        --------
Total revenue.............................................     29,036            --          29,036
Costs and Expenses:.......................................                       --
  Costs of DBS services...................................     18,412            --          18,412
  System operations.......................................      4,270            --           4,270
  Sales and marketing.....................................     11,920            --          11,920
  General and administrative..............................      2,948            --           2,948
  Depreciation and amortization...........................      8,220            --           8,220
                                                             --------       -------        --------
Total costs and expenses..................................     45,770            --          45,770
                                                             --------       -------        --------
Operating income (loss)...................................    (16,734)           --         (16,734)
Non-operating Items:
  Interest and investment income..........................        823            --             823
  Interest expense........................................     (9,961)       (2,347)(i)     (11,709)
                                                                                599(j)
                                                             --------       -------        --------
Total non-operating items.................................     (9,138)       (1,748)        (10,886)
                                                             --------       -------        --------
Net income (loss) before income taxes.....................    (25,872)       (1,748)        (27,620)
Income taxes..............................................         --            --              --
                                                             --------       -------        --------
Net income (loss) before extraordinary charge.............   $(25,872)      $(1,748)       $(27,620)
                                                             ========       =======        ========

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(a) Includes the operations of material businesses we acquired during 1998 from January 1, 1998 through their respective acquisition dates.

(b) Reflects the impact of the issuance of the outstanding notes as if it had occurred as of January 1, 1998.

(c)  To eliminate the results of operations not acquired.

(d) To give effect to the elimination of historical amortization of intangible assets.

(e) To give effect to the amortization of intangible assets recorded in purchase accounting. Intangible assets consist of non-compete agreements, customer lists, and DIRECTV distribution rights. Non-compete agreements are amortized over the contract period, which is generally three years, while customer lists are amortized over five years. DIRECTV distribution rights are amortized over the remaining useful life of the satellites, which is generally 10 to 12 years depending upon the date of our acquisition of the distribution rights.

(f) To give effect to the elimination of interest income and expense related to operations not acquired.

(g) To give effect to interest expense on borrowings under Golden Sky Systems' 12 3/8% senior subordinated notes due 2006, seller notes payable and Golden Sky Systems' credit facility assumed to be incurred to finance acquisitions as if these borrowings had occurred at the beginning of the period at their respective historical interest rates.

(h) To give effect to the elimination of historical income tax expense (benefit) of acquired entities.

(i) Reflects aggregate interest expense and amortization of deferred financing costs associated with the offering of the outstanding notes.

(j) To give effect to the reduction of interest expense as a result of the paydown of debt from the contribution of the proceeds from the offering of the outstanding notes.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data relates to Golden Sky DBS, Inc. for periods after February 2, 1999, which was when Golden Sky DBS was formed, and to its predecessor and wholly-owned subsidiary, Golden Sky Systems, Inc. for periods before February 2, 1999. The selected historical consolidated financial data as of December 31, 1996, 1997 and 1998 and for the periods then ended presented below were taken from our audited consolidated financial statements included elsewhere in this prospectus. The information presented below as of and for the three months ended March 31, 1998 and 1999 is unaudited, but in the opinion of management reflects all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. The results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. Household and subscriber data reflect 100% of the households or subscribers comprising our rural DIRECTV markets, including two rural DIRECTV markets in which we acquired less than 100% ownership. In one of these markets we acquired approximately 76% ownership and in the other market we acquired approximately 10% ownership. We receive 100% of the revenue generated by all subscribers in our rural DIRECTV markets. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.


                                                               YEARS ENDED       THREE MONTHS ENDED
                                            INCEPTION TO      DECEMBER 31,           MARCH 31,
                                            DECEMBER 31,   -------------------   ------------------
                                                1996         1997       1998      1998       1999
                                            ------------   --------   --------   -------   --------
                                                                (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
Revenue:
  DBS services............................    $   219      $ 16,452   $ 74,910   $13,884   $ 28,839
  Lease and other.........................         36           944      1,014       245        197
                                              -------      --------   --------   -------   --------
  Total revenue...........................        255        17,396     75,924    14,129     29,036
Costs and Expenses:
  Cost of DBS services....................        130         9,304     45,291     8,250     18,412
  System operations.......................         26         3,796     11,021     1,787      4,270
  Sales and marketing.....................         73         7,316     32,201     4,670     11,920
  General and administrative..............      1,035         2,331      7,431     1,108      2,948
  Depreciation and amortization...........         97         7,300     23,166     4,348      8,220
                                              -------      --------   --------   -------   --------
Total costs and expenses..................      1,361        30,047    119,110    20,163     45,770
                                              -------      --------   --------   -------   --------
Operating loss............................     (1,106)      (12,651)   (43,186)   (6,034)   (16,734)
Net interest expense......................        (61)       (3,133)   (18,964)   (2,253)    (9,138)
                                              -------      --------   --------   -------   --------
Net loss before extraordinary charge......    $(1,167)     $(15,784)  $(62,150)  $(8,287)  $(25,872)
                                              =======      ========   ========   =======   ========


                                                              DECEMBER 31,
                                                      -----------------------------   MARCH 31,
                                                       1996       1997       1998       1999
                                                      -------   --------   --------   ---------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA
Cash and cash equivalents...........................  $   479   $ 13,632   $  4,460   $ 39,276
Restricted cash(1):
  Current...........................................       --         --     28,083     22,892
  Long-term.........................................       --         --     23,534     11,827
Working capital (deficit)...........................   (1,948)     3,827     15,204     52,178
Total assets........................................    6,383    156,236    328,071    358,712
Total debt..........................................    4,450     69,113    278,204    341,741
Stockholder's equity (deficit)......................   (1,166)    70,449     15,922    (12,572)

                                                                                  THREE MONTHS ENDED
                                     INCEPTION TO   YEARS ENDED DECEMBER 31,           MARCH 31,
                                     DECEMBER 31,   -------------------------   -----------------------
                                         1996          1997          1998          1998         1999
                                     ------------   -----------   -----------   ----------   ----------
                                            (IN THOUSANDS, EXCEPT SUBSCRIBER AND HOUSEHOLD DATA)
OTHER FINANCIAL DATA
EBITDA(2)..........................    $(1,009)     $   (5,351)   $  (20,020)   $   (1,686)  $   (8,514)
Net cash used in operating
  activities.......................       (790)         (3,099)      (36,588)       (2,377)     (17,238)
Net cash used in investing
  activities.......................     (3,231)       (120,729)     (159,921)      (28,331)      (4,628)
Net cash provided by financing
  activities.......................      4,500         136,981       187,337        20,694       56,682
Capital expenditures...............        105             998         3,317          (684)      (1,144)
Aggregate purchase price of
  acquisitions.....................      5,256         129,725       124,844        27,647       20,334
OPERATING DATA
Households at end of period........     22,000       1,135,000     1,727,000     1,227,000    1,804,000
Subscribers acquired in
  acquisitions.....................      3,000          65,700        55,300        16,200       10,700
Subscribers added in existing rural
  DIRECTV markets..................        200          22,000        80,300        15,300       21,700
Subscribers at end of period(3)....      3,200          90,900       226,500       121,900      258,900
SAC per gross subscriber
  added(4).........................    $   290      $      280    $      320    $      320   $      385
Penetration at end of period.......       14.7%            8.0%         13.1%          9.9%        14.4%
Ratio of earnings to fixed
  charges(5).......................         --              --            --            --           --


---------------

(1) Represents the amount we placed in escrow to fund first four scheduled interest payments on Golden Sky Systems' 12 3/8% senior subordinated notes due 2006. Also includes $5.3 million as of December 31, 1998 that was deposited with the administrative agent under Golden Sky Systems' credit facility to fund a contingent reduction of availability under the term loan facility. This contingent reduction did not occur under the terms of the amended credit facility entered into coincident with the offering of the outstanding notes.

(2) EBITDA represents earnings before interest, taxes, depreciation and amortization, non-cash charges and extraordinary items. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income or loss as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, we believe that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of our financial covenants. As a result, investors may use this data to analyze and compare other communications companies with our company in terms of operating performance, leverage and liquidity. Further, we believe that EBITDA provides useful information regarding an entity's ability to incur and service debt. Changes in our EBITDA may indicate changes in our free cash flows available to incur and service debt and cover fixed charges. However, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. EBITDA, as we calculate it, is not necessarily comparable to similarly captioned amounts of other companies.

(3) Subscriber data excludes multiple dwelling unit and commercial subscribers outside of our rural DIRECTV markets.

(4) Represents subscriber acquisition costs on a per gross new subscriber activation basis. This excludes acquired subscribers and does not net out disconnected subscribers.

(5) The ratio of earnings to fixed charges is determined by dividing the sum of operating loss and a portion of rent expense representative of interest by the sum of interest expense and this portion of rent expense. The deficiency of earnings to fixed charges was $1.2 million for the period ended December 31, 1996, $15.8 million for the year ended December 31, 1997, and $63.7 million for the year ended December 31, 1998. The deficiency of earnings to fixed charged was $8.3 million for the three months ended March 31, 1998 and $26.7 million for the three months ended March 31, 1999.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of our historical consolidated results of operations, liquidity and capital resources. This discussion should be read in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

OVERVIEW

     We were formed in June 1996 to acquire rights to distribute DIRECTV programming services in rural markets in the United States. We are a non-voting affiliate of the NRTC, which is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in rural America. We acquired our first rural DIRECTV market in November 1996. From our inception through June 30, 1999, we have acquired 55 rural DIRECTV markets serving approximately 1.9 million households. The aggregate purchase price for these acquisitions totaled approximately $297.1 million, or about $160 per household. Following each acquisition, we have sought to create a strong local presence in each of our markets. We have established over 70 offices in our territories and have established dealer relationships with approximately 450 local retailers of direct broadcast satellite ("DBS") equipment. We are continually evaluating acquisition prospects and we expect to continue to enter into acquisition agreements to purchase additional rural DIRECTV markets consistent with our growth strategy.

     In addition to growth by acquisitions, we have increased our subscriber base through increased penetration of our rural DIRECTV markets. We believe that there is a substantial opportunity to increase penetration through local marketing. Most of the NRTC members from which we acquire rural DIRECTV markets generally have not engaged in significant marketing efforts, but rather have relied primarily on the consumer to take the initiative to acquire service.

     We have experienced net losses as well as negative EBITDA and cash flows from operations since our inception. For a description of EBITDA, see note 2 to "Selected Consolidated Financial Data." These operating shortfalls are primarily the result of our rapid subscriber growth and acquisitions of rural DIRECTV markets. In particular, we have incurred significant sales and marketing expense in our effort to rapidly build our subscriber base. Many of these expenses, which are expensed as incurred and include advertising and promotional expenses, sales commissions and DBS equipment and installation subsidies, are incurred at or before the time a new subscriber is activated. As a result, revenue attributable to new subscribers lags behind the expense incurred in acquiring them. The impact of this lag generally increases with the rate at which we add subscribers. Our rapid subscriber growth and related subscriber acquisition costs have been significant contributors to our net losses and negative EBITDA experienced to date. We believe that our subscriber acquisition costs will continue to negatively affect our operating results for at least the next year as we continue to add new subscribers. However, as long as a subscriber remains in service, future operating results benefit from a recurring monthly revenue stream with minimal additional sales and marketing expense. Because we have experienced a relatively low rate of customer disconnects ("churn"), we believe that our investment in building our subscriber base rapidly will enhance our cash flow and operating results in the longer term. During the twelve-month period ended March 31, 1999, our annual churn rate approximated 10.6%.

     As a result of our historical and anticipated significant growth rate, our historical operating results may not be comparable from period to period.

RESULTS OF OPERATIONS

     The following table presents some of the items from our consolidated statements of operations as a percentage of total revenue for the periods noted.


                                                                 YEARS ENDED        THREE MONTHS
                                                INCEPTION TO     DECEMBER 31,     ENDED MARCH 31,
                                                DECEMBER 31,    --------------    ----------------
                                                    1996        1997     1998      1998      1999
                                                ------------    -----    -----    ------    ------
Revenue:
  DBS services................................       85.9%       94.6%    98.7%    98.3%     99.3
  Lease and other.............................       14.1         5.4      1.3      1.7        .7
                                                   ------       -----    -----    -----     -----
Total revenue.................................      100.0%      100.0%   100.0%   100.0%      100%
Costs and Expenses:
  Costs of DBS services.......................       51.0%       53.5%    59.7%    58.4%     63.4%
  System operations...........................       10.2        21.8     14.5     12.6      14.7
  Sales and marketing.........................       28.6        42.0     42.4     33.1      41.1
  General and administrative..................      405.9        13.4      9.8      7.8      10.1
  Depreciation and amortization...............       38.0        42.0     30.5     30.8      28.3
                                                   ------       -----    -----    -----     -----
Total costs and expenses......................      533.7       172.7    156.9    142.7     157.6
                                                   ------       -----    -----    -----     -----
Operating loss................................     (433.7)      (72.7)   (56.9)   (42.7)    (57.6)
Net interest expense..........................      (23.9)      (18.0)   (25.0)   (15.9)    (31.5)
                                                   ------       -----    -----    -----     -----
Loss before extraordinary charge..............     (457.6)%     (90.7)%  (81.9)%  (58.6)%   (89.1)%
                                                   ======       =====    =====    =====     =====


     Revenue. We earn revenue by providing DIRECTV programming services to subscribers within our rural DIRECTV markets. DBS services revenue includes any combination of various monthly program service plans, additional monthly premium channel program upgrades, seasonal sports programming packages, one-time event programming on a pay-per-view basis, and miscellaneous fee revenue related to providing programming to subscribers. Lease and other revenue principally is comprised of revenue from the rental of DBS equipment to subscribers.

     Costs of DBS Services. Our largest cost of providing service to our subscribers is the wholesale cost of DIRECTV programming and related services. The principal components of programming costs include miscellaneous service fees and programming costs paid to the NRTC, and a 5% royalty based on programming revenue paid to DIRECTV.

     System Operations. System operations expenses include costs of our national call center operations, field office operations and other subscriber service expenses. We expect that these expenses will increase as we continue to make acquisitions and open additional field offices. However, many of these costs are fixed in nature, and we do not expect that these expenses will increase in direct proportion to revenue.

     Sales and Marketing. Sales and marketing expenses include costs like advertising, promotional expenses, marketing personnel expenses, commission expenses to our employees and outside sales agents, net equipment and installation costs, and other marketing overhead costs. We subsidize the cost to the consumer of DBS equipment, as well as the cost of installation of DBS equipment. Equipment and installation revenues, and related expenses, are recognized upon delivery and installation of DBS equipment. Net transaction costs associated with the sale and installation of DBS equipment are reported as a component of sales and marketing expenses in our statement of operations. We invest significantly to develop our sales and distribution systems and to acquire new subscribers. A large part of sales and marketing expense is comprised of costs related to the addition of new subscribers. Although we anticipate continuing to incur these costs as we build our subscriber base, these costs are not expected to increase in direct proportion to revenue.

     General and Administrative. General and administrative expenses include corporate general office and administration expenses incurred primarily at our Kansas City corporate office. We expect that these expenses will increase as we grow and continue to expand our infrastructure. However, since many of these expenses are fixed in nature, general and administrative expenses are not expected to increase in direct proportion to increases in subscribers and revenue.

     Depreciation and Amortization. Depreciation and amortization includes amortization of intangible assets associated with acquisitions and depreciation of property and equipment.

     Income Taxes. Golden Sky Systems elected to be treated as a Subchapter S corporation in 1996. As an S Corporation, it generally was not directly subject to income taxation and recognized no income tax expense or benefit at the corporate level. On February 12, 1997, Golden Sky Systems terminated its Subchapter S Corporation status, and became subject to income taxation as a C Corporation under Subchapter "C" of the Internal Revenue Code. We have recognized no income tax benefits in any of the periods presented because we have incurred operating losses in all periods, and realization of future tax benefits is uncertain.

  Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998.


     Revenue. DBS services revenue for the three months ended March 31, 1999 totaled $28.8 million, which represented a 108% increase as compared to the same period during the prior year. This increase was principally attributable to the increase in the number of subscribers. The average number of subscribers during the three months ended March 31, 1999 increased to approximately 248,000, compared to approximately 109,700 during the comparable 1998 period. Average monthly DBS services revenue per subscriber approximated $39 and $43 during those same periods. This decrease resulted primarily from a change in sales mix toward lower priced services and the effects of free programming provided to some of our new subscribers pursuant to DIRECTV's national sales promotions. Our average monthly revenue per subscriber excluding new subscribers who received free programming as a result of those DIRECTV national sales promotions approximated $41 during the three months ended March 31, 1999.



     Costs of DBS Services. Costs of DBS services increased $10.2 million, or 123%, during the three months ended March 31, 1999, to $18.4 million. This increase was consistent with the increase in the average number of subscribers. As a percentage of DBS services revenue, the costs of DBS services increased to 63.8% during the three months ended March 31, 1999, compared to 59.4% during the same period of 1998. This increase resulted largely from a change in sales mix toward lower margin services and increased charges by DIRECTV for satellite and ground service operations.



     System Operations. System operations costs totaled $4.3 million for the three months ended March 31, 1999, a $2.5 million increase, or 139%, over the comparable 1998 period. These costs rose as a result of the increased number of field offices and related activity resulting from our continued acquisition of rural DIRECTV markets, as well as from subscriber growth. As a percentage of total revenue, system operations expenses increased to 14.7% during the three months ended March 31, 1999, from 12.6% during the same 1998 period. The increase in system operations expenses as a percentage of total revenues resulted primarily from the expansion of our national customer service center in Kansas City. We expect that these expenses will increase as we continue to make acquisitions and open additional field offices. However, many of these costs are fixed in nature, and we do not expect that these expenses will increase in direct proposition to revenue.



     Sales and Marketing. Sales and marketing expenses totaled $11.9 million during the three months ended March 31, 1999, an increase of $7.2 million compared to the same 1998 period. Sales and marketing costs per new subscriber activation approximated $385 during the three months ended March 31, 1999 and $300 during the three months ended March 31, 1998. The increase in sales and marketing expenses resulted from:


     - A 93% increase in the number of new subscriber activations during the three months ended March 31, 1999, as compared to the same period of 1998;

     - Increased costs associated with free programming provided to new subscribers under DIRECTV national sales promotions;

     - Costs we experienced from our marketing efforts to convert Primestar subscribers to our DIRECTV service, as discussed below in "-- Liquidity and Capital Resources"; and

     - Increased equipment and installation subsidies we provided to our subscribers.


     General and Administrative. During the three months ended March 31, 1999, general and administrative expenses totaled $2.9 million, compared to $1.1 million during the comparable 1998 period. The increase in general and administrative expenses resulted from the addition of administrative resources necessary to support our growth. As a percentage of revenue, general and administrative expenses increased to 10.2% during the three months ended March 31, 1999, from 7.8% during 1998. While there can be no assurance, we expect that our general and administrative expenses will decrease as a percentage of revenue over time as these costs, which are partially fixed in nature, are leveraged over increased subscribers and revenue.


     Earnings Before Interest, Taxes, Depreciation and Amortization, Non-Cash Charges and Extraordinary Items. EBITDA for the three months ended March 31, 1999 totaled negative $8.5 million, compared to EBITDA of negative $1.7 million during the three months ended March 31, 1998. This increase in negative EBITDA principally resulted from the increases in sales and marketing activities and related new subscriber activations previously described. For a description of EBITDA, see note 2 to "Selected Consolidated Financial Data."

     During the three months ended March 31, 1999, we:

     - used net cash of $17.2 million in operating activities;

     - used net cash of $4.6 million in investing activities; and

     - provided net cash of $56.7 million from financing activities.

     During the three months ended March 31, 1998, we:

     - used net cash of $2.4 million in operating activities;

     - used net cash of $28.3 million in investing activities; and

     - provided net cash of $20.7 million from financing activities.

     Depreciation and Amortization. Depreciation and amortization expenses increased $3.9 million to $8.2 million during the three months ended March 31, 1999, compared to $4.3 million during the three months ended March 31, 1998. This increase primarily reflects the increased amortization of higher intangible asset balances resulting from our acquisitions of additional rural DIRECTV markets.

     Interest Expense. Interest expense totaled $10.0 million during the three months ended March 31, 1999 and $2.3 million during the same 1998 period. This increase of $7.7 million primarily resulted from higher outstanding debt balances and an increase in our weighted-average interest rate resulting from the issuance of Golden Sky Systems' 12 3/8% Senior subordinated notes due 2006 (the "12 3/8% Notes") in July 1998 and the notes in February 1999.

  Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997.

     Revenue. DBS services revenue for the year ended December 31, 1998 totaled $74.9 million, which represented a 355% increase as compared to the prior year. This increase was principally attributable to the increase in the number of subscribers. The average number of subscribers during 1998 increased to approximately 155,200, compared to approximately 33,600 during 1997. Average monthly programming revenue per subscriber approximated $40 and $41 during these same periods.

     Costs of DBS Services. Costs of DBS services increased $36.0 million, or 387%, during 1998, to $45.3 million. This increase is consistent with the increase in the average number of subscribers. As a percentage of DBS services revenue, the costs of DBS services increased to 60% during 1998, compared to 57% in 1997. This increase resulted largely from increased programming costs.

     System Operations. System operations costs totaled $11.0 million for the year ended December 31, 1998, a $7.2 million increase, or 190%, over 1997. These costs rose as a result of the increased number of field offices and related activity resulting from our continued acquisition of rural DIRECTV markets, as well as from subscriber growth. As a percentage of total revenue, system operations expenses declined to 14.5% for the year ended December 31, 1998, from 21.8% during the year ended December 31, 1997. The decrease in system operations expenses as a percentage of total revenues resulted from the increases in subscribers and revenues as previously described.

     Sales and Marketing. Sales and marketing expenses totaled $32.2 million during the year ended December 31, 1998, an increase of $24.9 million compared to the previous year. This increase principally resulted from the 265% increase in new subscriber activations during 1998, as compared to 1997. Sales and marketing costs per new subscriber activation approximated $320 during the year ended December 31, 1998 and $280 during the year ended December 31, 1997.

     General and Administrative. During the year ended December 31, 1998, general and administrative expenses totaled $7.4 million, compared to $2.3 million during 1997. The increase in general and administrative expenses resulted from the addition of administrative resources necessary to support our growth. As a percentage of total revenue, general and administrative expenses decreased to 9.8% during the year ended December 31, 1998, from 13.4% during 1997. This decrease reflects the continued leveraging of these costs, which are partially fixed in nature, over increased subscribers and revenues.

     Earnings Before Interest, Taxes, Depreciation and Amortization, Non-Cash Charges and Extraordinary Items. EBITDA for the year ended December 31, 1998 totaled negative $20.0 million, compared to EBITDA of negative $5.4 million during the same period in 1997. This increase in negative EBITDA principally resulted from the increases in sales and marketing activities and related new subscriber activations previously described. For a description of EBITDA, see
Note 2 to "Selected Consolidated Financial Data."

     During the year ended December 31, 1998 we:

     - used net cash of $36.6 million in operating activities;

     - used net cash of $159.9 million in investing activities; and

     - provided net cash of $187.3 million from financing activities.

     During the year ended December 31, 1997 we:

     - used net cash of $3.1 million in operating activities;

     - used net cash of $120.7 million in investing activities; and

     - provided net cash of $137.0 million from financing activities.

     Depreciation and Amortization. Depreciation and amortization expenses increased $15.9 million to $23.2 million during the year ended December 31, 1998, compared to $7.3 million during the year ended December 31, 1997. This increase resulted from higher intangible assets balances, which resulted from our acquisition of additional rural DIRECTV markets.

     Interest Expense. Interest expense totaled $20.5 million during the year ended December 31, 1998, as compared to $3.2 million during 1997. This increase of $17.3 million primarily resulted from higher outstanding debt balances and, to a lesser degree, from an increase in weighted-average interest costs.

  Year Ended December 31, 1997 Compared to Period from Inception to December 31, 1996

     Revenue. DBS services revenue for the year ended December 31, 1997 increased to $16.5 million from $219,000 for the period from inception to December 31, 1996 (the "1996 Period"). Equipment lease revenue was $944,000 for the year ended December 31, 1997, compared to $36,000 for the 1996 Period. These increases principally resulted from the fact that we conducted operations for all of 1997 as opposed to only a portion of 1996, and from an increase in subscribers. The average number of subscribers during 1997 increased to approximately 33,600, compared to approximately 3,000 during the 1996 Period.

     Costs of DBS Services. Costs of DBS services totaled $9.3 million for the year ended December 31, 1997, compared to $130,000 for the 1996 Period. The increase in the costs of DBS services resulted from the fact that we conducted operations for all of 1997 as opposed to only a portion of 1996 and corresponds to the large number of subscribers we added in 1997. As a percentage of DBS services revenue, the costs of DBS services decreased to 57% for the year ended December 31, 1997, compared to 59% for the 1996 Period. This decrease was primarily due to a change in subscriber revenue mix toward packages with higher margins.

     System Operations. System operations expenses totaled $3.8 million for the year ended December 31, 1997, as compared to $26,000 for the 1996 Period. These expenses rose as a result of the fact that we conducted operations for all of 1997 as opposed to only a portion of 1996 and from the increase in the number of field offices and related activity during 1997. We opened our first two field offices in November 1996 and had a total of 36 field offices as of December 31, 1997.

     Sales and Marketing. Sales and marketing expenses totaled $7.3 million for the year ended December 31, 1997, as compared to $73,000 for the 1996 Period. The increase of $7.2 million in sales and marketing expenses resulted from the fact that we conducted operations for all of 1997 as opposed to only a portion of 1996 and from the increase in the size and scope of our operations. Advertising expenses were $1.4 million for the year ended December 31, 1997, compared to $33,000 during the 1996 Period.

     General and Administrative. General and administrative expenses approximated $2.3 million for the year ended December 31, 1997, as compared to $1.0 million for the 1996 Period. The increase of $1.3 million in general and administrative expenses resulted from the fact that we conducted operations for all of 1997 as opposed to only a portion of 1996 and from our growth.

     Earnings Before Interest, Taxes, Depreciation and Amortization, Non-Cash Charges and Extraordinary Items. EBITDA for the year ended December 31, 1997 totaled negative $5.4 million, compared to EBITDA of negative $1.0 million for the 1996 Period. This increase in negative EBITDA principally resulted from the fact that we conducted operations for all of 1997 as opposed to only a portion of 1996 and from the increases in sales and marketing activities and related new subscriber activations previously described.

     During the year ended December 31, 1997 we:

     - used net cash of $3.1 million in operating activities;

     - used net cash of $120.7 million in investing activities; and

     - provided net cash of $137.0 million from financing activities.

     During the 1996 Period we:

     - used net cash of $790,000 in operating activities;

     - used net cash of $3.2 million in investing activities; and

     - provided net cash of $4.5 million from financing activities.

     Depreciation and Amortization. Depreciation and amortization totaled $7.3 million for the year ended December 31, 1997, compared to $97,000 during the 1996 Period. The increase in depreciation and amortization expense of $7.2 million primarily reflects increased amortization of intangible assets resulting from our acquisition activity during 1997, as well as the fact that we conducted operations for all of 1997 as opposed to only a portion of 1996.

     Interest Expense. Interest expense amounted to $3.2 million for the year ended December 31, 1997, compared to $62,000 for the 1996 Period. The increase in interest expense of $3.1 million resulted primarily from the fact that we conducted operations for all of 1997 as opposed to only a portion of 1996 and from increased borrowings. Bank borrowings at December 31, 1997 totaled approximately $60.0 million and were incurred to fund acquisitions and, to a lesser extent, working capital needs resulting from our growth during the year.

LIQUIDITY AND CAPITAL RESOURCES

     Our operations require substantial amounts of capital for

     - acquisitions of rural DIRECTV markets,

     - the financing of subscriber growth, including subsidizing DBS equipment and installation and marketing and selling expenses,

     - investments in, and maintenance of, field offices in our rural DIRECTV markets,

     - the financing of infrastructure development costs necessary to support the growth of our business, and

     - the funding of start-up losses and other working capital requirements.

     Our capital expenditures, inclusive of acquisitions of rural DIRECTV markets, totaled $21.5 million during the three months ended March 31, 1999 and $28.3 million during the three months ended March 31, 1998. Our net cash used in operations totaled $17.2 million during the three months ended March 31, 1999 and $2.4 million during the three months ended March 31, 1998.

     Our capital expenditures, inclusive of acquisitions of rural DIRECTV markets, totaled $128.2 million during 1998, $130.7 million during 1997, and $5.4 million during the 1996 Period. Net cash used in operations totaled $36.6 million in 1998, $3.1 million in 1997, and $790,000 in the 1996 Period.

     To date, our acquisitions, subscriber growth and operations have been financed from borrowings under Golden Sky Systems' bank credit facility, proceeds from Golden Sky Systems' offering of its 12 3/8% Notes, proceeds from the offering of the outstanding notes, proceeds from the issuance of capital stock, and, to a lesser extent, the issuance of promissory notes to sellers of rural DIRECTV markets.

     During the three months ended March 31, 1999, our net cash from financing activities of $56.7 million was comprised of:

     - gross proceeds of $100.0 million from our offering of the notes, which we completed in February 1999;

     - net repayments of $32.0 million under Golden Sky Systems' bank credit facility;

     - increased deferred financing costs of $5.3 million resulting from the amendment of Golden Sky Systems' bank credit facility and the offering of the notes; and

     - repayments totaling $6.0 million on other debt.

     In 1998, our net cash from financing activities of $187.3 million was comprised of:

     - net proceeds of $189.2 million from the offering of Golden Sky Systems' 12 3/8% Notes;

     - net borrowings of $7.0 million under Golden Sky Systems' bank credit facility;

     - deferred financing costs of $5.2 million; and

     - $3.7 million of repayments on other debt.

     In 1997, our net cash flows from financing activities of $137.0 million was comprised of:

     - $81.1 million from the issuance of preferred stock;

     - deferred financing costs of $3.3 million; and

     - $59.2 million of net borrowings under Golden Sky Systems' bank credit facility and other indebtedness.

  Credit Facility

     In May 1998, Golden Sky Systems entered into a credit facility that provides for a $150.0 million line of credit to fund acquisitions and working capital requirements. Of this amount, $35.0 million is in the form of a term loan facility and $115.0 million is in the form of a revolving credit facility, including a letter of credit sub-limit of $40.0 million. In connection with our offering of the outstanding notes, this credit facility was amended. After completion of our offering of the outstanding notes, Golden Sky Systems had (1) fully utilized the entire $35.0 million of term loan availability, (2) utilized approximately $13.1 million of the letter of credit sub-facility, and (3) had no outstanding borrowings under the revolving credit line.

     The term loan amortizes in specified quarterly installments from March 31, 2002 through maturity on December 31, 2005. Availability of revolving loan borrowings decreases by specified amounts over the period from March 31, 2001 through maturity on September 30, 2005. Borrowings under the credit facility bear interest at variable rates calculated on a base rate, which is either the prime rate or LIBOR, plus an applicable margin, with reductions under some circumstances, based on leverage.

     The credit facility contains a number of significant covenants that, among other things, limit Golden Sky Systems' ability to incur additional debt and guaranty obligations, create liens and other encumbrances, make restricted payments, investments, loans and advances, pay dividends or make other distributions in respect of capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to its organizational documents or transact with affiliates.

     The credit facility also contains a number of financial covenants that require Golden Sky Systems to meet specified financial ratios and financial condition tests. These financial covenants become effective at different points in time and vary over time. The covenants include limitations on debt per subscriber, limitations on subscriber acquisition costs, maintenance of a minimum fixed charge coverage ratio, maintenance of minimum interest coverage ratios, and limitations on debt to pro forma EBITDA ratios. Availability under the revolving credit line depends upon satisfaction of the various covenants as well as minimum subscriber base requirements.

     For the three months ended March 31, 1999, Golden Sky Systems exceeded the limitation on subscriber acquisition costs prescribed by the credit facility. Excluding the effects of DIRECTV's national sales promotions that offered free programming to new subscribers, and higher incremental subscriber acquisition costs associated with the conversion of Primestar subscribers to our DIRECTV service, Golden Sky Systems would have been in compliance with the credit facility's limitation on subscriber acquisition costs. In June 1999, Golden Sky Systems received a waiver from its lenders of this technical violation and entered into an amendment to the credit facility raising the limitation on subscriber acquisition costs to accommodate the market conditions described above.

     For additional information regarding the credit facility, see "Description of Other Indebtedness."

  12 3/8% Notes

     On July 31, 1998, Golden Sky Systems completed an offering of its 12 3/8% Notes, which mature on August 1, 2006. Interest on these notes is payable in cash semi-annually on February 1 and August 1 of each year. The offering of these 12 3/8% Notes resulted in net proceeds of approximately $189.2 million, after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million. Approximately $45.2 million of the net proceeds of the offering of these notes was placed in an interest reserve account to fund the first four semi-annual interest payments through August 1, 2000 on the 12 3/8% Notes.

     The 12 3/8% Notes are unsecured senior subordinated obligations of Golden Sky Systems and are subordinated in right of payment to all of its existing and future senior indebtedness. The 12 3/8% Notes rank equally in right of payment with all other existing and future senior subordinated indebtedness, if any, of Golden Sky Systems and senior in right of payment to all existing and future subordinated indebtedness, if any, of Golden Sky Systems. The 12 3/8% Notes are unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by Golden Sky Systems' wholly-owned subsidiaries, Argos Support Services Company and PrimeWatch, Inc., and may, under some circumstances, be guaranteed in the future by other subsidiaries of Golden Sky Systems.

     The 12 3/8% Notes are redeemable, in whole or in part, at Golden Sky Systems' option on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, Golden Sky Systems may, at its option, redeem up to 35% of the originally issued aggregate principal amount of 12 3/8% Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering of Golden Sky Holdings or Golden Sky Systems yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings; provided that, in the case of any offering or offerings by Golden Sky Holdings, all the net proceeds thereof are contributed to Golden Sky Systems; and provided, further, that immediately after any redemption, the aggregate principal amount of 12 3/8% Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of 12 3/8% Notes.

     The indenture governing the 12 3/8% Notes contains restrictive covenants that, among other things, impose limitations on Golden Sky Systems' ability to incur additional indebtedness, pay dividends or make restricted payments, enter into transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 12 3/8% Notes, incur liens, permit restrictions on the ability of its subsidiaries to pay dividends or make payments to it, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. In the event of a change of control, as defined in the indenture governing the 12 3/8% Notes, each holder of 12 3/8% Notes will have the right to require Golden Sky Systems to purchase all or a portion of the holder's 12 3/8% Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Other Indebtedness -- The 12 3/8% Notes."

  13 1/2% Notes

     On February 19, 1999, we completed our offering of the outstanding 13 1/2% Senior Discount Notes due 2007, Series A (the "Outstanding Notes"). This offering resulted in net proceeds of approximately $95.7 million. Approximately $53.0 million of these net proceeds were used to repay outstanding debt under Golden Sky Systems' credit facility. The remainder of these net proceeds will be used to finance the acquisition of additional rural DIRECTV markets and for our general corporate purposes and working capital needs. See "Description of the New Notes."

  Future Capital Requirements

     Our future capital requirements will depend upon a number of factors, including the extent of our acquisition activities, the rate of our subscriber growth, and the working capital needs necessary to accommodate our anticipated growth. We expect that increased investments in our administrative and computer systems will be necessary to support our increased size and continued growth. We currently subsidize a portion of the cost of DBS equipment and subscriber installations. The extent of our future subsidies of DBS equipment may materially affect our liquidity and capital requirements. In addition, our favorable working capital position relies, in part, upon the existing terms of our agreements with the NRTC and the timing of required payments to the NRTC. Excluding costs associated with the acquisition of additional rural DIRECTV markets, we anticipate that our total capital expenditures, primarily related to expanding facilities and information systems for our corporate office, customer service operations and field offices, will approximate $5.0 million during the year ended December 31, 1999. During 1999, we expect to continue our acquisitions of rural DIRECTV markets and to expand our marketing efforts in our existing markets in order to increase our subscriber penetration.

     Since December 31, 1998, we have acquired eight rural DIRECTV markets. These markets include approximately 116,000 households and 17,200 subscribers. The aggregate purchase price for these recent acquisitions, excluding direct acquisition costs, was approximately $31.4 million. We are continually evaluating acquisition prospects and expect to enter into additional acquisition agreements and complete further acquisitions of rural DIRECTV markets consistent with our growth strategy. We currently have non-binding letters of intent to acquire two additional rural DIRECTV markets for aggregate consideration of approximately $28.3 million in cash. These markets include approximately 137,000 households and approximately 9,000 subscribers. Completion of these acquisitions is contingent upon negotiation of satisfactory definitive agreements and other customary conditions to closing. We cannot assure you that we will complete these or any other future acquisitions.

     In April 1999, Hughes Electronics Corporation ("Hughes"), the parent company of DIRECTV, acquired Primestar's medium-power broadcast satellite business. In May 1999, Hughes acquired United States Satellite Broadcasting ("USSB"). Prior to its acquisition by Hughes, USSB operated a DBS service providing 28 channels of video programming consisting of multiple channels of Home Box Office, Showtime and other premium movie channels. The video programming provided by USSB was complementary to DIRECTV's DBS service. While we are not yet able to predict the impact of these acquisitions on our business, financial condition or results of operations, this industry consolidation may affect our future capital requirements. See "Risk Factors -- Recent consolidation among direct broadcast satellite operators and related litigation could adversely affect our DIRECTV programming rights, our costs of providing programming to subscribers and our capital requirements."


     Recently, we have experienced increased subscriber acquisition costs due to the increased competition for subscribers. Subsequent to Hughes' announcement of its proposed acquisition of Primestar, EchoStar Communications Corporation began to offer increased promotional and other incentives to Primestar customers, as well as to EchoStar retailers, to entice the conversion of Primestar subscribers to EchoStar's competing DBS service, the DISH Network. EchoStar is the second largest provider of DBS service in the United States. Consequently, we have increased our marketing efforts with respect to Primestar subscribers. Our increased Primestar conversion efforts include, among other things, discounted equipment and installation prices and higher sales commissions. We are unable to estimate the number of Primestar subscribers we may be able to convert to our DIRECTV service. Our subscriber acquisition costs also have increased during 1999 as a result of recent national DIRECTV promotions that offer new subscribers two to three months of free programming services. We expect that our subscriber acquisition costs may approximate as much as $400 or more on a per new subscriber basis, including the incremental costs associated with converting existing Primestar subscribers, during the remainder of 1999. While there can be no assurance, we believe that we have sufficient cash and availability under Golden Sky Systems' credit facility to finance our expected continued internal growth during the remainder of 1999. However, we may need additional financing to fund our growth.


     We are highly leveraged and expect to increase our leverage as we pursue further acquisitions of rural DIRECTV markets by borrowing additional funds under the credit facility or otherwise, and by the issuance of additional acquisition-related notes payable. The approximately $9.4 million of seller notes payable outstanding at March 31, 1999 mature as follows: $2.5 million in 1999, $1.9 million in 2000, $2.0 million in 2001, $2.0 million in 2002, and $1.0 million in 2003. There are a number of factors, some of which may be beyond our control or ability to predict, that could require us to raise additional capital. Among other things, we may require additional capital as a result of the pursuit of our acquisition strategy and increased costs associated therewith, unexpected increases in our operating costs and expenses, subscriber growth in excess of that currently expected, the acquisitions by Hughes of USSB and Primestar, and to meet our debt service requirements. Additional debt, equity or other financing may not be available on terms acceptable to us, or at all, and if available, the proceeds of this financing may not be sufficient to enable us to meet our debt service requirements or completely execute our business plan.

     As a holding company, we must rely on dividends and other distributions from our subsidiaries to meet our obligations. The ability of our subsidiaries to pay dividends and make other distributions and advances to us is subject to, among other things, the terms of their debt instruments and applicable law. Golden Sky Systems' credit facility and the indenture governing Golden Sky Systems' 12 3/8% Notes contain restrictive covenants that limit its ability to pay dividends or make distributions to us. We cannot assure you that we will be in compliance with these covenants at the time of a required interest payment on our debt instruments, including the notes. We currently expect that it may be difficult for Golden Sky Systems to generate the requisite dividend capacity to enable us to make the initial cash interest payments on the notes. Our ability to generate sufficient dividend capacity under the indenture governing the 12 3/8% Notes to service the notes and to comply with the financial and other covenants in Golden Sky Systems' credit facility will depend upon the extent to which we pursue acquisitions, incur additional indebtedness, incur operating expenses, make capital expenditures and generate adequate subscriber revenue, among other things. To the extent these vary significantly from our current expectations, it is likely that we will not be able to make our initial interest payments absent consents from our lenders and existing bondholders. Moreover, any significant adverse developments would likely preclude us from being able to access Golden Sky Systems' cash flow for these initial interest payments. See "Risk Factors -- We may not have adequate cash to make interest or principal payments on the notes," and "-- We may not be able to make interest or principal payments on our substantial debt." for a discussion of this and other factors affecting our ability to do so.

     There may be a number of factors, some of which may be beyond our control or ability to predict, that could require us to raise additional capital. These factors include possible acquisitions of additional rural DIRECTV markets, increased costs associated with potential future acquisitions of rural DIRECTV markets, unexpected increases in operating costs and expenses, subscriber growth in excess of that currently expected, or an increase in the cost of acquiring subscribers due to increased DBS equipment and subscriber installation subsidies, the acquisitions by Hughes of USSB and Primestar or additional competition, among other things. Additional financing also may be required to meet our debt service requirements. There can be no assurance that additional financing will be available on terms acceptable to us, or at all, and if available, that the proceeds of this financing would be sufficient to enable us to meet our debt service requirements or completely execute our business plan.

YEAR 2000 COMPLIANCE

     We are in the process of assessing the impact of the Year 2000 issue on our computer systems and operations. Many existing computer systems and applications currently use two-digit date fields to designate a year. Date sensitive systems and applications may recognize the year 2000 as 1900 or not at all. The inability to recognize or properly treat the Year 2000 issue may cause computer systems and applications to fail to process critical financial and operational information correctly. This issue affects virtually all organizations and can be very costly and time consuming to correct.

     We have reviewed the Year 2000 compliance of our internal systems and believe that these systems are Year 2000 compliant. However, we cannot assure you that all of the software products that we currently use are in fact Year 2000 compliant. We have engaged the services of a consultant to assist in our assessment of the impact of the Year 2000 issue on our computerized systems and operations. Currently, we believe our costs to successfully mitigate the Year 2000 issue will approximate $200,000.

     We rely heavily on contracted data processing services from the NRTC and DIRECTV for customer service, billing, remittance processing and distribution of our DBS programming services under our contractual relationship with the NRTC. The NRTC has informed us that the majority of the computer systems that provide these services are currently Year 2000 compliant and that the remainder of these systems will be compliant by September 1999. The NRTC has further informed us that DIRECTV has achieved Year 2000 compliance for its billing and authorization systems. In addition to the NRTC and DIRECTV, we rely heavily on other parties, like suppliers of DBS equipment, for the successful conduct of our business. We are in the process of conducting surveys of all of our significant vendors and other pertinent relationships to assess their readiness for Year 2000 processing.

     If our plan is not successful or is not completed in a timely manner, the Year 2000 issue could significantly disrupt our ability to transact business with our customers and suppliers, and could have a material adverse effect on our business, financial condition and results of operations. Any failure by the NRTC, DIRECTV or other companies on which we depend to achieve Year 2000 compliance by the end of 1999, could have a material adverse effect on our business, financial condition and results of operations.

     To date, we have not implemented a Year 2000 contingency plan. Contingency plans for mission critical systems primarily involve development and testing of manual procedures or the use of alternate systems. Viable contingency plans are difficult to develop for some third party failures, especially in high-technology industries like the DBS industry, due to the lack of alternate suppliers. We will continue to monitor the progress of third party remediation efforts and contingency plans. Substantial completion of our Year 2000 contingency plan is expected in mid-1999. There can be no assurance that any contingency plans we may develop will successfully mitigate any adverse effects that the Year 2000 issue may have on our business, financial condition and results of operations.

     The foregoing constitutes a year 2000 statement and readiness disclosure subject to the protections afforded it by the Year 2000 Information and Readiness Disclosure Act of 1998.

RECENT ACCOUNTING DEVELOPMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). As a result of the subsequent issuance of FAS No. 137, FAS No. 133 is now effective for fiscal years beginning after June 15, 2000. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, we have no derivative instruments or hedging arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on our business, financial position or results of operations.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, defines costs related to start-up activities and requires that these costs be expensed as incurred. As we have previously expensed all of these costs, the adoption of SOP 98-5 is not expected to have a material effect on our business, financial position and results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Information about our market sensitive financial instruments is provided below and constitutes a "forward-looking statement." Our major market risk exposure is changing interest rates. Our policy is to manage interest rates through the use of floating rate debt. Our objective in managing our exposure to interest rate changes is to limit the impact of interest rate changes on earnings and cash flow and to lower our overall borrowing costs. The table below provides information about our outstanding financial instruments that are sensitive to interest rate changes. The table presents principal cash flows by expected maturity dates for our variable rate term loan under Golden Sky Systems' credit facility as of December 31, 1998 and March 31, 1999. See
"-- Liquidity and Capital Resources -- Credit Facility."

                                                     EXPECTED MATURITY DATE
                                             --------------------------------------    FAIR
                                             2002   2003   2004    2005      TOTAL     VALUE
                                             ----   ----   ----   -------   -------   -------
                                                         (IN THOUSANDS)
BANK DEBT
  Variable rate term loan..................  $350   $350   $350   $33,950   $35,000   $35,000

     Interest on the term loan is calculated on a base rate, which is either the lenders' prime rate or LIBOR, plus an applicable margin.

     At December 31, 1998, Golden Sky Systems also had $32.0 million of borrowings outstanding under the $115.0 million revolving loan commitment of its bank credit facility. All outstanding borrowings under this revolving loan commitment were repaid in February 1999 from the proceeds of the offering of the outstanding notes. As of June 30, 1999, no borrowings were outstanding under the credit facility's revolving loan commitment. Availability of revolving loan borrowings under the credit facility reduces by specified amounts quarterly from March 31, 2001 through maturity on September 30, 2005. Interest on revolving loan borrowings are calculated on a base rate, which is either the lenders' prime rate or LIBOR, plus an applicable margin.

                                    BUSINESS

     This prospectus contains information obtained from sources other than us concerning, among other things,

     - our industry and markets,

     - our principal direct and indirect suppliers of services,

     - DIRECTV, Inc.,

     - the NRTC,

     - rural DIRECTV markets, and

     - the NRTC's relationship with DIRECTV.

     This information is material to understanding our business and prospects. Specifically, while our sole business is the offering of DIRECTV services, we have no direct contractual relationship with DIRECTV relating to our principal markets and obtain those services through the NRTC. The NRTC receives DIRECTV services pursuant to arrangements with DIRECTV, the terms of which have been kept confidential by the NRTC. We rely upon the NRTC to have accurately represented the scope and term of its arrangements with Hughes and DIRECTV. Under our arrangements with the NRTC, the NRTC provides substantial services to us, including billing and customer authorization, and we rely upon the NRTC to provide us with accurate and complete information concerning our customers. Information concerning the NRTC and its arrangements with DIRECTV is based upon information that has been made available to us by the NRTC or is otherwise publicly available. Except where otherwise indicated, information regarding numbers of households in rural DIRECTV markets is based upon information compiled by Claritas, Inc. Other industry-related information has been derived from Sky Report. While we believe these and other third-party sources of information to be reliable, we have not independently verified the information and are not in a position to do so. See "Risk Factors -- Any change in our relationship with the NRTC or the NRTC's relationship with Hughes could adversely affect our ability to earn revenues by providing direct broadcast satellite services to subscribers."

GENERAL

     We are the second largest independent provider of DIRECTV satellite television programming. DIRECTV, a division of Hughes Electronics Corporation, is the leading DBS company serving the continental United States. DBS programming services deliver television programming to the subscribers from a satellite in digital format. To receive this programming, a subscriber must install a satellite antenna or dish and a digital receiver and pay a monthly fee. We market and provide DIRECTV programming on an exclusive basis to residential customers in 55 rural markets in the United States. We also market and provide DIRECTV programming on a non-exclusive basis to residents of apartment buildings and condominium complexes, referred to as multiple dwelling units ("MDUs"), and commercial customers in urban areas adjacent to our rural DIRECTV markets.

     Prior to the launch of its DIRECTV programming services, Hughes entered into an agreement with the NRTC to offer members and affiliates of the NRTC the opportunity to acquire exclusive rights to distribute DIRECTV programming services in rural areas of the United States. We are a non-voting affiliate of the NRTC and have obtained the right to provide DIRECTV programming to the homes in our markets under agreements with the NRTC. We estimate that there are approximately 9.0 million households, or approximately 9% of total U.S. television households in the 250 rural DIRECTV markets served by NRTC members and affiliates. We believe that these markets account for approximately 1.2 million, or approximately 20%, of all DIRECTV customers as of June 30, 1999.

     From our inception in June 1996 through May 31, 1999, we have

     - acquired rights to provide DIRECTV programming in 55 rural DIRECTV markets in 23 states with approximately 1.9 million households and 140,900 subscribers, and

     - increased our subscriber base in these markets by approximately 100% in the aggregate, to approximately 292,400 achieving a subscriber penetration rate of approximately 15% through aggressive marketing and a local, service-driven approach to our customers.

     Under our agreements with the NRTC, we have the exclusive right to provide DIRECTV programming in the following rural DIRECTV markets, and receive the monthly service revenue from all DIRECTV subscribers in these markets regardless of the subscribers' original point of purchase.

                                 NUMBER OF RURAL
                                     DIRECTV
GEOGRAPHICAL AREA                    MARKETS       TOTAL HOUSEHOLDS       STATES REPRESENTED
-----------------                ---------------   ----------------       ------------------
Southeast......................         5               210,000       AL, FL, GA, NC, TN
Southwest......................        14               520,000       AR, OK, TX
Midwest........................        20               546,000       IA, KS, MI, MN, MO, ND, WI
Rocky Mountain.................         9               226,000       CO, ID, MT, UT, WY
Pacific........................         7               357,000       CA, NV, OR
                                       --             ---------
          Total................        55             1,859,000
                                       ==             =========

     Total households are based on estimates of primary residences by Claritas, Inc.

     Our subscriber base has increased rapidly due to acquisitions, internal growth and a low churn rate. Our annual churn rate approximated 10.6% during the twelve-month period ended March 31, 1999. Net internal subscriber growth in our rural DIRECTV markets during 1998 totaled approximately 80,300. This represented approximately 7% of DIRECTV's net new subscribers nationwide for the period, although total households in our rural DIRECTV markets approximated just 1.5% of all television households in the continental United States. Although we incur substantial costs to add subscribers, we have relatively low recurring costs to service them. We believe these factors provide an opportunity to increase operating leverage and provide strong growth in cash flow.

     We believe that our exclusive right to provide DIRECTV programming in our rural DIRECTV markets is attractive for the following reasons:

     - DIRECTV programming. We believe that marketing DIRECTV, the country's leading DBS provider, gives us a competitive advantage over providers of other subscription television services. DIRECTV offers a wide variety of programming, exclusive sports packages, like NFL SUNDAY TICKET, and a large selection of pay-per-view movies and events. We capitalize on the recognition of DIRECTV's brand name and on DIRECTV's programming advantages to broaden our subscriber base in our rural DIRECTV markets. DIRECTV currently has approximately 67% of all DBS subscribers nationwide.

     - Limited Competition in Rural Markets. Competition from cable television providers in our markets is often limited. Many households in rural markets are not passed by traditional cable systems or are served by analog systems with less than 40 channels and inferior signal quality compared to DBS service. Given the relatively low housing density in these markets, the build-out of new cable systems or upgrade of existing cable systems may not be cost-effective. Other entertainment options, like theaters, movies and sporting events, may also be limited. We believe that this market environment contributes to a subscriber penetration rate within rural DIRECTV markets that is currently nearly three times the penetration rate for DIRECTV in other U.S. markets.

     - National Marketing, Distribution and Manufacturing Support. DIRECTV supports local providers, like us, with a national marketing campaign, including television and print advertising, and through alliances with strategic partners like Bell Atlantic and GTE. DIRECTV also supports its local providers with an extensive retail distribution network, offering more channels of distribution and more retail distribution points than competing services. Three major consumer electronics manufacturers currently compete to provide customers with DBS equipment. We believe that competition among DBS equipment providers results in greater availability, continued product innovation and lower equipment costs compared to single-source DBS equipment required for some competing services.

     In addition to our business in rural DIRECTV markets, we have developed other business relationships with DIRECTV and its affiliated companies. For example, we were chosen in January 1998 by DIRECTV to market and provide DIRECTV programming nationally to residents of MDUs and commercial establishments as a master system operator. In February 1998, we began marketing and providing DIRECTV programming to residents of MDU and commercial establishments in five major metropolitan areas near our rural territories.

STRATEGY

     We intend to leverage our competitive strengths by pursuing the following strategies:

     - Emphasize Direct Sales and Local Customer Service. We believe our strong local presence generates rapid subscriber growth, higher customer satisfaction and lower churn, and ultimately greater revenue and cash flow. We have created a highly decentralized operating structure that permits managers to respond quickly and flexibly to local needs. We believe that local presence differentiates us from other major DIRECTV and DBS providers and is a key element in our strategy for attracting and retaining subscribers. Since inception, we have opened over 70 offices in our rural DIRECTV markets. We provide sales, installation and customer service directly through these offices and in conjunction with approximately 450 local dealers. We believe that focused local marketing significantly enhances the existing national marketing efforts of DIRECTV and our national distribution partners, and that local customer service increases customer satisfaction and is a major contributor to our low churn rate. We complement our local presence from our headquarters in Kansas City, Missouri with centralized sales, marketing, operational and administrative support, including overflow and after-hours customer support from a national call center that operates 24 hours a day, seven days a week.

     - Acquire Additional Rural DIRECTV Markets. We are aggressively pursuing the acquisition of additional rural DIRECTV markets held by original NRTC licensees, a majority of which are owned by rural electric and telephone cooperatives for whom offering DIRECTV programming is an ancillary business. We are continually evaluating acquisition prospects and expect to continue to enter into acquisition agreements and complete acquisitions of additional rural DIRECTV markets consistent with our growth strategy. We are one of two companies actively consolidating rural DIRECTV markets. We estimate that, as of the date of this prospectus, there are approximately 110 unconsolidated rural DIRECTV markets, representing approximately 2.2 million households and 300,000 subscribers.

     - Develop Related Business Opportunities. We plan to expand our base of potential customers and product offerings by leveraging our local sales and support infrastructure. We also are evaluating other telecommunications products and services that could be offered to customers using our existing marketing and distribution infrastructure. For example, during 1998 we began marketing of DirecPC, a satellite-based high-speed Internet access service provided by a corporate affiliate of Hughes.

SALES AND DISTRIBUTION

     We offer DIRECTV programming to consumer and business segments in our rural DIRECTV markets through two separate but complementary sales and distribution channels.

  Direct Sales Force

     We have established direct sales forces in all of our rural DIRECTV markets, and we own full service retail stores located in substantially all of our rural DIRECTV markets. We currently have approximately 250 direct salespeople and support our direct sales staff and local offices with an advertising campaign that we believe is both creative and consistent. We also seek to develop close relationships with independent dealers of DBS equipment and provide marketing, subscriber authorization, installation and customer service support to enhance subscriber additions from these dealers. Wherever possible, our arrangements with dealers are exclusive. In connection with the sale of a DBS unit and a subscription to DIRECTV programming offered by us, a dealer retains the proceeds from the sale of the equipment and earns a one-time commission paid by us. We retain the ongoing monthly subscription revenue from the subscriber. For equipment sold through the indirect dealer network, we generally provide a subsidy, thus lowering the price of the equipment for the consumer. We believe that we can increase penetration more rapidly through our direct sales approach instead of relying, as have other satellite television providers, upon the consumer to take the initiative to purchase our product and services.

  Other Distribution Channels

     In addition to our direct sales force, we utilize other distribution channels to offer DIRECTV programming to potential subscribers in our rural DIRECTV markets. These other distribution channels include

     - national retailers selected by DIRECTV,

     - consumer electronics dealers authorized by DIRECTV to sell DIRECTV programming, and

     - satellite dealers and consumer electronics dealers authorized by five regional sales management agents selected by DIRECTV.

     In a similar fashion to our indirect dealer network, we pay a one-time commission to these distribution channels for the sale of DIRECTV programming to a subscriber located in our rural DIRECTV markets and we receive all monthly programming revenue associated therewith, regardless of what outlet originally sold DIRECTV programming to the subscriber.

MARKETING

     We believe that DBS services can compete favorably with medium and low power direct-to-home, cable and other subscription television services on the basis of superior signal quality, channel capacity, programming choice and price. We complement the extensive existing marketing effort of DIRECTV and its other national distribution partners through focused local marketing and sales, including local print and radio advertising to promote general market acceptance of DIRECTV programming. We believe that, to date, there has been no significant local presence to drive these local marketing and sales efforts.

     We also implement support advertising programs for our indirect distribution channels. Our marketing efforts emphasize the value of premium subscription plan offerings in order to maximize revenue per customer. We have implemented specific promotions, like offering new subscribers an initial month's service at no charge, to motivate customers to purchase these plans. We also have incentive-based sales compensation for both our direct and dealer sales forces to promote and sell premium subscription plans.

     A key element of our marketing strategy is to offer value-priced DBS equipment and installation through the use of subsidies on direct sales of DBS equipment and installations. We offer various types of DBS equipment and accessories through our direct sales force and retail locations. We are able to take advantage of volume discounts in purchasing this equipment from the NRTC and other vendors. In addition, dealers are motivated to lower the prices at which they offer DBS equipment and installation by our volume-based commission structure.

CUSTOMER SERVICE

     We provide customer service from each of our local offices. Generally, our offices are staffed from 9 a.m. to 7 p.m., six days a week. Local managers are responsible for managing customer accounts receivable and churn. We believe we can control our churn rate by providing local customer service and aggressively managing collections. Overflow and after hours assistance is provided 24 hours a day, seven days a week, by our national call center located in Kansas City, Missouri. We also provide professional installation services and technical assistance in each of our offices.

OVERVIEW OF THE DIRECT-TO-HOME TELEVISION INDUSTRY

     Direct-to-home ("DTH") television services encompass all types of television transmission from satellites directly to the home. The FCC has authorized two types of satellite services for transmission of television programming: direct broadcast satellite services, commonly referred to as "DBS", and fixed satellite service, commonly referred to as low power and medium power satellite services. DBS services operate at high power, or 120 to 240 watts per frequency channel, in the Ku-band. Fixed satellite services include low power services transmitting in the C-band, as well as medium power, services transmitting in the Ku-band at 20 to 100 watts per frequency channel. Both DBS and medium power DTH satellites are used for digital satellite television services. DBS provides high quality video and audio signals and can be received by an 18-inch dish. Medium and low power DTH signals require home satellite dishes of 27 inches to six feet in diameter, depending on the geographical location of the dish and wattage per frequency channel. See "-- DIRECTV." DIRECTV and EchoStar are the only current domestic providers of DBS services. All other DTH domestic satellite television providers currently provide medium or low power DTH services. See "-- Competition."

     A DBS system consists of an uplink center, one or more orbiting satellites and the subscriber's reception equipment. The uplink center collects programming from on-site video equipment and from the direct feeds of programmers. Through antennae located at the uplink center, the operator transmits, or uplinks, the programming to transponders located on its geostationary satellite. The transponders receive and amplify the digital signal and transmit it to receiving dishes within the service area covered by the satellite. The digital signal is then transmitted via coaxial cable to the subscriber's receiver, where it is converted into an analog signal which allows it to be received by the subscriber's televisions. System security is maintained through the use of reprogrammable access cards that must be inserted into each subscriber's decoder box to unscramble programming signals.

     DBS providers are afforded technological and regulatory advantages over medium and low power DTH services. The FCC requires the satellites used to provide DBS services to be spaced at greater intervals than medium and low power DTH satellites. The greater orbital spacing is intended to ensure that the signals transmitted by DBS providers can be received by a small dish, free of interference from adjacent satellites. In addition, DBS satellites are allowed to broadcast with much higher power levels than medium and low power DTH satellites. The combination of greater orbital spacing and higher power enables providers of DBS services to obtain a superior balance of small dish size, signal quality in adverse weather conditions and increased channel capacity.

DIRECTV

     DIRECTV is a multichannel DBS programming service initially introduced to U.S. television households in 1994. DIRECTV currently offers in excess of 220 channels of digital quality video and audio programming, and transmits via three high-power Ku band satellites, each containing 16 transponders. Only two Ku-band satellites are actually needed to support transmission of DIRECTV programming. As of

May 31, 1999, DIRECTV had over 7.0 million subscribers, including those acquired as a result of Hughes' acquisition of Primestar.

     We believe that DIRECTV services are superior to those provided by other DTH service providers and that DIRECTV's extensive programming, including up to 55 channels of pay-per-view movies and events, various sports packages and the exclusive NFL SUNDAY TICKET(TM), will continue to contribute to the growth of DIRECTV's subscriber base and DIRECTV's market share for DTH services in the future. In addition, we believe that DIRECTV's national marketing campaign provides us with significant marketing advantages over other DTH competitors. As of May 31, 1999, DIRECTV's subscribers represented approximately 75% of the DBS and medium-power DTH market. DIRECTV added approximately 1.2 million new subscribers, net of churn, during the year ended December 31, 1998, which was a greater increase than any other DBS or medium power DTH provider and accounted for approximately 48.1% of all new DBS and medium power DTH subscribers during the period.

     DBS equipment is produced by major manufacturers under brand names including RCA, Sony, Hughes, and others. DBS equipment is currently sold at retail outlets throughout the U.S. for prices typically ranging from $79 to $199, depending upon the generation of the equipment, the features offered and the retail outlet. Prices for DBS equipment have declined consistently since introduction, further stimulating demand for DIRECTV services.

  Programming

     DIRECTV programming includes

     - cable networks, broadcast networks and audio services available for purchase in tiers for a monthly subscription fee,

     - premium services available a la carte or in tiers for a monthly subscription fee,

     - sports programming, including major professional league sports packages like the exclusive NFL SUNDAY TICKET, regional sports networks and seasonal college sports packages, which is available for a yearly, seasonal or monthly subscription fee, and

     - movies from all major Hollywood studios and special events available for purchase on a pay-per-view basis.

     Satellite and premium services available a la carte or for a monthly subscription are priced comparably to cable. Pay-per-view movies are available for viewing on multiple channels at staggered starting times so that a viewer does not have to wait more than 30 minutes to view a particular pay-per-view movie.

     DIRECTV periodically adjusts its programming packages to provide the best channel mix possible at various price points. The following is a summary of some of the more popular DIRECTV programming packages we currently offer:

     - Total Choice: Package of 60 video channels, including two Disney channels and an in-market regional sports network, 31 CD audio channels, and access to up to 55 channels of pay per view movies and events. Total Choice is DIRECTV's most popular offering. Total Choice Platinum, Gold, Silver and Plus Encore offer additional programming at higher retail prices.

     - Select Choice: Package of 40 video channels, 31 CD audio channels and access to up to 55 channels of pay-per-view movies and events.

     - NFL SUNDAY TICKET: All out-of-market NFL Sunday games. NFL SUNDAY TICKET is exclusive to DIRECTV with respect to small dish providers through at least the end of the 1999-2000 football season.

     Other sports programming packages include:

     - NHL CENTER ICE: Approximately 500 out-of-market NHL games.

     - MLB Extra Innings: Approximately 800 out-of-market major league baseball games.

     - ESPN Full Court: Hundreds of college basketball games.

     - ESPN Game Plan: Up to ten college football games every Saturday.

     DIRECTV generally does not provide local broadcast programming via satellite. However, seamless switching between satellite and broadcast programming provided by other sources is possible with all DBS units. In addition, DIRECTV provides programming from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable.

RELATIONSHIP WITH THE NRTC AND DIRECTV

     The NRTC is a cooperative whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. The NRTC acquired the right to provide DIRECTV programming to residential households in rural markets in 1992 and commercial establishments located in rural DIRECTV markets in 1994 under an agreement with Hughes (the "Hughes Agreement"). The NRTC subdivided its rights to provide these services into approximately 250 geographically based rural DIRECTV markets, and then sold a portion of its rights to the individual rural DIRECTV markets to NRTC members under agreements between the NRTC and its individual members (the "NRTC Agreements"). We have acquired the exclusive rights to provide DIRECTV programming in each of our rural DIRECTV markets from various NRTC members through assignment of their NRTC Agreements. Each NRTC Agreement was assigned to us with the consent of the NRTC and DIRECTV. Because we are not a cooperative, we are not eligible to be a member of the NRTC. However, we are a non-voting affiliate of the NRTC.

     Under the NRTC Agreements, we are obligated to promote, market and sell DIRECTV programming in accordance with NRTC procedures and to take all reasonable steps to ensure that DIRECTV programming is not received at any unauthorized locations or in any unauthorized manner. We also purchase customer authorization, billing services and centralized remittance processing services from the NRTC under the NRTC Agreements. The NRTC Agreements also contain customary provisions regarding payment terms, compliance with laws and indemnification and provide that both the NRTC and DIRECTV must consent prior to any assignment or transfer of our rights or obligations under the NRTC Agreement, which consent shall not be unreasonably withheld. The NRTC Agreements also contain termination provisions which allow the NRTC to terminate the agreements

     - as a result of termination of the Hughes Agreement, with the NRTC remaining responsible for paying to us its pro rata portion of any refunds that the NRTC receives from Hughes under the Hughes Agreement,

     - if we fail to make any payment due to the NRTC or otherwise breach a material obligation of the NRTC Agreement and this failure or breach continues for more than 30 days after written notice from the NRTC, or

     - if we fail to keep and maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required by the NRTC Agreements.

     The NRTC Agreements also require us to comply with policies of the NRTC promulgated from time to time. We, along with other NRTC-affiliated DIRECTV providers, have disputed some of the policies proposed by the NRTC in the past that we believed did not comply with the NRTC Agreements and applicable law. For example, in 1998, the NRTC proposed new conditions to securing its approval of acquisitions that included changes to all of the NRTC Agreements which, if adopted, could have had material adverse financial consequences to us. The dispute was resolved without any modifications to the NRTC Agreements and our then pending acquisitions were approved. In addition, the NRTC has adopted a policy regarding its own interests in the subscriber information of NRTC members and affiliates. The NRTC Agreements provide that NRTC members and affiliates, including us, have "substantial proprietary interests" in and rights to the information and data with respect to their subscribers. The NRTC and its affiliates, including us, have differed over the import of these rights and interests, which may have consequences in the event that our rights to offer DIRECTV programming through the NRTC are terminated or expire.

     Under the NRTC Agreements, we have the exclusive right in our rural DIRECTV markets to market and sell most programming transmitted by the DIRECTV satellites over the 27 frequencies owned by Hughes and to retain all of the revenue from subscribers derived from these sales and marketing activities. We pay the NRTC for the wholesale cost of this programming. We also pay a fee to DIRECTV based upon 5% of the programming revenue. The NRTC has the right to choose to provide some non-select services, like NFL SUNDAY TICKET, as DIRECTV and the content providers enter into new agreements. "Non-select services" are services not generally included in the DIRECTV programming we provide, because providers of the programming require minimum subscriber guarantees, advance payments or other similar commitments, which the NRTC declines to give. We retain 5% of the revenue from non-select services purchased by our subscribers and remit the balance to DIRECTV.

     The NRTC Agreements and the Hughes Agreement expire when the satellite or satellites that broadcast the DIRECTV programming covered by the agreements are removed from their assigned orbital locations. According to Hughes, the DIRECTV satellites have estimated orbital lives of at least 15 years from their respective launches in December 1993, August 1994 and June 1995. It is unclear whether the NRTC is entitled to services from all three DIRECTV satellites or merely the first satellite, DBS-1, which was launched in December 1993. It is possible that the Hughes Agreement will be interpreted so as to limit the NRTC's right to programming to the useful life of DBS-1. There are numerous risks associated with satellite transmission technology in general and DIRECTV's delivery of direct broadcast services in particular. Satellite transmission of video, audio and other data is highly complex and requires the manufacture and integration of diverse and advanced components that may not function as expected. The useful life of a direct broadcast satellite also may be adversely affected by acts of war, electrostatic storms or collisions with space debris. We cannot assure you as to the longevity of the satellites that are required to broadcast our DIRECTV programming or that we will continue to have access to any or all of our DIRECTV programming upon the expiration of the useful life of DBS-1 or any other Hughes' satellite.

     The Hughes Agreement provides the NRTC with a right of first refusal to obtain DBS services, other than programming services, in substantially the same form as these DBS services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The NRTC Agreements do not expressly provide an equivalent right of first refusal for the NRTC members to acquire DBS services through the NRTC should the NRTC exercise any right of first refusal under the Hughes Agreement. Any material adverse change in our relationship with the NRTC could have a material adverse effect on our business, financial condition and results of operations. See "Risk Factors -- We may not be able to execute our business strategy if we are unable to maintain our rights to distribute DIRECTV programming due to factors beyond our control."

     Until recently, DIRECTV, USSB, Primestar and EchoStar were the primary domestic satellite television operators. In April 1999, Hughes acquired Primestar's medium-power DTH business for approximately $1.8 billion. In May 1999, Hughes acquired USSB for approximately $1.6 billion. Prior to its acquisition by Hughes, Primestar offered a full range of satellite television programming to approximately 2.3 million subscribers nationwide, approximately 100,000 of which we believe were located within our rural DIRECTV markets. Former Primestar subscribers that choose to receive DIRECTV programming in our rural markets will become our subscribers.

     Prior to its acquisition by Hughes, USSB offered premium programming packages consisting of HBO, Showtime, Cinemax and The Movie Channel to subscribers throughout the United States, including those in the NRTC's rural DIRECTV markets. After completing its acquisition of USSB, Hughes announced that it intends to combine its DIRECTV business with USSB's assets to expand its programming lineup through the addition of premium multi-channel movie services like HBO, Showtime, Cinemax and The Movie Channel.

     On June 3, 1999, the NRTC filed suit against DIRECTV and Hughes in the United States District Court for the Central District of California. The suit seeks a court order requiring DIRECTV to provide NRTC members and affiliates with HBO, Showtime, Cinemax and The Movie Channel programming for exclusive distribution in the NRTC's rural markets. The suit further seeks a temporary restraining order and preliminary injunction preventing DIRECTV and Hughes from providing, marketing, selling or billing for this programming in the NRTC's rural DIRECTV markets. A preliminary hearing on this matter was held on June 14, 1999. On June 17, 1999, the court denied the NRTC's request for a temporary restraining order and preliminary injunction. The court will proceed to decide the merits of the contractual dispute between DIRECTV and the NRTC to determine if the NRTC is entitled to a finding that it and its members and affiliates have the exclusive right to sell the premium programming in the NRTC's rural markets. A trial date has not been set on the merits of the NRTC's complaint. We are unable to predict the outcome of this matter, how it will impact the business relationship between the NRTC and DIRECTV, whether it will increase our costs of providing services, or the effect of the USSB acquisition on our business. It is possible that we will need additional capital to purchase any rights or other benefits that may become available as a result of Hughes' acquisitions of Primestar and USSB. This industry consolidation also could encourage EchoStar to respond by lowering prices or increasing its marketing activities.

COMPETITION

     We face competition for acquisitions of rural DIRECTV markets from one other company. We also face competition for subscribers within our exclusive rural DIRECTV markets from a broad range of companies offering communications and entertainment services, including cable operators, other satellite service providers, wireless cable operators, telephone companies, television networks and home video product companies. Many of our competitors have greater financial and marketing resources than we do, and the business of providing subscription and pay television programming is highly competitive. We believe that quality and variety of programming, signal quality and service and cost will be the key bases of competition. See "Risk Factors -- Significant competition could adversely affect our revenues" and "-- Our acquisition strategy may not be successful, which could limit our revenue growth and our ability to achieve or sustain profitability."

  Competition for Acquisition of Rural DIRECTV Markets

     Pegasus Communications Corporation is currently pursuing the same goal as we are of consolidating rural DIRECTV markets. Pegasus is currently the largest independent provider of DIRECTV services and has substantially greater financial resources than we do. Including pending acquisitions, Pegasus had approximately 539,000 subscribers and 4.9 million households in 81 rural DIRECTV markets as of May 31, 1999. Pegasus' competing acquisition strategy could have a material adverse effect on our ability to execute our acquisition strategy.

  Competing Subscription Television Providers

     CABLE TELEVISION PROVIDERS

     Cable operators in the United States serve approximately 65 million subscribers, representing over 65% penetration of television households passed by cable systems. Cable operators typically offer 30 to 80 channels of programming at an average monthly subscription price of approximately $36. While cable companies currently serve a majority of the U.S. television market, we believe many may not be able to provide the quality and variety of programming offered by DIRECTV until they significantly upgrade their coaxial systems. Many cable television providers are in the process of upgrading their systems, and other cable operators have announced their intentions to make significant upgrades. Many proposed upgrades, like conversion to digital format, fiber optic cabling, advanced compression technology and other technological improvements, when fully completed, will permit cable companies to increase channel capacity, thereby increasing programming alternatives, and to deliver a better quality signal. Although cable systems with adequate channel capacity may offer digital service without major rebuilds, we believe that other cable systems that have limited channel capacity, like those in most of the rural DIRECTV markets, will have to be upgraded to add bandwidth in order to provide digital service. We believe that these upgrades will require substantial investments of capital and time to complete industry-wide. As a result, we believe that there will be a substantial delay before cable systems in the rural DIRECTV markets can offer programming services equivalent to DBS satellite providers and that some cable systems in those markets may never be upgraded, subject to advances in digital compression technology currently under development.

     We expect to encounter a number of challenges in competing with cable television providers. First, cable operators have an entrenched position in the marketplace. We believe that our current strategy of targeting the acquisition of rural DIRECTV markets which are not served by cable or are underserved by cable partially offsets the cable industry's position in the consumer marketplace. Second, the up-front costs to the consumer associated with purchasing and installing DBS equipment are higher than the up-front costs for installation of cable television. However, prices for DBS equipment have declined consistently since introduction, and we believe that competition among DBS equipment vendors and technological improvements will create continuing downward pressure on prices. Third, current DBS systems, unlike cable, do not currently provide local broadcast programming via satellite, although both DIRECTV and EchoStar have indicated an intention to provide local broadcast service in some areas of the country. Seamless switching between satellite and broadcast programming from other sources is possible with all DBS units. In addition, DIRECTV provides programming from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable. We believe that the significant capital costs of upgrading cable systems to provide similar services, combined with the marketing strength of DBS providers like DIRECTV, presents DBS providers with an opportunity to take substantial market share for pay television services from cable in the rural DIRECTV markets.

     OTHER DIRECT-TO-HOME TELEVISION PROVIDERS

     EchoStar, the only other remaining DBS provider in the United States, began national broadcasting of programming in March 1996 and currently broadcasts over 300 channels of digital television programming and CD quality audio programming services to the entire continental United States. EchoStar has 21 licensed channel frequencies at the 119 degrees W.L. orbital position. The 119 degrees W.L. orbital position is one of the three DBS orbital locations that can serve the entire continental United States. These three orbital locations are sometimes referred to as full "CONUS." EchoStar also has 69 frequencies in other partial CONUS orbital locations. EchoStar reported approximately 2.5 million subscribers as of May 31, 1999. In June 1999, EchoStar acquired a license for 28 DBS frequencies at 110 degrees W.L., which is a full CONUS orbital location, two satellites to be delivered in orbit, and a direct broadcast operations facility from The News Corporation Limited and MCI Worldcom Inc. EchoStar expects to significantly expand its DBS and other programming offerings as a result of this acquisition, which will potentially strengthen its competitive strength relative to DIRECTV and us. We believe that we can successfully compete with EchoStar in the DBS market because of our local strategy and because of DIRECTV's brand name and its significantly larger distribution networks.

     Primestar, a medium-power DTH provider, launched the first digital DTH satellite television service in 1994. On April 28, 1999, Hughes acquired Primestar's medium-power DTH business, which consisted of its approximately 2.3 million subscribers and related high-power satellite assets, for approximately $1.8 billion. Prior to its acquisition by Hughes, Primestar offered a full range of programming to approximately 2.3 million subscribers nationwide, approximately 100,000 of which we believe were located within our rural DIRECTV markets. Former Primestar subscribers that choose to receive DIRECTV programming in our rural markets will become our subscribers.

     Low power C-band DTH operators reported approximately 1.8 million subscribers as of June 30, 1999. C-band operators provide subscription television services primarily to subscribers who live in markets not served by cable television. C-band equipment, including the six-to-eight-foot dish necessary to receive the low power signal, currently costs approximately $2,000 and is distributed by local TVRO satellite dealers. We believe that DBS has significant advantages over low power C-band service in equipment cost, dish size and range of programming packages. The number of C-band subscribers declined by approximately 164,000 during 1998.

     OTHER COMPETITORS

     Regional telephone companies and other long distance companies could become significant competitors in the future, as they have expressed an interest in becoming subscription multichannel video programming distributors. Furthermore, the Telecommunications Act of 1996 (the "1996 Act") removes barriers to entry which previously inhibited local telephone companies from competing, or made it more difficult for telephone companies to compete, in the provision of video programming and information services. Several telephone companies have received authorization to test market video and other services in specified geographic areas using fiber optic cable and digital compression over existing telephone lines. Estimates for the timing of wide-scale deployment of this multi-channel video service vary, as several telephone companies have pushed back or cancelled originally announced deployment schedules. In addition, mergers, joint ventures and alliances among franchise, wireless or private cable television operators and regional telephone companies may result in competitors capable of offering bundled cable television and telecommunications services. For example, the recent merger of AT&T and Tele-Communications, Inc. has resulted in a large, integrated communications provider with significantly greater technical, financial and marketing resources than we have.

     As more telephone companies begin to provide multichannel video programming and other information and other communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with substantially every household in their service area, substantial financial resources, and an existing infrastructure. Further telephone companies may be able to subsidize the delivery of programming through their position as the sole source of local wireline telephone service to the home.

     Most areas of the United States are covered by traditional terrestrial over-the-air VHF/UHF television broadcasters. Consumers can receive from three to ten channels of over-the-air programming in most markets. These stations provide local, network and syndicated programming free of charge, but each major market is generally limited in the number of programming channels. On August 5, 1997, Congress approved the release of additional digital spectra for use by VHF/UHF broadcasters.

REGULATION

     Unlike a cable operator, DBS operators like DIRECTV are free to set prices and serve customers according to their business judgment, without rate of return or other regulation or the obligation not to discriminate among customers. However, there are laws and regulations that affect DIRECTV and, therefore, us. As an operator of a privately owned United States satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to

     - the licensing of individual satellites, including a requirement that DIRECTV meet minimum financial, legal and technical standards,

     - avoidance of interference with radio stations, and

     - compliance with rules that the FCC has established specifically for DBS licenses.

     As a distributor of television programming, DIRECTV is also affected by numerous other laws and regulations. The 1996 Act clarifies that the FCC has exclusive jurisdiction over DTH satellite services and that criminal penalties may be imposed for piracy of DTH satellite services. The 1996 Act also offers

DTH operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, DTH operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. In August 1996, the FCC promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building regulation, or any private covenant, homeowners' association rule, or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent the restriction impairs the installation, maintenance or use of a DBS receiving antenna that is one meter or less in diameter or diagonal measurement, except where the restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. In November 1998, the FCC amended its rules to extend these protections to rental property in those areas under the exclusive use or control of the renter. The 1996 Act also preempted local, but not state, governments from imposing taxes or fees on DTH services, including DBS. Finally, the 1996 Act required that multi-channel video programming distributors, including DTH operators, fully scramble or block channels providing indecent or sexually explicit adult programming. If a multi-channel video programming distributor cannot fully scramble or block this programming, it must restrict transmission to those hours of the day when children are unlikely to view the programming, as determined by the FCC. On December 30, 1998, a three-judge federal court in Delaware held that this provision was unconstitutional. The United States Supreme Court has agreed to review the judgment of the Delaware court.

     In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act") was intended to establish and support existing and new multi-channel video services, including wireless cable and DTH, to provide subscription television services. We and DIRECTV have benefited from the programming access provisions of the Cable Act and implementing rules in that DIRECTV has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained programming services at reduced cost. Any amendment to, or interpretation of, the Cable Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors like DIRECTV in making programming available, or to discriminate in the terms and conditions of its programming, could adversely affect DIRECTV's ability to acquire programming on a cost-effective basis, which would have an adverse impact on us. Some of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC or Congress extends these restrictions.

     The Cable Act also required the FCC to conduct a rule-making proceeding to impose public interest requirements for providing video programming on DTH licensees. In November 1998, the FCC adopted rules requiring DTH licensees to provide reasonable and non-discriminatory access by qualified candidates for elective office. These rules also require DTH licensees to set aside four percent of the licensee's channel capacity for non-commercial programming of an educational or informational nature. Petitions for reconsideration seeking the imposition of additional regulatory obligations on DTH licensees are pending at the FCC.

     The Satellite Home Viewer Act of 1994, or "SHVA", establishes the terms and conditions under which a DTH operator, for a statutorily-mandated fee, may claim a "compulsory" copyright license to retransmit "superstations" and broadcast network programming to subscribers for private home viewing. The SHVA currently is scheduled to expire on December 31, 1999, in which case DTH operators would be required to negotiate in the marketplace to obtain the necessary copyright clearances to retransmit superstations and broadcast network programming. Separate pieces of legislation to extend and revise the SHVA have been passed by the House of Representatives and the Senate and a conference committee has been convened to attempt to resolve the differences in the bills. In general, both the Senate and House bills would establish a new expiration date for the SHVA, create new rules regarding the retransmission of local and distant broadcast television stations by satellite carriers, reduce the royalty rates payable under the SHVA, and establish a new compulsory license for the retransmission by DTH operators of a national public broadcasting channel.

     In the case of retransmissions of broadcast network programming, the compulsory license established by the SHVA is limited to DTH retransmissions to persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides that network signal.

     A number of television broadcast networks and their affiliates have commenced litigation against DTH operators, including DIRECTV, for allegedly violating the unserved household limitation in the SHVA. The litigation resulted in the issuance of a permanent injunction by a court in North Carolina restraining DIRECTV and its distributors from providing retransmissions of any television station affiliated with ABC to any household located within 75 miles of the transmission tower of WTVD, the ABC affiliate serving the Raleigh-Durham market. In Florida, a federal district court issued a temporary restraining order, preliminary injunction, and contempt finding requiring DIRECTV and its agents and those who act in active concert or participate with DIRECTV to cease retransmission of CBS and Fox programming to subscribers nationwide who are able to receive an off-air signal of at least Grade B intensity, measured using the Individual Location Longley Rice signal propagation model approved by the FCC in a recently completed rulemaking proceeding.

     On March 12, 1999, DIRECTV and the broadcast networks announced that a settlement of this litigation had been reached whereby DIRECTV agreed to terminate its retransmission of NBC, CBS, ABC and Fox programming to ineligible subscribers that are located within a local network affiliate's "Grade A" signal strength contour as of June 30, 1999, which was later extended to July 31, 1999, and to terminate retransmission of this network programming to ineligible subscribers in the "Grade B" signal strength contour as of December 31, 1999. In addition, DIRECTV agreed to provide discounted antennas to subscribers whose network programming service is terminated.

     Other pending lawsuits relating to the SHVA's unserved household limitation include an action brought in Texas by an NBC affiliate against PrimeTime 24, and an action brought by EchoStar in the United States District Court of Colorado. PrimeTime 24 is a satellite carrier that, until recently, provided DTH operators including DIRECTV with a package of network-affiliated broadcast television stations for retransmission to subscribers. The EchoStar action, which has been transferred to the same Florida court that issued the orders against DIRECTV described above, seeks declaratory ruling regarding the appropriate predictive model for determining whether a household is unserved for purposes of the SHVA and a clarification of the particular means for measuring signal intensity. EchoStar also has filed a petition asking the FCC to reconsider its recent rulemaking order adopting the Longley Rice signal propagation methodology for use in determining the eligibility of a subscriber to receive network-affiliated broadcast television stations pursuant to the SHVA.

     While we believe that we have complied to date with the SHVA in providing network programming only to "unserved households" and we do not believe that the interpretations of the SHVA applied by the Florida and North Carolina federal courts will have a material adverse effect on our business, financial condition or results of operations or our ability to attract new subscribers, it is possible that our inability to provide network services to our subscribers will have these negative effects. In addition, should we elect to continue to offer network services, the costs of compliance with those interpretations could be material. The inability of DIRECTV, and therefore our company, to provide network programming to subscribers in rural DIRECTV markets could adversely affect our average programming revenue per subscriber and subscriber growth and churn.

     In addition, the impact of the lawsuits regarding the unserved household limitation could be affected by the pending legislation to extend and revise the SHVA. Both the House and Senate versions of that legislation propose to eliminate the 90-day waiting period provision in the SHVA and to revise the way in which a subscriber's eligibility to receive a network-affiliated broadcast television station is determined. It also is possible that the legislation may grandfather, either on a temporary or permanent basis, the continued retransmission of network programming to some or all existing subscribers who live within the predicted Grade B signal strength contour of a local network affiliate. The legislation also may establish additional rules governing the retransmission by DTH operators of network-affiliated broadcast television stations.

FACILITIES

     On January 27, 1999, we entered into a lease with respect to approximately 35,000 square feet of office space in Kansas City, Missouri. Annual rent under this lease approximates $570,000 and the lease will terminate in August 2002. We moved our principal executive offices to this location in April 1999. We also have more than 70 offices and operations in 23 states. We expect these facilities to be adequate for our needs in the foreseeable future. We believe that we will be able to lease office and retail space in our rural DIRECTV markets as needed on acceptable terms.

MANAGEMENT AND EMPLOYEES

     As of June 30, 1999, we had approximately 700 full-time employees and 200 part-time employees. We are not a party to any collective bargaining agreement and consider our relations with our employees to be good.

LEGAL PROCEEDINGS

     We are not currently party to any material legal proceedings, although we do have an interest in the legal proceedings described in "-- Our Relationship with the NRTC and DIRECTV" and "-- Regulation."

                                   MANAGEMENT

     The information contained in this section relates to our management for the period from our formation in February 1999 to date, and to the management of our predecessor entity, Golden Sky Systems, for periods prior to our formation.

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information regarding the executive officers and directors of our company as of May 31, 1999.

NAME                                        AGE                        POSITION
----                                        ---                        --------
Rodney A. Weary...........................  48    Chairman of the Board, Chief Executive Officer and
                                                    Director
John R. Hager.............................  37    Chief Financial Officer
William J. Gerski.........................  46    Vice President, Sales and Marketing
Scott R. Brown............................  33    Vice President, Operations
Gordon G. Smith...........................  56    Vice President, Human Resources
Jo Ellen Linn.............................  37    Secretary and General Counsel
Robert F. Benbow(1).......................  62    Director
William O. Charman........................  35    Director
William P. Collatos(1)....................  44    Director
William A. Johnston(1)(2).................  46    Director
Robert B. Liepold(2)......................  72    Director
Erik M. Torgerson(2)......................  33    Director

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(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

BACKGROUND OF EXECUTIVE OFFICERS

     Rodney A. Weary. Mr. Weary founded our company in June 1996 and has been its Chief Executive Officer since our inception. Until 1995, he was President of Cable Video Enterprises Inc., which Mr. Weary formed in 1986 by acquiring traditional cable systems located in three states. From 1988 to December 1994, Mr. Weary was a co-founder, officer and director of Premiere Page, a paging company. From 1986 to 1992, he was a principal shareholder in W.K. Cellular, Inc., which owned and operated cellular license R.S.A. 5 in Indiana. Mr. Weary was involved in the formation of the Missouri Cable Television Association in the 1970s, and has served in many capacities for both it and the four-state Mid-America Cable Television Association.

     John R. Hager. Mr. Hager has been our Chief Financial Officer since October 1998. Mr. Hager joined us in August 1998 as Vice President, Finance and Controller. From February 1997 until August 1998, Mr. Hager was Vice
President -- Controller of EchoStar Communications Corporation. He was the Controller of American Telecasting, Inc. from August 1993 until February 1997. Prior to joining American Telecasting in 1993, Mr. Hager was with Ernst & Young, where he was an Audit Senior Manager.

     William J. Gerski. Mr. Gerski has been our Vice President, Sales and Marketing since May 1997. From May 1996 1996 to April 1997, Mr. Gerski was Regional Director of Marketing and Sales at American Telecasting Incorporated. From December 1995 to May 1996, Mr. Gerski was Vice President of Marketing and Sales of Bell Atlantic Video Services. From April 1990 through November 1995, Mr. Gerski was Corporate Director of Sales at Adelphia Cable Communications. He has served on the Executive Board of Directors of the Southern California Cable Association and the Los Angeles, Chicago, and Cleveland Cable Co-ops.

     Scott R. Brown. Mr. Brown has been our Vice President of Operations since February 1999. Mr. Brown held the position of Vice President of Fulfillment Operations with Primestar, Inc. from April

1998 to February 1999 and was the Vice President of Operations with TCI Satellite Entertainment, Inc. from November 1995 to March 1998. From May 1989 to November 1995 Mr. Brown held several positions with Tele-Communications, Inc., including General Manager of TCI Cable at Westchester, General Manager of TCI Cablevision of Pinellas County, Business Manager of TCI Cablevision at Dade/Broward County, and Internal Auditor of TCI North Central Division.

     Gordon G. Smith. Mr. Smith has been our Vice President of Human Resources since May 1999. From 1998 to 1999, Mr. Smith was a Principal of Somerset Partners. From 1990 to 1998, Mr. Smith was Vice President of Human Resources, Health Care Services at Olsten Corporation.

     Jo Ellen Linn. Ms. Linn has been our Secretary and General Counsel since our inception. From 1993 to 1996, Ms. Linn was General Counsel to Cable Video Management, Inc., a communications management company and the former Cable Video Enterprises, Inc., which owned and operated domestic cable television systems. Ms. Linn was a contract negotiator in the network real estate department of Sprint Communications from 1990 to 1992. From 1988 to 1990, Ms. Linn was Vice President and General Counsel of the cable brokerage firm Hardesty, Puckett, which is now known as HPC Puckett & Company. Ms. Linn is licensed to practice law in Kansas and Texas.

BACKGROUND OF DIRECTORS

     Robert F. Benbow. Mr. Benbow has been one of our Directors since February 1997. He is a Vice President of Burr, Egan, Deleage & Co. and a General Partner of Alta Communications VI, L.P. Prior to joining Burr, Egan Deleage & Co. in 1990, Mr. Benbow spent 22 years with the Bank of New England N.A., where he was Senior Vice President responsible for special industries lending in the areas of media, project finance and energy. He serves as a Director of Teletrac, Inc., a major metropolitan wireless provider of location and two way messaging services for fleets of commercial vehicles, and Preferred Networks, Inc.

     William O. Charman. Mr. Charman has been one of our Directors since March 1997. He has served as a Vice President of BancBoston Capital since 1995. From 1993 to 1995, Mr. Charman was a Director and team leader for Bank of Boston's Media & Communications Group in London. Mr. Charman was a Director in Bank of Boston's Media & Communications Group in Boston from 1987 to 1993. Mr. Charman is a Director of Cambridge Communications, MultiTechnology Services and Prime Communications.

     William P. Collatos. Mr. Collatos has been one of our Directors since March 1997. He is a Managing General Partner of Spectrum Equity Investors, which he founded in 1993. Prior to the founding of Spectrum, he was an independent consultant from 1991 to 1993. Mr. Collatos was an Associate and then General Partner of funds managed by TA Associates from 1980 to 1990 and a founding General Partner of Media/Communications Partners. Prior to joining TA Associates, Mr. Collatos was in charge of the media lending group at Fleet National Bank in Providence, Rhode Island. He is a Director of Galaxy Telecom Systems, Inc., TSR Paging, Inc., Internet Network Services, Ltd. and ITXC, Inc.

     William A. Johnston. Mr. Johnston has been one of our Directors since November 1997. He is a Managing Director of HarbourVest Partners, LLC and has served in a variety of capacities for HarbourVest Partners, LLC and its predecessor, Hancock Venture Partners, Inc., since 1983. Prior to joining Hancock Venture Partners, Inc., Mr. Johnston was an assistant vice president at State Street Bank in Boston, Massachusetts. He is a Director of Adesemi Communications International, Inc., Epoch Internet, Inc., Formus Communications, Inc., The Marks Group, Inc. and V-I-A Internet, Inc.

     Robert B. Liepold. Mr. Liepold has been one of our Directors since our inception. Mr. Liepold has been President and Chief Executive Officer of KCWE-TV, an independent commercial television station operating in Kansas City, Missouri, since 1994. Since 1983, Mr. Liepold also has been a consultant to the telecommunications industry. From 1978 through 1983, he was Executive Vice President of Sprint/United Telecom. He is a Director of KCWE-TV, Com-21 and W.K. Communications.

     Erik M. Torgerson. Mr. Torgerson has been one of our Directors since November 1997. He is a Partner at Norwest Equity Partners. Prior to joining Norwest Equity Partners in 1993, Mr. Torgerson was with Arthur Anderson & Co.'s financial consulting and audit practice. Mr. Torgerson serves as a director of Command Tooling Systems, LLC, Seasonal Specialties, LLC, TelcoPlus Communications, Inc., InSTEP, LLC and Norwesco, Inc.

     Each director of our company has been elected pursuant to the terms of Golden Sky Systems' Stockholders' Agreement. See "Certain Relationships and Related Transactions -- Stockholders' Agreement."

     All of our directors are elected annually and hold office until the next annual meeting of our stockholders and until their successors are duly elected and qualified. Directors do not receive an annual retainer or meeting attendance fees. However, we do reimburse non-management directors for expenses incurred in attending meetings of the Board of Directors.

     During 1998, our Board of Directors held eight meetings. The only standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The current members of the Audit Committee are Messrs. Liepold, Johnston and Torgerson. The Audit Committee periodically consults with our management and independent public accountants on financial matters, including our internal financial controls and procedures. The Audit Committee was formed in February 1997. The current members of the Compensation Committee are Messrs. Benbow, Collatos and Johnston. The Compensation Committee approves compensation arrangements for our executive officers and administers our Stock Option Plan. The Compensation Committee was formed in February 1997.

EXECUTIVE COMPENSATION

     The following table sets forth compensation information for the fiscal years ended December 31, 1997 and 1998 for our Chief Executive Officer and the two other highest paid executive officers of our company whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION AWARDS
                                                                    ---------------------------------
                                             ANNUAL COMPENSATION      SECURITIES
                                             --------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY      BONUS     OPTIONS/SARS(#)   COMPENSATION($)
---------------------------           ----   ---------   --------   ---------------   ---------------
Rodney A. Weary.....................  1998   $227,462    $90,000        21,884            $7,945(1)
  Chief Executive Officer,            1997    198,818     50,000        21,884                --
  Chairman of the Board of Directors
William J. Gerski...................  1998   $153,270    $80,000        15,000            $   --
  Vice President, Sales and
     Marketing                        1997     60,259     50,000        12,182                --
Jo Ellen Linn.......................  1998   $ 93,061    $32,500         2,501            $   --
  Secretary and General Counsel       1997     80,926     25,000         2,501                --

---------------

(1) Represents compensation attributable to Mr. Weary's use of a company-owned car.

OPTION GRANTS

     The following table sets forth information concerning grants of stock options to the named executive officers during the fiscal year ended December 31, 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL
                                                INDIVIDUAL GRANTS                        REALIZABLE VALUE
                             -------------------------------------------------------    AT ASSUMED ANNUAL
                              NUMBER OF      PERCENT OF                                   RATES OF STOCK
                             SECURITIES    TOTAL OPTIONS/                               PRICE APPRECIATION
                             UNDERLYING     SARS GRANTED    EXERCISE OF                  FOR OPTION TERM
                             OPTION/SARS    TO EMPLOYEES    BASE PRICE    EXPIRATION    ------------------
NAME                         GRANTED(#)    IN FISCAL YEAR     ($/SH)         DATE        5%($)     10%($)
----                         -----------   --------------   -----------   ----------    -------    -------
Rodney A. Weary............        --             --           $  --             --     $   --     $   --
William J. Gerski..........     2,818(1)        15.1            1.00       10/08/07      1,772      4,491
Jo Ellen Linn..............        --             --              --             --         --         --

---------------

(1) Approximately 1,092 of these options were exercisable as of the date of grant. The remaining 1,726 options vest in increments of approximately 78 shares per month on the 24th day of each month beginning on November 24, 1998.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  SHARES                      OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                ACQUIRED ON    VALUE             YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                                 EXERCISE     REALIZED   ---------------------------   ---------------------------
                                    (#)          $       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                -----------   --------   -----------   -------------   -----------   -------------
Rodney A. Weary...............     9,726         --         1,823         10,335           --             --
William J. Gerski.............     5,414         --         2,502          7,084           --             --
Jo Ellen Linn.................     1,111         --           208          1,192           --             --

---------------

(1) Based on a value of $1.00 per share, which was the fair value of the Common Stock as of December 31, 1998, as determined by the board of directors of Golden Sky Holdings for purposes of option grants. On this basis, the unexercised options were not in the money.

EMPLOYMENT AGREEMENTS

     In January 1997, we entered into substantially similar non-competition agreements with Rodney A. Weary and Jo Ellen Linn, the terms of which preclude each of them from competing with us during their respective periods of employment and for two years thereafter in any market in North America in which we operate or intend to operate.

     In February 1997, our company and Mr. Weary entered into an agreement pursuant to which Mr. Weary agreed to serve as our President and Chief Executive Officer through February 2000. This agreement may be extended according to its terms. Under the agreement, Mr. Weary is paid compensation in an amount not less than $200,000 per year and is eligible to participate in our Stock Option Plan.

     Also during 1997, we entered into substantially similar employment agreements with Ms. Linn and Mr. Gerski, pursuant to which each of them agreed to serve our company in their present capacity through February and November 2000, respectively. These agreements may be extended according to their terms. Under these agreements, Ms. Linn is paid compensation in an amount not less than $82,500 per year. Mr. Gerski is paid compensation in an amount not less than $100,000 per year. Each is also eligible to participate in our Stock Option Plan.

     In August 1998, we entered into an employment agreement with Mr. Hager. Pursuant to the employment agreement, Mr. Hager agreed to serve our company in his current capacity through August

2001. The employment agreement may be extended in accordance with its terms. Mr. Hager is paid compensation under the employment agreement in an amount not less than $120,000 per year and is eligible to participate in our Stock Option Plan. Our company and Mr. Hager also entered into a non-competition agreement and a confidentiality and proprietary rights agreement in August 1998. The terms of the non-competition agreement preclude Mr. Hager from competing with us during the term of his employment and for one year thereafter in any market in the United States in which we operate or intend to operate. The confidentiality and proprietary rights agreement requires Mr. Hager to maintain the confidentiality of our proprietary information during the period of his employment and thereafter.

     In May 1999, we entered into an employment agreement with Mr. Smith under which he agreed to serve us in his current capacity through August 2001. The employment agreement may be extended in accordance with its terms. Mr. Smith is paid compensation under the employment agreement in an amount not less than $115,000 per year and is eligible to participate in our stock option plan. Mr. Smith also entered into a non-competition agreement and a confidentiality and proprietary rights agreement with us in May 1999. The terms of the non-competition agreement preclude Mr. Smith from competing with us during the term of his employment and for one year thereafter in any market in the United States in which we operate or intend to operate. The confidentiality and proprietary rights agreement requires Mr. Smith to maintain the confidentiality of our proprietary information during the period of his employment and thereafter.

STOCK OPTION PLAN

     In July 1997, our Board of Directors adopted our Stock Option Plan pursuant to which we may, at the direction of the Compensation Committee of our Board of Directors, grant incentive stock options, non-qualified stock options or restricted stock options to officers, directors and employees. Our Stock Option Plan was approved by our stockholders on July 24, 1997. Our Stock Option Plan was assumed by Golden Sky Holdings and approved by its stockholders effective September 9, 1997.

     The plan permits our board of directors to grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options within the meaning of Treasury Regulations
Section 1.83-7 and restricted stock awards to our officers, directors and employees. The maximum number of shares of our common stock that may be subject to options or awards granted under the plan may not exceed, in the aggregate, 85,218 shares. Shares of our common stock that are attributable to grants or awards that have expired or been terminated, cancelled or forfeited are available for issuance in connection with future grants or awards. The Compensation Committee of our board of directors administers the plan, makes grants and awards under the plan and establishes the terms and conditions of the grants and awards.

401(k) PLAN

     We maintain a 401(k) Savings Plan for our full-time employees which permits employee contributions up to 15% of annual compensation to the plan on a pre-tax basis. In addition, we may make contributions on a discretionary basis as a percentage of each participating employee's annual compensation. We may also make additional discretionary contributions to this Plan in any plan year up to the annual 401(k) plan contribution limits as defined in the Internal Revenue Code. This Plan is administered by the Compensation Committee of our Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     All of the issued and outstanding capital stock of Golden Sky DBS is owned by Golden Sky Holdings. The following table sets forth information as of May 31, 1999, regarding the ownership of Golden Sky Holdings' Common Stock ("Common Stock"), Series A Convertible Participating Preferred Stock, $.01 par value ("Series A Preferred Stock"), Series B Convertible Participating Preferred Stock, $.01 par value ("Series B Preferred Stock"), and Series C Senior Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock"), by (i) stockholders or groups of related stockholders who, individually or as a group, are the beneficial owners of 5% or more of any class of Golden Sky Holdings' capital stock and (ii) the executive officers and directors of Golden Sky Holdings. Beneficial ownership percentages of the Common Stock presented below are significantly affected by the securities convertible into or exercisable for Common Stock held by each stockholder. Except as required by law, holders of the Common Stock do not vote as a separate class on matters presented for stockholder approval.

                                                                SHARES BENEFICIALLY OWNED
                                    ----------------------------------------------------------------------------------
                                         SERIES A             SERIES B            SERIES C
                                     PREFERRED STOCK      PREFERRED STOCK      PREFERRED STOCK        COMMON STOCK        FULLY-
                                    ------------------   ------------------   -----------------   --------------------   DILUTED
                                                 % OF                 % OF                % OF                  % OF      VOTING
NAME(1)                               SHARES     CLASS     SHARES     CLASS    SHARES     CLASS   SHARES(2)   CLASS(3)   POWER(%)
-------                             ----------   -----   ----------   -----   ---------   -----   ---------   --------   --------
PRINCIPAL STOCKHOLDERS:
  Alta Subordinated Debt Partners
    III, L.P.(4)..................   55,532.00   13.3     11,125.24    4.9           --     --    2,116.00       7.8        9.2
  Alta Communications VI,
    L.P.(4).......................   92,365.00   22.1     18,504.38    8.1           --     --    3,522.00      12.3       15.2
  Alta-Comm S By S, LLC(4)........    2,103.00      *        421.84      *           --     --       81.00         *          *
  Spectrum Equity Investors
    L.P.(5).......................   50,000.00   12.0            --     --           --     --       12.00         *        6.7
  Spectrum Equity Investors II
    L.P.(5).......................  100,000.00   23.9            --     --           --     --       25.00         *       13.3
  BancBoston Ventures Inc.(6).....   75,000.00   17.9     12,521.44    5.5           --     --       19.00         *       11.7
  Norwest Equity Partners VI,
    LP(7).........................          --     --     50,083.75   21.9           --     --          --        --        6.7
  Norwest Venture Partners VI,
    LP(7).........................          --     --     25,041.87   11.0           --     --          --        --        3.3
  HarbourVest Partners V-Direct
    Fund L.P.(8)..................          --     --     75,125.62   32.9           --     --          --        --       10.0
  Lion Investments Limited(9).....          --     --      5,010.76    2.2           --     --          --        --          *
  Westpool Investment Trust
    plc(9)........................          --     --     15,031.27    6.6           --     --          --        --        2.0
  General Electric Capital
    Corporation(10)...............          --     --     15,000.00    6.6           --     --          --        --        2.0
  Harold Poulsen(11)..............    1,000.00      *            --     --    20,134.27   37.0    20,134.27     44.5        2.7
  Jack S. Ramirez and Carol H.
    Ramirez(12)...................          --     --            --     --     8,551.21   15.7    8,551.21      25.4        1.1
  Joyce Travis, Trustee of the
    Travis Living Trust Dated the
    5th day of March, 1998(13)....          --     --            --     --     5,033.56    9.3    5,033.56      16.7          *
  James and Constance R.
    Hertz(14).....................          --     --            --     --     5,130.73    9.4    5,130.73      16.9          *
  Maxon R. and Kristina
    Davis(15).....................          --     --            --     --     3,455.98    6.4    3,455.98      12.1          *
  Louise A. Davis(16).............          --     --            --     --     3,377.18    6.2    3,377.18      11.8          *
  Jay and Maria Downen(17)........          --     --            --     --     2,912.01    5.4    2,912.01      10.4          *
  Otis J. Downen as Trustee of the
    Otis J. Downen, June 1992
    Trust and Frances Eileen
    Downen, Trustee of the Frances
    Eileen Downen June 1992 Trust
    as Tenants in Common(18)......          --     --            --     --     2,909.40    5.3    2,909.40      10.4          *
  Chris J. Downen(19).............          --     --            --     --     2,909.40    5.3    2,909.40      10.4          *
EXECUTIVE OFFICERS AND DIRECTORS:
  Rodney A. Weary(20)(21).........   16,030.00    3.8            --     --           --     --    14,593.00     48.6        4.1
  John R. Hager(21)(22)...........          --     --            --     --           --     --    3,055.00      10.8          *
  William J. Gerski(21)(23).......          --     --            --     --           --     --    10,000.00     33.6        1.3
  Scott R. Brown(21)(24)..........          --     --            --     --           --     --      555.00       1.3          *
  Jo Ellen Linn(21)(25)...........      430.00      *            --     --           --     --    1,667.00       6.5          *
  Robert F. Benbow(26)............  150,000.00   35.9     30,051.46   13.2           --     --    5,719.00      20.5       24.7
  William O. Charman(27)..........   75,000.00   17.9     12,521.44    5.5           --     --       19.00         *       11.7
  William P. Collatos(28).........  150,000.00   35.9            --     --           --     --       37.00         *       20.0

                                                                SHARES BENEFICIALLY OWNED
                                    ----------------------------------------------------------------------------------
                                         SERIES A             SERIES B            SERIES C
                                     PREFERRED STOCK      PREFERRED STOCK      PREFERRED STOCK        COMMON STOCK        FULLY-
                                    ------------------   ------------------   -----------------   --------------------   DILUTED
                                                 % OF                 % OF                % OF                  % OF      VOTING
NAME(1)                               SHARES     CLASS     SHARES     CLASS    SHARES     CLASS   SHARES(2)   CLASS(3)   POWER(%)
-------                             ----------   -----   ----------   -----   ---------   -----   ---------   --------   --------
  William A. Johnston(29).........          --     --     75,125.62   32.9           --     --          --        --       10.0
  Robert B. Liepold(21)(30).......    1,000.00      *            --     --           --     --    2,322.00       8.9          *
  Erik M. Torgerson(31)...........          --     --     50,083.75   21.9           --     --          --        --        6.7
  All Executive Officers and
    Directors as a group (11
    persons)......................  392,460.00   93.9    167,782.27   73.4           --     --    37,967.00    100.0       79.7

---------------

  *  Less than 1%

 (1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares set forth in the table.

 (2) Includes shares issuable upon exercise of warrants and options exercisable within 60 days of the date hereof, as well as shares of Common Stock issuable upon conversion of beneficially-owned shares of Series C Preferred Stock.

 (3) The percent of class beneficially owned by each listed holder of Common Stock appears unusually large, because there is a small number of shares of Common Stock outstanding relative to the number of shares of Common Stock owned and subject to options, warrants or conversion privileges held by the holder.

 (4) The address is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111, Attn: Robert Benbow. Alta Subordinated Debt Partners III, L.P. ("Alta Sub Debt III") is managed by Burr, Egan, Deleage & Co. Alta Communications VI, L.P. ("Alta VI") and Alta Comm S by S, LLC ("S by S") are managed by Alta Communications, Inc. The general partner of Alta Sub Debt III and the general partner of Alta VI exercise sole voting and investment power with respect to the securities held by their respective funds. The general partners of Alta Subordinated Debt Management III, L.P., which is the general partner of Alta Sub Debt III, include Messrs. Craig Burr, William P. Egan, Brian McNeill, Robert Benbow, Timothy Dibble, Jean Deleage and Jonathan Flint and Ms. Eileen McCarthy. These general partners may be deemed to share voting and investment power for the shares held by Alta Sub Debt III. The general partners of Alta Communications VI Management Partners, L.P., which is the general partner of Alta VI, include Messrs. William P. Egan, Brian McNeill, Robert Benbow, Timothy Dibble and David Retik and Ms. Eileen McCarthy. These general partners may be deemed to share voting and investment power for the shares held by Alta VI. These general partners disclaim beneficial ownership of all securities held by the funds except to the extent of their proportionate pecuniary interests in the shares. Some of the principals of Burr, Egan, Deleage & Co. and Alta Communications, Inc., including some of the individuals identified above, are members of S by S, which invests alongside Alta VI. As members of S by S, they may be deemed to share voting and investment power for the shares held by S by S. These principals disclaim beneficial ownership of all of these shares except to the extent of their proportionate pecuniary interest in the shares.

     Common stock ownership includes warrants to purchase 2,103 shares of Common Stock owned by Alta Sub Debt III, 3,499 shares of Common Stock owned by Alta VI and 80 shares of Common Stock owned by S by S.

 (5) The address is 125 High Street, Suite 2600, Boston, Massachusetts 02110,
     Attn: William P. Collatos. The sole general partner of Spectrum Equity Investors, L.P. is Spectrum Equity Advisors, LLC, a limited liability company whose members are Messrs. Brion B. Applegate and William P. Collatos. The sole general partner of Spectrum Equity Investors II, L.P. is Spectrum Equity Advisors II, LLC, a limited liability company whose members are Messrs. Brion B. Applegate, William P. Collatos and Kevin J. Morroni. Messrs. Applegate and Collatos may be deemed to share beneficial ownership of the shares owned by Spectrum Equity Investors, L.P., and Messrs. Applegate, Collatos and Morroni may be deemed to share beneficial ownership of the shares owned by Spectrum Equity

     Investors II, L.P. These individuals disclaim beneficial ownership of all of these shares except to the extent of their respective pecuniary interests in the shares.

 (6) The address is 175 Federal Street, 10th Floor, Boston, Massachusetts 02110,
     Attn: William O. Charman. The shares of Series A Preferred Stock and Series B Preferred Stock beneficially owned by BancBoston Ventures Inc. are controlled by its President, Frederick M. Fritz, and by its Managing Director, Sanford Anstey, and by William O. Charman, who is a director of our company.

 (7) The address is c/o Norwest Venture Capital Management, Inc., 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, Attn:
     Erik M. Torgerson. The shares of Series B Preferred Stock beneficially owned by Norwest Equity Partners VI, LP are controlled by its general partner, Itasca LBO Partners VI, LLP, which is controlled by John E. Lindahl, Managing Partner, and by John P. Whaley, Managing Administrative Partner. The shares of Series B Preferred Stock beneficially owned by Norwest Venture Partners VI, LP are controlled by its general partner, Itasca VC partners, LLP, which is controlled by its Managing Partner, George J. Still, Jr., and by John P. Whaley, Managing Administrative Partner.

 (8) The address is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111, Attn: William A. Johnston. The sole general partner of HarbourVest Partners V -- Direct Fund L.P. ("HarbourVest V") is a limited liability company whose managing member is HarbourVest Partners, LLC. The managing directors of HarbourVest Partners, LLC are Messrs. George Anson, John M. Begg, Philip M. Bilden, Theodore A. Clark, Kevin S. Delbridge, William A. Johnston, Edward W. Kane, Frederick C. Maynard, Ofer Nernirovsky, Robert M. Wadsworth and D. Brooks Zug, and Ms. Martha D. Vorlicek. These individuals may be deemed to share beneficial ownership of the shares held by HarbourVest V, and disclaim beneficial ownership of all of these shares except to the extent of their respective pecuniary interest in the shares.

 (9) The address is c/o London Merchant Securities, Carlton House, 33 Robert Adam Street, London WIM 5AH, England, Attn: Iain MacPhail. Each of Lion Investments Limited and Westpool Investment Trust plc is a wholly-owned subsidiary of London Merchant Supplies plc, a publicly traded company in the U.K.

(10) The address is 120 Long Ridge Road, 3rd Floor, Stamford, Connecticut 06927,
     Attn: Peter Foley. General Electric Capital Corporation is a wholly-owned subsidiary of General Electric Corporation.

(11) The address is P.O. Box 1376, Great Falls, Montana 59403.

(12) The address is 2061 Norwich Ct., Glenview, Illinois 60025.

(13) The address is Escalon Avenue Apt. 2117, Sunnyvale, California 94086.

(14) The address is 7444 Molt Road, Billings, Montana 59106.

(15) The address is 163 Woodland Estates Rd., Great Falls, Montana 59404.

(16) The address is 242 East 87th Street, Apt. 1K, New York, New York 10128.

(17) The address is 511 Fortress Circle, Leesburg, Virginia 21075.

(18) The address is 2105 Noble Avenue, Springfield, Illinois 62704.

(19) The address is 1617 Outer Park, Springfield, Illinois 62704.

(20) 16,030 shares of Series A Preferred Stock and 9,730 shares of Common Stock are held by the Rodney A. Weary Revocable Trust Dated 10/25/95 and may be deemed to be beneficially owned by Mr. Weary. In addition, through our stock option plan, Mr. Weary has the right to acquire 4,863 shares of Common Stock pursuant to options exercisable within 60 days.

(21) The address is c/o Golden Sky Systems, Inc., 4700 Belleview Avenue, Suite 300, Kansas City, Missouri 64112.

(22) Through our stock option plan, Mr. Hager has the right to acquire 3,055 shares of Common Stock pursuant to options exercisable within 60 days.

(23) Mr. Gerski beneficially owns 5,414 shares of Common Stock. In addition, through our stock option plan, Mr. Gerski has the right to acquire 4,586 shares of Common Stock pursuant to options exercisable within 60 days.

(24) Through our stock option plan, Mr. Brown has the right to acquire 555 shares of Common Stock pursuant to options exercisable within 60 days.

(25) Ms. Linn beneficially owns 430 shares of Series A Preferred Stock and 1,111 shares of Common Stock. In addition, through our stock option plan, Ms. Linn has the right to acquire 556 shares of Common Stock pursuant to options exercisable within 60 days.

(26) The address is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111. The shares are held of record by Alta Subordinated Debt Partners III, L.P., Alta Communications VI, L.P. and Alta-Comm S By S, LLC. Mr. Benbow is a general partner of the respective general partners of Alta Subordinated Debt Partners III, L.P. and Alta Communications VI, L.P. As a general partner, he may be deemed to share voting and investment power with respect to the shares held by the funds. Mr. Benbow disclaims beneficial ownership of the shares held by these funds except to the extent of his proportionate pecuniary interest in the shares. Mr. Benbow also disclaims beneficial ownership of all shares held by Alta Comm S by S, LLC, of which he is not a member.

(27) The address is c/o BancBoston Ventures, Inc., 175 Federal Street, 10th Floor, Boston, Massachusetts 02110. The shares are held of record by BancBoston Ventures Inc., which may be deemed to be beneficially owned by Mr. Charman.

(28) The address is c/o Spectrum Equity Investors, 125 High Street, Suite 2600, Boston, Massachusetts 02110. The shares are held of record by Spectrum Equity Investors L.P. and Spectrum Equity Investors II L.P., which may be deemed to be beneficially owned by Mr. Collatos.

(29) The address is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111. The shares are held of record by HarbourVest Partners V-Direct Fund L.P., which may be deemed to be beneficially owned by Mr. Johnston.

(30) Mr. Liepold beneficially owns 1,000 shares of Series A Preferred Stock and 1,425 shares of Common Stock. In addition, through our stock option plan, Mr. Liepold has the right to acquire 897 shares of Common Stock pursuant to options exercisable within 60 days.

(31) The address is c/o Norwest Equity Partners, 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402-3388. The shares are held of record by Norwest Equity Partners VI, LP, which may be deemed to be beneficially owned by Mr. Torgerson.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK PURCHASE AGREEMENTS

     On February 12, 1997, Golden Sky Systems sold an aggregate of 199,000 shares of Series A preferred stock and 75 shares of common stock to a group of venture capital investors, consisting of

     - Alta Subordinated Debt Partners III, L.P.,

     - Alta Communications VI, L.P.,

     - Alta-Comm S By S, LLC,

     - Spectrum Equity Investors, L.P.,

     - Spectrum Equity Investors II, L.P., and

     - BancBoston Ventures Inc.

and a group of management and other individual investors, consisting of Rodney
A. Weary, Robert B. Liepold and Jo Ellen Linn, as well as various family members and family trusts associated with these individual investors. See "Principal Stockholders." On February 28, 1997, Golden Sky Systems issued an aggregate of 207,000 shares of Series A preferred stock and 25 shares of common stock to:

     - Alta Subordinated Debt Partners III, L.P.,

     - Alta Communications VI, L.P.,

     - Alta-Comm S By S, LLC,

     - Spectrum Equity Investors II, L.P., and

     - BancBoston Ventures Inc.

     These February 1997 transactions resulted in proceeds to Golden Sky Systems of approximately $40.6 million in the aggregate. In a series of subsequent 1997 transactions, Golden Sky Systems sold an aggregate of 12,000 shares of Series A preferred stock to 28 investors. Of these 12,000 Series A preferred shares, 5,000 were sold to trusts the beneficiaries of which are family members of Rodney Weary and the remainder were sold to shareholders of companies acquired by Golden Sky Systems as well as family members and trusts associated with these shareholders. These subsequent 1997 transactions resulted in proceeds to Golden Sky Systems of approximately $35.6 million, in addition to the conversion of approximately $2.4 million in stock subscriptions and $3.8 million in short term borrowings.

     Under an Agreement and Plan of Merger dated as of September 9, 1997 by and among Golden Sky Systems, GSS Mergersub Inc., a wholly-owned subsidiary of Golden Sky Holdings, and Golden Sky Holdings, GSS Mergersub merged with and into Golden Sky Systems, with Golden Sky Systems being the surviving corporation. Upon the consummation of this merger, each share of Series A preferred stock of Golden Sky Systems was converted into a share of Series A preferred stock of Golden Sky Holdings, each share of common stock of Golden Sky Systems was converted into a share of common stock of Golden Sky Holdings, and each share of capital stock of GSS Mergersub was converted into a share of common stock of Golden Sky Systems. This merger caused Golden Sky Systems to be a wholly-owned subsidiary of Golden Sky Holdings. Under a letter agreement dated as of September 9, 1997, Golden Sky Systems assigned, and Golden Sky Holdings assumed, all of the rights and obligations of Golden Sky Systems under the February 1997 stock purchase agreement governing Golden Sky Systems' February 12, 1997 and February 28, 1997 Series A preferred stock issuances.

     Under a Note Purchase Agreement dated as of November 6, 1997 by and among Golden Sky Holdings, Golden Sky Systems and a group of venture capital investors consisting of Norwest Equity Partners V, HarbourVest Partners V-Direct Fund, L.P., Alta Subordinated Debt Partners III, L.P., Alta Communications VI, L.P., Alta-Comm S By S, LLC, Lion Investments Limited, Westpool Investment

Trust plc, and BancBoston Ventures Inc., Golden Sky Holdings sold to these investors an aggregate of $10.0 million principal amount of convertible promissory notes of Golden Sky Holdings. Each of these convertible notes was automatically convertible into a specified number of shares of Series B preferred stock upon the consummation of a qualified Series B preferred stock financing. On November 24, 1997, Golden Sky Holdings issued an aggregate of 228,442 shares of Series B preferred stock at a purchase price of $200 per share in exchange for cash and the conversion of the Series B convertible notes. These Series B preferred shares were issued to a group of venture capital investors consisting of

     - Norwest Equity Partners V,

     - HarbourVest Partners V-Direct Fund, L.P.,

     - Alta Subordinated Debt Partners III, L.P.

     - Alta Communications VI, L.P.,

     - Alta-Comm S By S, LLC,

     - Lion Investments Limited,

     - Westpool Investment Trust plc,

     - BancBoston Ventures Inc., and

     - General Electric Capital Corporation.

     See "Principal Stockholders." The November 1997 Series D preferred stock purchase agreement provides that specified actions by Golden Sky Holdings, including the incurrence of indebtedness in excess of $1.0 million and the granting of liens securing indebtedness in excess of $1.0 million, require the approval of a supermajority of the members of Golden Sky Holdings' board of directors.

     Subject to specified exceptions, Golden Sky Holdings and its subsidiaries are prohibited under the terms of each of the February and November 1997 stock purchase agreements from paying any dividends or making any distributions of cash, property or securities of Golden Sky Holdings or any of its subsidiaries with respect to any shares of capital stock of Golden Sky Holdings or any of its subsidiaries, or directly or indirectly redeeming, purchasing or otherwise acquiring for consideration any shares of capital stock of Golden Sky Holdings or any of its subsidiaries. These prohibitions could have the effect of limiting the cash available for Golden Sky DBS to service its debt.

     On October 3, 1998, Western Montana DBS, Inc. d/b/a Rocky Mountain DBS merged into Golden Sky Systems. In connection with the Western Montana DBS merger, Golden Sky issued an aggregate of 51,000 shares of Series C senior convertible preferred stock and paid an aggregate of $9.8 million in cash to the Western Montana DBS stockholders. The $9.8 million paid by Golden Sky included $1.0 million deposited in an escrow account to secure the Western Montana DBS shareholders' indemnification obligations under the Western Montana DBS merger agreement. At the time of the Western Montana DBS merger, the Golden Sky shareholders listed below were stockholders of Western Montana DBS:

     - Harold Poulson,

     - Jack S. Ramirez and Carol H. Ramirez,

     - Joyce Travis, Trustee of the Travis Living Trust Dated the 5th day of March, 1998,

     - James and Constance R. Hertz,

     - Maxon R. and Kristina Davis,

     - Louise A. Davis,

     - Jay and Maria Downen,

     - Otis J. Downen as Trustee of the Otis J. Downen, June 1992 Trust and Frances Eileen Downen June 1997 Trust as Tenants in Common, and

     - Chris J. Downen

     On February 19, 1999, Golden Sky Holdings transferred all the outstanding capital stock of Golden Sky Systems and $100 in cash to Golden Sky DBS in exchange for 100 shares of Golden Sky DBS common stock.

STOCKHOLDERS' AGREEMENT

     Golden Sky Holdings and its stockholders have entered into a stockholders' agreement dated as of November 24, 1997. Under this stockholders' agreement, Golden Sky Holdings and the institutional holders of Golden Sky Holdings' Series A and Series B preferred stock were granted a right of first offer with respect to shares of Golden Sky Holdings' capital stock offered in transactions not otherwise expressly permitted under the stockholders' agreement. Under the stockholders' agreement, the institutional holders of Golden Sky Holdings' Series A and Series B preferred stock requested a co-sale option with respect to sales of capital stock made by other Golden Sky stockholders unless the sale is expressly excepted under the stockholders' agreement. In addition, the institutional holders of Golden Sky Holdings' Series A and Series B preferred stock were granted the right, upon the affirmative vote of 58% of the outstanding shares of each class of preferred stock, to cause the other holders to (i) dispose of all their shares of capital stock of Golden Sky Holdings in connection with a sale of all outstanding shares of Golden Sky Holdings' capital stock or (ii) vote for the merger or consolidation of Golden Sky Holdings with an unaffiliated acquiring entity or the sale of all or substantially all the assets of Golden Sky Holdings. These rights terminate immediately upon an initial public offering of Golden Sky Holdings' common stock meeting specified criteria or a sale of Golden Sky Holdings. Under the stockholders' agreement, Golden Sky Holdings' stockholders have agreed to fix the number of directors on its board at seven and to elect those directors as follows:

     - two directors are selected by the majority interest of a group which includes various management and other individual investors, consisting of Rodney A. Weary, Robert B. Liepold and Jo Ellen Linn, as well as family members and family trusts associated with these individual investors,

     - one director is selected by Alta Subordinated Debt Partners III, L.P., Alta Communications VI, L.P. and Alta-Comm S By S, LLC,

     - one director is selected by Spectrum Equity Investors, L.P. and Spectrum Equity Investors II, L.P.,

     - one director is selected by BancBoston Ventures, Inc.,

     - one director is selected by Norwest Equity Partners V, and

     - one director is selected by HarbourVest Venture Partners V-Direct Fund
       L.P.

     Under this stockholders' agreement, Golden Sky Holdings has agreed, subject to specified conditions, to effect up to four demand registrations of the common stock held by its stockholders for a sale to the public under applicable federal and state securities laws. In addition, the stockholders have "piggy-back" registration rights and rights to registration on Form S-3, subject to specified conditions. In consideration for their registration rights, under the stockholders' agreement the stockholders have agreed not to sell or otherwise dispose of shares of Golden Sky Holdings' common stock for 180 days following any initial public offering by Golden Sky Holdings upon the request of Golden Sky Holdings or the underwriter for the offering. The obligations of Golden Sky Holdings to register shares of its common stock under the stockholders' agreement will terminate as to any party thereto except Golden Sky Holdings seven years after an initial public offering of Golden Sky Holdings' securities, or, as to any party holding less than 2% of Golden Sky Holdings' outstanding common stock, at any time after the first anniversary of an initial public offering when all of the person's shares of Golden Sky Holdings common stock can be legally transferred in a three-month period under Rule 144 under the Securities Act, as reasonably determined by Golden Sky Holdings.

FORMER CABLE-VIDEO MANAGEMENT, INC. ARRANGEMENT

     On July 1, 1996, Golden Sky Systems entered into a management agreement with Cable-Video Management, Inc. ("CVM"), which is owned by Rodney A. Weary, Golden Sky Systems' Chief

Executive Officer, to administer Golden Sky Systems' first acquisition. The management agreement was terminated effective September 30, 1996. During the term of the agreement, total management fees of $280,000 were paid to CVM, and Golden Sky Systems reimbursed CVM for salaries and other miscellaneous expenses totaling approximately $343,000. Upon termination of the management agreement, Golden Sky Systems purchased the assets of CVM for $44,000.

CONSULTING ARRANGEMENT WITH ROBERT B. LIEPOLD

     Golden Sky Systems has an oral consulting agreement with Robert B. Liepold, a vice president and director of Golden Sky Systems, to provide expertise on an "as needed" basis at the rate of $200 per hour in fiscal 1997 and at the rate of $7,000 per month in 1998. Golden Sky Systems paid to Mr. Liepold an aggregate of $77,000 in 1997 and $84,000 in 1998 in connection with these services. In addition, Golden Sky Systems paid Mr. Liepold a commission of $75,000 in October 1998 in connection with a recent acquisition.

PAYMENTS TO AFFILIATES OF RODNEY A. WEARY

     Golden Sky Systems utilizes the air transportation services of a company owned by Rodney A. Weary, Golden Sky Systems' Chief Executive Officer. Golden Sky Systems paid $506,000 in 1998, $109,000 in 1997 and $31,000 in 1996 in
connection with these services. In October 1997, Golden Sky Systems entered into an agreement to lease an aircraft from Mr. Weary. The lease is cancelable with six months' notice and requires monthly payments equal to the greater of $20,000 or a fixed hourly operating charge based on prevailing market rates.

     In 1997, Mr. Weary loaned $150,000 to Golden Sky Systems at an interest rate of 10% per annum. In 1996, Mr. Weary made a short-term loan in the principal amount of $381,000 to Golden Sky Systems at an annual interest rate of 10%. These amounts were repaid by Golden Sky Systems prior to December 31, 1997.

     Also in 1997, Golden Sky Systems paid $66,000 to a company affiliated with Mr. Weary, which payment was reimbursement relating to consulting services rendered to Golden Sky Systems.

     In 1997, F.G. Weary, the father of Rodney A. Weary, loaned $215,000 to Golden Sky Systems at an interest rate of 10% per annum. This loan, together with accrued interest, was repaid by Golden Sky Systems prior to December 31, 1997.

                       DESCRIPTION OF OTHER INDEBTEDNESS

CREDIT FACILITY

     The Amended and Restated Credit Agreement, dated as of May 8, 1998, among Golden Sky Holdings, Golden Sky Systems, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as syndication agent, Fleet National Bank, as administrative agent, and General Electric Capital Corporation, as documentation agent, which governs the Credit Facility was amended in connection with the offering of the outstanding notes. As amended, the Credit Facility provides for a $35.0 million term loan facility and a $115.0 million revolving credit facility, with a $40.0 million sublimit for letters of credit. We have fully utilized the term loan availability. All of the proceeds of borrowings under the term loan facility ("Term Loans") were used to repay existing indebtedness and for working capital purposes. The proceeds of borrowings under the revolving credit facility ("Revolving Loans") may be used to effect acquisitions of rural DIRECTV markets and for general corporate, capital expenditure and working capital purposes. Capitalized terms used in this section but not defined herein have the meaning ascribed to these terms in the Credit Facility.

     The term loan facility is to be repaid in 16 consecutive quarterly installments beginning March 31, 2002, with the remaining balance due December 31, 2005. Each of the quarterly payments due from March 31, 2002 through September 30, 2005 will be in the amount of approximately $88,000, with

$33.7 million due as a bullet payment at maturity on December 31, 2005. Borrowings under the revolving credit facility will be available until September 30, 2005; however, the total revolving loan commitment will be reduced quarterly commencing March 31, 2001 by approximately $1.2 million at the end of each quarter from March 31, 2001 through December 31, 2001, by approximately $3.4 million at the end of each quarter from March 31, 2002 through December 31, 2002, by $6.9 million at the end of each quarter from March 31, 2003 through December 31, 2003, by approximately $8.6 million at the end of each quarter from March 31, 2004 through December 31, 2004, and by $11.5 million from March 31, 2005 through September 30, 2005. The making of each loan under the Credit Facility is subject to the satisfaction of specified conditions, which include not exceeding a specified "borrowing base" based on the number of paying subscribers within the rural DIRECTV markets served by us and in rural DIRECTV markets to be acquired by us. In addition, the Credit Facility provides for mandatory repayments from the net proceeds of sales or other dispositions of capital stock or material assets, and with a percentage of any excess operating cash flow with respect to any fiscal year equal to 75%.

     Borrowings by Golden Sky Systems under the Credit Facility are unconditionally and irrevocably guaranteed by Golden Sky Holdings, us and each of our direct and indirect subsidiaries, excluding South Plains DBS Limited Partnership and DCE Satellite Entertainment, LLC. These borrowings are also secured by (i) a pledge by Golden Sky Holdings of all of our capital stock, (ii) a pledge by us of all of the capital stock of Golden Sky Systems, (iii) an equal and ratable pledge of all of the capital stock of Golden Sky Systems' subsidiaries, (iv) a first priority security interest in all of these subsidiaries' assets, and (v) a collateral assignment of our NRTC Agreements.

     The Credit Facility provides that we may elect that all or a portion of the borrowings under the Credit Facility bear interest at a rate per annum equal to either (i) the Base Rate plus the Applicable Margin or (ii) the Quoted Rate plus the Applicable Margin. When applying the Base Rate with respect to Revolving Loans, the Applicable Margin will be 2.50% per year, less, reduced in some cases by a discount based on our then ratio of Net Adjusted Consolidated EBITDA to Annualized Consolidated EBITDA. When applying the Quoted Rate with respect to Revolving Loans, the Applicable Margin will be 3.75% per year, less a discount based on leverage, if applicable. When applying the Base Rate with respect to Term Loans, the Applicable Margin will be 2.75% per year, less a discount based on leverage, if applicable. When applying the Quoted Rate with respect to Term Loans, the Applicable Margin will be 4.00% per year, less a discount based on leverage, if applicable. As used in this prospectus, the "Base Rate" means the higher of (i) 0.50% in excess of the Federal Funds rate and (ii) the prime lending rate. As used in this prospectus, the "Quoted Rate" means (a) the quotation offered to the Administrative Agent in the New York interbank Eurodollar market for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the interest period applicable to the particular loan as determined by the Administrative Agent's Treasury Funding Management on the date which is two business days prior to the commencement of the interest period in question, divided by (b) a percentage equal to the remainder of 100% minus the then stated maximum rate of all reserve requirements applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System.

     The Credit Facility contains a number of significant covenants that, among other things, limit our ability and the ability of our subsidiaries to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make restricted payments, investments, loans and advances, pay dividends or make other distributions in respect of our capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to our organizational documents or transact with affiliates. In addition, the Credit Facility requires the maintenance of specified financial and operating covenants, including minimum interest coverage ratios and limits on general and administrative expenses.

     Golden Sky Systems is required to pay commitment fees on the unused amounts under the revolving loan commitments. These commitment fees, which will be payable quarterly in arrears, will range from 0.5% per year to 1.25% per year based on our utilization of the commitments.

     Pursuant to an amendment to the NRTC Agreements, we and all other NRTC members and affiliates whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Agreements. The initial amount of the letter of credit issued at our request pursuant to the Credit Facility is equal to three times our single largest monthly invoice from the NRTC, and must be increased as we make additional acquisitions of rural DIRECTV markets and when our obligations to the NRTC exceed the amount of the original letter of credit by 67%.

THE 12 3/8% NOTES

     On July 31, 1998, Golden Sky Systems, our wholly-owned subsidiary, consummated an offering of $195 million aggregate principal amount of its 12 3/8% Notes. Interest on the 12 3/8% Notes is payable in cash semi-annually on February 1 and August 1 of each year, with the first interest payment due February 1, 1999. The 12 3/8% Notes mature on August 1, 2006. The 12 3/8% Notes offering resulted in net proceeds of approximately $189.15 million, after payment of underwriting discounts and other issuance costs aggregating approximately $5.85 million. Approximately $45.2 million of the net proceeds of the 12 3/8% Notes offering were placed in an interest reserve account to fund the first four semi-annual interest payments, through August 1, 2000, on the 12 3/8% Notes.

     The 12 3/8% Notes are unsecured senior subordinated obligations of Golden Sky Systems and are subordinated in right of payment to all of its existing and future senior indebtedness. The 12 3/8% Notes rank equally in right of payment with all other existing and future senior subordinated indebtedness, if any, of Golden Sky Systems and senior in right of payment to all existing and future subordinated indebtedness, if any, of Golden Sky Systems.

     The 12 3/8% Notes are redeemable, in whole or in part, at Golden Sky Systems' option on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, Golden Sky Systems may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the 12 3/8% Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering by us, Golden Sky Holdings or Golden Sky Systems yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings, provided that, in the case of any offering or offerings by Golden Sky Holdings or us, all the net proceeds are contributed to Golden Sky Systems; and provided, further, that immediately after any redemption the aggregate principal amount of the 12 3/8% Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of the 12 3/8% Notes.

     The indenture governing the 12 3/8% Notes contains restrictive covenants that, among other things, impose limitations on our and our subsidiaries' ability to incur additional indebtedness, pay dividends or make restricted payments, enter into transactions with affiliates, incur debt that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 12 3/8% Notes, incur liens, permit restrictions on the ability of our subsidiaries to pay dividends or make restricted payments to us, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. In the event of a change of control, as defined in the 12 3/8% Notes indenture, each holder of the 12 3/8% Notes will have the right to require Golden Sky Systems to purchase all or a portion of the holder's 12 3/8% Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

THE 13 1/2% NOTES

     To the extent that holders of the Outstanding Notes choose not tender their notes in the exchange offer, these non-tendered notes will remain outstanding after the consummation of the exchange offer. The terms of these notes will be identical in all material respects, including principal amount at maturity, yield to maturity and maturity, to the terms of the new notes. However, the Outstanding Notes will continue to be subject to the transfer restrictions contained in the legend which appears on each respective note. After the consummation of this exchange offer, the aggregate principal amount at maturity of any non-tendered Outstanding Notes and the new notes will be $193,100,000. See "Risk Factors -- Completion of the exchange offer may have an adverse effect on your ability to transfer your outstanding notes if you do not tender your notes in the exchange offer" and "Description of the New Notes."

SELLER NOTES

     In connection with the acquisition of our rural DIRECTV market in Clark County, Nevada, we issued a promissory note in favor of TEG-DBS Services, Inc. Under the TEG-DBS note, we are obligated to pay to TEG-DBS the principal sum of $2.5 million, which amount is due and payable on June 12, 1999, together with interest accrued on the unpaid principal amount at the rate of 10% per year, which interest is payable in quarterly installments. Our obligations under the TEG-DBS Note are secured by assets of TEG-DBS acquired by us, as described in the Security Agreement, dated June 12, 1997 between TEG-DBS and our company. As of December 31, 1998, the entire principal amount of the TEG-DBS note was outstanding. A failure by us to make a payment under the TEG-DBS note would entitle TEG-DBS, at its sole option to (i) a late payment penalty equal to 2% of the payment amount or (ii) to accelerate the payment by us of all amounts due under the TEG-DBS note.

     In connection with the acquisition of our rural DIRECTV market in Missoula, Montana, we issued a note payable in favor of Western Montana Entertainment Television, Inc. in the principal amount of $3.75 million, dated December 22, 1997. The Western Montana note bears interest at an annual rate of 7%. Four annual installments of principal and interest of $1,121,868 are payable commencing January 5, 1999. The Western Montana note is secured by a letter of credit.

     In connection with the acquisition of our rural DIRECTV market in Enfield, North Carolina, we issued a note payable in favor of Halifax Electric Membership Corporation in the principal amount of $5.0 million, dated May 8, 1998. The Halifax note bears interest at an annual rate of 7%. Interest is payable in quarterly installments. Principal is payable in equal annual installments of $1.0 million on January 1 of each year, commencing January 1, 1999. The installment payment due January 1, 1999 was paid by Golden Sky Systems at the end of December 1998. The Halifax note is secured by a letter of credit.

     In connection with the acquisition of our rural DIRECTV market in Summerdale, Alabama, we issued a note payable in favor of Baldwin County Electric Membership Corporation in the principal amount of $5.16 million, dated June 29, 1998. The Alabama note bore interest at an annual rate of 8%. Principal and accrued interest was paid, in full, on January 15, 1999.

                          DESCRIPTION OF THE NEW NOTES

     The Outstanding Notes were, and the new notes (the "Notes") will be, issued under the same indenture that governs the outstanding notes (the "Indenture"). The Indenture, which is dated as of February 19, 1999, is between Golden Sky DBS, Inc. and United States Trust Company of New York, as trustee (the "Trustee"). A copy of the form of the Indenture will be made available to holders of the Notes upon request. Upon the effectiveness of the shelf registration statement of which this prospectus is a part, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as that act may have been amended (the "Trust Indenture Act"). The summary of the material provisions of the Indenture in this "Description of the New Notes," is not complete and is qualified by reference to, the Trust Indenture Act, and to all of the provisions of the Indenture, including the definitions of some of the terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. As used in this section, the "Issuer" refers to Golden Sky DBS, Inc. only. The definitions of many of the capitalized terms used in this section are set forth below under "-- Definitions."

GENERAL

     The Notes will be general senior unsecured obligations of the Issuer. The Notes are limited to $193,100,000 aggregate principal amount at maturity and will mature on March 1, 2007. The outstanding notes were issued at a substantial discount from their principal amount at maturity and generated gross proceeds to the Issuer of $100,048,972. Based on the issue price of the Outstanding Notes, the yield to maturity of the Notes is 13 1/2%, calculated on a semi-annual bond equivalent basis, from February 19, 1999. See "Federal Income Tax Considerations."

     Cash interest will not accrue or be payable on the Notes prior to March 1, 2004. After that date, cash interest on the Notes will accrue at a rate of 13 1/2% per year and will be payable semi-annually in arrears on each March 1 and September 1, commencing on September 1, 2004, to the holders of record of the Notes at the close of business on the February 15 and August 15, immediately preceding the relevant interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 1, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 principal amount at maturity and integral multiples thereof. The principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Issuer in the City of New York maintained for these purposes. This office will initially be the corporate trust office of the Trustee. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, but the Issuer may require payment to cover any tax or other governmental charge that may be imposed in connection therewith.

OPTIONAL REDEMPTION

     Optional Redemption. The Issuer, at any time on or after March 1, 2004, may redeem all or part of the Notes at the redemption prices, which are expressed as percentages of principal amount at maturity, set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on March 1 of the years indicated below:

                                                               REDEMPTION
YEAR                                                             PRICE
----                                                           ----------
2004........................................................    106.750%
2005........................................................    103.375%
2006 and thereafter.........................................    100.000%

     Optional Redemption upon Public Equity Offerings. In addition, at any time prior to March 1, 2002, the Issuer may, at its option, redeem up to 35% of the originally issued aggregate principal amount at maturity of the Notes, at a redemption price in cash equal to 113.5% of the Accreted Value of the Notes at the date of redemption solely with the net proceeds of a Public Equity Offering of the Issuer yielding gross proceeds of at least $40 million and any subsequent Public Equity Offerings. At least 65% of the originally issued aggregate principal amount of Notes must remain outstanding after each redemption. The Issuer must give notice of its desire to make any redemption within 60 days of the related Public Equity Offering.

MANDATORY REDEMPTION

     The Issuer will not be required to make any mandatory sinking fund payments in respect of the Notes. However,

     (1) upon a Change of Control, the Issuer will be required to make an offer to purchase all outstanding Notes at a price equal to 101% of the Accreted Value thereof, or if the Change of Control occurs on or after March 1, 2004, the principal amount at maturity thereof, in each ease determined at the date of purchase, plus accrued interest thereon, if any, to the date of purchase, and

     (2) upon an Asset Sale, the Issuer may be obligated to make an offer to purchase all or a portion of the Notes at a price equal to 100% of the Accreted Value thereof, or if the Asset Sale occurs on or after March 1, 2004, the principal amount at maturity thereof, determined at the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase. See "-- Covenants -- Disposition of Proceeds of Asset Sales."

     Selection; Effect of Redemption Notice. In the case of a partial redemption, the Trustee will select the notes for redemption on a pro rata, by lot or other method. Any redemption relating to a Public Equity Offering must be made on a pro rata basis or on as nearly a basis as practicable, subject to DTC procedures. No Notes of a principal amount at maturity of $1,000 or less can be redeemed in part. The Issuer must be mail notice of redemption to the registered address of each holder of Notes by first-class mail at least 30 but not more than 60 days before the redemption date. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new note in a principal amount at maturity equal to the unredeemed portion of the partially redeemed Note, will be issued in the name of the holder thereof upon cancellation of the original Note. Upon giving of a redemption notice, interest on any Notes called for redemption will cease to accrue from and after the date fixed for redemption, unless the Issuer defaults in providing the funds for redemption, and those Notes will cease to be outstanding.

CHANGE OF CONTROL

     The Indenture provides that, following a Change of Control, the Issuer will be obligated, within 30 days after the Change of Control Date, to make an offer to purchase on a business day not later than the 60th day following the Change of Control Date all of the then existing Notes at a purchase price in cash equal to 101% of the Accreted Value of the Notes on the Change of Control payment date. If the Change of Control payment date is on or after March 1, 2004, the Change of Control purchase price must be equal to 101% of the principal amount at maturity of the Notes, plus accrued and unpaid interest thereon, if any, to the Change of Control payment date. The Issuer will be required to purchase all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer.

     Within 30 days following any Change of Control and prior to mailing the notice referred to below, the Indenture provides that the Issuer covenants to either

     (1) repay in full and terminate all commitments under all Indebtedness under the Credit Facility or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and to repay the Indebtedness owed to each lender which has accepted the offer or

     (2) obtain the requisite consents under the Credit Facility to permit the repurchase of the Notes as provided below.

     We will first comply with the covenant in (2) above before we will be required to repurchase Notes as contemplated by the provisions described herein. Our failure to comply with (1) and (2) above constitute an Event of Default described in (4), but not (2) of "-- Events of Default" below.

     In order to effect a Change of Control offer, the Issuer will, not later than the 30th day after the Change of Control date, be obligated to mail to each holder of Notes notice of the Change of Control Offer, which notice will

     (1) govern the terms of the Change of Control Offer and

     (2) will state, among other things, the procedures that holders must follow to accept the Change of Control Offer.

     The Change of Control Offer must remain open for at least 20 business days.

     The occurrence of some of the events that would constitute a Change of Control would also constitute a "Change in Control" or other event of default under the Credit Facility and/or a "Change of Control" under the 12 3/8% Notes Indenture. The Credit Facility contains an event of default upon a "Change of Control" as defined therein and the 12 3/8% Notes Indenture obligates Golden Sky Systems to make an offer to repurchase the 12 3/8% Notes upon a "Change of Control" as defined therein.

     If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay the purchase price for all of the Notes that might be tendered by holders of Notes seeking to accept the Change of Control Offer. If the Issuer fails to purchase all of the Notes tendered for purchase, this failure will constitute an Event of Default under the Indenture. See "-- Events of Default" below.

     The Issuer must comply with all applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Notes are listed, in connection with the repurchase of Notes pursuant to a Change of Control offer. Any violation of the provisions of the Indenture relating to a Change of Control offer occurring as a result of this compliance will not be deemed a Default or an Event of Default under the Indenture.

COVENANTS

     Set forth below are the material covenants that are contained in the Indenture.

     Limitation on Indebtedness of the Issuer. The Indenture provides that the Issuer will not directly or indirectly incur, contingently or otherwise, any Indebtedness (including any Acquired Indebtedness), except that the Issuer may Incur

          (1) Indebtedness of the Issuer evidenced by the Notes and the Indenture,

          (2) Indebtedness represented by a guarantee of

             (a) the Issuer's obligations of amounts outstanding under the Credit Facility and

             (b) Indebtedness of a Restricted Subsidiary Incurred under clauses
        (b)(2), (e), (h) and (i) of the definition of "Permitted Indebtedness," and any refinancing thereof under clause (g) of this definition, pursuant to the covenant "Limitation on Additional Indebtedness of Subsidiaries of the Issuer," and

          (3) Indebtedness of the Issuer the proceeds of which are used solely to refinance Indebtedness Incurred under clause (1) above; provided that

             (a) the principal amount of Indebtedness incurred pursuant to this clause (3), or, if this Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of the Indebtedness, shall not exceed the sum of

                (i) if prior to March 1, 2004, the total Accreted Value or, if on or after March 1, 2004, the aggregate principal amount at maturity of the Notes refinanced, plus

                (ii) the amount of any premium reasonably determined by the Issuer as necessary to accomplish the refinancing by means of a tender offer or privately negotiated purchase, plus

                (iii) the amount of expenses in connection therewith,

             (b) the new Indebtedness shall have an Weighted Average Life to Stated Maturity that is equal to or greater than the remaining Weighted Average Life Stated Maturity of the Indebtedness being refinanced and shall have no scheduled principal payment prior to the 91st day after the Stated Maturity for the final scheduled principal payment of the Indebtedness being refinanced, and

             (c) in the case of any partial refinancing of the Notes, the new Indebtedness shall be unsecured.

     Limitation on Additional Indebtedness of Subsidiaries of the Issuer. The Indenture provides that the Issuer will not permit any Restricted Subsidiary to, directly or indirectly, Incur, contingently or otherwise, any Indebtedness, including any Acquired Indebtedness, other than Permitted Indebtedness. However, the Restricted Subsidiaries will be permitted to Incur Indebtedness, including Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to the Incurrence, including the application of the net proceeds therefrom, the Debt to Operating Cash Flow Ratio of the Issuer would be less than or equal to 6.5 to 1.0.

     Limitation on Restricted Payments. The Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to the Restricted Payment,

          (2) immediately after giving effect to the Restricted Payment, a Restricted Subsidiary would be able to Incur $1.00 of Indebtedness under the Debt to Operating Cash Flow Ratio set forth in the covenant "Limitation on Additional Indebtedness of Subsidiaries of the Issuer," and

          (3) immediately after giving effect to the Restricted Payment, the aggregate amount of all Restricted Payments and Designation Amounts declared or made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication,

             (a) the difference between

                (i) the Cumulative Operating Cash Flow determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of the Restricted Payment and

                (ii) 150% of Cumulative Consolidated Interest Expense determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of the Restricted Payment, plus

             (b) the aggregate net cash proceeds received by the Issuer either

                (i) as capital contributions to the Issuer after the Issue Date or

                (ii) from the issue and sale, other than to a Subsidiary of the Issuer, of its Qualified Equity Interests after the Issue Date, plus

             (c) the aggregate net cash proceeds received by the Issuer or any Restricted Subsidiary after the Issue Date upon the conversion of, or exchange for, Indebtedness of the Issuer or a

        Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Issuer, plus

             (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment, other than an Investment made pursuant to (4) of the following paragraph, made after the Issue Date, an amount, to the extent not included in the computation of Cumulative Operating Cash Flow, equal to the lesser of

                (i) the return of capital with respect to the Investment and

                (ii) the amount of the Investment that was treated as a Restricted Payment, plus

             (e) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below, the Issuer's proportionate interest equal to the Fair Market Value of any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below not to exceed in any case the Designation Amount with respect to the Restricted Subsidiary upon its Designation, minus

             (f) the greater of

                (i) $0 and

                (ii) the Designation Amount, measured as of the date of Designation, with respect to any Subsidiary of the Issuer that has been Designated as an Unrestricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below and minus

             (g) 50% of the aggregate principal amount of outstanding Indebtedness included in the calculation of clause (c) of the definition of Permitted Indebtedness at the time of the Restricted Payment to the extent funded with the net cash proceeds received by the Issuer either

                (i) as capital contributions to the Issuer after the Issue Date or

                (ii) from the issue and sale, other than to a Subsidiary of the Issuer, of its Qualified Equity Interests after the Issue Date.

     For purposes of (b) and (c) above and without duplication and for purposes of the definition of Total Incremental Invested Equity, the value of the aggregate net cash proceeds received by the Issuer upon the issuance of Qualified Equity Interests either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of the Indebtedness, options, warrants or rights plus the incremental cash received by the Issuer upon the conversion, exchange or exercise thereof.

     The provisions of this covenant shall not prohibit

          (1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration the payment would comply with the provisions of the Indenture,

          (2) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Equity Interests of the Issuer

             (a) in exchange for or conversion into or

             (b) out of the net cash proceeds of the substantially concurrent issue and sale, other than to a Subsidiary of the Issuer, of Equity Interests of the Issuer, other than Disqualified Equity Interests; provided that any net cash proceeds pursuant to the immediately preceding subclause (b) are excluded from clause (3)(b) of the preceding paragraph,

          (3) so long as no Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for, including any exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip, or out of the net cash proceeds of a substantially concurrent issue or sale, other than to a Subsidiary of the Issuer, of,

             (a) Equity Interests other than Disqualified Equity Interests of the Issuer; provided that any net cash proceeds, to the extent so used, are excluded from clause (3) of the preceding paragraph, and/or

             (b) other Subordinated Indebtedness, having a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired,

          (4) Investments constituting Restricted Payments in Persons engaged primarily in a Permitted Business in an amount not to exceed $10.0 million outstanding at any time,

          (5) the making of any Investment in or payment of any dividend or distribution by the Issuer to Golden Sky Holdings for bona fide costs and operating expenses of Golden Sky Holdings directly related to the operations of Golden Sky Holdings and its Subsidiaries, and

          (6) the payment of any dividend or distribution by the Issuer to Golden Sky Holdings to enable it to purchase, redeem, or otherwise acquire or retire for value Equity Interests of Golden Sky Holdings held by employees or former employees of the Issuer, or any Subsidiary of the Issuer, or their estates or beneficiaries under their estates, upon death, disability, retirement or termination of employment, not to exceed $1.0 million in any year or $3.0 million in the aggregate since the Issue Date plus, in each case, the amount of the net proceeds received by the Issuer or the Subsidiary from life insurance policies on the life of the employee whose Equity Interests are being purchased, redeemed or otherwise acquired or retired for value.

     In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of the financial statements which would have made the Restricted Payment prohibited at the time that it was made.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (1), (4) and (6) of the second preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (2), (3) and (5) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of the Restricted Payment.

     Ownership of Golden Sky Systems. The Indenture provides that the Issuer will at all times be the legal and beneficial owner, as defined in the Indenture, of 100% of the Capital Stock of Golden Sky Systems.

     Limitation on Liens. The Indenture provides that the Issuer will not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets, whether now owned or acquired after the Issue Date, or any proceeds therefrom, or assign or convey any right to receive income therefrom to secure either

          (1) Subordinated Indebtedness, unless the Notes are secured by a Lien on this property, assets or proceeds that is senior in priority to the Liens securing the Subordinated Indebtedness, or

          (2) any Indebtedness of the Issuer that is not Subordinated Indebtedness, unless the Notes are equally and ratably secured with the Liens securing the other Indebtedness, except, in either case for Liens to secure Indebtedness on cash representing the proceeds of the Indebtedness or Government Securities acquired with the cash and pledged for the purpose of providing for the payment of interest on the Indebtedness and except for Liens to secure the Issuer's guarantee of the Credit Facility and Interest Rate Protection Obligations of a Restricted Subsidiary.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

          (1) pay dividends or make any other distributions to the Issuer or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary,

          (2) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Issuer or any other Restricted Subsidiary, or

          (3) transfer any of its properties or assets to the Issuer or any other Restricted Subsidiary, except for encumbrances or restrictions existing under or by reason of

             (a) restrictions under the 12 3/8% Notes Indenture, as the same may from time to time be modified or amended and restrictions under agreements governing Indebtedness Incurred to refinance the 12 3/8% Notes, or refinancings thereof, in each case, so long as the restrictions as modified or amended or contained in the agreements governing the refinancing Indebtedness, as the case may be, are no less favorable to the holders of the Notes in any material respect than the restrictions under the 12 3/8% Notes Indenture on the Issue Date,

             (b) restrictions under the Credit Facility so long as the restrictions are no less favorable to the holders of the Notes in any material respect than the restrictions under the Credit Facility in effect on the Issue Date,

             (c) restrictions under other agreements governing Indebtedness Incurred in compliance with the Indenture, provided that any restrictions permit the payment of dividends to the Issuer in amounts and at the times necessary to permit the payment of cash interest due on the Notes on and after September 1, 2004, but no permission need apply when a default or event of default in respect of the Indebtedness has occurred and is continuing,

             (d) applicable law,

             (e) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Issuer or any Restricted Subsidiary as in effect at the time of the acquisition, except to the extent the Indebtedness was incurred by the Acquired Person in connection with, as a result of or in contemplation of the acquisition; provided, however, that the encumbrances and restrictions are not applicable to the Issuer or any Restricted Subsidiary, or the properties or assets of the Issuer or any Restricted Subsidiary, other than the Acquired Person,

             (f) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices, including non-assignment provisions in agreements between the Issuer, Golden Sky Systems or any Restricted Subsidiary and the NRTC with respect to direct broadcast satellite services,

             (g) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired, and

             (h) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that the encumbrances and restrictions described in this clause (h) are only applicable to the particular Restricted Subsidiary or assets, as applicable, and any sale or disposition is made in compliance with "-- Disposition of Proceeds of Asset Sales" below to the extent applicable thereto.

     Disposition of Proceeds of Asset Sales. The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless

          (1) the Issuer or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and

          (2) at least 85% of the consideration consists of

             (a) cash or Cash Equivalents,

             (b) properties and capital assets to be used in a Permitted Business and/or

             (c) Equity Interests in one or more Persons that are primarily engaged in a Permitted Business so long as upon the consummation of any sale in accordance with this clause (c), the Person becomes a Wholly Owned Restricted Subsidiary.

     In the case of sales pursuant to clauses (b) and (c) above not involving solely an exchange of a Permitted Business and cash, if any, if the Fair Market Value of the assets sold or otherwise disposed of in a single transaction or series of transactions exceeds $5.0 million, the Issuer must obtain the written opinion from an Independent Financial Advisor, and file the opinion with the Trustee, stating that the terms of the Asset Sale are fair, from a financial point of view, to the Issuer or the Restricted Subsidiary involved in the Asset Sale. The amount of any

          (1) Indebtedness, other than any Subordinated Indebtedness, of the Issuer or any Restricted Subsidiary that is actually assumed by the transferee in the Asset Sale and from which the Issuer and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Issuer or the Restricted Subsidiaries and

          (2) notes or other similar obligations received by the Issuer or the Restricted Subsidiaries from the transferee that are immediately converted, sold or exchanged, or are converted, sold or exchanged within thirty days of the related Asset Sale, by the Issuer or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon the conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Issuer or the Restricted Subsidiaries.

     Notwithstanding the foregoing, during the term of the Notes, the Issuer and the Restricted Subsidiaries may engage in Asset Sales involving up to $10.0 million without complying with clause (2)(b) of the first sentence of this paragraph.

     Notwithstanding the foregoing, the Issuer or the Restricted Subsidiary, as the case may be, may

          (1) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay or purchase or retire Indebtedness of Golden Sky Systems and permanently reduce any related commitment,

          (2) apply the Net Cash Proceeds of any Asset Sale to acquire, construct or improve properties and capital assets to be used on a Permitted Business within 365 days after the receipt thereof, or

          (3) any combination of the foregoing.

     To the extent that all or part of the Net Cash Proceeds of any Asset Sale are not applied, or, in the case of clause (1) above, an offer to purchase or retire the Indebtedness of Golden Sky Systems has not been made, within 365 days of the Asset Sale as described in clause (1) or (2) of the immediately preceding paragraph, the Issuer shall, within 20 days after the 365th day, make an offer to purchase all outstanding Notes, at a purchase price in cash equal to 100% of the Accreted Value of the Notes on the Purchase Date, unless the Purchase Date is on or after March 1, 2004, in which case the purchase price shall be an amount in cash equal to 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, including Additional Interest, if any, thereon, if any, to the Purchase Date; provided, however, that the offer to purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of the Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

     With respect to any offer to purchase effected pursuant to this covenant, to the extent that the principal amount at maturity of the Notes tendered pursuant to the offer to purchase exceeds the net cash proceeds to be applied to the purchase thereof, the Notes shall be purchased pro rata based on the principal amount at maturity of the Notes tendered by each holder.

     In the event that the Issuer makes an offer to purchase the Notes, the Issuer shall comply with any applicable securities laws and regulations, and any violation of the provisions of the Indenture relating to an Offer to Purchase occurring as a result of this compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

     Each holder of Notes shall be entitled to tender all or any portion of the Notes owned by the holder pursuant to an offer to purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount at maturity and subject to any proration among tendering holders as described above.

     Limitation on Issuances and Sales of Preferred Equity Interests by Restricted Subsidiaries. The Indenture provides that the Issuer

          (1) will not permit any Restricted Subsidiary to issue any Preferred Equity Interests, other than to the Issuer or a Restricted Subsidiary, and

          (2) will not permit any Person, other than the Issuer or a Restricted Subsidiary, to own any Preferred Equity Interests of any Restricted Subsidiary.

     Limitations on Conduct of Business of the Issuer and the Restricted Subsidiaries. The Indenture provides that the Issuer will not conduct any trade or business, other than through a Subsidiary and the ownership of Common Stock of Golden Sky Systems, and the Issuer will not permit any of the Restricted subsidiaries to be primarily engaged in any business, except for a Permitted Business.

     Limitation on Transactions with Affiliates. The Indenture provides that the Issuer will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction, or series of related transactions that are similar or part of a common plan, with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Issuer or any officer or director of the Issuer, unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Issuer or the Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5.0 million shall be approved by a majority of the Board of Directors, which approval must be evidenced by a board resolution stating that the Board has determined that the transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $10.0 million or more shall be approved by a majority of the Disinterested Directors. However, in lieu of approval by the Disinterested Directors, the Issuer may obtain a written opinion from an Independent Financial Advisor stating that the terms of the Affiliate Transaction to the Issuer or the Restricted Subsidiary, as the case may be, are fair from a financial point of view.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to

          (1) transactions with or among the Issuer and any Restricted Subsidiary or between or among Restricted Subsidiaries,

          (2) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Issuer entered into in the ordinary course of business, including customary benefits thereunder, and payments under any indemnification arrangements permitted by applicable law,

          (3) any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date, as in effect on the Issue Date,

          (4) any Restricted Payments made in compliance with "-- Limitation on Restricted Payments" above,

          (5) loans, advances and reimbursements to officers, directors and employees of the Issuer and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices,

          (6) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof,

          (7) the sale of products or property by any Person to the Issuer or a Restricted Subsidiary, or by the Issuer or any Restricted Subsidiary to any Person, in the ordinary course of business and consistent with past practice and

          (8) the issuance and sale by Golden Sky Systems of Qualified Equity Interests.

     Reports. The Indenture provides that, whether or not the Issuer has a class of securities registered under the Exchange Act, the Issuer shall furnish without cost to each holder of Notes and file with the Trustee and, following the effectiveness of any Exchange Offer Registration Statement or a Shelf Registration Statement, file with the SEC

          (1) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Issuer, the information required by Form 10-K, or any successor form thereto, under the Exchange Act with respect to the relevant period,

          (2) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, the information required by Form 10-Q, or any successor form thereto, under the Exchange Act with respect to the relevant period and

          (3) any current reports on Form 8-K, or any successor forms, required to be filed under the Exchange Act.

  Designation of Unrestricted Subsidiaries.

     (1) The Issuer may designate after the Issue Date any Subsidiary of the Issuer, other than Golden Sky Systems, as an "Unrestricted Subsidiary" under the Indenture only if

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to the designation,

          (b) at the time of and after giving effect to the designation, Golden Sky Systems could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the proviso in "-- Limitation on Additional Indebtedness of Subsidiaries of the Issuer" above, and

          (c) the Issuer would be permitted to make an Investment, other than a Permitted Investment, at the time of the designation, assuming the effectiveness of the designation, as contemplated by the first paragraph or subclause (4) of the second paragraph of "-- Limitation on Restricted Payments" above in an amount equal to the Fair Market Value of the Issuer's proportionate interest of the Issuer and the Restricted Subsidiaries in the Subsidiary on the applicable date.

     Notwithstanding the above, no Subsidiary of the Issuer shall be designated an Unrestricted Subsidiary if the Subsidiary distributes, directly or indirectly, DIRECTV Services under an agreement with the

NRTC or has any right, title or interest in the revenue or profits in, or holds any Lien in respect of, any agreement with the NRTC.

     Neither the Issuer nor any Restricted Subsidiary shall at any time

          (i) provide credit support for, subject any of its property or assets, other than the Equity Interests of any Unrestricted Subsidiary, to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing the Indebtedness,

          (ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or

          (iii) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may, upon notice, lapse of time or both, declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except, in the case of subclause (i) or (ii), to the extent otherwise permitted under the terms of the Indenture, including, without limitation, pursuant to "-- Limitation on Restricted Payments" above and "-- Disposition of Proceeds of Asset Sales" above.

     (2) The Issuer may revoke any designation of a Subsidiary as an Unrestricted Subsidiary if:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to the revocation; and

          (b) all Liens and Indebtedness of the Unrestricted Subsidiary outstanding immediately following the revocation would, if incurred at the time, have been permitted to be incurred for all purposes of the Indenture.

     All designations and revocations of subsidiaries as Unrestricted Subsidiaries must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     The Issuer shall not consolidate with or merge with or into, whether or not the Issuer is the Surviving Person, any other entity and the Issuer shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Issuer's properties and assets, determined on a consolidated basis for the Issuer and the Restricted Subsidiaries, to any entity in a single transaction or series of related transactions, unless

          (1) either

             (a) the Issuer shall be the Surviving Person or

             (b) the Surviving Person, if other than the Issuer, shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the part of the Issuer,

          (2) immediately thereafter, no Default shall have occurred and be continuing,

          (3) immediately after giving effect to the transaction involving the Incurrence by the Issuer or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness, and treating any Indebtedness not previously an obligation of the Issuer or any Restricted Subsidiary in connection with or as a result of the transaction as having been Incurred at the time of the transaction, the Issuer or the Surviving Person, as applicable, could Incur, on a pro forma basis after giving effect to the transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Issuer are available, at least $1.00 of additional Indebtedness under the proviso in "-- Limitation on Additional Indebtedness of Subsidiaries of the Issuer" above, and

          (4) the Issuer has delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of the transaction; provided, however, that the Issuer may consolidate with or merge with or into Golden Sky Holdings without complying with clause (3) above.

     For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer shall be deemed to be the transfer of all or substantially all the properties and assets of the Issuer.

     In the event of any transaction, other than a lease, described in and complying with the conditions listed above in which the Issuer is not the Surviving Person and the Surviving Person is to assume all of the Obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement under a supplemental indenture, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer and the Issuer shall be discharged from its Obligations under the Indenture and the Notes.

     The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer, and therefore it may be unclear whether the foregoing provisions are applicable.

EVENTS OF DEFAULT

     The "Events of Default" under the Indenture include

          (1) default in the payment of interest on the Notes issued thereunder when it becomes due and payable and continuance of the default for a period of 30 days or more,

          (2) default in the payment of (a) if prior to March 1, 2004, the Accreted Value of, and (b) if on or after March 1, 2004, the principal amount at maturity of and premium, if any, on the Notes when due, including the failure to make a payment to purchase Notes pursuant to a Change of Control Offer,

          (3) default in the performance, or breach, of any covenant described under "-- Covenants -- Disposition of Proceeds of Asset Sales" or
     "-- Consolidation, Merger, Sale of Assets, Etc.,"

          (4) default in the performance, or breach, of any covenant in the Indenture, other than defaults specified in clause (1), (2) or (3) above, and continuance of the default or breach for a period of 30 days or more after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes, in each case, when the notice is deemed received in accordance with the Indenture,

          (5) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $15.0 million or more under which the Issuer or a Restricted Subsidiary is obligated, and either

             (a) the Indebtedness is already due and payable in full and has not been paid in full, and the failure to pay continues for a period of 30 days or more, or

             (b) the failure results in the acceleration of the final maturity of the Indebtedness, which acceleration has not been rescinded prior to any declaration of acceleration of the Notes,

          (6) one or more judgments, orders or decrees, not subject to appeal, for the payment of money of $15.0 million or more, either individually or in the aggregate, in all cases net of amounts covered by insurance for which coverage is not being challenged or denied, shall be entered against the Issuer or any of the Issuer's Significant Restricted Subsidiaries or any of their respective properties and shall not be discharged, paid or stayed within 60 days after the right of appeal has expired, or

          (7) specified events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Issuer or any of the Issuer's Significant Restricted Subsidiaries shall have occurred.

     If an Event of Default with respect to the Notes, other than an Event of Default with respect to the Issuer described in clause (7) of the preceding paragraph, occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes by notice in writing to the Issuer may declare Default Amount of all the outstanding Notes to be due and payable immediately and the Default Amount will become immediately due and payable. If an Event of Default specified in clause (6) of the preceding paragraph with respect to the Issuer occurs under the Indenture, the outstanding Notes will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

     Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (5) above shall have occurred and be continuing, the declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of the Event of Default has been discharged or paid or the Event of Default shall have been cured or waived by the holders of the Indebtedness and written notice of the discharge, cure or waiver, as the case may be, shall have been given to the Trustee by the Issuer or by the requisite holders of the Indebtedness or a trustee, fiduciary or agent for the holders, within 30 days after the declaration of acceleration in respect of the Notes and no other Event of Default shall have occurred which has not been cured or waived during the 30-day period.

     Any declaration of acceleration with respect to the Notes may be annulled as to past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of, premium, if any, or interest on the Notes, upon the conditions provided in the Indenture. For information as to waiver of defaults, see "-- Amendment and Waivers" below.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the outstanding Notes, give the holders of the Notes notice of all uncured Defaults or Events of Default known to it. However, except in the case of an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with "-- Consolidation, Merger, Sale of Assets, Etc." above, the Trustee shall be protected in withholding the notice if and so long as a committee of its trust officers in good faith determines that the withholding of the notice is in the interest of the holders of the Notes.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless

          (1) the holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder,

          (2) the holders of at least 25% of the aggregate principal amount at maturity of the outstanding Notes under the Indenture shall have made written request, and offered reasonable indemnity, to the Trustee to institute the proceeding as Trustee, and

          (3) the Trustee shall have not received from the holders of a majority in aggregate principal amount at maturity of outstanding Notes a direction inconsistent with the request and shall have failed to institute the proceeding within 45 days.

     However, these limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the Default Amount and premium, if any, on a Note on or after the respective due dates expressed in the Note.

     The Issuer will be required to furnish to the Trustee annually a statement as to the performance by it of its obligations under the Indenture and as to any default in performance.

DEFEASANCE

     The Issuer may at any time terminate all of its obligations with respect to the Notes, except for specified obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes as required by the Indenture and to maintain agencies in respect of Notes. The Issuer may at any time terminate its obligations under specified covenants of the Indenture, some of which are described under "-- Covenants" above, and any omission to comply with these obligations shall not constitute a Default with respect to the Notes. To exercise either defeasance or covenant defeasance, the Issuer must irrevocably deposit in trust, for the benefit of the holders of the Notes, with the Trustee money, in United States dollars, or U.S. government obligations, denominated in United States dollars, or a combination thereof, in amounts sufficient to pay the principal at maturity of, and premium, if any, and interest on the Notes to redemption or maturity and comply with other specified conditions, including the delivery of a legal opinion as to specified tax matters.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of Notes, as to all outstanding Notes when either

          (1) all of these Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from the trust, have been delivered to the Trustee for cancellation, or

          (2) (a) all of these Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal amount at maturity of, premium, if any, and accrued interest to the date of deposit,

             (b) the Issuer has paid all sums payable by it under the Indenture, and

             (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an officers' certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENT AND WAIVERS

     From time to time, the Issuer, when authorized by resolutions of the Issuer's Board of Directors, and the Trustee, without the consent of the holders of the Notes, may amend, waive or supplement the Indenture or the Notes for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture and the Notes may be made by the Issuer and the Trustee by supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount at maturity of the outstanding Notes. However, no modification or amendment may, without the consent of the holder of each outstanding Note affected thereby,

          (1) reduce the principal amount at maturity of, change the fixed maturity of, or alter the redemption provisions of, the Notes,

          (2) change the currency in which any Notes or amounts owing thereon are payable,

          (3) reduce the percentage of the aggregate principal amount at maturity outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes,

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes,

          (5) waive a default in payment with respect to the Notes,

          (6) following the occurrence of a Change of Control or an Asset Sale, alter the Issuer's obligation to purchase the Notes in accordance with the Indenture or waive any default in the performance thereof,

          (7) reduce or change the rate or time for payment of interest on the Notes or amend or modify the definition of Accreted Value or

          (8) affect the ranking of the Notes in a manner adverse to the holder of the Notes.

REGARDING THE TRUSTEE

     United States Trust Company of New York will serve as Trustee under the Indenture.

GOVERNING LAW

     The Indenture provides that the Indenture and the Notes will be governed by and construed in accordance with laws of the State of New York without giving effect to principles of conflicts of law.

DEFINITIONS

     Set forth below is a summary of many of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all of these terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at maturity of Notes:

          (1) if the Specified Date is one of the following dates (each a "Semi-Annual Accreted Date"), the amount set forth opposite this date below:

SEMI-ANNUAL                                                    ACCRETED
ACCRETED DATE                                                    VALUE
-------------                                                  ---------
02/19/99....................................................   $  518.12
09/01/99....................................................      555.51
03/01/00....................................................      593.00
09/01/00....................................................      633.03
03/01/01....................................................      675.76
09/01/01....................................................      721.37
03/01/02....................................................      770.07
09/01/02....................................................      822.05
03/01/03....................................................      877.53
09/01/03....................................................      936.77
03/01/04....................................................    1,000.00

          (2) if the Specified Date occurs between two Semi-Annual Accreted Dates, the sum of

             (a) the Accreted Value for the Semi-Annual Accreted Date immediately preceding the Specified Date and

             (b) an amount equal to the product of

                (i) the Accreted Value for the immediately following Semi-Annual Accreted Date less the Accreted Value for the immediately preceding Semi-Annual Accreted Date and

                (ii) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accreted Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

     "Acquired Indebtedness" means Indebtedness of a Person

          (1) assumed in connection with an Acquisition from the Person or

          (2) existing at the time the Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Issuer or any Restricted Subsidiary.

     "Acquired Person" means, with respect to any specified Person, any other Person that merges with or into or becomes a Subsidiary of the specified Person.

     "Acquisition" means

          (1) any capital contribution, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, by the Issuer or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Issuer or any Restricted Subsidiary, in either case pursuant to which the Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Issuer or any Restricted Subsidiary or

          (2) any acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of the Person or which is otherwise outside of the ordinary course of business.

     "Additional Interest" has the meaning provided in the Registration Rights Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control", including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that

          (1) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a Person shall be deemed to be control; and

          (2) no individual, other than a director of the Issuer or an officer of the Issuer with a policy making function, shall be deemed an Affiliate of the Issuer or any of the Issuer's Subsidiaries solely by reason of the individual's employment, position or responsibilities by or with respect to the Issuer or any of the Issuer's Subsidiaries.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease, that has the effect of a disposition, or other disposition, including, without limitation, any merger, consolidation or sale-leaseback transaction, to any Person other than the Issuer or a Restricted Subsidiary, in one transaction or a series of related transactions, of

          (1) any Equity Interest of any Restricted Subsidiary,

          (2) any material license, franchise or other authorization of the Issuer or any Restricted Subsidiary,

          (3) any assets of the Issuer or any Restricted Subsidiary that constitute substantially all of an operating unit or line of business of the Issuer or any Restricted Subsidiary, or

          (4) any other property or asset of the Issuer or any Restricted Subsidiary outside of the ordinary course of business, including the receipt of proceeds paid on account of the loss of or damage to any property or asset, except to the extent used to repurchase or repair the property or asset, and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings.

     The term "Asset Sale" shall not include

          (1) any transaction consummated in compliance with "-- Consolidation, Merger, Sale of Assets, Etc." above and the creation of any Lien not prohibited by "-- Covenants -- Limitation on Liens" above; provided, however, that any transaction consummated in compliance with "-- Consolidation, Merger, Sale of Assets, Etc." above involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Issuer and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Issuer and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in the transaction,

          (2) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be, and

          (3) any transaction consummated in compliance with "-- Covenants -- Limitation on Restricted Payments" above.

     "Board of Directors" means

          (1) in the case of a Person that is a corporation, the board of directors of that Person and

          (2) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body of that Person, or in the case of a limited partnership, of that

     Person's general partner, or in the case of a limited liability company, of that Person's manager, or any authorized committee thereof responsible for the management of the business and affairs of the Person.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means

          (1) any evidence of Indebtedness, with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less, issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof that, provided that the full faith and credit of the United States is pledged in support thereof or the Indebtedness constitutes a general obligation of the United States, have maturities of not more than six months from the date of acquisition,

          (2) time deposits, certificates of deposit or acceptances, with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less, of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits, or any similar capital concept, of not less than $200.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's,

          (3) commercial paper with a maturity of 365 days or less issued by a corporation, other than an Affiliate of the Issuer, organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's and in each case maturing not more than six months after the date of acquisition,

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above and entered into with any bank meeting the qualifications specified in clause
     (2) above, and

          (5) money market funds that invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

     "Change of Control" is defined to mean the occurrence of

          (1) any "person" or "group", as those terms are used in Sections 13(d) and 14(d) of the Exchange Act, excluding Permitted Holders, is or becomes the "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that the person has the right to acquire, whether the right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 50% of the total Voting Equity Interests of the Issuer,

          (2) the Issuer consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Issuer, pursuant to a transaction in which the outstanding Voting Equity Interests of the Issuer are converted into or exchanged for cash, securities or other property, other than any transaction where

             (a) the outstanding Voting Equity Interests of the Issuer are converted into or exchanged for

                (i) Voting Equity Interests, other than Disqualified Equity Interests, of the surviving or transferee corporation or its parent corporation and/or

                (ii) cash, securities and other property in an amount that could be paid by the Issuer as a Restricted Payment under the Indenture and
           (ii) immediately after the transaction no "person" or "group", as those terms are used in Sections 13(d) and 14(d) of the Exchange

           Act, excluding the Permitted Holders, is the "beneficial owner", as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that the person has the right to acquire, whether this right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 50% of the total Voting Equity Interests of the surviving or transferee corporation or its parent corporation, as applicable,

          (3) during any consecutive two-year period, individuals who at the beginning of the period constituted the Board of Directors, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason, other than by action of the Permitted Holders, to constitute a majority of the Board of Directors then in office, or

          (4) the approval by stockholders of the Issuer of any liquidation or dissolution of the Issuer.

     "Change of Control Date" has the meaning set forth under "-- Change of Control" above.

     "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents, however designated and whether voting or nonvoting, of, the Person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of common stock.

     "Consolidated Income Tax Expense" means, with respect to the Issuer for any period, the provision for federal, state, local and foreign income taxes payable by the Issuer and the Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Issuer for any period, without duplication, the sum of

          (1) the interest expense of the Issuer and the Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP, including, without limitation,

             (a) any amortization of debt discount,

             (b) the net cost under Interest Rate Protection Obligations, including any amortization of discounts,

             (c) the interest portion of any deferred payment obligation,

             (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and

             (e) all capitalized interest and all accrued interest,

          (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer and the Restricted Subsidiaries during the period as determined on a consolidated basis in accordance with GAAP, and

          (3) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Issuer during the period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any period, the net income of the Issuer and the Restricted Subsidiaries for the period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating net income, by excluding, without duplication,

          (1) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business, net of taxes, fees and expenses relating to the transaction giving rise thereto, for the period,

          (2) that portion of net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Issuer or any Restricted Subsidiary, subject, in the case of any Restricted Subsidiary, to the provisions of clause (5) of this definition,

          (3) the portion of net income, or loss, allocable to minority interests in any Person, other than a Restricted Subsidiary, for the period, except to the extent actually received in cash by the Issuer or any Restricted Subsidiary, subject, in the case of any Restricted Subsidiary, to the provisions of clause (5) of this definition,

          (4) net income or loss of any other Person combined with the Issuer or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, and

          (5) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time, regardless of any waiver, permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders, except, solely for the purposes of the "Limitation on Additional Indebtedness of Subsidiaries of the Issuer" covenant and for determining the amount available under clause (3) of the "Limitation on Restricted Payments" covenant for a proposed Restricted Payment constituting an Investment, for any restriction in any agreement or instrument governing Indebtedness outstanding on the Issue Date or Incurred in compliance with the Indenture.

     "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for the period increased, without duplication, by the sum of

          (1) Consolidated Income Tax Expense for the period to the extent deducted in determining Consolidated Net Income for the period,

          (2) Consolidated Interest Expense for the period to the extent deducted in determining Consolidated Net Income for the period,

          (3) all dividends on Preferred Equity Interests to the extent not taken into account for computing Consolidated Net Income for the period, and

          (4) depreciation, amortization and any other non-cash items for the period to the extent deducted in determining Consolidated Net Income for the period, other than any non-cash item that requires the accrual of, or a reserve for, cash charges for any future period, of the Issuer and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for the period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income, including the partial or entire reversal of reserves taken in prior periods, except to the extent any of these reserves were not permitted to be added back in the calculation of Consolidated Operating Cash Flow for a prior period pursuant to clause (4) above, for the period.

     "Credit Facility" means the Amended and Restated Credit Agreement dated as of July 7, 1997, amended and restated as of May 8, 1998, among Golden Sky Holdings, Golden Sky Systems, the banks party thereto from time to time, Paribas, formerly known as Banque Paribas, as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto, including, without limitation, any deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements that increase the aggregate amount of commitments or borrowings thereunder or add Subsidiaries of the Issuer as an additional borrower or guarantor thereunder, and any agreements providing therefor, whether by or with the same or any other lender, creditor or group of lenders or creditors, and including related notes, guarantees, security agreements, pledge agreements, mortgages, note agreements, other collateral documents and note agreements and other instruments and agreements executed in connection therewith.

     "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Issuer is available or, if cumulative Consolidated Operating Cash Flow for the period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

     "DBS" means direct broadcast satellite.

     "Debt to Operating Cash Flow Ratio" means the ratio of

          (1) an amount equal to the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to

          (2) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding the Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date,

             (a) any Person that is a Restricted Subsidiary on the Determination Date, or would become a Restricted Subsidiary on the Determination Date in connection with the transaction that requires the determination of Consolidated Operating Cash Flow, will be deemed to have been a Restricted Subsidiary at all times during the Measurement Period,

             (b) any Person that is not a Restricted Subsidiary on the Determination Date, or would cease to be a Restricted Subsidiary on the Determination Date in connection with the transaction that requires the determination of Consolidated Operating Cash Flow, will be deemed not to have been a Restricted Subsidiary at any time during the Measurement Period, and

             (c) if the Issuer or any Restricted Subsidiary shall have in any manner

                (i) acquired, including through an Acquisition or the commencement of activities constituting an operating business, or

                (ii) disposed of, including by way of an Asset Sale or the termination or discontinuance of activities constituting an operating business, any operating business during the Measurement Period or after the end of the period and on or prior to the Determination Date,

     The calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting an operating business, all transactions had been consummated on the first day of the Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting an operating business, all transactions had been consummated prior to the first day of the Measurement Period; provided, however, that the pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that the Person's net income would be excluded pursuant to clause (5) of the definition of Consolidated Net Income.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Default Amount" means,

          (1) prior to March 1, 2004, the Accreted Value of the Notes as of the payment date, and

          (2) after March 1, 2004, the principal amount at maturity thereof, plus, in the case of clause accrued and unpaid interest thereon, if any, to the payment date.

     "Designation" has the meaning set forth in "-- Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Designation Amount" has the meaning set forth in "-- Covenants -- Designation of Unrestricted Subsidiaries" above.

     "DIRECTV Services" means DBS television services and all other video, audio, data packages, "a la carte" programming services and other services offered by DIRECTV, Inc., the predecessor-in-interest of Hughes Communications Galaxy, Inc., or its successors or assigns.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Issuer's Board of Directors other than a director who

          (1) has any material direct or indirect financial interest in or with respect to the transaction or series of related transactions or

          (2) is an employee or officer of the Issuer or an Affiliate that is itself a party to the transaction or series of transactions or an Affiliate of a party to the transaction or series of related transactions.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving the Person (whether or not the Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof, or upon the happening of any event, other than a Change of Control, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in, however designated, corporate stock or other equity participations, including partnership interests, whether general or limited, or member interests in the Person, including any Preferred Equity Interests.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Indebtedness" means any Indebtedness of the Issuer and the Restricted Subsidiaries in existence on the Issue Date until the amounts are repaid.

     "Fair Market Value" means, with respect to any asset, the price, after taking into account any liabilities relating to the assets, that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. However, the Fair Market Value of any asset or assets shall be determined conclusively by the Board of Directors of the Issuer acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Issuer delivered to the Trustee.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States that are applicable at the date of determination and that are consistently applied for all applicable periods.

     "Golden Sky Holdings" means Golden Sky Holdings, Inc. or any successor or assign thereof that owns 100% of the Equity Interests of the Issuer.

     "Golden Sky Systems" means Golden Sky Systems, Inc., a Wholly Owned Restricted subsidiary.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States are pledged.

     "guarantee" means, as applied to any obligation,

          (1) a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, of any part or all of the obligation and

          (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance, or payment of damages in the event of non-performance, of all or any part of the obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve specified levels of operating results.

     "High Power Satellite Transmission Business" means the business of the acquisition, transmission or sale of programming in the high power DBS business utilizing broadcast satellite service, including any provision of these services to cable operators or other media providers, which may utilize all or part of satellites owned by DIRECTV, Inc. and all other activities relating thereto or arising therefrom.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur, including by conversion, exchange or otherwise, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Indebtedness or other obligation on the balance sheet of the Person, and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing.

     "Indebtedness" means, without duplication, with respect to any Person, whether recourse is to all or a portion of the assets of the Person and whether or not contingent,

          (1) every obligation of the Person for money borrowed,

          (2) every obligation of the Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (3) every reimbursement obligation of the Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Person,

          (4) every obligation of the Person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith,

          (5) every Capital Lease Obligation of the Person,

          (6) every net obligation under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and other agreements or arrangements designed to protect the Person against fluctuations in interest rates,

          (7) every obligation of the type referred to in clauses (1) through
     (6) of another Person and all dividends of another Person the payment of which, in either case, the Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, and

          (8) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1) through (7) above.

     The term "Indebtedness'

          (1) shall never be calculated taking into account any cash and Cash Equivalents held by the Person,

          (2) shall not include obligations of any Person

             (a) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that the obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line,

             (b) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and

             (c) under standby letters of credit to the extent collateralized by cash or Cash Equivalents,

          (3) to the extent that it provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination,

          (4) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Issuer or any Restricted Subsidiary, and

          (5) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, Incurred in the ordinary course of business, including standby letters of credit securing obligations to the NRTC Incurred in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings, other than obligations under or in respect of any direct or indirect credit support for obligations of any Unrestricted Subsidiary.

     "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm or consultant with experience advising DBS businesses that is, in the judgment of the Issuer's Board of Directors, qualified to perform the task for which it has been engaged

          (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Issuer and

          (2) that, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of the Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to the Person, whether voluntary or involuntary.

     "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of the Person under

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and

          (2) other agreements or arrangements designed to protect the Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to, by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In no event will the issuance by the Issuer of Qualified Equity

Interests of the Issuer in exchange for any capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness constitute an Investment. The amount of any Investment shall be

          (1) the original cost of the Investment, plus

          (2) the cost of all additions thereto, and minus

          (3) the amount of any portion of the Investment repaid to the Person in cash or other property or assets that would not otherwise constitute an Investment as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to the Investment.

     In determining the amount of any Investment or any repayment in respect of an Investment involving a transfer of any property or asset other than cash, the property shall be valued at its Fair Market Value at the time of the transfer, as determined in good faith by the Board of Directors, or comparable body, of the Person making the transfer or receiving the repayment.

     "Investment Grade" means, with respect to a security, that the security is rated by at least two nationally recognized statistical rating organizations in one of each organization's four highest generic rating categories.

     "Issue Date" means the original issue date of the outstanding notes.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind, including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

     "Marketable Securities" means

          (1) Government Securities,

          (2) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution,

          (3) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation, other than an Affiliate of the Issuer, with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution,

          (4) any bankers' acceptances or money market deposit accounts issued or offered by an Eligible Institution, and

          (5) any fund investing substantially in investments of the types described in clauses (1) through (4) above.

     "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of

          (1) the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, and any relocation expenses incurred as a result thereof,

          (2) taxes paid or payable as a result thereof, after taking into account any available tax credits or deductions and any tax sharing arrangements,

          (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of the Asset Sale,

          (4) amounts deemed, in good faith, appropriate by the Board of Directors of the Issuer to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets that are the subject of the Asset Sale, provided that the amount of any reserves shall be deemed to constitute Net Cash Proceeds at the time the reserves shall have been released or are not otherwise required to be retained as a reserve, and

          (5) with respect to Asset Sales by Restricted Subsidiaries, the portion of the cash payments attributable to Persons holding a minority interest in the Restricted Subsidiary.

     "NRTC" means the National Rural Telecommunications Cooperative and any successor entity to it.

     "Obligations" means any principal, interest, including, without limitation, Post-Petition Interest, premium, penalties, fees, indemnification's, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness, including the Notes.

     "Offer" has the meaning set forth under "-- Covenants -- Disposition of Proceeds of Asset Sales."

     "Permitted Acquisition Deposits" means any advance or payment of funds, whether as consideration for an option to purchase or as a deposit, binder or earnest money, whether or not refundable, and whether or not made into escrow, made pursuant to any written agreement, term sheet, letter of intent or other instrument providing for the Acquisition of any High Power Satellite Transmission Business.

     "Permitted Business" means those businesses in which the Issuer and the Restricted Subsidiaries are engaged on the Issue Date or business reasonably related thereto, including, without limitation, the High Power Satellite Transmission Business and the business of satellite data transmission.

     "Permitted Holders" any of

          (1) means Burr, Egan, Deleage & Co., Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners LLC and

          (2) their respective Affiliates.

     "Permitted Indebtedness" means the following Indebtedness, each of which shall be given independent effect:

          (1) Indebtedness of any Restricted Subsidiary outstanding on the Issue Date;

          (2) (a) Indebtedness under the Credit Facility of any Restricted Subsidiary, and, without duplication, any guarantee thereof by any other Restricted Subsidiary, Incurred in an aggregate principal amount at any one time outstanding not to exceed $150.0 million, which amount shall be reduced by

                (i) any permanent reduction of commitments thereunder and

                (ii) any other repayment accompanied by a permanent reduction of commitments thereunder, other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than the amounts immediately thereafter, and

             (b) Indebtedness of any Restricted Subsidiary, and, without duplication, any guarantee thereof by any other Restricted Subsidiary, Incurred to fund Acquisitions of Permitted Businesses, Capital Lease Obligations, Investments permitted under the Indenture and working capital to support a Permitted Business in an aggregate principal amount at any one time outstanding not to exceed $65.0 million, which amount shall be reduced by any permanent reduction of commitments thereunder,

          (3) Indebtedness of Golden Sky Systems to the extent that, at the time of and after giving effect to the Incurrence thereof, the total aggregate principal amount of Indebtedness Incurred under this clause (3) and any refinancing thereof, whether initial or successive, Incurred pursuant to and otherwise Incurred in compliance with the Indenture would not exceed 200% of Total Incremental Invested Equity, which includes the contributed proceeds from the issuance of the Notes;

          (4) Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any Restricted Subsidiary; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (4) shall be deemed to have occurred upon

             (a) any sale or other disposition of any Indebtedness of any Restricted Subsidiary referred to in this clause (4) to a Person, other than the Issuer or any other Restricted Subsidiary, or

             (b) the Designation of a Restricted Subsidiary that holds Indebtedness of any other Restricted Subsidiary as an Unrestricted Subsidiary,

          (5) Interest Rate Protection Obligations of any Restricted Subsidiary relating to Indebtedness of a Restricted Subsidiary, which Indebtedness (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be Incurred under this covenant, and guarantees by any Restricted Subsidiary thereof; provided, however, that the notional principal amount of the Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which the Interest Rate Protection Obligations relate,

          (6) indemnification obligations of any Restricted Subsidiary and guarantees thereof under agreements providing for the disposition of assets or one or more businesses or Restricted Subsidiaries; provided, however, that these obligations do not exceed at any time the Fair Market Value of the gross proceeds received by the Restricted Subsidiaries for the disposition,

          (7) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Debt to Operating Cash Flow Ratio of the covenant "Limitation on Additional Indebtedness of Subsidiaries of the Issuer" or clause (1), (2)(b), (8) or (9) of this definition, provided, however, that

             (a) any refinancing shall not exceed the sum of the principal amount, or, if the Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of the refinancing, an amount no greater than the lesser amount, of the Indebtedness being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of an reasonably determined prepayment premium necessary to accomplish the refinancing and the reasonable fees and expenses incurred in connection therewith,

             (b) Indebtedness representing a refinancing of Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, and

             (c) with respect to any refinancing of Indebtedness Incurred pursuant to subparagraph (8) or (9) of this definition, the refinancing pursuant to this clause (7) shall also be deemed to be Incurred pursuant to clause (8) or (9), as the case may be, of this paragraph; for the avoidance of doubt, the result of which is that a refinancing does not create new debt incurrence capacity under these clauses,

          (8) Indebtedness of any Restricted Subsidiary Incurred to finance the acquisition of the exclusive right to distribute DIRECTV Services within designated rural DIRECTV markets; provided, however, that the Indebtedness shall be Permitted Indebtedness under this subparagraph (8) in an amount not greater than the face amount of any letter of credit issued under the Credit Facility to support the Indebtedness, it being understood that the issuance of the letter of credit, but only for so long as the letter of credit remains outstanding, constitutes a reduction in the amount of Permitted Indebtedness available to be Incurred under clause (2) of this definition, and

          (9) in addition to the items referred to in subparagraphs (1) through
     (8) above, Indebtedness of any of the Restricted Subsidiaries, including any Indebtedness under the Credit Facility that utilizes this clause (9), having an aggregate principal amount for the Restricted Subsidiaries not to exceed $25.0 million at any time outstanding.

     Indebtedness of any Person or any of its Subsidiaries existing at the time the Person becomes a Restricted Subsidiary, or is merged into or consolidated with the Issuer or any Restricted Subsidiary, whether or not the Indebtedness was Incurred in connection with, or in contemplation of, the Person becoming a Restricted Subsidiary, or being merged into or consolidated with the Issuer or any Restricted Subsidiary, shall be deemed Incurred at the time any Person becomes a Restricted Subsidiary or merges into or consolidates with the Issuer or any Restricted Subsidiary.

     "Permitted Investments" means

          (1) Cash Equivalents,

          (2) Investments by the Issuer or any Restricted Subsidiary in any Person that is or will become immediately after the Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary,

          (3) Investments in the Issuer by any Restricted Subsidiary,

          (4) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits,

          (5) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding,

          (6) Interest Rate Protection Obligations,

          (7) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "-- Covenants -- Disposition of Proceeds of Asset Sales" above not to exceed 25% of the total consideration for the Asset Sales, determined and computed as set forth under "-- Covenants -- Disposition of Proceeds of Asset Sales",

          (8) transactions with officers, directors and employees of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business, including compensation or employee benefit arrangements with any director or employee, and consistent with past business practices,

          (9) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any amendment, extension, renewal or modification does not require the Issuer or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith, and

          (10) Permitted Acquisition Deposits.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes, however designated, that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Person, over Equity Interests of any other class in the Person.

     "principal amount at maturity" means $1,000 per $1,000 face amount of the Notes.

     "Public Equity Offering" means an underwritten public offering of Equity Interests, other than Disqualified Equity Interests, of the Issuer made on a primary basis by the Issuer pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act.

     "Purchase Money Indebtedness" means Indebtedness of any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property. However, the aggregate principal amount of the Indebtedness must not exceed the lesser of the Fair Market Value of the property or the purchase price or cost, including any refinancing of the Indebtedness that does not increase the aggregate principal amount, or accreted amount, if less, thereof as of the date of refinancing.

     "Qualified Equity Interest" in any Person means any Equity Interest in the Person other than any Disqualified Equity Interest.

     "Restricted Payment" means any of the following

          (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any payment made to the direct or indirect holders of Equity Interests of the Issuer, other than dividends or distributions payable solely in Equity Interests, other than Disqualified Equity Interests, of the Issuer, or in options, warrants or other rights to purchase Equity Interests, other than Disqualified Equity Interests, of the Issuer,

          (2) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer, other than any Equity Interests owned by the Issuer or a Wholly Owned Restricted Subsidiary,

          (3) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness, other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary, or

          (4) the making by the Issuer or any Restricted Subsidiary of any Investment, other than a Permitted Investment, in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Issuer that has not been designated by the Board of Directors of the Issuer, by a resolution of the Board of Directors of the Issuer delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "-- Covenants -- Designation of Unrestricted Subsidiaries" above. Any designation of a Subsidiary as an Unrestricted Subsidiary may be revoked by a resolution of the Board of Directors of the Issuer delivered to the Trustee, subject to the provisions of the covenant.

     "SEC" means the Securities and Exchange Commission.

     "Seller Notes" means any promissory notes issued by a Restricted Subsidiary to any Person selling any assets or properties to the Issuer or any Restricted Subsidiary in an Acquisition, including those outstanding on the Issue Date.

     "Significant Restricted Subsidiary" means, at any date of determination,

          (1) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries,

             (a) for the most recent fiscal year of the Issuer accounted for more than 5.0% of the consolidated revenues of the Issuer and the Restricted Subsidiaries or

             (b) as of the end of the most recent fiscal year owned more than 5.0% of the consolidated assets of the Issuer and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Issuer and the Restricted Subsidiaries for that year prepared in conformity with GAAP, and

          (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (5), (7) or (8) of "-- Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (1) of this definition.

     "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in the Note as the fixed date on which the principal of the Note or the installment of interest is due and payable.

     "Subordinated Indebtedness" means, with respect to the Issuer, Indebtedness of the Issuer that is expressly subordinated in right of payment to the Notes.

     "Subsidiary" means, with respect to any Person,

          (1) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by the Person, or

          (2) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by the first named Person.

     "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Issuer and the Restricted Subsidiaries outstanding as of the date of determination.

     "Total Incremental Invested Equity" means, at any date of determination, the sum of, without duplication,

          (1) the aggregate net cash proceeds received by Golden Sky Systems either

             (a) as capital contributions to Golden Sky Systems on or after the Issue Date, including any capital contributions made out of the proceeds from the issuance of the Notes, or

             (b) from the issue and sale, other than to a Subsidiary of Golden Sky Systems by Golden Sky Systems, of its Qualified Equity Interests after the Issue Date, plus

          (2) the aggregate net proceeds received by Golden Sky Systems or any other Restricted Subsidiary after the Issue Date from the issuance, other than to a Subsidiary of Golden Sky Systems, of Qualified Equity Interests upon the conversion of, or in exchange for, Indebtedness of Golden Sky Systems or another Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of Golden Sky Systems, minus

          (3) the aggregate amount of all Restricted Payments made on or after the Issue Date and all Designation Amounts arising after the Issue Date, but only to the extent the amount set forth in this clause (3) would exceed the amount determined under subclause (a) of clause (3) of the first paragraph under the "Limitation on Restricted Payments" covenant, plus

          (4) in the case of the disposition or repayment of any Investment which has been deducted pursuant to clause (3) of this definition, an amount equal to the lesser of the return of capital with respect to the Investment and the amount of the Investment which has been deducted pursuant to clause (3), plus

          (5) in the case of any Revocation with respect to any Subsidiary that was made the subject of Designation after the Issue Date and as to which a Designation Amount has been deducted pursuant to clause (3) of this definition, an amount equal to the lesser of the Designation Amount or the Fair Market Value of the Investment of Golden Sky Systems and the other Restricted Subsidiaries in the Subsidiary at the time of Revocation.

     "12 3/8% Notes" means the $195,000,000 aggregate principal amount of 12 3/8% Senior Subordinated Notes due 2006 of Golden Sky Systems.

     "12 3/8% Notes Indenture" means the indenture dated July 31, 1998 governing the 12 3/8% Notes.

     "Unrestricted Subsidiary" means any Subsidiary of the Issuer designated as an Unrestricted Subsidiary pursuant to "-- Covenants -- Designation of Unrestricted Subsidiaries" above. Any designation of a subsidiary as an Unrestricted Subsidiary may be revoked by a resolution of the Board of Directors of the Issuer delivered to the Trustee, subject to the provisions of "-- Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of the corporation or the Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (1) the sum of the products obtained by multiplying

             (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by

             (b) the number of years, calculated to the nearest one-twelfth, that will elapse between that date and the making of the payment, by

          (2) the then outstanding aggregate principal amount of the Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests, other than directors' qualifying shares, of which are owned, directly or indirectly, by the Issuer.

                         BOOK ENTRY; DELIVERY AND FORM

     The Outstanding Notes were initially issued in the form of

          (1) in the case of Outstanding Notes initially purchased by "qualified institutional buyers", as defined in Rule 144A under the Securities Act, two permanent global certificates in definitive, fully registered form, and

          (2) in the case of Outstanding Notes initially purchased by non-U.S. persons in reliance on Regulation S under the Securities Act, by a single permanent global certificate in definitive, fully registered form.

     On the closing date of the offering of the Outstanding Notes, we deposited these global certificates representing the Outstanding Notes with The Depository Trust Corporation (DTC). These global certificates were registered in the name of Cede & Co., as nominee of DTC. The new notes exchanged for the Outstanding Notes will be represented by two, permanent global certificates in definitive, fully registered form (collectively, the "Global Note"). Upon the completion of this exchange offer, the Global Note will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC.

     The Global Note. Pursuant to procedures established by DTC,

          (1) upon the issuance of the Global Note, DTC or its custodian will credit, for the respective accounts of each holder of new notes who has an account with DTC ("DTC participants"), on its internal records, the principal amount at maturity of new notes beneficially owned by the DTC participant and represented by the Global Note, and

          (2) ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to the interests of DTC participants, and the records of DTC participants, with respect to interests of persons other than DTC participants who hold those interests through DTC participants.

     Initially, ownership of beneficial interests in the Global Note will be limited to persons who are DTC participants or persons who hold interests through DTC participants.

     So long as DTC, or its nominee, is the registered owner or holder of the new notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the Global Note for all purposes under the indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures and the procedures provided for under the indenture.

     Payments of the principal of, premium, if any, and interest on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the trustee, any paying agent under the indenture or our company has any responsibility or liability for any aspect of:

     - the records relating to beneficial ownership interests in the Global Note

     - payments made on account of beneficial ownership interests in the Global Note, or

     - maintaining, supervising or reviewing any records relating to that beneficial ownership interest.

     DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Note, will credit DTC participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of the Global Note as shown on the records of DTC or its nominee. Payments by DTC participants to owners of beneficial interests in the Global Note held through DTC participants are governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for customers. These payments are the responsibility of the DTC participants.

     Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a certificated note for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge these securities, the holder will need to transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures described in the indenture.

     DTC has advised us that it will take action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more DTC participants to whose account the DTC interests in the Global Note are credited and only in respect of that portion of the aggregate principal amount at maturity of notes as to which the DTC participant or DTC participants has or have given that direction. However, if there is an event of default under the indenture, DTC will exchange the Global Note for certificated securities, which it will distribute to its participants.

     DTC has advised us that it:

          (1) is a limited purpose trust company organized under the laws of the State of New York,

          (2) is a member of the Federal Reserve System,

          (3) is a "clearing corporation" within the meaning of the Uniform Commercial Code,

          (4) is a "Clearing Agency" registered pursuant to the provisions of
     Section 17A of the Exchange Act, and

          (5) was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

     DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is available to others including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Note among DTC participants, it is under no obligation to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by us within 90 days, certificated securities will be issued in exchange for the Global Note.

SAME-DAY SETTLEMENT AND PAYMENT

     The indenture requires that payments in respect of the outstanding notes be made in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the new notes are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-day Funds Settlement System, and any permitted secondary market trading activity in the new notes will therefore be required by the Depositary to be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement arrangements on trading activity in the new notes.

TRANSFER AND EXCHANGE

     A holder of new notes will be permitted to transfer or exchange its new notes in accordance with the indenture. The registrar under the indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any new note selected for redemption. Also, the registrar is not required to transfer or exchange any new note for a period of 15 days before a selection of the new notes to be redeemed.

     The registered holder of a new note will be treated as the owner of it for all purposes.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes, subject to the limitations set forth below, the material U.S. federal income tax consequences associated with this exchange offer and the acquisition, ownership and disposition of the new notes. The discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"), all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the validity of the statements and conclusions set forth below. Any of these changes or interpretations may be retroactive and could adversely affect a holder of the outstanding notes or the new notes. This discussion assumes that the outstanding notes and the new notes are or will be held as capital assets, as defined in
Section 1221 of the Code, by the holders thereof. Except as otherwise described herein, this discussion applies only to a holder who purchased notes for cash at the "issue price", as defined below, and who is:

          (1) a citizen or resident of the United States for United States federal income tax purposes,

          (2) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof,

          (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or

          (4) a trust that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code (a "U.S. Holder").

     The following discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, including non-U.S. holders who realize income or gain in respect of the new notes which is effectively connected with their conduct of a U.S. trade or business, nor does it discuss the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, like some types of financial institutions, insurance companies, dealers in securities, persons who hold the new notes through partnerships or other pass-through entities, tax-exempt organizations, or persons that hold new notes as part of a straddle or a hedging or conversion transaction. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     THE FOLLOWING DISCUSSION IS FOR YOUR GENERAL INFORMATION ONLY. YOU ARE STRONGLY URGED TO CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF YOUR PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THIS EXCHANGE OFFER AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

EXCHANGE OF NOTES

     The exchange of outstanding notes for new notes pursuant to this exchange offer should not be treated as an "exchange" for federal income tax purposes, because the new notes should not be considered to differ materially in kind or extent from the outstanding notes. Rather, the new notes received by a holder of outstanding notes should be treated as a continuation of the outstanding notes in the hands of the holder. As a result, there will be no federal income tax consequences to a holder exchanging outstanding notes for new notes pursuant to this exchange offer. A holder shall have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

ORIGINAL ISSUE DISCOUNT

  General

     The new notes will be treated as issued with original issue discount ("OID"), and each U.S. Holder is required to include in income, in each year, regardless of whether the U.S. Holder is a cash or accrual basis taxpayer, in advance of the receipt of cash payments on the notes, that portion of the OID, computed on a constant yield-to-maturity basis, attributable to each day during the year in which the U.S. Holder held the notes.

  The Amount of Original Issue Discount

     The amount of OID with respect to each new note is equal to the excess of
(1) its "stated redemption price at maturity" over (2) the "issue price" of the outstanding note exchanged therefor. Under the OID Regulations, the "issue price" is the initial offering price to the public, not including any bond house, broker or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler, at which a substantial amount of the outstanding notes were sold, and the "stated redemption price at maturity" of each new note is the sum of all cash payments, whether denominated as principal or interest, provided by the note.

  Taxation of Original Issue Discount

     Except as described below in the section entitled "High Yield Discount Obligations," a U.S. Holder of a debt instrument issued with OID is required to include in gross income, generally as ordinary interest income, for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of the OID for all days during the taxable year on which the holder holds the debt instrument. The daily portions of OID required to be included in a holder's gross income in a taxable year is determined upon a constant yield-to-maturity basis by allocating to each day during the taxable year on which the holder holds the debt instrument a pro rata portion of the OID on the debt instrument which is attributable to the "accrual period", generally the period between interest payment or compounding dates, in which the day is included. The amount of the OID attributable to each "accrual period" is the product of (1) the "adjusted issue price" at the beginning of the accrual period and (2) the "yield to maturity" of the debt instrument, stated in a manner appropriately taking into account the length of the accrual period. The "adjusted issue price" of each new note at the beginning of an accrual period generally will be equal to the issue price of the outstanding note exchanged therefor plus the aggregate amount of OID that accrued in all prior accrual periods, less any cash payments that have been made on the outstanding note or the new note. Payments on the new notes are not separately included in a U.S. Holder's income as interest, but rather are treated first as payments of previously accrued and unpaid OID and then as payments of principal.

  Effect of Mandatory and Optional Redemptions on OID

     We do not intend to treat the possibility of an optional or mandatory redemption or repurchase of the new notes as giving rise to any additional accrual of OID or recognition of ordinary income upon redemption, sale or exchange of a new note. U.S. Holders may wish to consider the portion of the OID Regulations regarding the treatment of contingencies and may wish to consult their tax advisors in this regard.

SALE, EXCHANGE OR REDEMPTION

     Unless a nonrecognition provision applies, the sale, exchange, redemption, including pursuant to an offer by us, or other disposition of a new note is a taxable event for U.S. federal income tax purposes. In this event, a U.S. Holder will recognize gain or loss equal to the difference between (1) the amount of cash plus the fair market value of any property received upon the sale, exchange, redemption or other taxable disposition and (2) the U.S. Holder's adjusted tax basis therein. A U.S. Holder's adjusted tax basis in a new note generally will equal the cost to the U.S. Holder of the outstanding note exchanged therefor, increased by the amount of OID previously included in the U.S. Holder's income with respect to the new note and decreased by the amount of any principal or interest payments previously received by the U.S. Holder on the note. Gain or loss realized on a sale, exchange, redemption or other taxable disposition of the new note should be capital gain or loss and will be long-term capital gain or loss if the note has been held by the U.S. Holder for more than one year at the time of the sale, exchange, redemption or other taxable disposition. The maximum rate of tax on long-term capital gains on capital assets held by an individual for more than one year generally is 20%. The deductibility of capital losses is subject to limitations.

HIGH-YIELD DISCOUNT OBLIGATIONS

     The new notes will constitute "applicable high yield discount obligations" ("AHYDOs") since the yield to maturity of the notes equals or exceeds the sum of the "applicable federal rate" in effect at the time of the issuance of the notes (the "AFR") plus five percentage points and the new notes are issued with "significant original issue discount." Accordingly, we generally may not deduct any portion of OID on the obligations until this portion of OID is actually paid. In addition, since the yield-to-maturity of the new notes exceeds the sum of the AFR plus six percentage points, a portion of the OID on the notes, generally equal to the product of the total OID on the notes times the ratio of
(1) the excess of the yield to maturity over the sum of the AFR plus six percentage points to (2) the yield to maturity, will not be deductible by us at any time (the "non-deductible portion"). To the extent that the non-deductible portion of OID would have been treated as a dividend if it had been distributed with respect to our stock, this portion of OID will be treated as a dividend to holders of the new notes for purposes of the rules relating to the dividends received deduction for corporate holders.

NON-U.S. HOLDERS

     Payments of principal, if any, and interest, including OID, by us or our agent to any holder who is a beneficial owner of a new note and who holds the new note as a capital asset but who is not a U.S. Holder are not subject to U.S. federal income or withholding tax provided, in the case of interest, including OID, that:

          (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through stock ownership, and

          (2) the holder either (A) certifies to us or our agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address, or (B) is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and certifies to us or our agent, under penalties of perjury, that the certification described in clause (A) hereof has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner and furnishes us with a copy thereof.

     A holder of a new note who is not a U.S. Holder, and who does not meet the requirements of (1) or (2) above, would generally be subject to U.S. federal withholding tax at a flat rate of 30%, or a lower applicable treaty rate, on payments of interest, including OID, on the notes.

     Treasury Regulations recently issued by the IRS, which will be effective January 1, 2000, make modifications to the certification procedures applicable to non-U.S. Holders. In general, these regulations unify certification procedures and forms and clarify and modify reliance standards. A non-U.S. Holder should consult its own advisor regarding the effect of the new Treasury Regulations.

     Any capital gain realized upon the sale, exchange, redemption or other disposition of a new note by a holder who is not a U.S. Holder and who holds the note as a capital asset is not subject to U.S. federal income or withholding taxes unless, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, redemption or other disposition and other specified conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING FOR U.S. AND NON-U.S. HOLDERS

     Noncorporate U.S. Holders may be subject to backup withholding at a rate of 31% on payments of principal and interest, including OID, on, and the proceeds of a disposition of, a new note. Backup withholding will apply only if the U.S. Holder (1) fails to furnish its Taxpayer Identification Number ("TIN") which, in the case of an individual, would be his or her Social Security number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends or (4) under specified circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption if applicable.

     Treasury Regulations provide that backup withholding will not apply to payments on the new notes by us to a non-U.S. Holder if the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption provided that neither we nor our paying agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exception are not, in fact, satisfied.

     The payment of the proceeds from the disposition of new notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to possible backup withholding unless the owner certifies as to its non-U.S. Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. Backup withholding will not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person, absent actual knowledge that the payee is U.S. person. For purposes of this paragraph, a "U.S. related person" is (1) a "controlled foreign corporation" for U.S. federal income tax purposes, (2) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for any part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a U.S. trade or business, or (3) with respect to payments made after December 31, 1999, a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. persons or is engaged in the conduct of a U.S. trade or business. Treasury Regulations provide a number of presumptions under which a non-U.S. Holder will be subject to backup withholding unless the non-U.S. Holder provides a certification as to its non-U.S. Holder status.

     The amount of any backup withholding from a payment to a U.S. Holder or a non-U.S. Holder will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

     We will furnish annually to the IRS and to record holders of the new notes, other than with respect to exempt holders, information relating to the stated interest and the OID accruing during the calendar year. This information will be based on the amount of OID that would have accrued to a holder who acquired the note on original issue.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes if the outstanding notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of 90 days after the date of the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale of notes. In addition, for a period of 90 days after the expiration date, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time:

     - in one or more transactions in the over-the-counter market,

     - in negotiated transactions,

     - through the writing of options on the new notes, or

     - through a combination of these methods of resale.

     Resales of new notes may be at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any these new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. If a broker or dealer is deemed to be an underwriter, any profit on any resale of new notes and any commissions or concessions received by that person may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal requires any broker-dealer who exchanges outstanding notes for new notes to acknowledge that it will deliver a prospectus. A broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act solely by virtue of making that acknowledgment. We have no arrangement or understanding with any broker or dealer to distribute the new notes issued in the exchange offer.

     For a period of 90 days after the expiration date of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in its letter of transmittal.

                                 LEGAL MATTERS

     The validity of the new notes will be passed upon for us by Reboul, MacMurray, Hewitt, Maynard & Kristol, New York, New York.

                                    EXPERTS

     The following financial statements appearing in this prospectus have been audited by KPMG LLP, independent auditors, as stated in their reports, and are included herein in reliance upon their reports:

          (1) Golden Sky DBS's balance sheet as of February 2, 1999, the date of its inception,

          (2) our consolidated financial statements for the period from Golden Sky Systems' inception on June 25, 1996, to December 31, 1996, and for the years ended December 31, 1997 and 1998.

     The financial statements of Western Montana DBS, Inc. dba Rocky Mountain DBS as of and for the year ended December 31, 1997 have been audited by Loucks & Glassley, pllp, independent auditors, as stated in their report, and are included herein in reliance upon their report.



     The financial statements of Triangle Communication System, Inc. for each of the years in the three-year period ended December 31, 1997 have been audited by Eide Helmeke PLLP, independent auditors, as stated in their report, and are included herein in reliance upon their report.



     The financial statements of Direct Broadcast Satellite, a segment of Nemont Communications Inc., for the year ended December 31, 1997 have been audited by CHMS, P.C., independent auditors, as stated in their report, and are included herein in reliance upon their report.



     The financial statements of DBS Segment of Cumby Cellular, Inc. for the year ended December 31, 1997 have been audited by Curtis Blakely & Co., P.C., independent auditors, as stated in their report, and are included herein in reliance upon their report.



     The financial statements of Direct Broadcast Satellite, a segment of Volcano Vision, Inc., for the year ended December 31, 1997 have been audited by Moss Adams LLP, independent auditors, as stated in their report and are included herein in reliance upon their reports.


                     DEALER PROSPECTUS DELIVERY OBLIGATION

     Until          , 1999 all dealers that effect transactions in these
securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This obligation is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                             ---------------------

     You should rely only on the information and representations contained or incorporated by reference in this prospectus or the accompanying letter of transmittal. We have not authorized anyone to provide you with information or representations that are different from these contained in this prospectus or the accompanying letter of transmittal. Neither this prospectus nor the accompanying letter of transmittal or both together constitute an offer to sell or a solicitation of an offer to buy any security other than the new notes offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby to any person in any jurisdiction in which it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus or the accompanying letter of transmittal or both together, nor any sale made hereunder shall under any circumstances imply that the information contained in this prospectus is correct as of any date subsequent to the date hereof.
                             ---------------------

     The exchange agent for this exchange offer is United States Trust Company of New York and may be contacted as follows:

     By Overnight Courier and by Hand delivery after 4:30 PM on Expiration Date:

         United States Trust Company of New York
         770 Broadway, 13th Floor
         Attn: Corporate Trust Services
         New York, New York 10003

     By Hand Delivery to 4:30 PM:

         United States Trust Company of New York
         111 Broadway, Lower Level
         Attn: Corporate Trust Window
         New York, New York 10006

     By Registered or Certified Mail:

         United States Trust Company of New York
         P.O. Box 844, Cooper Station
         Attn: Corporate Trust Services
         New York, New York 10276-0844

                              INDEX TO FINANCIAL STATEMENTS


                                                               PAGE
                                                               -----
GOLDEN SKY DBS, INC.
  Independent Auditors' Report..............................     F-2
  Balance Sheet as of February 2, 1999......................     F-3
  Independent Auditors' Report..............................     F-4
  Consolidated Balance Sheets as of December 31, 1997 and
     1998 and March 31, 1999................................     F-5
  Consolidated Statements of Operations for the period from
     inception (June 25, 1996) through December 31, 1996,
     for the years ended December 31, 1997 and 1998, and for
     the three months ended March 31, 1998 and 1999.........     F-6
  Consolidated Statements of Stockholder's Equity (Deficit)
     for the period from inception (June 25, 1996) through
     December 31, 1996, for the years ended December 31,
     1997 and 1998, and for the three months ended March 31,
     1999...................................................     F-7
  Consolidated Statements of Cash Flows for the period from
     inception (June 25, 1996) through December 31, 1996,
     for the years ended December 31, 1997 and 1998, and for
     the three months ended March 31, 1998 and 1999.........     F-8
  Notes to Consolidated Financial Statements................     F-9
FINANCIAL STATEMENTS OF SIGNIFICANT ACQUIRED BUSINESSES
  Triangle Communications System, Inc. .....................    F-33
  Direct Broadcast Satellite (a segment of Nemont
     Communications, Inc.)..................................    F-43
  DBS Segment of Cumby Cellular, Inc. ......................    F-52
  DBS Segment of Cumby Cellular, Inc. (unaudited)...........    F-60
  Direct Broadcast Satellite (a segment of Volcano Vision,
     Inc.)..................................................    F-66
  Direct Broadcast Satellite (a segment of Volcano Vision,
     Inc.) (unaudited)......................................    F-75
  Western Montana DBS, Inc. dba Rocky Mountain DBS..........    F-82
  Western Montana DBS, Inc. dba Rocky Mountain DBS
     (unaudited)............................................    F-91

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Golden Sky DBS, Inc.

     We have audited the accompanying balance sheet of Golden Sky DBS, Inc. (a wholly-owned subsidiary of Golden Sky Holdings, Inc.) as of February 2, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Golden Sky DBS, Inc. as of February 2, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
February 3, 1999
Kansas City, Missouri

                              GOLDEN SKY DBS, INC.

                                 BALANCE SHEET
                                FEBRUARY 2, 1999

ASSETS
Cash........................................................  $100
                                                              ====

STOCKHOLDER'S EQUITY
Common Stock, par value $.01; 1,000 shares authorized, 100
  shares issued and outstanding.............................  $100
Retained earnings...........................................    --
                                                              ----
          Total stockholder's equity........................  $100
                                                              ====

NOTES TO BALANCE SHEET

  Organization and Nature of Operations

     Golden Sky DBS, Inc. (the "Issuer"), a wholly-owned subsidiary of Golden Sky Holdings, Inc. ("Holdings"), is a Delaware corporation formed on February 2, 1999 for the purpose of effecting an offering of Senior Discount Notes. Holdings transferred to the Issuer all of the capital stock of its wholly-owned subsidiary Golden Sky Systems, Inc.("GSS"). GSS is Delaware corporation formed on June 25, 1996 for the purpose of acquiring, owning and operating rural direct broadcast satellite (DBS) television territories throughout the United States. The transfer was reported at predecessor cost, which at December 31, 1998 was $15.9 million.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Golden Sky DBS, Inc.:

     We have audited the accompanying consolidated balance sheets of Golden Sky DBS, Inc. as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholder's equity and cash flows for the period from inception (June 25, 1996) through December 31, 1996, and for the years ended December 31, 1997 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Sky DBS, Inc. as of December 31, 1997 and 1998 and the results of their operations and their cash flows for the period from inception (June 25, 1996) through December 31, 1996, and for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.

KPMG LLP

February 22, 1999, except for paragraph seven of Note 5, which is as of March 22, 1999
Kansas City, Missouri

                              GOLDEN SKY DBS, INC.

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1997       1998        1999
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 13,632   $  4,460    $  39,276
  Restricted cash, current portion..........................        --     28,083       22,892
  Subscriber receivables (net of allowance for uncollectible
     accounts of $138, $293 and $252 respectively)..........     3,843      8,632        9,448
  Other receivables.........................................       335      2,465          994
  Inventory.................................................     2,174     10,146        8,683
  Prepaid expenses and other................................       127      1,859          959
                                                              --------   --------    ---------
Total current assets........................................    20,111     55,645       82,252
Restricted cash, net of current portion.....................        --     23,534       11,827
Property and equipment (net of accumulated depreciation of
  $1,061, $3,214 and $3,983 respectively)...................     2,936      4,994        5,914
Intangible assets, net......................................   129,896    233,139      245,773
Deferred financing costs....................................     3,106     10,541       12,471
Other assets................................................       187        218          475
                                                              --------   --------    ---------
          Total assets......................................  $156,236   $328,071    $ 358,712
                                                              ========   ========    =========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
  Trade accounts payable....................................  $  8,471   $ 13,539    $  15,239
  Interest payable..........................................       786     11,009        4,348
  Current maturities of long-term obligations...............     2,538      8,916        2,819
  Unearned revenue..........................................     2,630      5,574        6,165
  Accrued payroll and other.................................     1,859      1,403        1,503
                                                              --------   --------    ---------
Total current liabilities...................................    16,284     40,441       30,074
Long-term obligations, net of current maturities:
  12 3/8% Notes.............................................        --    195,000      195,000
  13 1/2% Notes.............................................        --         --      101,569
  Bank debt.................................................    60,000     67,000       35,000
  Seller notes payable......................................     6,200      6,912        6,912
  Other notes payable and obligations under capital
     leases.................................................       375        376          441
  Minority interest.........................................     2,928      2,420        2,288
                                                              --------   --------    ---------
Total long-term obligations, net of current maturities......    69,503    271,708      341,210
                                                              --------   --------    ---------
Total liabilities...........................................    85,787    312,149      371,284
Commitments and contingencies...............................        --         --           --
Stockholder's Equity (Deficit):
  Common Stock, par value $.01; 1,000 shares authorized;
     1,000 shares issued and outstanding at December 31,
     1997 and 1998; 100 shares issued and outstanding at
     March 31, 1999.........................................        --         --           --
  Additional paid-in capital................................    87,400     97,600       97,913
  Accumulated deficit.......................................   (16,951)   (81,678)    (110,485)
                                                              --------   --------    ---------
Total stockholder's equity (deficit)........................    70,449     15,922      (12,572)
                                                              --------   --------    ---------
          Total liabilities and stockholder's equity
            (deficit).......................................  $156,236   $328,071    $ 358,712
                                                              ========   ========    =========


          See accompanying notes to consolidated financial statements.

                              GOLDEN SKY DBS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                            INCEPTION         YEARS ENDED          THREE MONTHS ENDED
                                             THROUGH         DECEMBER 31,               MARCH 31,
                                           DECEMBER 31,   -------------------   -------------------------
                                               1996         1997       1998        1998          1999
                                           ------------   --------   --------   -----------   -----------
                                                                                (UNAUDITED)   (UNAUDITED)
Revenue:
  DBS services...........................    $   219      $ 16,452   $ 74,910     $13,884      $ 28,839
  Lease and other........................         36           944      1,014         245           197
                                             -------      --------   --------     -------      --------
Total revenue............................        255        17,396     75,924      14,129        29,036
Costs and Expenses:
  Costs of DBS services..................        130         9,304     45,291       8,250        18,412
  System operations......................         26         3,796     11,021       1,787         4,270
  Sales and marketing....................         73         7,316     32,201       4,670        11,920
  General and administrative.............      1,035         2,331      7,431       1,108         2,948
  Depreciation and amortization..........         97         7,300     23,166       4,348         8,220
                                             -------      --------   --------     -------      --------
Total costs and expenses.................      1,361        30,047    119,110      20,163        45,770
                                             -------      --------   --------     -------      --------
Operating loss...........................     (1,106)      (12,651)   (43,186)     (6,034)      (16,734)
Non-operating Items:
  Interest and investment income.........          1            40      1,573          28           823
  Interest expense.......................        (62)       (3,173)   (20,537)     (2,281)       (9,961)
                                             -------      --------   --------     -------      --------
Total non-operating items................        (61)       (3,133)   (18,964)     (2,253)       (9,138)
                                             -------      --------   --------     -------      --------
Loss before income taxes.................     (1,167)      (15,784)   (62,150)     (8,287)      (25,872)
Income taxes.............................         --            --         --          --            --
                                             -------      --------   --------     -------      --------
Loss before extraordinary charge.........     (1,167)      (15,784)   (62,150)     (8,287)      (25,872)
Extraordinary charge on early retirement
  of debt................................         --            --     (2,577)         --        (2,935)
                                             -------      --------   --------     -------      --------
          Net loss.......................    $(1,167)     $(15,784)  $(64,727)    $(8,287)     $(28,807)
                                             =======      ========   ========     =======      ========


          See accompanying notes to consolidated financial statements.

                              GOLDEN SKY DBS, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                                              ADDITIONAL
                                                     COMMON    PAID-IN     ACCUMULATED
                                                     STOCK     CAPITAL       DEFICIT      TOTAL
                                                     ------   ----------   -----------   --------
Balance at inception (June 25, 1996)...............   $ --     $    --      $      --    $     --
  Issuance of 1,000 shares of Golden Sky Systems
     Common Stock..................................     --           1             --           1
  Net loss.........................................     --          --         (1,167)     (1,167)
                                                      ----     -------      ---------    --------
Balance at December 31, 1996.......................     --           1         (1,167)     (1,166)
  Cancellation of originally issued Golden Sky
     Systems Common Stock..........................     --          (1)            --          (1)
  Issuance of 1,000 shares of new Golden Sky
     Systems Common Stock..........................     --          --             --          --
  Contribution from Golden Sky Holdings, Inc. .....     --      87,400             --      87,400
  Net loss.........................................     --          --        (15,784)    (15,784)
                                                      ----     -------      ---------    --------
Balance at December 31, 1997.......................     --      87,400        (16,951)     70,449
  Contribution from Golden Sky Holdings, Inc. .....     --      10,200             --      10,200
  Net loss.........................................     --          --        (64,727)    (64,727)
                                                      ----     -------      ---------    --------
Balance at December 31, 1998.......................   $ --     $97,600      $ (81,678)   $ 15,922
  Issuance of 100 shares of Golden Sky DBS Common
     Stock.........................................     --          --             --          --
  Deferred compensation pursuant to stock options
     (unaudited)...................................     --         313             --         313
  Net loss (unaudited).............................     --          --        (28,807)    (28,807)
                                                      ----     -------      ---------    --------
Balance at March 31, 1999 (unaudited)..............   $ --     $97,913      $(110,485)   $(12,572)
                                                      ====     =======      =========    ========

          See accompanying notes to consolidated financial statements.

                              GOLDEN SKY DBS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                 INCEPTION          YEARS ENDED           THREE MONTHS ENDED
                                                  THROUGH          DECEMBER 31,                MARCH 31,
                                                DECEMBER 31,   ---------------------   -------------------------
                                                    1996         1997        1998         1998          1999
                                                ------------   ---------   ---------   -----------   -----------
                                                                                       (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss......................................    $(1,167)     $ (15,784)  $ (64,727)   $ (8,287)     $(28,807)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization...............         97          7,300      23,166       4,348         8,220
  Amortization of debt discount, deferred
    financing costs and other.................         --            215         977         252         1,858
  Extraordinary charge on early retirement of
    debt......................................         --             --       2,577          --         2,935
  Change in operating assets and liabilities,
    net of acquisitions:
    Subscriber receivables, net of unearned
      revenue.................................        (13)        (2,501)     (1,757)       (622)         (181)
    Other receivables.........................       (123)          (161)     (2,130)       (174)        1,471
    Inventory.................................        (31)        (1,604)     (8,049)       (859)        1,463
    Prepaid expenses and other................        (17)          (203)     (1,228)       (160)          683
    Trade accounts payable....................        372          7,515       5,068       3,897         1,700
    Interest payable..........................         53            733      10,223         533        (6,661)
    Accrued payroll and other.................         39          1,391        (708)     (1,305)           81
                                                  -------      ---------   ---------    --------      --------
Net cash used in operating activities.........       (790)        (3,099)    (36,588)     (2,377)      (17,238)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Rural DIRECTV Markets.........     (2,806)      (120,051)   (104,487)    (27,647)      (20,334)
Offering proceeds and investment earnings
  placed in escrow............................         --             --     (51,617)         --          (709)
Purchases of property and equipment...........       (105)          (998)     (3,317)       (684)       (1,144)
Proceeds from interest escrow account.........         --             --          --          --        12,158
Release of amounts reserved for contingent
  reduction of bank debt......................         --             --          --          --         5,449
Other.........................................       (320)           320        (500)         --           (48)
                                                  -------      ---------   ---------    --------      --------
Net cash used in investing activities.........     (3,231)      (120,729)   (159,921)    (28,331)       (4,628)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from investors' subscriptions to
  purchase preferred stock....................      2,499             --          --          --            --
Proceeds from issuance of Series A Convertible
  Participating Preferred Stock...............         --         34,289          --          --            --
Net proceeds from issuance of 12 3/8% Notes...         --             --     189,150          --            --
Proceeds from issuance of 13 1/2% Notes.......         --             --          --          --       100,049
Borrowings on bank debt.......................         --         75,000      90,000      21,000        21,000
Principal payments on bank debt...............         --        (15,000)    (83,000)         --       (53,000)
Proceeds from issuance of notes payable.......      2,396          2,115          --          --            --
Principal payments on notes payable and
  obligations under capital leases............       (396)        (2,902)     (3,675)        (64)       (6,032)
Proceeds from issuance of Common Stock........          1             --          --          --            --
Contribution from Golden Sky Holdings, Inc....         --         46,800          --          --            --
Increase in deferred financing costs..........         --         (3,321)     (5,138)       (242)       (5,335)
                                                  -------      ---------   ---------    --------      --------
Net cash provided by financing activities.....      4,500        136,981     187,337      20,694        56,682
                                                  -------      ---------   ---------    --------      --------
Net increase (decrease) in cash and cash
  equivalents.................................        479         13,153      (9,172)    (10,014)       34,816
Cash and cash equivalents, beginning of
  period......................................         --            479      13,632      13,632         4,460
                                                  -------      ---------   ---------    --------      --------
Cash and cash equivalents, end of period......    $   479      $  13,632   $   4,460    $  3,618      $ 39,276
                                                  =======      =========   =========    ========      ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
Cash paid for interest........................    $     9      $   2,225   $   9,337    $  1,315      $ 14,390
Property and equipment acquired under
  capitalized lease obligations...............         --            554         609         163            78
Retirement of bank debt from borrowings under
  the Credit Facility.........................         --             --      88,000          --            --
Issuance of seller notes payable in
  acquisitions................................      2,450          8,600      10,157          --            --
Conversion of notes payable and subscriptions
  to Series A Convertible Participating
  Preferred Stock.............................         --          6,311          --          --            --
  Contribution from Golden Sky Holdings, Inc.
    resulting from issuance of its preferred
    stock in acquisitions.....................         --             --      10,200          --            --


          See accompanying notes to consolidated financial statements.

                              GOLDEN SKY DBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Information as of March 31, 1999 and for the Three-Month Periods Ended March
                        31, 1999 and 1998 is Unaudited)

1. ORGANIZATION AND NATURE OF OPERATIONS

  Organization and Legal Structure

     Golden Sky DBS, Inc. ("the Company" or "Golden Sky DBS") was formed in February 1999 for the purpose of completing a private offering (the "13 1/2% Notes Offering") of 13 1/2% Senior Discount Notes due 2007 (the "13 1/2% Notes"). The 13 1/2% Notes Offering was consummated pursuant to Rule 144A of the Securities Act of 1933, as amended. In April 1999, Golden Sky DBS filed a registration statement with the Securities and Exchange Commission relating to the exchange of the privately issued 13 1/2% Notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking).

     Upon formation, Golden Sky DBS issued 100 shares of its common stock to Golden Sky Holdings, Inc. ("Holdings") in exchange for $100 and the subsequent transfer of all of the capital stock of Golden Sky Systems, Inc. ("Systems") to Golden Sky DBS. Until February 1999, Systems was a wholly-owned subsidiary of Holdings. Upon completion of the aforementioned transfer, Systems became a wholly-owned subsidiary of Golden Sky DBS. Accordingly, Systems has been treated as the predecessor to Golden Sky DBS and the historical financial statements of Golden Sky DBS are those of Systems.

  Principal Business

     Systems is the second largest independent provider of DIRECTV subscription television services. DIRECTV is the leading direct broadcast satellite ("DBS") company serving the continental United States. Systems was formed on June 25, 1996 ("Inception") and is a non-voting affiliate of the National Rural Telecommunications Cooperative (the "NRTC"). The NRTC has contracted with Hughes Communications Galaxy, Inc. ("Hughes") for the exclusive right to distribute DIRECTV programming to homes in certain rural territories of the United States ("Rural DIRECTV Markets"). As of March 31, 1999, Systems had acquired 51 Rural DIRECTV Markets in 23 states with approximately 1.8 million households. As of that same date, Systems served approximately 263,500 subscribers.

  Significant Risks and Uncertainties

     Substantial Leverage. The Company is highly leveraged, making it vulnerable to changes in general economic conditions and interest rates. As of December 31, 1998 and March 31, 1999, the Company had outstanding long-term debt (including current portion) totaling approximately $278.2 million and $341.7 million, respectively. Substantially all of the Company's and its subsidiaries' assets are pledged as collateral on its long-term debt. Further, the terms associated with the Company's long-term debt obligations significantly restrict its ability to incur additional indebtedness. Thus, it may be difficult for the Company and its subsidiaries to obtain additional debt financing if desired or required in order to further implement the Company's business strategy.

     Expected Operating Losses. Due to the substantial expenditures required to acquire Rural DIRECTV Markets and subscribers, the Company has sustained significant losses since Inception. The Company's operating losses were $1.1 million, $12.7 million and $43.2 million for the periods ended December 31, 1996, 1997 and 1998, respectively. The Company's net losses during those same periods aggregated $1.2 million, $15.8 million and $64.7 million, respectively. During the three months ended March 31, 1998 and 1999, the Company's operating losses totaled $6.0 million and $16.7 million, respectively; net losses totaled $8.3 million and $28.8 million during those same periods. Improvement in the Company's results of operations is principally dependent upon its ability to cost effectively expand its subscriber base, control subscriber churn (i.e., the rate at which subscribers terminate service), and effectively manage its operating and overhead costs.

                              GOLDEN SKY DBS, INC.

No assurance can be given that the Company will be effective with regard to these matters. The Company incurs significant costs to acquire DIRECTV subscribers. The high cost of obtaining new subscribers magnifies the negative effects of subscriber churn. The Company anticipates that it will continue to experience operating losses through at least 1999. There can be no assurance that such operating losses will not continue beyond 1999 or that the Company's operations will generate sufficient cash flows to pay its obligations, including its obligations on its long-term debt.

     Restrictions on Dividends and Other Distributions. The ability of Systems and its subsidiaries to pay dividends and make other distributions and advances is subject to, among other things, the terms of its long-term debt obligations and applicable law. As a result, Systems may be limited in its ability to make dividend payments and other distributions to Golden Sky DBS at the time such distributions are needed by Golden Sky DBS to meet its obligations.

     Reliance on DIRECTV/NRTC. The Company obtains substantially all of its revenue from the distribution of DIRECTV programming services. As a result, the Company would be materially adversely affected by any material change in the assets, financial condition, programming, technological capabilities or services of DIRECTV or Hughes. Further, the Company relies upon DIRECTV to continue to provide programming services on a basis consistent with its past practice. Any change in such practice due to, for example, a failure to replace a satellite upon the expiration of its useful orbital life or a delay in launching a successor satellite may prevent the Company from continuing to provide DBS services and could have a material adverse effect on the Company's financial condition and results of operations. Additionally, the Company's ability to offer DIRECTV programming services depends upon agreements between the NRTC and Hughes and between Systems and the NRTC. The NRTC's interests may differ from the Company's interests. The Company would be materially and adversely affected by the termination of the NRTC's agreement with Hughes and/or the termination of Systems' agreements with the NRTC. Systems' agreements with the NRTC require that it use the NRTC for certain support services including subscriber information and data reporting capability, retail billing services and central office subscriber services. Such services are critical to the operation and management of the Company's business.

     Competition. The subscription television industry is highly competitive. The Company faces competition from companies offering video, audio, data, programming and entertainment services. Many of these competitors have substantially greater financial and marketing resources than the Company. The Company's ability to effectively compete in the subscription television industry will depend on a number of factors, including competitive factors (such as the introduction of new technologies or the entry of additional strong competitors) and the level of consumer demand for such services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation and Principles of Consolidation

     The consolidated financial statements include the financial statements of Golden Sky DBS and its majority owned subsidiaries. All significant intercompany transactions and balances have been eliminated. Minority interest represents the cumulative earnings and losses, after capital contributions, attributable to minority partners and stockholders.

     The unaudited consolidated financial statements as of March 31, 1999 and for the three-month periods ended March 31, 1998 and 1999 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's consolidated financial position, results of operations and cash flows. Operating results for the three-month periods ended March 31, 1998 and 1999 are not necessarily indicative of the results that may be expected for the full fiscal years.

                              GOLDEN SKY DBS, INC.

  Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1997 and 1998 and March 31, 1999, cash and cash equivalents include cash on hand, demand deposits and money market accounts.

  Restricted Cash

     Restricted cash, as reflected in the accompanying consolidated balance sheets, includes cash restricted by the indenture associated with Systems'
12 3/8% Notes (see Note 5), plus investment earnings thereon. Restricted cash, which is held in escrow, is invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the indenture. As of December 31, 1998, and March 31, 1999, restricted cash was composed entirely of U.S. treasury notes.

  Inventory

     Inventory is stated at the lower of cost (first-in, first-out) or market and consists of receivers, satellite dishes and accessories ("DBS Equipment"). The Company subsidizes the cost to the consumer of such equipment, which is required to receive DIRECTV programming services. Additionally, the Company subsidizes the cost to the consumer of installation of DBS Equipment. Equipment and installation revenues and related expenses are recognized upon delivery and installation of DBS Equipment. Net transaction costs associated with the sale and installation of DBS Equipment are reported as a component of sales and marketing expenses in the accompanying consolidated statements of operations. During the periods ended December 31, 1996, 1997 and 1998, aggregate proceeds from the sale and installation of DBS Equipment totaled $57,000, $3.8 million and $11.0 million, respectively; related cost of sales totaled $68,000, $4.6 million and $25.8 million during those same periods. During the three months ended March 31, 1998 and 1999, aggregate proceeds from the sale and installation of DBS Equipment totaled $2.3 million during each period; related cost of sales totaled $8.8 million and $4.3 million during those same periods.

  Long-lived Assets

     The Company reviews its long-lived assets (e.g., property and equipment) and certain identifiable intangible assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For assets which are held and used in operations, the asset would be impaired if the book value of the asset exceeded the undiscounted future cash flows related to the asset. For those assets which are to be disposed of, the assets would be impaired to the extent the fair value does not exceed the book value. The Company considers relevant cash flow, estimated future operating results, trends and other available information including the fair value of DIRECTV distribution rights owned, in assessing whether the carrying value of assets can be recovered.

  Property and Equipment

     Property and equipment, consisting of computer hardware and software, furniture, vehicles, and office and other equipment, is recorded at cost. Depreciation is recognized on a straight-line basis over the related estimated useful lives, which range from two to five years.

                              GOLDEN SKY DBS, INC.

  DIRECTV Distribution Rights

     DIRECTV distribution rights, which represent the excess of the purchase price over the fair value of net assets acquired, are amortized on a straight-line basis over the periods expected to be benefited, generally up to 12 years. The expected period to be benefited corresponds to the remaining estimated orbital lives of the satellites used by Hughes for distribution of DIRECTV programming services. Hughes' satellites are estimated to have orbital lives of approximately 15 years from the respective launch dates in December 1993, August 1994 and June 1995.

  Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

          Cash and cash equivalents: The carrying value approximates fair value as a result of the short maturity of these instruments.

          Receivables and payables: These assets are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.

          Long-term debt and notes payable: Fair value of the 12 3/8% Notes (as defined) is based on quoted market prices. As of December 31, 1998, the carrying value of the 12 3/8% Notes was $195.0 million; the fair value of the 12 3/8% Notes approximated $199.9 million as of that same date. The carrying value of Systems' Credit Facility (as defined) and other notes payable approximate fair value as interest rates are variable or approximate market rates.

  Revenue Recognition

     DBS services revenue is recognized in the month service is provided. Unearned revenue represents subscriber advance billings for one or more months and revenue recognition is deferred until service is provided.

  System Operations Expense

     System operations expense includes payroll and other administrative costs related to the Company's local offices and national call center.

  Advertising Costs

     Advertising costs are expensed as incurred. Such costs aggregated $33,000, $1.4 million and $5.1 million during the periods ended December 31, 1996, 1997 and 1998, respectively. During the three-month periods ended March 31, 1998 and 1999, advertising costs totaled approximately $730,000 and $1.1 million, respectively.

  Income Taxes

     Systems elected to be taxed as an S Corporation for federal income tax purposes in 1996. As an S Corporation, Systems was generally not directly subject to income taxation. On February 12, 1997, Systems terminated its S Corporation status, and thereafter is subject to income taxation as a C Corporation under Subchapter "C" of the Internal Revenue Code. Upon their formation, Holdings and Golden Sky DBS elected to be taxed as C Corporations for federal income tax purposes. Pro forma income taxes have not been presented because the Company has incurred operating losses in all periods.

                              GOLDEN SKY DBS, INC.

  Effects of Recently Issued Accounting Pronouncements

     The Company adopted Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income" ("FAS No. 130") during the first quarter of 1998. FAS No. 130 established new rules for the reporting of comprehensive income and its components. FAS No. 130 has no impact on net income or stockholder's equity. The Company has no components of comprehensive income other than net loss and thus, adoption of FAS No. 130 had no effect on its financial statements.

     In June 1998, the Financial Accounting Standards Board (the "FASB") issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). As a result of the subsequent issuance of FAS No. 137, FAS No. 133 is now effective for fiscal years beginning after June 15, 2000. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, the Company has no derivative instruments or hedging arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on the Company's financial position or results of operations.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, defines costs related to start-up activities and requires that such costs be expensed as incurred. As the Company previously has expensed all such costs, the adoption of SOP 98-5 is not expected to effect the Company's financial position or results of operations.

  Reclassifications


     Certain amounts presented herein reflect reclassification of amounts previously presented.


  Comprehensive Income

     The Company has no components of comprehensive income other than net loss.

  Free Programming Promotions


     Certain DIRECTV national sales promotions offer free programming, generally for periods of one to three months, to new subscribers. The cost of such free programming promotions is expensed as sales and marketing expense in the period the services are provided. During the three months ended March 31, 1999, sales and marketing expenses attributable to such promotions totaled $774,000.


3. ACQUISITIONS

     The Company accounts for its acquisitions using the purchase method. The Company's consolidated statements of operations for the periods ended December 31, 1996, 1997 and 1998 and March 31, 1999 include the results of operations of acquired Rural DIRECTV Markets from the respective acquisition dates.

     The aggregate purchase price (including direct acquisition costs) for the acquisitions completed during 1996, 1997 and 1998 and the three months ended March 31, 1999 were allocated as follows (dollars in thousands):

                                         YEARS ENDED DECEMBER 31,
                                       ----------------------------   THREE MONTHS ENDED
                                        1996      1997       1998       MARCH 31, 1999
                                       ------   --------   --------   ------------------
DIRECTV distribution rights..........  $4,664   $116,394   $114,747        $17,200
Customer lists.......................     453      9,450      7,114             --
Non-compete agreements...............      35      4,879      2,587          3,058
Property and equipment...............     135      1,953        204             --
Minority interest....................      --     (2,931)        --             --
Working capital, net.................     (31)       (20)       192             76
                                       ------   --------   --------        -------
                                       $5,256   $129,725   $124,844        $20,334
                                       ======   ========   ========        =======

                              GOLDEN SKY DBS, INC.

     The following summarizes the Company's acquisitions of Rural DIRECTV Markets consummated during 1996, 1997, 1998 and 1999 (dollars in thousands):

                                                                                      AGGREGATE
                 SELLER                    ACQUISITION DATE          STATE          CONSIDERATION
                 ------                   ------------------   ------------------   -------------
Aurora Cable TV.........................  November 15, 1996        Tennessee          $  1,092
TV Tennessee, Inc. .....................  November 22, 1996        Tennessee             4,164
                                                                                      --------
          Total 1996 acquisitions.......                                              $  5,256
                                                                                      ========
Deep East Texas Telecommunications,
  Inc. .................................   February 7, 1997          Texas            $  1,917
Images DBS Kansas, L.C., Images DBS
  Oklahoma, L.C. and Total
  Communications, Inc. .................  February 12, 1997     Kansas/Oklahoma         12,684
Direct Satellite TV, LTD. ..............  February 28, 1997          Texas               3,740
Thunderbolt Systems, Inc. ..............    March 11, 1997          Missouri             6,119
Western Montana DBS, Inc. dba Rocky
  Mountain DBS..........................     May 1, 1997            Colorado             4,767
TEG DBS Services, Inc. .................    June 12, 1997            Nevada              5,229
GVEC Rural TV, Inc. ....................     July 8, 1997            Texas               5,169
Satellite Entertainment, Inc. ..........    July 14, 1997      Minnesota/Michigan        9,626
Direct Vision...........................    July 15, 1997          Minnesota             7,441
Argos Support Services Company..........    August 8, 1997     Florida/Texas/Utah       18,377
JECTV, a segment of Jackson Electric
  Cooperative...........................   August 26, 1997           Texas               9,439
Lakes Area TV...........................  September 2, 1997        Minnesota             1,353
DCE Satellite Entertainment, LLC........   October 13, 1997        Wisconsin               313
Direct Broadcast Satellite, a segment of
  CTS Communication Corporation.........   November 7, 1997         Michigan             4,287
DBS, L.C. ..............................  November 17, 1997           Iowa               1,908
Panora Telecommunications, Inc. ........  November 20, 1997           Iowa               1,129
Souris River Television, Inc.             November 21, 1997       North Dakota           7,266
Cal-Ore Digital TV, Inc. ...............   December 8, 1997    California/Oregon         5,087
NRTC System No. 0093, a segment of Cable
  and Communications Corporation........  December 17, 1997         Montana              3,871
Western Montana Entertainment
  Television, Inc. .....................  December 22, 1997         Montana              7,057
South Plains DBS........................  December 23, 1997          Texas               9,130
Lakeland DBS............................  December 24, 1997         Oklahoma             3,816
                                                                                      --------
          Total 1997 acquisitions.......                                              $129,725
                                                                                      ========

                              GOLDEN SKY DBS, INC.

                                                                                      AGGREGATE
                 SELLER                    ACQUISITION DATE          STATE          CONSIDERATION
                 ------                   ------------------   ------------------   -------------
Direct Broadcast Satellite, a segment of
  Nemont Communications, Inc. ..........   January 14, 1998     Montana/Wyoming       $  8,284
Triangle Communications System, Inc. ...   January 20, 1998         Montana              9,765
Wyoming Mutual Telephone................   January 21, 1998           Iowa                 527
North Willamette Telephone..............    March 10, 1998           Oregon              6,015
Northwest Communications................    March 10, 1998        North Dakota           1,363
Beulahland Communications, Inc. ........    March 19, 1998          Colorado               835
Direct Broadcast Satellite, a segment of
  SCS Communications & Security,
  Inc. .................................    April 20, 1998           Oregon              5,386
PrimeWatch, Inc. .......................     May 8, 1998         North Carolina          7,988
Mega TV.................................     May 11, 1998           Georgia              2,103
Direct Broadcast Satellite, a division
  of Baldwin County Electric Membership
  Corporation...........................    June 29, 1998           Alabama             11,769
Frontier Corporation....................     July 8, 1998          Wisconsin               734
North Texas Communications..............    August 6, 1998           Texas               3,118
SEMO Communications Corporation.........   August 26, 1998          Missouri             2,918
DBS Segment of Cumby Cellular, Inc. ....   August 31, 1998           Texas               7,553
Minburn Telephone.......................  September 18, 1998          Iowa                 447
Western Montana DBS, Inc. dba Rocky
  Mountain DBS..........................   October 2, 1998       Idaho/Montana          20,740
Direct Broadcast Satellite, a segment of
  Volcano Vision, Inc. .................   October 9, 1998         California           31,425
North Central Missouri Electric Coop....   November 2, 1998         Missouri             1,745
Star Search Rural Television, Inc. .....   November 5, 1998         Oklahoma             2,129
                                                                                      --------
          Total 1998 acquisitions.......                                              $124,844
                                                                                      ========
Breda Telephone Corporation.............   January 11, 1999           Iowa            $  8,628
Thunderbolt Systems, Inc................   January 15, 1999         Missouri             2,573
Siskiyou Ruralvision, Inc...............  February 26, 1999        California            4,590
Baraga Telephone Company................    March 3, 1999           Michigan             4,543
                                                                                      --------
          Total 1999 acquisitions.......                                              $ 20,334
                                                                                      ========

     Subsequent to March 31, 1999, the Company acquired the exclusive rights to provide DIRECTV programming in three additional Rural DIRECTV Markets. These Rural DIRECTV Markets served approximately 6,500 subscribers as of the respective acquisition dates. The aggregate purchase price (excluding direct acquisition costs) of these acquisitions, which represent approximately 47,000 television households, totaled $11.6 million.

     The unaudited pro forma information presented below, excluding five acquisitions that were immaterial individually and in the aggregate, reflects the Company's acquisitions of Rural DIRECTV Markets consummated during 1997 and 1998 as if each such acquisition had occurred as of the beginning of the period presented. The Company's acquisitions of Rural DIRECTV Markets during 1999 were not material and have been excluded from the unaudited pro forma information presented below. These results are not necessarily indicative of future operating results or of what would have occurred had the acquisitions been consummated at those times (dollars in thousands).

                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1997          1998
                                                              ----------    ----------
Total revenue...............................................   $ 39,937      $ 87,857
Net loss before extraordinary charge........................    (26,654)      (79,813)

                              GOLDEN SKY DBS, INC.

     During 1997, Systems acquired a controlling interest in DCE Satellite Entertainment, LLC ("DCE"). In April 1999, Systems exercised its option to purchase, for approximately $3.9 million, the remaining ownership interest in DCE that it does not hold. Systems' purchase of the remaining DCE ownership interest is expected to close in June 1999.

4. INTANGIBLE ASSETS

     Intangible assets, which are amortized using the straight-line method over the related estimated useful lives, consist of the following (dollars in thousands):

                                            DECEMBER 31,
                                         -------------------    MARCH 31,     ESTIMATED
                                           1997       1998        1999       USEFUL LIFE
                                         --------   --------   -----------   -----------
                                                               (UNAUDITED)
DIRECTV distribution rights............  $121,969   $236,531    $251,969     10-12 years
Customer lists.........................     9,903     17,018      18,603       5 years
Non-compete agreements.................     4,914      7,501      10,559       3 years
                                         --------   --------    --------
                                          136,786    261,050     281,131
Less accumulated amortization..........    (6,890)   (27,911)    (35,358)
                                         --------   --------    --------
  Intangible assets, net...............  $129,896   $233,139    $245,773
                                         ========   ========    ========

5. LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following (dollars in thousands):

                                                          DECEMBER 31,
                                                       ------------------    MARCH 31,
                                                        1997       1998        1999
                                                       -------   --------   -----------
                                                                            (UNAUDITED)
12 3/8% Notes........................................  $    --   $195,000    $195,000
13 1/2% Notes........................................       --         --     101,569
Bank debt............................................   60,000     67,000      35,000
Seller notes payable.................................    8,600     15,407       9,414
Other notes payable and obligations under capital
  leases.............................................      513        797         758
Minority interest....................................    2,928      2,420       2,288
                                                       -------   --------    --------
Total long-term obligations..........................   72,041    280,624     344,029
Less current maturities..............................   (2,538)    (8,916)    (37,819)
                                                       -------   --------    --------
  Long-term obligations, net of current maturities...  $69,503   $271,708    $306,210
                                                       =======   ========    ========

  12 3/8% Notes

     On July 31, 1998, Systems consummated an offering (the "12 3/8% Notes Offering") of 12 3/8% Senior Subordinated Notes due 2006 (the "12 3/8% Notes"). Interest on the 12 3/8% Notes is payable in cash semi-annually in arrears on February 1 and August 1 of each year, with the first interest payment due February 1, 1999. The 12 3/8% Notes mature on August 1, 2006. The 12 3/8% Notes Offering resulted in net proceeds to the Company of approximately $189.2 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million). Approximately $45.2 million of the net proceeds of the 12 3/8% Notes Offering were placed in escrow to fund the first four semi-annual interest payments (through August 1, 2000) on the 12 3/8% Notes.

     The 12 3/8% Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all existing and future senior indebtedness of Systems. The 12 3/8% Notes rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of Systems and senior in right of

                              GOLDEN SKY DBS, INC.

payment to all existing and future subordinated indebtedness, if any, of Systems. The 12 3/8% Notes are guaranteed on a full, unconditional, joint and several basis by Argos Support Services Company ("Argos") and PrimeWatch, Inc. ("PrimeWatch"). Both Argos and PrimeWatch are wholly-owned subsidiaries of the Company.

     The 12 3/8% Notes are redeemable, in whole or in part, at Systems' option on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, Systems may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the 12 3/8% Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering of Systems or Holdings yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings (provided that, in the case of any such offering or offerings by Holdings, all the net proceeds thereof are contributed to Systems); provided, further that immediately after any such redemption the aggregate principal amount of Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of the 12 3/8% Notes.

     The indenture related to the 12 3/8% Notes (the "12 3/8% Notes Indenture") contains restrictive covenants that, among other things, impose limitations on Systems' ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 12 3/8% Notes, incur liens, permit restrictions on the ability of subsidiaries to pay dividends or make certain payments to Systems, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of Systems' assets.

     In the event of a change of control, as defined in the 12 3/8% Notes Indenture, each holder of 12 3/8% Notes will have the right to require Systems to purchase all or a portion of such holder's 12 3/8% Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

     The 12 3/8% Notes were issued in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). During 1998, Systems filed a registration statement with the Securities and Exchange Commission (the "SEC") relating to the exchange of the privately issued notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking). Because the registration statement was not declared effective within the time period required under the registration rights agreement associated with the 12 3/8% Notes Offering, from December 29, 1998 through March 22, 1999 (the date the registration statement was declared effective). Systems was required to pay liquidated damages of $18,750 per week to holders of the 12 3/8% Notes.

 13 1/2% Notes

     On February 19, 1999, Golden Sky DBS consummated the 13 1/2% Notes Offering, which resulted in net proceeds to Golden Sky DBS of approximately $95.7 million (after initial purchasers' discount and other offering expenses). The 13 1/2% Notes have an aggregate balance due at stated maturity of $193.1 million. Golden Sky DBS contributed to net proceeds of the 13 1/2% Notes Offering to Systems, of which Systems used $53.0 million to repay existing revolving credit indebtedness. Cash interest on the 13 1/2% Notes will not accrue prior to March 1, 2004. Thereafter, cash interest will accrue at a rate of 13 1/2% per annum and be payable in arrears on March 1 and September 1 of each year, commencing September 1, 2004. The 13 1/2% Notes mature on March 1, 2007.

     The 13 1/2% Notes are unsecured and effectively rank below all of the liabilities of Golden Sky DBS's direct and indirect subsidiaries. Golden Sky DBS's ability to pay interest on the notes when interest is due and

                              GOLDEN SKY DBS, INC.

to redeem the notes at maturity will depend on whether its direct and indirect subsidiaries can pay dividends or make other distributions to it under the terms of such subsidiaries indebtedness and applicable law.

     The 13 1/2% Notes are redeemable, in whole or in part, at the option of Golden Sky DBS on or after March 1, 2004, at redemption prices decreasing from 106.75% during the year commencing March 1, 2004 to 103.375% on or after March 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to March 1, 2002, Golden Sky DBS may, at its option, redeem up to 35% of the originally issued aggregate principal amount of 13 1/2% Notes, at a redemption price equal to 113.5% of the accreted value of the 13 1/2% Notes at the date of redemption solely with the net proceeds of a public equity offering of Golden Sky DBS yielding gross proceeds of at least $40 million and any subsequent public equity offerings; provided, however, that not less than 65% of the originally issued aggregate principal amount of 13 1/2% Notes are outstanding following such redemption.

     The indenture governing the 13 1/2% Notes (the "13 1/2% Notes Indenture") contains restrictive covenants that, among other things, impose limitations on the ability of Golden Sky DBS and its subsidiaries to incur additional indebtedness; pay dividends on, redeem or repurchase capital stock; make investments; issue or sell capital stock of certain subsidiaries; create specific types of liens; sell assets; engage in transactions with affiliates; and consolidate, merge or transfer all or substantially all of their assets. In the event of a change of control, as defined in the 13 1/2% Notes Indenture, each holder of the 13 1/2% Notes will have the right to require Golden Sky DBS to purchase all or a portion of such holder's 13 1/2% Notes at a price equal to 101% of the accreted value of the notes, plus accrued and unpaid interest, if any, to the date of purchase.

 Bank Debt

     During 1997, Systems entered into a credit agreement (the "Credit Agreement") with a group of financial institutions, which provided for borrowings of $100.0 million. Loans outstanding under the Credit Agreement bore interest at variable rates (prime rate or LIBOR plus an applicable margin). At December 31, 1997, the effective rates on these loans ranged from 9% to 11%.

     During May 1998, the Company entered into a seven-year, $150.0 million amended credit facility (the "Credit Facility") with a syndicate of lenders. The Credit Facility provides for a term loan commitment of $35.0 million and a revolving loan commitment of $115.0 million. Borrowings under the Credit Facility bear interest at variable rates (approximately 10% as of December 31, 1998) calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin. As of December 31, 1998, aggregate borrowings outstanding under the Credit Facility totaled $67.0 million, including $35.0 million borrowed pursuant to the Credit Facility's term loan commitment.

     Upon execution of the Credit Facility, Systems recognized an extraordinary charge of approximately $2.6 million to write-off unamortized deferred financing costs associated with the Credit Agreement.

     In February 1999, Systems' Credit Facility was amended (the "Amended Credit Facility") to permit, among other things, the offering of senior discount notes by Golden Sky DBS. The Amended Credit Facility's term loan commitment amortizes in specified quarterly installments from March 31, 2002 through maturity on December 31, 2005. The availability of revolving loan borrowings under the Amended Credit Facility reduces by specified amounts over the period from March 31, 2001 through maturity on September 30, 2005. In February 1999, Systems repaid all outstanding borrowings under the revolving loan commitment. Such repayment was funded from the contribution by Golden Sky DBS of the net proceeds of the 13 1/2% Notes Offering to Systems and totaled $53.0 million. As of March 31, 1999, no borrowings were outstanding under the Amended Credit Facility's revolving loan commitment. As of that same date, outstanding borrowings under the Amended Credit Facility's term loan commitment totaled $35.0 million. Upon execution of the Amended Credit Facility. Systems recognized an extraordinary charge of approximately $2.9 million to write-off unamortized deferred financing costs associated with the Credit Facility.

                              GOLDEN SKY DBS, INC.

     The Amended Credit Facility contains a number of significant covenants that, among other things, limit Systems' ability to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of Systems' capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to its organizational documents or transact with affiliates. As of each of December 31, 1997 and 1998 and March 31, 1999, no amounts were available for distribution to Holdings.

     The Amended Credit Facility also contains a number of financial covenants that will require Systems to meet certain financial ratios and financial condition tests. These financial covenants, in certain instances, become effective at different points in time and vary over time. The covenants include limitations on indebtedness per subscriber, limitations on subscriber acquisition costs, maintenance of a minimum fixed charge coverage ratio, maintenance of minimum interest coverage ratios, and limitations on indebtedness to pro forma EBITDA (earnings before interest, taxes, depreciation and amortization) ratios. Revolving credit availability under the Credit Facility depends upon satisfaction of the various covenants as well as minimum subscriber base requirements.

     As of December 31, 1998, the Company was in compliance with all of the covenants under the Amended Credit Facility. For the three months ended March 31, 1999, Systems exceeded the limitation on subscriber acquisition costs (i.e., sales and marketing expenses) prescribed by the Amended Credit Facility. Excluding the effects of DIRECTV's national sales promotions that offered free programming to new subscribers, and higher incremental subscriber acquisition costs associated with the conversion of Primestar subscribers to Systems' DIRECTV service, Systems would have been in compliance with the Amended Credit Facility's limitation on subscriber acquisition costs. In June 1999, Systems received a waiver from the banks of this technical violation. Further, the Amended Credit Facility's limitation on subscriber acquisition costs was increased as part of an amendment that was executed in June 1999.

     Commitment fees are payable on unused amounts available under the Amended Credit Facility. Such commitment fees, which are payable quarterly in arrears, range from 0.50% per annum to 1.25% per annum based on Systems' utilization of such commitments.

 Seller Notes Payable

     In connection with certain 1996 acquisitions, the Company issued seller notes payable totaling $2.5 million and bearing interest at an annual rate of 10%. These notes were repaid during 1997. The Company also issued seller notes payable totaling $8.6 million in connection with certain 1997 acquisitions and $10.2 million in connection with certain 1998 acquisitions. As of December 31, 1998, and March 31, 1999, approximately $13.9 million and $6.9 million, respectively of the outstanding seller notes payable were collateralized by bank letters of credit. The seller notes payable bear interest at rates ranging from 7% to 10%.

 Other Notes Payable

     In November 1996, the Company issued $2.0 million in promissory notes to a group of lenders under a bridge financing agreement. The notes bore interest at the rate of 10% per annum. In February 1997, these notes, along with $1.8 million in additional promissory notes issued in January 1997, were exchanged for Systems' Series A Convertible Participating Preferred Stock. In connection with the bridge agreement, Systems issued warrants exercisable for 5,682 shares of its Common Stock at an exercise price of $.01 per share. These warrants were immediately exercisable and expire on February 12, 2007. At the date of issuance, the fair value of the warrants was not material. These warrants were assumed by Holdings after its formation.

                              GOLDEN SKY DBS, INC.

     Future maturities of amounts outstanding under Systems' long-term obligations as of December 31, 1998 are summarized as follows (dollars in thousands, bank debt amounts reflect February 1999 amendment):

                                             12 3/8%                SELLER NOTES
                                              NOTES     BANK DEBT     PAYABLE      OTHER    TOTAL
                                             --------   ---------   ------------   -----   --------
Year Ending December 31,
  1999.....................................  $     --    $    --      $ 8,495      $421    $  8,916
  2000.....................................        --         --        1,906       322       2,228
  2001.....................................        --         --        1,969        54       2,023
  2002.....................................        --        350        2,037        --       2,387
  2003.....................................        --        350        1,000        --       1,350
  Thereafter...............................   195,000     66,300           --        --     261,300
                                             --------    -------      -------      ----    --------
          Total debt.......................  $195,000    $67,000      $15,407      $797    $278,204
                                             ========    =======      =======      ====    ========

6. STOCKHOLDER'S EQUITY

     During 1996, Systems issued 1,000 shares of Common Stock, par value $.01, for aggregate consideration of $1,000 cash. In February 1997, Systems (i) amended its certificate of incorporation to cancel its outstanding shares of Common Stock, (ii) created new classes of common and preferred stock and (iii) exchanged all of the canceled shares of Systems' Common Stock for an aggregate of ten shares of Systems' Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock").

     In February 1997, Systems issued 24,990 shares of Series A Preferred Stock in fulfillment of an investor's subscription to purchase Series A Preferred Stock that was outstanding at December 31, 1996 (aggregate consideration of $2,499,000). During that same month, Systems issued 100 shares of its Common Stock (par value $.01) for aggregate consideration of $100 cash and a total of 38,107 shares of Series A Preferred Stock upon the conversion of convertible promissory notes (plus accrued interest of approximately $62,000) issued in November 1996 ($2.0 million) and January 1997 ($1.8 million). In February and March 1997, Systems issued 342,893 additional shares of Series A Preferred Stock for cash totaling $34.3 million. Upon the formation of Holdings in September 1997, all shareholders of Systems' Common Stock and Series A Preferred Stock were issued equivalent shares of Holdings' stock. Concurrent therewith, Systems issued 1,000 shares of its Common Stock (par value $0.01) to Holdings for cash proceeds of $10 and all previously outstanding shares of Systems' Common Stock and Series A Preferred Stock were canceled.

7. STOCK INCENTIVE PLAN

     In July 1997 Systems adopted the Golden Sky Systems, Inc. Stock Option and Restricted Stock Purchase Plan (the "Stock Incentive Plan") to provide incentive to attract and retain certain officers, directors and key employees. The options are exercisable during a period of up to ten years after grant. Stock options granted under the Stock Incentive Plan vest over a three-year period. Effective September 9, 1997, Holdings assumed the Stock Incentive Plan. Participants in the Holdings' Stock Incentive Plan received options with terms identical to those under Systems' Stock Incentive Plan and all previously outstanding options were canceled.

                              GOLDEN SKY DBS, INC.

     A summary of incentive stock option activity during 1997 and 1998 is as follows:

                                                                  YEAR ENDED
                                                   -----------------------------------------
                                                          1997                  1998
                                                   -------------------   -------------------
                                                             WEIGHTED-             WEIGHTED-
                                                              AVERAGE               AVERAGE
                                                             EXERCISE              EXERCISE
                                                   OPTIONS     PRICE     OPTIONS     PRICE
                                                   -------   ---------   -------   ---------
Options outstanding, beginning of period.........      --      $  --      62,525     $1.00
Granted..........................................  62,525       1.00      18,693      1.00
Exercised........................................      --         --     (24,831)     1.00
Forfeited........................................      --         --      (7,642)     1.00
                                                   ------      -----     -------     -----
Options outstanding, end of period...............  62,525      $1.00      48,745     $1.00
                                                   ======      =====     =======     =====
Options exercisable, end of period...............   8,684      $1.00       5,595     $1.00
                                                   ======      =====     =======     =====

  Accounting for Stock-Based Compensation

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for the Stock Incentive Plan. Under APB 25, because the exercise price of employee stock options granted pursuant to the Stock Incentive Plan is equal to or greater than the fair value of the underlying stock on the date of grant, no compensation expense is recognized. In October 1995, the FASB issued FAS No. 123, "Accounting for Stock-Based Compensation" ("FAS No. 123"), which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected to not adopt FAS No. 123 for expense recognition purposes.

     Pro forma information regarding net income is required by FAS No. 123 and has been determined as if Systems had accounted for its stock-based compensation using the fair value method prescribed by that statement. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the corresponding vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The fair value of each option grant was estimated at the date of the grant using a Black-Scholes option valuation model with the following weighted-average assumptions:

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1997           1998
                                                              ----------     ----------
Risk-free interest rate.....................................       6.0%           6.0%
Dividend yield..............................................       0.0%           0.0%
Volatility factor...........................................       0.0%           0.0%
Expected term of options....................................   10 years       10 years

     The options granted during the years ended December 31, 1997 and 1998 had no net value using the preceding assumptions. Therefore, there was no pro forma effect on Companys' net loss.

8. 401(K) RETIREMENT PLAN

     The Company sponsors a 401(k) Retirement Plan (the "401(k) Plan") for eligible employees. Employer matching contributions to the 401(k) Plan, which became effective as of January 1, 1997, are discretionary. The Company made no discretionary employer matching contributions to the 401(k) Plan during the years ended December 31, 1997 and 1998 and the three-month period ended March 31, 1999. Administrative expenses associated with the 401(k) Plan during those same periods were not material.

                              GOLDEN SKY DBS, INC.

9. INCOME TAXES

     The components of the (provision for) benefit from income taxes are as follows (in thousands):

                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                1997           1998
                                                              ---------     ----------
Current (provision) benefit:
  Federal...................................................   $ 3,777       $ 16,325
  State.....................................................       717          3,097
  Increase in valuation allowance...........................    (4,494)       (19,422)
                                                               -------       --------
Total current (provision) benefit...........................        --             --
Deferred benefit:
  Federal...................................................     1,148          3,243
  State.....................................................       218            615
  Increase in valuation allowance...........................    (1,366)        (3,858)
                                                               -------       --------
Total deferred benefit......................................        --             --
                                                               -------       --------
Total benefit (provision)...................................   $    --       $     --
                                                               =======       ========

     As of December 31, 1998, the Company had net operating loss carryforwards ("NOLs") for federal income tax purposes of approximately $63.4 million. The NOLs expire beginning in the year 2011. Use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. FAS No. 109, "Accounting for Income Taxes" ("FAS No. 109"), requires that the potential future tax benefit of NOLs be recorded as an asset. FAS No. 109 also requires that deferred tax assets and liabilities be recorded for the estimated future tax effects of temporary differences between the tax basis and book value of assets and liabilities. Deferred tax assets are offset by a valuation allowance if deemed necessary.

     In 1998, Systems increased its valuation allowance sufficient to fully offset net deferred tax assets arising during the year. Realization of net deferred tax assets is not assured and is principally dependent on generating future taxable income prior to expiration of the NOLs. Management frequently reviews the adequacy of its valuation allowance. Future decreases to the valuation allowance will be made only as changed circumstances indicate that it is more likely than not the additional benefits will be realized. Any future adjustments to the valuation allowance will be recognized as a separate component of Systems' provision for income taxes.

                              GOLDEN SKY DBS, INC.

     The temporary differences that give rise to deferred tax assets and liabilities as of December 31, 1997 and 1998 are as follows (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------   --------
Current deferred tax assets:
  Allowance for doubtful accounts...........................  $    52   $    111
  Amortization of intangible assets.........................       54         54
  Accrued expenses..........................................       --         29
                                                              -------   --------
Gross current deferred tax assets...........................      106        194
Valuation allowance.........................................     (106)      (194)
                                                              -------   --------
          Net current deferred tax assets...................       --         --
Non-current deferred tax assets:
  Depreciation..............................................        7         45
  Amortization of intangible assets.........................      951      4,497
  Net operating loss carryforwards..........................    5,095     24,677
                                                              -------   --------
          Total non-current deferred tax assets.............    6,053     29,219
Non-current deferred tax liabilities:
  Amortization of intangible assets.........................     (299)      (271)
                                                              -------   --------
Gross non-current deferred tax assets.......................    5,754     28,948
Valuation allowance.........................................   (5,754)   (28,948)
                                                              -------   --------
          Net non-current deferred tax assets...............       --         --
                                                              -------   --------
          Net deferred tax assets...........................  $    --   $     --
                                                              =======   ========

     The actual income tax benefit (provision) for 1997 and 1998 are reconciled to the amounts computed by applying the statutory federal tax rate to income before income taxes as follows:

                                                        YEARS ENDED DECEMBER 31,
                                                   -----------------------------------
                                                        1997                1998
                                                   ---------------    ----------------
                                                     TAX     RATE       TAX      RATE
                                                   -------   -----    --------   -----
Statutory rate...................................  $ 4,725    34.0%   $ 21,131    34.0%
State income taxes, net of federal benefit.......      617     4.4       2,450     3.9
Non-deductible amortization of intangible
  assets.........................................     (291)   (2.1)       (415)   (0.7)
Other............................................      (12)     --         (27)     --
Increase in valuation allowance..................   (5,039)  (36.3)    (23,139)  (37.2)
                                                   -------   -----    --------   -----
Income taxes.....................................  $    --      --%   $     --      --%
                                                   =======   =====    ========   =====

                              GOLDEN SKY DBS, INC.

10. COMMITMENTS AND CONTINGENCIES

     The Company has non-cancelable operating leases for office, warehouse and storage space that expire at various dates. Future minimum lease payments as of December 31, 1998 are summarized as follows (dollars in thousands):

1999........................................................  $1,522
2000........................................................   1,186
2001........................................................     733
2002........................................................     443
2003........................................................     121
                                                              ------
          Total.............................................  $4,005
                                                              ======

     In November 1999, certain meteoroid events will occur as the earth's orbit passes through the particulate trail of Comet 55P (Tempel-Tuttle). These meteoroid events pose a potential threat to all in-orbit geosynchronous satellites, including DBS satellites. The Company is unable to determine the impact, if any, these meteoroid events could have on the DBS satellites used by Hughes for distribution of DIRECTV programming services. In the event the Hughes DBS satellites are adversely affected by these meteoroid or other events, the Company's business and results of operations could be adversely impacted.

11. RELATED PARTY TRANSACTIONS

     During 1996, Systems purchased the assets of Cable-Video Management, Inc. ("CVM"), an entity owned by Systems' president, for $44,000. Prior to the acquisition of CVM's assets, Systems obtained management and other services from CVM. Aggregate management fees paid to CVM approximated $280,000 during 1996 and are included in general and administrative expenses in the accompanying consolidated statements of operations. Also during 1996, Systems reimbursed CVM for salaries and other miscellaneous expenses aggregating $343,000. In 1997, Systems paid $66,000 to a company affiliated with Systems' president for consulting services received by Systems. Additionally, during 1996, 1997, 1998 and the three month period ended March 31, 1999, Systems paid $5,000, $77,000, $159,000 (including $75,000 paid in connection with a 1998 acquisition) and $21,000, respectively, to one of its directors for consulting services.

     During 1996, the Company's president provided Systems with a short-term loan in the amount of $381,000. In 1997, the Company received an additional $150,000 short-term loan from its president and a $215,000 short-term loan from a shareholder. Each of these loans bore interest at an annual rate of 10% and were repaid during 1997.

     Systems has contracted with an entity owned by its president for air transportation services. Such services include the lease of an aircraft. This lease is cancelable with six months notice and requires monthly payments equal to the greater of $20,000 or an aggregate fixed hourly operating charge. The fixed hourly operating charge is based on prevailing market prices. The total cost of such services received by Systems approximated $31,000, $109,000, $506,000 and $79,000 during 1996, 1997, 1998 and the three months period ended March 31, 1999, respectively.

                              GOLDEN SKY DBS, INC.

12. VALUATION AND QUALIFYING ACCOUNTS

     Systems' valuation and qualifying accounts are as follows (in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                              1996     1997      1998
                                                              -----   ------   --------
Allowance for doubtful accounts, beginning of period........  $ --    $   4    $   138
Charged to costs and expenses...............................     4      417      1,537
Deductions..................................................    --     (283)    (1,382)
                                                              ----    -----    -------
Allowance for doubtful accounts, end of period..............  $  4    $ 138    $   293
                                                              ====    =====    =======

13. CONSOLIDATING FINANCIAL INFORMATION AND SUBSIDIARY GUARANTORS

     Consolidating financial information for Systems, Systems' guarantor subsidiaries and Systems' non-guarantor subsidiaries is as follows (dollars in thousands):

Consolidated Balance Sheet -- December 31, 1997

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
ASSETS
Current assets:
Cash and cash equivalents........................  $ 12,146     $ 1,077         $  409          $     --         $ 13,632
  Subscriber receivables, net....................     2,841         633            369                --            3,843
  Other receivables..............................       307          28             --                --              335
  Intercompany receivables.......................     2,570          --             --            (2,570)              --
  Inventory......................................     1,997         106             71                --            2,174
  Prepaid expenses and other.....................       127          --             --                --              127
                                                   --------     -------         ------          --------         --------
Total current assets.............................    19,988       1,844            849            (2,570)          20,111
Property and equipment, net......................     2,759          77            100                --            2,936
Investment in subsidiaries.......................    26,735          --             --           (26,735)              --
Intangible assets, net...........................    96,585      18,302          3,842            11,167          129,896
Deferred financing costs.........................     3,106          --             --                --            3,106
Other assets.....................................        91          86             10                --              187
                                                   --------     -------         ------          --------         --------
        Total assets.............................  $149,264     $20,309         $4,801          $(18,138)        $156,236
                                                   ========     =======         ======          ========         ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable.........................  $  8,125     $   194         $  152          $     --         $  8,471
  Interest payable...............................       786          --             --                --              786
  Current maturities of long-term obligations....     2,538          --             --                --            2,538
  Unearned revenue...............................     1,857         511            262                --            2,630
  Accrued payroll and other......................     1,372       2,655            402            (2,570)           1,859
                                                   --------     -------         ------          --------         --------
Total current liabilities........................    14,678       3,360            816            (2,570)          16,284
Long-term obligations, net of current maturities:
  Bank debt......................................    60,000          --             --                --           60,000
  Seller notes payable...........................     6,200          --             --                --            6,200
  Other notes payable and obligations under
    capital leases...............................       331          44             --                --              375
  Minority interest..............................        --          --             --             2,928            2,928
                                                   --------     -------         ------          --------         --------
Total long-term obligations, net of current
  maturities.....................................    66,531          44             --             2,928           69,503
                                                   --------     -------         ------          --------         --------
Total liabilities................................    81,209       3,404            816               358           85,787
Stockholder's Equity (Deficit):
  Common Stock...................................        --           6             --                (6)              --
  Additional paid-in capital.....................    87,400       1,967             --            (1,967)          87,400
  Retained earnings (accumulated deficit)........   (19,345)     14,932          3,985           (16,523)         (16,951)
                                                   --------     -------         ------          --------         --------
Total stockholder's equity (deficit).............    68,055      16,905          3,985           (18,496)          70,449
                                                   --------     -------         ------          --------         --------
        Total liabilities and stockholder's
          equity (deficit).......................  $149,264     $20,309         $4,801          $(18,138)        $156,236
                                                   ========     =======         ======          ========         ========

                              GOLDEN SKY DBS, INC.

Consolidated Statement of Operations -- Year Ended December 31, 1997

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
Revenue:
  DBS services...................................  $ 13,356      $2,787          $309             $  --          $ 16,452
  Lease and other................................       931          --            13                --               944
                                                   --------      ------          ----             -----          --------
Total revenue....................................    14,287       2,787           322                --            17,396
Costs and Expenses:
  Costs of DBS services..........................     7,514       1,601           189                --             9,304
  System operations..............................     2,830         876           100               (10)            3,796
  Sales and marketing............................     6,597         693            26                --             7,316
  General and administrative.....................     2,260          59            12                --             2,331
  Depreciation and amortization..................     6,312         109            79               800             7,300
                                                   --------      ------          ----             -----          --------
Total costs and expenses.........................    25,513       3,338           406               790            30,047
                                                   --------      ------          ----             -----          --------
Operating loss...................................   (11,226)       (551)          (84)             (790)          (12,651)
Non-operating items:
  Interest and investment income.................        30          10            --                --                40
  Interest expense...............................    (3,170)         (3)           --                --            (3,173)
                                                   --------      ------          ----             -----          --------
Total non-operating items........................    (3,140)          7            --                --            (3,133)
                                                   --------      ------          ----             -----          --------
Loss before income taxes.........................   (14,366)       (544)          (84)             (790)          (15,784)
Income taxes.....................................        --          --            --                --                --
                                                   --------      ------          ----             -----          --------
        Net loss.................................  $(14,366)     $ (544)         $(84)            $(790)         $(15,784)
                                                   ========      ======          ====             =====          ========

Consolidated Statement of Cash Flows -- Year Ended December 31, 1997

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                  ---------   ------------   -------------   ---------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss........................................  $ (14,366)     $ (544)         $(84)            $(790)        $ (15,784)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.................      6,312         109            79               800             7,300
  Amortization of deferred financing costs......        215          --            --                --               215
  Change in operating assets and liabilities,
    net of acquisitions:
    Subscriber receivables, net of unearned
      revenue...................................     (1,827)       (615)          (59)               --            (2,501)
    Other receivables...........................       (185)         24            --                --              (161)
    Inventory...................................     (1,499)        (34)          (71)               --            (1,604)
    Prepaid expenses and other..................       (201)          8           (10)               --              (203)
    Trade accounts payable......................      7,683        (320)          152                --             7,515
    Interest payable............................        733          --            --                --               733
    Accrued payroll and other...................     (1,461)      2,460           402               (10)            1,391
                                                  ---------      ------          ----             -----         ---------
Net cash provided by (used in) operating
  activities....................................     (4,596)      1,088           409                --            (3,099)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Rural DIRECTV Markets...........   (120,051)         --            --                --          (120,051)
Other...........................................        320          --            --                --               320
Purchases of property and equipment.............       (992)         (6)           --                --              (998)
                                                  ---------      ------          ----             -----         ---------
Net cash used in investing activities...........   (120,723)         (6)           --                --          (120,729)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A Preferred
  Stock.........................................     34,289          --            --                --            34,289
Borrowings under the Credit Agreement...........     75,000          --            --                --            75,000
Principal payments on the Credit Agreement......    (14,995)         (5)           --                --           (15,000)
Proceeds from issuance of notes payable.........      2,115          --            --                --             2,115
Principal payments on notes payable and
  obligations under capital leases..............     (2,902)         --            --                --            (2,902)
Contribution from Holdings......................     46,800          --            --                --            46,800
Increase in deferred financing costs............     (3,321)         --            --                --            (3,321)
                                                  ---------      ------          ----             -----         ---------
Net cash provided by (used in) financing
  activities....................................    136,986          (5)           --                --           136,981
Net increase in cash and cash equivalents.......     11,667       1,077           409                --            13,153
Cash and cash equivalents, beginning of
  period........................................        479          --            --                --               479
                                                  ---------      ------          ----             -----         ---------
Cash and cash equivalents, end of period........  $  12,146      $1,077          $409             $  --         $  13,632
                                                  =========      ======          ====             =====         =========

                              GOLDEN SKY DBS, INC.

Consolidated Balance Sheet -- December 31, 1998

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents......................  $    827     $ 1,189         $2,444          $     --         $  4,460
  Restricted cash, current portion...............    28,083          --             --                --           28,083
  Subscriber receivables, net....................     6,815       1,043            774                --            8,632
  Other receivables..............................     2,360          87             18                --            2,465
  Intercompany receivables.......................    11,521          --             --           (11,521)              --
  Inventory......................................     9,255         583            308                --           10,146
  Prepaid expenses and other.....................     1,819          37              3                --            1,859
                                                   --------     -------         ------          --------         --------
Total current assets.............................    60,680       2,939          3,547           (11,521)          55,645
Restricted cash, net of current portion..........    23,534          --             --                --           23,534
Property and equipment, net......................     4,418         381            195                --            4,994
Investment in subsidiaries.......................    34,200          --             --           (34,200)              --
Intangible assets, net...........................   199,867      25,051          3,525             4,696          233,139
Deferred financing costs.........................    10,541          --             --                --           10,541
Other assets.....................................       133          85             --                --              218
                                                   --------     -------         ------          --------         --------
        Total assets.............................  $333,373     $28,456         $7,267          $(41,025)        $328,071
                                                   ========     =======         ======          ========         ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable.........................  $ 13,482     $    49         $    8          $     --         $ 13,539
  Interest payable...............................    11,009          --             --                --           11,009
  Current maturities of long-term obligations....     8,916          --             --                --            8,916
  Unearned revenue...............................     4,380         789            405                --            5,574
  Accrued payroll and other......................     1,028       6,263          5,633           (11,521)           1,403
                                                   --------     -------         ------          --------         --------
Total current liabilities........................    38,815       7,101          6,046           (11,521)          40,441
Long-term obligations, net of current maturities
  12 3/8% Notes..................................   195,000          --             --                --          195,000
  Bank debt......................................    67,000          --             --                --           67,000
  Seller notes payable...........................     6,912          --             --                --            6,912
  Other notes payable and obligations under
    capital leases...............................       318          58             --                --              376
  Minority interest..............................        --          --             --             2,420            2,420
                                                   --------     -------         ------          --------         --------
Total long-term obligations, net of current
  maturities.....................................   269,230          58             --             2,420          271,708
                                                   --------     -------         ------          --------         --------
Total liabilities................................   308,045       7,159          6,046            (9,101)         312,149
Stockholder's Equity (Deficit):
  Common Stock...................................        --         896             --              (896)              --
  Additional paid-in capital.....................    97,600       1,967             --            (1,967)          97,600
  Retained earnings (accumulated deficit)........   (72,272)     18,434          1,221           (29,061)         (81,678)
                                                   --------     -------         ------          --------         --------
Total stockholder's equity (deficit).............    25,328      21,297          1,221           (31,924)          15,922
                                                   --------     -------         ------          --------         --------
        Total liabilities and stockholder's
          equity (deficit).......................  $333,373     $28,456         $7,267          $(41,025)        $328,071
                                                   ========     =======         ======          ========         ========

                              GOLDEN SKY DBS, INC.

Consolidated Statement of Operations -- Year Ended December 31, 1998

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
Revenue:
  DBS services...................................  $ 57,437     $11,172         $ 6,301          $    --         $ 74,910
  Lease and other................................       982          22              10               --            1,014
                                                   --------     -------         -------          -------         --------
Total revenue....................................    58,419      11,194           6,311               --           75,924
Costs and Expenses:
  Costs of DBS services..........................    34,640       6,813           3,838               --           45,291
  System operations..............................     7,683       2,533           1,318             (513)          11,021
  Sales and marketing............................    23,753       5,045           3,403               --           32,201
  General and administrative.....................     7,000         267             164               --            7,431
  Depreciation and amortization..................    19,336         996             340            2,494           23,166
                                                   --------     -------         -------          -------         --------
Total costs and expenses.........................    92,412      15,654           9,063            1,981          119,110
                                                   --------     -------         -------          -------         --------
Operating loss...................................   (33,993)     (4,460)         (2,752)          (1,981)         (43,186)
Non-operating items:
  Interest and investment income.................     1,571           2              --               --            1,573
  Interest expense...............................   (20,497)        (28)            (12)              --          (20,537)
                                                   --------     -------         -------          -------         --------
Total non-operating items........................   (18,926)        (26)            (12)              --          (18,964)
                                                   --------     -------         -------          -------         --------
Loss before income taxes.........................   (52,919)     (4,486)         (2,764)          (1,981)         (62,150)
Income taxes.....................................        --          --              --               --               --
                                                   --------     -------         -------          -------         --------
Loss before extraordinary charge.................   (52,919)     (4,486)         (2,764)          (1,981)         (62,150)
Extraordinary charge on early retirement of
  debt...........................................    (2,577)         --              --               --           (2,577)
                                                   --------     -------         -------          -------         --------
        Net loss.................................  $(55,496)    $(4,486)        $(2,764)         $(1,981)        $(64,727)
                                                   ========     =======         =======          =======         ========

Consolidated Statement of Cash Flows -- Year Ended December 31, 1998

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                  ---------   ------------   -------------   ---------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss........................................  $ (55,496)    $(4,486)        $(2,764)         $(1,981)       $ (64,727)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.................     19,336         996             340            2,494           23,166
  Amortization of deferred financing costs......        977          --              --               --              977
  Extraordinary charge on early retirement of
    debt........................................      2,577          --              --               --            2,577
  Change in operating assets and liabilities,
    net of acquisitions:
    Subscriber receivables, net of unearned
      revenue...................................     (1,283)       (222)           (252)              --           (1,757)
    Other receivables...........................     (2,144)         32             (18)              --           (2,130)
    Inventory...................................     (7,335)       (477)           (237)              --           (8,049)
    Prepaid expenses and other..................     (1,189)        (36)             (3)              --           (1,228)
    Trade accounts payable......................      5,357        (145)           (144)              --            5,068
    Interest payable............................     10,223          --              --               --           10,223
    Accrued payroll and other...................    (10,253)      4,827           5,231             (513)            (708)
                                                  ---------     -------         -------          -------        ---------
Net cash provided by (used in) operating
  activities....................................    (39,230)        489           2,153               --          (36,588)
                                                  ---------     -------         -------          -------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Rural DIRECTV Markets...........   (104,487)         --              --               --         (104,487)
Offering proceeds and investment earnings placed
  in escrow.....................................    (51,617)         --              --               --          (51,617)
Purchases of property and equipment.............     (2,858)       (341)           (118)              --           (3,317)
Other...........................................       (500)         --              --               --             (500)
                                                  ---------     -------         -------          -------        ---------
Net cash used in investing activities...........   (159,462)       (341)           (118)              --         (159,921)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of 12 3/8% Notes.....    189,150          --              --               --          189,150
Borrowings under the Credit Agreement...........     28,000          --              --               --           28,000
Borrowings under the Credit Facility............     62,000          --              --               --           62,000
Principal payments on the Credit Facility.......    (83,000)         --              --               --          (83,000)
Principal payments on notes payable and
  obligations under capital leases..............     (3,639)        (36)             --               --           (3,675)
Increase in deferred financing costs............     (5,138)         --              --               --           (5,138)
                                                  ---------     -------         -------          -------        ---------
Net cash provided by (used in) financing
  activities....................................    187,373         (36)             --               --          187,337
                                                  ---------     -------         -------          -------        ---------
Net increase (decrease) in cash and cash
  equivalents...................................    (11,319)        112           2,035               --           (9,172)
Cash and cash equivalents, beginning of
  period........................................     12,146       1,077             409               --           13,632
                                                  ---------     -------         -------          -------        ---------
Cash and cash equivalents, end of period........  $     827     $ 1,189         $ 2,444          $    --        $   4,460
                                                  =========     =======         =======          =======        =========

                              GOLDEN SKY DBS, INC.

Consolidated Balanced Sheet -- March 31, 1999


                                                                                             CONSOLIDATING/
                                              GUARANTOR     NON-GUARANTOR                      ELIMINATING
                                  SYSTEMS    SUBSIDIARIES   SUBSIDIARIES    GOLDEN SKY DBS     ADJUSTMENTS     CONSOLIDATED
                                  --------   ------------   -------------   --------------   ---------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.....  $ 37,394     $   787         $ 1,095         $     --         $      --       $  39,276
  Restricted cash, current
    portion.....................    22,892          --              --               --                --          22,892
  Subscriber receivables, net...     7,457       1,128             863               --                --           9,448
  Other receivables.............       976          --              18               --                --             994
  Inventory.....................     7,504         921             258               --                --           8,683
  Prepaid expenses and other....       919          37               3               --                --             959
                                  --------     -------         -------         --------         ---------       ---------
Total current assets............    77,142       2,873           2,237               --                --          82,252
Restricted cash, net of current
  portion.......................    11,827          --              --               --                --          11,827
Property and equipment, net.....     5,387         335             192               --                --           5,914
Investment in subsidiaries......    26,296          --              --           84,701          (110,997)             --
Intangible assets, net..........   219,979      24,415           3,524               --            (2,145)        245,773
Deferred financing costs........     8,175          --              --            4,296                --          12,471
Other assets....................       390          85              --               --                --             475
                                  --------     -------         -------         --------         ---------       ---------
        Total assets............  $349,196     $27,708         $ 5,953         $ 88,997         $(113,142)      $ 358,712
                                  ========     =======         =======         ========         =========       =========
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Trade accounts payable........  $ 15,040     $   127         $    72         $     --         $      --       $  15,239
  Interest payable..............     4,348          --              --               --                --           4,348
  Current maturities of
    long-term obligations.......     2,793          26              --               --                --           2,819
  Unearned revenue..............     4,872         857             436               --                --           6,165
  Accrued payroll and other.....     1,060         360               1               --                82           1,503
  Intercompany Payables.........   (11,242)      5,748           4,754               --               740              --
                                  --------     -------         -------         --------         ---------       ---------
        Total current
          liabilities...........    16,871       7,118           5,263               --               822          30,074
Long-term obligations, net of
  current maturities:
  12 3/8% Notes.................   195,000          --              --               --                --         195,000
  13 1/2% Notes.................        --          --              --          101,569                --         101,569
  Bank debt.....................    35,000          --              --               --                --          35,000
  Seller notes payable..........     6,912          --              --               --                --           6,912
  Other notes payable and
    obligations under capital
    leases......................       441          --              --               --                --             441
  Minority interest.............        --          --              --               --             2,288           2,288
                                  --------     -------         -------         --------         ---------       ---------
Total long-term obligations, net
  of current maturities.........   237,353          --              --          101,569             2,288         341,210
                                  --------     -------         -------         --------         ---------       ---------
        Total liabilities.......   254,224       7,118           5,263          101,569             3,110         371,284
Stockholder's Equity (Deficit):
  Common stock..................        --         896              --               --              (896)             --
  Additional paid-in capital....   193,261       1,967              --            8,968          (106,283)         97,913
  Accumulated deficit...........   (98,289)     17,727             690          (21,540)           (9,073)       (110,485)
                                  --------     -------         -------         --------         ---------       ---------
        Total stockholder's
          equity (deficit)......    94,972      20,590             690          (12,572)         (116,252)        (12,572)
                                  --------     -------         -------         --------         ---------       ---------
        Total liabilities and
          stockholder's equity
          (deficit).............  $349,196     $27,708         $ 5,953         $ 88,997         $(113,142)      $ 358,712
                                  ========     =======         =======         ========         =========       =========

                              GOLDEN SKY DBS, INC.

Consolidated Statement of Operations -- Three Months Ended March 31, 1999


                                                                                             CONSOLIDATING/
                                              GUARANTOR     NON-GUARANTOR                      ELIMINATING
                                  SYSTEMS    SUBSIDIARIES   SUBSIDIARIES    GOLDEN SKY DBS     ADJUSTMENTS     CONSOLIDATED
                                  --------   ------------   -------------   --------------   ---------------   ------------
Revenue:
  DBS services..................  $ 22,415      $4,285         $2,139          $    --            $ --           $ 28,839
  Lease and other...............       194           3             --               --              --                197
                                  --------      ------         ------          -------            ----           --------
Total revenue...................    22,609       4,288          2,139               --              --             29,036
Costs and Expenses:
  Costs of DBS services.........    14,514       2,584          1,374               --             (60)            18,412
  System operations.............     3,130         725            415               --              --              4,270
  Sales and marketing...........    10,393         976            551               --              --             11,920
  General and administrative....     2,870          50             28               --              --              2,948
  Depreciation and
    amortization................     7,203         681            336               --              --              8,220
                                  --------      ------         ------          -------            ----           --------
Total costs and expenses........    38,110       5,016          2,704               --             (60)            45,770
                                  --------      ------         ------          -------            ----           --------
Operating loss..................   (15,501)       (728)          (565)              --              60            (16,734)
Non-operating Items:
  Interest and investment
    income......................       823          --             --               --              --                823
  Interest expense..............    (8,347)         (2)            --           (1,612)             --             (9,961)
                                  --------      ------         ------          -------            ----           --------
Total non-operating items.......    (7,524)         (2)            --           (1,612)             --             (9,138)
                                  --------      ------         ------          -------            ----           --------
Loss before income taxes........   (23,025)       (730)          (565)          (1,612)             60            (25,872)
Income taxes....................        --          --             --               --              --                 --
                                  --------      ------         ------          -------            ----           --------
Loss before extraordinary
  charge........................   (23,025)       (730)          (565)          (1,612)             60            (25,872)
Extraordinary charge on early
  retirement of debt............    (2,935)         --             --               --              --             (2,935)
                                  --------      ------         ------          -------            ----           --------
        Net loss................  $(25,960)     $ (730)        $ (565)         $(1,612)           $ 60           $(28,807)
                                  ========      ======         ======          =======            ====           ========

                              GOLDEN SKY DBS, INC.

Consolidated Statement of Cash Flows -- Three Months Ended March 31, 1999


                                                                                             CONSOLIDATING/
                                              GUARANTOR     NON-GUARANTOR                      ELIMINATING
                                  SYSTEMS    SUBSIDIARIES   SUBSIDIARIES    GOLDEN SKY DBS     ADJUSTMENTS     CONSOLIDATED
                                  --------   ------------   -------------   --------------   ---------------   ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net loss........................  $(25,960)    $  (730)        $  (565)        $ (1,612)          $ 60           $(28,807)
Adjustments to reconcile net
  loss to net cash used in
  operating activities:
  Depreciation and
    amortization................     7,177         681             362               --             --              8,220
  Amortization of debt discount,
    deferred financing costs and
    other.......................       246          --              --            1,612             --              1,858
  Extraordinary charge on early
    retirement of debt..........     2,935          --              --                              --              2,935
  Change in operating assets and
    liabilities, net of
    acquisitions:
    Subscriber receivables, net
      of unearned revenue.......      (105)        (17)            (59)              --             --               (181)
    Other receivables...........     1,385          87              (1)              --             --              1,471
    Inventory...................     1,810        (338)             51               --            (60)             1,463
    Prepaid expenses and
      other.....................       683          --              --               --             --                683
    Trade accounts payable......     1,558          77              65               --             --              1,700
    Interest payable............    (6,661)         --              --               --             --             (6,661)
    Intercompany payable........     1,348        (145)         (1,203)              --             --                 --
    Accrued payroll and other...        83          (3)              1               --             --                 81
                                  --------     -------         -------         --------           ----           --------
Net cash used in operating
  activities....................   (15,501)       (388)         (1,349)              --             --            (17,238)
CASH FLOWS FROM INVESTING
  ACTIVITIES
Acquisitions of Rural DIRECTV
  Markets.......................   (20,334)         --              --               --             --            (20,334)
Offering proceeds and investment
  earnings placed in escrow.....      (709)         --              --               --             --               (709)
Purchases of property and
  equipment.....................    (1,144)         --              --               --             --             (1,144)
Proceeds from interest escrow
  account.......................    12,158          --              --               --             --             12,158
Release of amounts reserved for
  contingent reduction of bank
  debt..........................     5,449          --              --               --             --              5,449
Investment in subsidiary........    95,661          --              --          (95,661)            --                 --
Other...........................       (66)         18              --               --             --                (48)
                                  --------     -------         -------         --------           ----           --------
Net cash provided by (used in)
  investing activities..........    91,015          18              --          (95,661)            --             (4,628)
CASH FLOWS FROM FINANCING
  ACTIVITIES
Proceeds from issuance of
  13 1/2% Notes.................        --          --              --          100,049             --            100,049
Borrowings on bank debt.........    21,000          --              --               --             --             21,000
Principal payments on bank
  debt..........................   (53,000)         --              --               --             --            (53,000)
Principal payments on notes
  payable and obligations under
  capital leases................    (6,000)        (32)             --               --             --             (6,032)
Increase in deferred financing
  costs.........................      (947)         --              --           (4,388)            --             (5,335)
                                  --------     -------         -------         --------           ----           --------
Net cash provided by (used in)
  financing activities..........   (38,947)        (32)             --           95,661             --             56,682
                                  --------     -------         -------         --------           ----           --------
Net increase (decrease) in cash
  and cash equivalents..........    36,567        (402)         (1,349)              --             --             34,816
Cash and cash equivalents,
  beginning of period...........       827       1,189           2,444               --                             4,460
                                  --------     -------         -------         --------           ----           --------
Cash and cash equivalents, end
  of period.....................  $ 37,394     $   787         $ 1,095         $     --           $ --           $ 39,276
                                  ========     =======         =======         ========           ====           ========

                              GOLDEN SKY DBS, INC.

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Systems' quarterly results of operations are summarized as follows (in thousands):

                                                         THREE MONTHS ENDED
                                          ------------------------------------------------
                                          MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                          --------   --------   ------------   -----------
Period Ended December 31, 1997:
  Total revenue.........................  $ 1,255    $  2,248     $  5,634      $  8,259
  Operating loss........................     (766)     (1,966)      (3,918)       (6,001)
  Net loss..............................     (834)     (2,024)      (5,160)       (7,766)
Period Ended December 31, 1998:
  Total revenue.........................  $14,129    $ 16,849     $ 19,912      $ 25,034
  Operating loss........................   (6,034)     (8,806)     (11,462)      (16,884)
  Loss before extraordinary charge......   (8,287)    (11,761)     (17,354)      (24,748)
  Net loss..............................   (8,287)    (14,338)     (17,354)      (24,748)

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Triangle Communication System, Inc.
Havre, Montana

     We have audited the accompanying balance sheets of Triangle Communication System, Inc. as of December 31, 1997, 1996, and 1995, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triangle Communication System, Inc. at December 31, 1997, 1996, and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            EIDE HELMEKE PLLP
March 6, 1998
Sioux Falls, South Dakota

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                                 BALANCE SHEETS
                       DECEMBER 31, 1997, 1996, AND 1995

                                     ASSETS

                                                                 1997         1996         1995
                                                              ----------   ----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  175,917   $  356,571   $  234,152
  Accounts receivable.......................................      22,466        7,298          520
  Accounts receivable -- affiliate..........................       9,889           --           --
  Contract receivable.......................................       1,370       17,053        8,649
  Inventory.................................................      45,193       42,228       74,539
  Prepaid expenses..........................................     192,095       67,611        2,824
                                                              ----------   ----------   ----------
          Total current assets..............................     446,930      490,761      320,684
                                                              ----------   ----------   ----------
  Property and equipment (net of accumulated depreciation of
     $379,281 in 1997; $310,553 in 1996, and $283,058 in
     1995)..................................................     152,523      209,260      158,527
                                                              ----------   ----------   ----------
  Intangible assets (net of accumulated amortization of
     $105,354 in 1997; $77,360 in 1996; and $49,367 in
     1995)..................................................     321,926      349,920      377,913
                                                              ----------   ----------   ----------
OTHER ASSETS:
  Investments in marketable equity securities (Note 2)......   1,851,588    1,433,695    1,485,128
  Other investments (Note 3)................................     777,982      517,050      186,719
                                                              ----------   ----------   ----------
          Total other assets................................   2,629,570    1,950,745    1,671,847
                                                              ----------   ----------   ----------
                                                              $3,550,949   $3,000,686   $2,528,971
                                                              ==========   ==========   ==========

                               LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $  250,509   $  135,875   $  140,152
  Accounts payable -- affiliate.............................      11,772      335,021       58,772
  Unearned revenue..........................................     214,848      219,569       17,807
  Customer deposits.........................................       3,590        1,048          840
  Accrued taxes.............................................       1,607        1,286        1,481
  Other current liabilities.................................       1,157           --           --
                                                              ----------   ----------   ----------
          Total current liabilities.........................     483,483      692,799      219,052
                                                              ----------   ----------   ----------
  Deferred income taxes.....................................     656,859      432,702      451,835
                                                              ----------   ----------   ----------
          Total liabilities.................................   1,140,342    1,125,501      670,887
                                                              ----------   ----------   ----------
SHAREHOLDER'S EQUITY:
  Common stock, $100 par value, authorized 53,000 shares;
     issued and outstanding; 1997 -- 10,595 shares, 1996 and
     1995 -- 8,095 shares...................................   1,059,500      809,500      809,500
  Additional paid-in capital................................     315,000      315,000      315,000
  Unrealized gain on equity securities......................   1,108,891      915,155      947,455
  Accumulated deficit.......................................     (72,784)    (164,470)    (213,871)
                                                              ----------   ----------   ----------
          Total stockholder's equity........................   2,410,607    1,875,185    1,858,084
                                                              ----------   ----------   ----------
          Total liabilities and shareholder's equity........  $3,550,949   $3,000,686   $2,528,971
                                                              ==========   ==========   ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                              STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                              1997         1996         1995
                                                           ----------   ----------   ----------
REVENUES:
  CATV program revenues..................................  $   55,695   $   58,658   $   60,928
  DBS program revenue....................................   2,255,440    1,312,525      501,767
  Cellular revenue.......................................     129,529       62,800           --
  Rural TV service revenue...............................      13,493       16,149       18,446
  Equipment sales........................................     170,863      188,802      449,343
  Other..................................................      50,241       52,030       28,384
                                                           ----------   ----------   ----------
          Total revenues.................................   2,675,261    1,690,964    1,058,868
                                                           ----------   ----------   ----------
COST OF REVENUES:
  CATV program costs.....................................      13,924       14,406       14,767
  DBS program costs......................................   1,263,995      785,954      277,497
  Cellular program costs.................................     109,592       55,550           --
  Rural TV program costs.................................      10,333       12,034       13,250
  Equipment costs........................................     229,404      195,796      459,655
  Rebates and coupon costs...............................     469,207      162,154       61,437
                                                           ----------   ----------   ----------
          Total cost of revenues.........................   2,096,455    1,225,894      826,606
                                                           ----------   ----------   ----------
          Gross profit...................................     578,806      465,070      232,262
                                                           ----------   ----------   ----------
EXPENSES:
  Salaries, wages, and commissions.......................     180,134      129,063       81,954
  Depreciation and amortization..........................      96,721       55,489       49,692
  Bad debt expense.......................................      12,808       13,262        4,810
  Marketing..............................................      75,111       84,097      103,695
  Maintenance and installation...........................      26,709       34,059       19,341
  Other selling, general, and administrative expenses....     106,511       75,955       36,077
                                                           ----------   ----------   ----------
          Total expenses.................................     497,994      391,925      295,569
                                                           ----------   ----------   ----------
NET INCOME BEFORE NONOPERATING INCOME AND TAXES..........      80,812       73,145      (63,307)
                                                           ----------   ----------   ----------
NONOPERATING INCOME (LOSS):
  Interest income........................................       6,470        5,463        1,432
  Loss in equity earnings of affiliate...................     (31,828)          --           --
  Gain on sale of cellular stock.........................          --           --       15,501
                                                           ----------   ----------   ----------
          Total nonoperating income (loss)...............     (25,358)       5,463       16,933
                                                           ----------   ----------   ----------
          NET INCOME BEFORE TAXES........................      55,454       78,608      (46,374)
PROVISION FOR (BENEFIT FROM) INCOME TAX (Note 6).........     (36,232)      29,207      (17,231)
                                                           ----------   ----------   ----------
          NET INCOME.....................................  $   91,686   $   49,401   $  (29,143)
                                                           ==========   ==========   ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                   UNREALIZED
                                       COMMON     ADDITIONAL      GAIN (LOSS)
                                     STOCK $100    PAID-IN       ON SECURITIES      ACCUMULATED
                                     PAR VALUE     CAPITAL     AVAILABLE FOR SALE     DEFICIT       TOTAL
                                     ----------   ----------   ------------------   -----------   ----------
Balance, January 1, 1995...........  $  569,500    $315,000        $  951,493        $(184,728)   $1,651,265
  Net income.......................          --          --                --          (29,143)      (29,143)
  Issuance of 2,400 shares of
     stock.........................     240,000          --                --               --       240,000
  Change in unrealized gain on
     securities
     available-for-sale............          --          --            (4,038)              --        (4,038)
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1995.........     809,500     315,000           947,455         (213,971)    1,858,084
  Net income.......................          --          --                --           49,401        49,401
  Change in unrealized gain on
     securities
     available-for-sale............          --          --           (32,300)              --       (32,300)
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1996.........     809,500     315,000           915,155         (164,470)    1,875,185
  Net income.......................          --          --                --           91,686        91,686
  Issuance of 2,500 shares of
     stock.........................     250,000          --                --               --       250,000
  Change in unrealized gain on
     securities
     available-for-sale............          --          --           193,736               --       193,736
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1997.........  $1,059,500    $315,000        $1,108,891        $ (72,784)   $2,160,607
                                     ==========    ========        ==========        =========    ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                              1997        1996        1995
                                                            ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $  91,686   $  49,401   $ (29,143)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................     96,721      55,489      49,692
     Noncash equity loss in affiliate.....................     31,828          --          --
     (Gain) on sale of investments........................         --          --     (15,501)
  (Increase) decrease in assets:
     Accounts receivable..................................    (25,057)     (6,778)      1,119
     Contracts receivable.................................     15,683      (8,404)     (8,649)
     Inventory............................................     (2,965)     32,311      10,476
     Other assets.........................................   (124,484)    (64,787)     13,023
  (Decrease) increase in liabilities:
     Accounts payable.....................................    114,634      (4,277)     98,387
     Accounts payable -- associated company...............   (323,249)    276,249      23,039
     Unearned revenue.....................................     (4,721)    201,762      17,807
     Customer deposits....................................      2,542         208        (855)
     Accrued taxes........................................        321        (195)      1,481
     Other current liabilities............................      1,157          --          --
                                                            ---------   ---------   ---------
          Net cash (used in) provided by operating
            activities....................................   (125,904)    530,979     160,876
                                                            ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.....................    (11,990)    (78,229)    (94,052)
  Proceeds from the sale of investments...................         --          --      15,552
  Deposit on PCS license..................................         --    (211,616)         --
  (Increase) in other investments.........................   (292,760)   (118,715)   (182,643)
                                                            ---------   ---------   ---------
          Net cash (used in) investing activities.........   (304,750)   (408,560)   (261,143)
                                                            ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock................................    250,000          --     240,000
                                                            ---------   ---------   ---------
          Net cash provided by financing activities.......    250,000          --     240,000
                                                            ---------   ---------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS...................   (180,654)    122,419     139,733
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD............    356,571     234,152      94,419
                                                            ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD..................  $ 175,917   $ 356,571   $ 234,152
                                                            =========   =========   =========

The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1997, 1996, AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Triangle Communication System, Inc. is a rural telecommunications provider, whose purpose is to engage in the business of transmitting television impulses, and installing and maintaining television equipment.

     Triangle Communication System, Inc. is a wholly owned subsidiary of Triangle Telephone Cooperative Association, Inc. which was incorporated under Montana state statute in 1980.

     The company has four areas, of primary interest which include cable television operations, rural television programming service for large satellite dish owners, and a Direct Broadcast Satellite (DBS) franchise, which allows the company to receive a commission from all DBS programming sold to rural customers located throughout their franchise area. The company also receives commissions for the sales and service of cellular phones for Commnet Cellular.

     Property and Equipment -- These assets are stated at cost. The cost of additions to plant includes contracted work, direct labor and materials, and allocable overheads. When units of property are retired, sold, or otherwise disposed of in the ordinary of business, their average book cost less net salvage is charged to accumulated depreciation. Repairs and the replacement and renewal of items determined to be of less than units of property are charged to maintenance.

     Depreciation and Amortization -- Depreciation and amortization is computed using the straight-line method based upon the estimated useful lives of the various classes of property. Such provisions as a percentage of the average balance of plant in service were as follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
CATV plant..................................................  6.2%   6.2%   6.2%
Franchise...................................................  6.6%   6.6%   6.6%

     Investment Securities -- The company's investment securities are classified as "available-for-sale." Accordingly, unrealized gains and losses and the related deferred income tax effects are excluded for earnings and reported as a separate component of stockholders' equity. Realized gains or losses are computed based on specific identification of the securities sold.

     All other investments are stated at cost.

     Cash and Cash Equivalents -- For purposes of reporting cash flows, the company considers all cash deposits, with maturities of less than three months, to be cash and cash equivalents.

     Inventories -- Inventories are stated at the lower of cost or market by using the weighted average as cost.

     Income Taxes -- The company generally provides for income taxes resulting from timing differences between amounts reported for financial accounting and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are received or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

     Accounting Estimates -- The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- INVESTMENT IN MARKETABLE EQUITY SECURITY

     The cost and fair values of this marketable equity security available-for-sale at December 31, 1997, 1996, and 1995, were as follows:

                                       UNREALIZED      1997         1996         1995
                              COST        GAIN      FAIR VALUE   FAIR VALUE   FAIR VALUE
                             -------   ----------   ----------   ----------   ----------
Commnet Cellular, Inc. --
  stock....................  $85,838   $1,765,750   $1,851,588   $1,433,695   $1,485,128
                             =======   ==========   ==========   ==========   ==========

     The market value of the above security increased by $417,893 in 1997. As of December 31, 1997, the unrealized gain of $1,765,750 is included with stockholders equity net of deferred income taxes of $656,859.

NOTE 3 -- OTHER INVESTMENTS

                                                         1997       1996       1995
                                                       --------   --------   --------
Patronage capital credits from affiliated
  companies..........................................  $ 58,071   $ 38,025   $  9,310
Memberships and deposits.............................     1,450      1,450      1,450
Cellular operating companies -- capital stock (at
  cost)..............................................       959        959        959
Montana Advanced Information Network, Inc. -- capital
  stock (at cost)....................................   365,000     15,000    150,000
Vision Net, Inc. -- capital stock (at cost)..........   250,000    250,000     25,000
Montana PCS Alliance LLC (at equity).................    51,695    211,616         --
Skyland Technologies, Inc. (at equity)...............    50,807         --         --
                                                       --------   --------   --------
                                                       $777,982   $517,050   $186,719
                                                       ========   ========   ========

NOTE 4 -- FRANCHISE

     The company purchased the Direct Broadcast System (DBS) franchise rights to provide exclusive franchise rights for distribution of DirecTV satellite television programming. The franchise rights give the company exclusive right to the distribution of DirecTV service within the contract area, which includes thirteen counties in Montana. The company began amortizing the franchise rights in 1994 when programming service began.

                                     FRANCHISE   ACCUMULATED
                                       COST      AMORTIZATION   NET 1997   NET 1996   NET 1995
                                     ---------   ------------   --------   --------   --------
Direct Broadcast System (DBS)......  $427,280      $105,354     $321,926   $349,920   $377,913
                                     ========      ========     ========   ========   ========

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- PROPERTY AND EQUIPMENT

                                                                1997       1996       1995
                                                              --------   --------   --------
Support equipment...........................................  $ 25,419   $ 24,089   $ 23,090
Cable television equipment..................................   175,844    166,885    166,885
Towers, antennas, and dishes................................    33,917     33,917     33,917
CATV -- cable...............................................   127,051    125,349    125,349
Cellular equipment..........................................   169,573    169,573         --
                                                              --------   --------   --------
  In service................................................   531,804    519,813    349,241
  Under construction........................................        --         --     92,344
                                                              --------   --------   --------
                                                               531,804    519,813    441,585
Less accumulated depreciation...............................   379,281    310,553    283,058
                                                              --------   --------   --------
                                                              $152,523   $209,260   $158,527
                                                              ========   ========   ========

NOTE 6 -- INCOME TAXES

     The company files a consolidated tax return with its parent company, Triangle Telephone Cooperative Association, Inc.; income tax expense is computed by individual company using the separate return method. Details of income tax are as follows:

                                                                1997       1996       1995
                                                              --------   --------   --------
Provision for (benefit from) income taxes:
  Federal tax at statutory rates............................  $ 27,599   $ 25,439   $(15,025)
  State tax at statutory rates..............................     4,870      3,768     (2,206)
  Benefit of net operating loss carryforward used on
     consolidated return with parent........................   (68,701)        --         --
                                                              --------   --------   --------
          Total (benefit from) provision for income taxes...  $(36,232)  $ 29,207   $(17,231)
                                                              ========   ========   ========
The components of deferred tax (assets) and liabilities are
  as follows:
  Deferred tax liabilities:
     Unrealized gain on securities available-for-sale.......  $656,859   $501,403   $520,536
  Deferred tax (assets):
     Net operating loss carryforwards.......................        --    (68,701)   (68,701)
                                                              --------   --------   --------
     Net deferred tax liability.............................  $656,859   $432,702   $451,835
                                                              ========   ========   ========

NOTE 7 -- RELATED PARTY TRANSACTIONS

     Triangle Telephone Cooperative Association, Inc. owns 100% of the issued and outstanding shares of Triangle Communication System, Inc. At December 31, 1997, the company had a receivable of $9,889 from its parent, Triangle Telephone Cooperative Association, Inc. At December 31, 1996 and 1995, the company had an outstanding liability with Triangle Telephone Cooperative Association, Inc. of $320,086 and $47,081, respectively.

     Triangle Communication System, Inc. has an operation and maintenance agreement with Hill County Electric Cooperative, Inc. The agreement provides that the operations of the two companies are, insofar as is possible, to be carried on jointly, and that Hill County Electric Cooperative, Inc. is to operate and manage Triangle Communication System, Inc. Costs incurred in the performance of services under the agreement that relate to joint operations are to be apportioned and Triangle Communication System, Inc. is to reimburse Hill County Electric Cooperative, Inc. at amounts specified in the agreement. Total payments to Hill County Electric Cooperative, Inc. under this agreement in 1997 were approximately $157,000. At December 31, 1997,

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1996, and 1995, Triangle Communication System, Inc. owed Hill County Electric Cooperative, Inc. $11,772, $14,935, and $11,691, respectively.

     The maintenance agreement may be terminated by either party by giving a six month notice in writing to the other party.

NOTE 8 -- SUBSEQUENT EVENT

     In January 1998 the company entered into an agreement to sell its Direct Broadcast System (DBS) franchise rights to Golden Sky Systems, Inc. The sale for approximately $9.3 million will yield a net gain of approximately $8.6 million to the company in 1998.

                           DIRECT BROADCAST SATELLITE
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

     We have audited the accompanying balance sheets of Direct Broadcast Satellite (the Segment), a segment of Nemont Communications Inc. (NCI), as of December 31, 1997, and the related statements of operations, segment equity, and cash flows for the year then ended. The financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            CHMS, P.C.
                                            Certified Public Accountants
                                            Sidney, Montana

July 31, 1998

                           DIRECT BROADCAST SATELLITE
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

                                                                1997
                                                              --------
Current assets
  Cash......................................................  $    925
  Accounts receivable -- Note B.............................    72,645
  Inventory -- Note A.......................................    18,248
                                                              --------
          Total current assets..............................    91,818
Intangible equipment -- net of accumulated
  amortization -- Note D....................................   239,780
Other assets
  Notes receivable -- Note E................................    24,193
  NRTC patronage capital -- Note C..........................    47,249
                                                              --------
          Total other assets................................    71,442
                                                              --------
          Total assets......................................  $403,040
                                                              ========
                     LIABILITIES & SEGMENT EQUITY
Current liabilities
  Accounts payable..........................................  $253,035
  Unearned revenue..........................................    95,171
  Notes payable -- Note F...................................    23,225
                                                              --------
          Total current liabilities.........................   371,431
Segment equity..............................................    31,609
                                                              --------
          Total liabilities and segment equity..............  $403,040
                                                              ========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                 1997
                                                              ----------
REVENUES
  Programming revenues......................................  $1,636,584
  Equipment sales...........................................     146,111
  Other revenues............................................       3,921
                                                              ----------
          TOTAL REVENUES....................................   1,786,616
COST OF REVENUES
  Programming costs.........................................   1,214,952
  Equipment costs...........................................     170,007
  Rebate expense............................................      12,546
  Commission expense........................................     525,636
                                                              ----------
          TOTAL COST OF REVENUES............................   1,923,141
                                                              ----------
  GROSS PROFIT..............................................    (136,525)
EXPENSES
  Bad debt expense..........................................       7,866
  Amortization..............................................      38,365
  Marketing.................................................      34,365
  Office expense -- general.................................      52,192
  Salaries..................................................     114,950
                                                              ----------
          TOTAL EXPENSES....................................     247,738
                                                              ----------
  LOSS FROM OPERATIONS......................................    (384,263)
OTHER INCOME
  Interest income...........................................       4,673
  Dividend income...........................................      21,446
                                                              ----------
                                                                  26,119
                                                              ----------
          NET LOSS..........................................  $ (358,144)
                                                              ==========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                          STATEMENT OF SEGMENT EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                                1997
                                                              ---------
BALANCE AT JANUARY 1, 1997..................................  $ 280,411
  Company contribution to Segment...........................    109,342
  Net Loss..................................................   (358,144)
                                                              ---------
BALANCE AT DECEMBER 31, 1997................................  $  31,609
                                                              =========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                                                1997
                                                              ---------
CASH FLOWS FROM OPERATION ACTIVITIES
  Net loss..................................................  $(358,144)
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Amortization...........................................     38,365
     Patronage capital allocation...........................    (15,012)
  Changes in operating assets and liabilities:
     (increase) decrease in accounts receivable.............    (47,408)
     (increase) decrease in inventories.....................      2,336
     Increase (decrease) in accounts payable................     58,513
     Increase (decrease) in unearned revenue................     95,171
                                                              ---------
          NET CASH USED BY OPERATING ACTIVITIES.............   (226,179)
CASH FLOWS FROM INVESTING ACTIVITIES
  Collections on notes receivable...........................     38,402
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash investments by Nemont Communications, Inc............    109,342
  Payments on notes payable.................................     (4,205)
                                                              ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    105,137
                                                              ---------
          NET DECREASE IN CASH..............................    (82,640)
CASH AT BEGINNING OF YEAR...................................     83,565
                                                              ---------
  CASH AT END OF YEAR.......................................  $     925
                                                              =========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Direct Broadcast Satellite (the Segment) is a segment of Nemont Communications, Inc. (the Company). The Company is a wholly-owned subsidiary of Nemont Telephone Cooperative (the Parent). The Segment was formed in 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communication Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for portions of four counties in northeastern Montana.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advances billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans, rebates are recorded when they are utilized.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Fair value of financial instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Intangible

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Long-lived Asset

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

  Income Taxes

     The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

NOTE B -- ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from subscribers for monthly programming fees.

NOTE C -- NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset for the noncash portion of the patronage dividend.

NOTE D -- INTANGIBLE ASSETS

NRTC -- DBS Franchise Fee...................................  $ 383,648
  less accumulated amortization.............................   (143,868)
                                                              ---------
                                                              $ 239,780
                                                              =========

NOTE E -- NOTES RECEIVABLE

     Notes receivable consist of amounts due from customers financing the purchase of DBS dishes. Interest is being charged at a rate of 12% per year, due in monthly installments over a term of 36 months.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE F -- NOTES PAYABLE

     Non-interest bearing notes with associated companies are as follows:

Northern Electric Cooperative...............................  $ 6,000
  Yellowstone Valley Electric Cooperative...................    7,200
  Sheridan Electric Cooperative.............................   10,025
                                                              -------
                                                              $23,225
                                                              =======

NOTE G -- SUBSEQUENT EVENTS

     During October 31, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed in January 1998.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.
                                  CUMBY, TEXAS

                FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
                            AS OF DECEMBER 31, 1997
                       WITH INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of DBS Segment of Cumby Cellular, Inc.

     We have audited the accompanying balance sheet of DBS Segment of Cumby Cellular, Inc. (the Segment) as of December 31, 1997 and the related statement of income, segment equity, and cash flows for the year then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DBS Segment of Cumby Cellular, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Note 9 to the financial statements, on June 10, 1998, the Segment signed a letter of intent to transfer its DirecTV Distribution Business and to sell substantially all of its assets and operations to a third party.

                                            Curtis Blakely & Co., P.C.

Longview, Texas
February 3, 1998
(except for Notes 8 and 9
as to which the date is July 23, 1998)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

Current Assets:
  Cash and cash equivalents.................................  $  171,165
  Accounts receivable -- customers..........................      98,168
  Notes receivable..........................................      19,567
  Accounts receivable -- affiliates.........................      71,775
  Inventory.................................................      26,995
  Prepaid income taxes......................................       7,709
                                                              ----------
          Total Current Assets..............................     395,379
                                                              ----------
Property, Plant and Equipment:
  Plant in service..........................................      16,250
  Less: Accumulated depreciation............................       6,318
                                                              ----------
          Net Property, Plant and Equipment.................       9,932
                                                              ----------
DBS Franchise...............................................     583,377
                                                              ----------
NRTC and RTFC equity certificates...........................     139,149
                                                              ----------
          Total Assets......................................  $1,127,837
                                                              ==========

                     LIABILITIES AND SEGMENT EQUITY

Current Liabilities:
  Current maturities of long-term debt......................  $  165,779
  Accounts payable..........................................     134,176
  Accounts payable -- affiliate.............................      12,476
  Deferred revenue..........................................      81,995
  Accrued Interest payable..................................       4,529
                                                              ----------
          Total Current Liabilities.........................     398,955
                                                              ----------
Long-Term Debt:
  Note payable -- RTFC......................................     648,157
                                                              ----------
Segment Equity..............................................      80,725
                                                              ----------
          Total Liabilities and Segment Equity..............  $1,127,837
                                                              ==========

  (The accompanying notes are an integral part of these financial statements.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                     STATEMENT OF INCOME AND SEGMENT EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Operating Revenues:
  Programming revenue.......................................  $  984,956
  Equipment sales revenue...................................      83,679
  Installation revenue......................................       9,021
  Commission revenue........................................      11,128
  DSS repairs revenue.......................................       3,493
  Miscellaneous revenue.....................................       8,566
  Less: Uncollectible revenue...............................     (26,700)
                                                              ----------
          Total Operating Revenues..........................   1,074,143
                                                              ----------
Operating Expenses:
  Programming cost..........................................     681,395
  Cost of sales.............................................     146,508
  Salaries..................................................     100,616
  Amortization and depreciation.............................      94,886
  Telephone.................................................      25,646
  Advertising...............................................      12,702
  Other general and administrative..........................      12,408
  Commissions...............................................      10,157
  Accounting................................................       9,234
  DSS Installation costs....................................       3,989
  Training..................................................       2,008
  Taxes -- other than income taxes..........................         151
                                                              ----------
          Total Operating Expenses..........................   1,099,700
                                                              ----------
Operating Loss..............................................     (25,557)
Interest and Dividend Income................................      17,815
                                                              ----------
          Loss Before Interest and Taxes....................      (7,742)
Income Tax Benefit..........................................      29,613
Interest Expense............................................     (60,500)
                                                              ----------
          Net Loss..........................................     (38,629)
Segment Equity, Beginning...................................     119,354
                                                              ----------
Segment Equity, Ending......................................  $   80,725
                                                              ==========

  (The accompanying notes are an integral part of these financial statements.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Cash Flows from Operating Activities:
  Net loss..................................................  $(38,629)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    94,886
     Noncash patronage dividends............................    (6,092)
  Change in assets and liabilities:
     Decrease in accounts receivable........................    23,127
     Decrease in inventory held for sale....................    10,513
     Increase in accounts payable and accruals..............    72,765
                                                              --------
          Total Adjustments.................................   195,199
                                                              --------
Net Cash Provided by Operating Activities...................   156,570
                                                              --------
Cash Flows from Investing Activities:
  Capital expenditures......................................    (5,133)
  Proceeds from sale of certificates of deposit.............   100,881
                                                              --------
Net Cash Provided by Investing Activities...................    95,748
                                                              --------
Cash Flows from Financing Activities:
  Payments of long-term debt................................  (140,971)
  Advances to affiliate.....................................   (39,412)
                                                              --------
Net Cash Used In Financing Activities.......................  (180,383)
                                                              --------
Net Increase in Cash and Cash Equivalents...................    71,935
Cash and Cash Equivalents at Beginning of Year..............    99,230
                                                              --------
Cash and Cash Equivalents at End of Year....................  $171,165
                                                              ========

  (The accompanying notes are an integral part of these financial statements.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Organization and Nature of Operations

     DBS Segment Cellular, Inc. (the Segment) is a Segment of Cumby Cellular, Inc. (CCI). CCI is a wholly owned subsidiary of Cumby Telephone Cooperative, Inc. (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for two counties in northeast Texas.

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of CCI and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes

     The Segment's operating results are consolidated with CCI's for tax filing purposes. An income tax benefit has been provided in the accompanying statement of operations for taxes recoverable from CCI. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

NOTE 2 -- ACCOUNTS RECEIVABLE:

     Accounts receivable consists of amounts due from subscribers for monthly programming fees and for sales of satellite television equipment which have been delivered but not paid for. Accounts receivable as of December 31, 1997 are as follows:

Accounts receivable:
  Programming...............................................  $88,196
  Equipment sales...........................................    9,972
                                                              -------
                                                              $98,168
                                                              =======

NOTE 3 -- NOTES RECEIVABLE:

     The Segment provides customers the option of purchasing DBS equipment on credit. These payment plans have terms of four years and carry interest at 15 percent. Upon default by a customer, the Segment repossesses the equipment, transfers the resale value of the equipment to inventory, and records an allowance for the balance of the unpaid note receivable.

NOTE 4 -- RTFC AND NRTC EQUITY CERTIFICATES:

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20 percent is received in cash and 80 percent is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment purchased an RTFC equity certificate as part of the RTFC loan requirements. This certificate is refunded by RTFC so that it maintains a balance equal to 10 percent of the loan balance. RTFC pays patronage dividends to the Segment.

NOTE 5 -- DBS FRANCHISE:

     The DBS franchise is being amortized over its 10 year life and is stated net of accumulated amortization of $337,745.

NOTE 6 -- LONG-TERM DEBT.

     The Segment is indebted to the Rural Telephone Finance Corporation as follows:

Note payable with Interest at RTFC variable rate (6.9% at
  December 31, 1997) due in quarterly installments through
  August 2002...............................................  $813,936
Current portion.............................................   165,779
                                                              --------
          Long-Term Debt....................................  $648,157
                                                              ========

NOTE 7 -- ADDITIONAL CASH FLOW INFORMATION:

Cash paid during 1997 for:
  Interest..................................................  $61,284
  Income tax................................................       --

NOTE 8 -- RELATED PARTY TRANSACTIONS:

     The Segment is party to various intercompany transactions with the Company. The Company purchased the DBS franchise rights under which the Segment provides DBS programming for $921,122 prior to the

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

commencement of DBS operations in mid-1993. The franchise rights and debt were transferred by the Company to the Segment in 1993.

     The Company also allocates certain salary, benefits and overhead costs associated with operating the Segment to the Segment's expense accounts. These allocated costs totaled $100,810 for 1997. The Segment provided an income tax benefit to the Company of $29,613 in 1997. All other expenses are paid directly from the cash accounts of the Segment.

     Intercompany assets and liabilities included in the Segment's December 31, 1997 balance sheet are as follows:

Accounts receivable.........................................  $71,775
Accounts payable............................................   12,476

NOTE 9 -- SUBSEQUENT EVENTS:

     On June 10, 1998, the Company signed a letter of intent to sell substantially all of the Segment's assets to a third party.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.
                                  CUMBY TEXAS

                              FINANCIAL STATEMENTS
                          AS OF JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                                 BALANCE SHEETS
                                    JUNE 30
                                  (UNAUDITED)

                                     ASSETS

                                                                 1998         1997
                                                              ----------   ----------
Current Assets:
  Cash and cash equivalents.................................  $  235,311   $  181,141
  Certificates of deposit...................................          --      102,497
  Accounts receivable.......................................     107,110      140,159
  Accounts receivable -- affiliates.........................      71,775       71,775
  Inventory.................................................      21,115       30,085
  Prepaid income taxes......................................          --       22,144
                                                              ----------   ----------
          Total Current Assets..............................     435,311      547,801
                                                              ----------   ----------
Property, Plant and Equipment:
  Plant in service..........................................      16,250       15,515
  Less: Accumulated depreciation............................       7,943        4,730
                                                              ----------   ----------
          Net Property, Plant and Equipment.................       8,307       10,785
                                                              ----------   ----------
DBS Franchise...............................................     537,321      629,433
NRTC and RTFC equity certificates...........................     115,007      133,058
                                                              ----------   ----------
          Total Assets......................................  $1,095,946   $1,321,077
                                                              ==========   ==========
                           LIABILITIES AND SEGMENT EQUITY
Current Liabilities:
  Current maturities of long-term debt......................  $  169,280   $  145,175
  Accounts payable..........................................      81,372      123,285
  Accounts payable -- affiliate.............................      49,290       95,250
  Deferred revenue..........................................      76,114      127,140
  Accrued interest payable..................................       3,985        4,767
  Prepaid income taxes......................................      16,802           --
                                                              ----------   ----------
          Total Current Liabilities.........................     396,843      495,617
                                                              ----------   ----------
Long-Term Debt:
  Note payable -- RTFC......................................     570,798      740,078
Segment Equity..............................................     128,305       85,382
                                                              ----------   ----------
          Total Liabilities and Segment Equity..............  $1,095,946   $1,321,077
                                                              ==========   ==========

                          (See Selected Information.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                    STATEMENTS OF INCOME AND SEGMENT EQUITY
                        FOR THE SIX MONTHS ENDED JUNE 30
                                  (UNAUDITED)

                                                                1998       1997
                                                              --------   --------
Operating Revenues:
  Programming revenue.......................................  $674,793   $450,912
  Equipment sales revenue...................................    40,422     30,322
  Installation revenue......................................     5,730      4,117
  Commission revenue........................................       436        417
  DSS repairs revenue.......................................       384        870
  Miscellaneous revenue.....................................     6,522      4,601
  Less: Uncollectible revenue...............................   (11,572)   (12,744)
                                                              --------   --------
          Total Operating Revenues..........................   716,715    478,495
                                                              --------   --------
Operating Expenses:
  Programming cost..........................................   438,833    331,988
  Cost of sales.............................................    66,552     46,036
  Amortization and depreciation.............................    47,681     47,242
  Salaries..................................................    36,834     43,597
  Commissions...............................................     8,990      3,979
  Telephone.................................................     5,675     14,180
  Advertising...............................................     5,134      7,098
  Accounting................................................     4,952      4,581
  Other general and administrative..........................     3,801      6,349
  DSS Installation costs....................................     2,651         --
  Training..................................................        --      1,529
                                                              --------   --------
          Total Operating Expenses..........................   621,103    506,579
                                                              --------   --------
Operating Income (Loss).....................................    95,612    (28,084)
Interest and Dividend Income................................     3,297      7,336
                                                              --------   --------
Income (Loss) Before Interest and Taxes.....................    98,909    (20,748)
Income Tax (Expense) Benefit................................   (24,511)    17,500
Interest Expense............................................   (26,817)   (30,723)
                                                              --------   --------
Net Income (Loss)...........................................    47,581    (33,971)
Segment Equity, Beginning...................................    80,724    119,353
                                                              --------   --------
Segment Equity, Ending......................................  $128,305   $ 85,382
                                                              ========   ========

                          (See Selected Information.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                    STATEMENTS OF INCOME AND SEGMENT EQUITY
                        FOR THE SIX MONTHS ENDED JUNE 30
                                  (UNAUDITED)

                                                                1998       1997
                                                              --------   --------
Cash Flows from Operating Activities:
  Net income (loss).........................................  $ 47,581   $(33,971)
  Adjustments to reconcile net income (loss) to net cash
     provided by Operating activities:
     Depreciation and amortization..........................    47,681     47,242
  Change in assets and liabilities:
     Decrease in accounts receivable........................    10,625        693
     Decrease in inventory held for sale....................     5,880      7,422
     Decrease (increase) in prepaids........................     7,709    (17,500)
     (Decrease) increase in accounts payable and accruals...   (42,427)   110,323
                                                              --------   --------
          Total Adjustments.................................    29,468    148,180
                                                              --------   --------
          Net Cash Provided by Operating Activities.........    77,049    114,209
                                                              --------   --------
Cash Flows from Investing Activities:
  Capital expenditures......................................        --     (4,390)
  Purchase of certificate of deposit........................        --     (1,616)
                                                              --------   --------
          Net Cash Used in Investing Activities.............        --     (6,006)
                                                              --------   --------
Cash Flows from Financial Activities:
  Payments of long-tern debt................................   (73,859)   (69,654)
  Receipt of patronage refund...............................    24,142         --
  Advances from affiliate...................................    36,814     43,362
                                                              --------   --------
          Net Cash Used in Financing Activities.............   (12,903)   (26,292)
                                                              --------   --------
Net Increase in Cash and Cash Equivalents...................    64,146     81,911
Beginning Cash and Cash Equivalents.........................   171,165     99,230
                                                              --------   --------
Ending Cash and Cash Equivalents............................  $235,311   $181,141
                                                              ========   ========

                          (See Selected Information.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                              SELECTED INFORMATION
                                 JUNE 30, 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Organization and Nature of Operations

     DBS Segment of Cumby Cellular, Inc. (the Segment) is a Segment of Cumby Cellular, Inc. (CCI). CCI is a wholly owned subsidiary of Cumby Telephone Cooperative, Inc. (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated associate member of the National Rural Telecommunications Cooperation (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At June 30, 1998, the Company had the operating rights for two counties In northeast Texas.

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of CCI and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements Include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

  Income Taxes

     The Segment's operating results are consolidated with CCI's for tax filing purposes. An income tax (expense) benefit has been provided in the accompanying statement of operations for taxes (owed) recoverable (to) from CCI. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

NOTE 2 -- SUBSEQUENT EVENTS:

     On June 10, 1998, the Company signed a letter of intent to sell substantially all of the Segment's assets to a third party.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)
                             PINE GROVE, CALIFORNIA

                          INDEPENDENT AUDITOR'S REPORT
                                      AND
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Volcano Vision, Inc.

     We have audited the accompanying balance sheet of Direct Broadcast Satellite (the Segment), a segment of Volcano Vision, Inc., as of December 31, 1997, and the related statements of income, segment deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            MOSS ADAMS LLP

Stockton, California
July 24, 1998

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
  Accounts receivable, less allowance for doubtful accounts
     of $35,000.............................................  $  342,119
  Inventory.................................................     173,962
  Prepaid expenses..........................................      10,888
                                                              ----------
          Total current assets..............................     526,969
                                                              ----------
NONCURRENT ASSETS
  Property and equipment (net of accumulated depreciation of
     $184,117)..............................................     347,631
  Intangible assets (net of accumulated amortization of
     $521,760)..............................................     968,983
  NRTC patronage capital certificates.......................      91,230
                                                              ----------
          Net noncurrent assets.............................   1,407,844
                                                              ----------
                                                              $1,934,813
                                                              ==========

                    LIABILITIES AND SEGMENT DEFICIT

CURRENT LIABILITIES
  Account payable -- trade..................................  $  216,913
  Payable to affiliates.....................................     430,350
  Unearned revenue..........................................     330,643
  Customer deposits.........................................       1,705
                                                              ----------
          Total current liabilities.........................     979,611
                                                              ----------
NOTE PAYABLE TO AFFILIATE...................................   1,490,743
                                                              ----------
SEGMENT DEFICIT.............................................    (535,541)
                                                              ----------
                                                              $1,934,813
                                                              ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES
  Programming...............................................  $3,650,208
  Equipment and installation sales..........................     274,240
  Lease and other...........................................     112,915
                                                              ----------
          Total revenues....................................   4,037,363
                                                              ----------
COST OF REVENUES
  Programming costs.........................................   2,544,709
  Equipment and installation costs..........................     355,139
  Other costs...............................................      17,211
                                                              ----------
  Total cost of revenues....................................   2,917,059
                                                              ----------
          Gross profit......................................   1,120,304
                                                              ----------
EXPENSES
  Salaries, wages, and commissions..........................     304,585
  Selling, general, and administrative......................     334,032
  Depreciation and amortization.............................     229,015
  Marketing.................................................      74,723
  Bad debt expense..........................................      62,472
                                                              ----------
          Total expenses....................................   1,004,827
                                                              ----------
OPERATING INCOME............................................     115,477
                                                              ----------
OTHER INCOME AND (EXPENSES)
  Patronage dividends.......................................      43,052
  Interest expense..........................................    (104,594)
                                                              ----------
          Total other income and (expenses).................     (61,542)
                                                              ----------
          NET INCOME........................................  $   53,935
                                                              ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                          STATEMENT OF SEGMENT DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                               SEGMENT
                                                               DEFICIT
                                                              ---------
BALANCE AT DECEMBER 31, 1996................................  $(268,556)
  Segment contribution to the Company.......................   (320,920)
  Net income................................................     53,935
                                                              ---------
BALANCE AT DECEMBER 31, 1997................................  $(535,541)
                                                              =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income................................................  $  53,935
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization..........................    229,015
     Provision for doubtful accounts........................     35,000
     Patronage dividend -- noncash..........................    (30,137)
     Increase (Decrease) in cash due to changes in assets
      and liabilities:
       Accounts receivable..................................     10,189
       Inventory............................................     38,572
       Prepaid expenses.....................................     (3,803)
       Accounts payable -- trade............................    (99,506)
       Unearned revenue.....................................   (196,887)
       Customer deposits....................................      1,625
                                                              ---------
          Net cash from operating activities................     38,003
                                                              ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Change in payable to affiliates...........................    221,646
  Purchase of property and equipment........................    (14,139)
  Sale of property and equipment............................     75,410
                                                              ---------
          Net cash from investing activities................    282,917
                                                              ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash contribution to Volcano Vision, Inc..................   (320,920)
                                                              ---------
          Net cash from financing activities................   (320,920)
                                                              ---------
NET CHANGE IN CASH..........................................         --
CASH, beginning of year.....................................         --
                                                              ---------
CASH, end of year...........................................  $      --
                                                              =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
          Cash paid for interest............................  $      --
                                                              =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     Description of Operations -- Direct Broadcast Satellite (the Segment) is a segment of Volcano Vision, Inc. (the Company). The Company is a wholly-owned subsidiary of Volcano Communications Company (the Parent). The Segment was formed in August 1994 for the purpose of operating direct broadcast satellite
(DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in California and four counties in Nevada.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company.

     Presentation -- The Segment is not a separate subsidiary of the Company, nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses that have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

     Revenue Recognition -- Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billing and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

     Inventory -- Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

     Accounts Receivable -- Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

     Customer Billing and Digital Satellite TV (DSTV) Services -- The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the Company, performs the billing and national marketing functions for the DSTV service provided to customers. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing reports provided by NRTC.

     Intangible Assets -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the satellites providing DBS services.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments -- As a result of their short-term nature, financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value.

     Long-lived Assets -- Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

     Property and Equipment -- Property and equipment is recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from 5 to 32 years.

     Income taxes -- The Segment's operating results are included in the Company's operations and consolidated with the Parent's return for tax filing purposes. The Segment is not directly subject to income taxes, as it is operated as a segment of the Company. The Company did not allocate tax expense to the Segment and, accordingly, no provision for income taxes has been made.

NOTE 2 -- LEASING ARRANGEMENT FOR SUBSCRIBER EQUIPMENT

     In addition to selling satellite television equipment, the Segment also leases the equipment to customers at fixed monthly rental charges. These leases are month-to-month without a minimum lease term in which the customer may return the equipment at any time.

     These leases qualify as operating leases and, accordingly, the leased units are either purchased direct or transferred from the Segment's inventory of existing units at average cost and included in property and equipment at cost. Leased units are depreciated on a straight-line basis over a five-year period. Rental income is recognized in the month earned.

     The carrying amount of leased equipment included in property and equipment at December 31, 1997, is as follows:

                                                                1997
                                                              ---------
Cost........................................................  $ 295,364
Accumulated depreciation....................................   (137,805)
                                                              ---------
                                                              $ 157,559
                                                              =========

     Lease income under the above arrangements is recognized when billed to the customer, and totaled $76,202 in 1997.

NOTE 3 -- NRTC PATRONAGE DIVIDENDS

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash, and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and dividend income for the noncash portion of the patronage dividend.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4 -- RELATED-PARTY TRANSACTIONS

     The Segment is party to various intercompany transactions with the Parent and one of its subsidiaries, The Volcano Telephone Company, for payroll-related charges and administrative expenses. Accordingly, the financial statements include the following intercompany liabilities at December 31, 1997:

                                                                 1997
                                                              ----------
Accounts payable............................................  $  117,294
Accrued interest............................................     313,056
Long-term debt..............................................   1,490,743
                                                              ----------
                                                              $1,921,093
                                                              ==========

     Long-term debt includes $1,490,743 due to the Parent for the purchase of DBS franchise rights in 1994. This debt carries a fixed interest rate of 7%.

NOTE 5 -- SUBSEQUENT EVENTS

     On July 10, 1998, the Company entered into an agreement to sell its franchise rights and related DBS assets and liabilities to Golden Sky Systems, Inc. The acquisition is expected to close no later than February 27, 1999.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)
                             PINE GROVE, CALIFORNIA

                              FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1998 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                                 BALANCE SHEET
                               SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                     ASSETS

                                                                 1998
                                                              ----------
CURRENT ASSETS
  Accounts receivable, less allowance for doubtful accounts
     of $35,000.............................................  $  604,239
  Inventory.................................................     152,512
  Prepaid expenses..........................................       2,753
                                                              ----------
          Total current assets..............................     759,504
                                                              ----------
NONCURRENT ASSETS
  Property and equipment (net of accumulated depreciation of
     $244,348)..............................................     288,667
  Intangible assets (net of accumulated amortization of
     $633,566)..............................................     857,177
  NRTC patronage capital certificates.......................     119,323
                                                              ----------
          Net noncurrent assets.............................   1,265,167
                                                              ----------
                                                              $2,024,671
                                                              ==========

                    LIABILITIES AND SEGMENT DEFICIT

CURRENT LIABILITIES
  Account payable -- trade..................................  $  549,284
  Payable to affiliates.....................................     613,226
  Unearned revenue..........................................     289,612
  Customer deposits.........................................       7,319
                                                              ----------
          Total current liabilities.........................   1,459,441
                                                              ----------
NOTE PAYABLE TO AFFILIATE...................................   1,490,743
                                                              ----------
SEGMENT DEFICIT.............................................    (925,513)
                                                              ----------
                                                              $2,024,671
                                                              ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                              STATEMENT OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998         1997
                                                              ----------   ----------
REVENUES
  Programming...............................................  $3,789,373   $2,578,499
  Equipment and installation sales..........................     172,680      130,389
  Lease and other...........................................      56,615       69,123
                                                              ----------   ----------
          Total revenues....................................   4,018,668    2,778,011
                                                              ----------   ----------
COST OF REVENUES
  Programming costs.........................................   2,568,911    1,766,200
  Equipment and installation costs..........................     212,297      193,389
  Other costs...............................................       1,863       10,436
                                                              ----------   ----------
          Total cost of revenues............................   2,783,071    1,970,025
                                                              ----------   ----------
          Gross profit......................................   1,235,597      807,986
                                                              ----------   ----------
EXPENSES
  Salaries, wages, and commissions..........................     256,199      190,388
  Selling, general and administrative.......................     235,308      182,873
  Depreciation and amortization.............................     172,037      178,373
  Marketing.................................................      27,744       57,239
  Bad debt expense..........................................          --       19,894
                                                              ----------   ----------
          Total expenses....................................     691,288      628,767
                                                              ----------   ----------
OPERATING INCOME............................................     544,309      179,219
                                                              ----------   ----------
OTHER INCOME AND (EXPENSES)
  Patronage dividends.......................................      40,134       43,052
  Interest expense..........................................     (77,944)     (78,478)
                                                              ----------   ----------
          Total other income and (expenses).................     (37,810)     (35,426)
                                                              ----------   ----------
          NET INCOME........................................  $  506,499   $  143,793
                                                              ==========   ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                              STATEMENT OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                1998        1997
                                                              ---------   ---------
BALANCE BEGINNING...........................................  $(535,541)  $(269,359)
  Segment contribution to the Company.......................   (896,471)   (447,773)
  Net income................................................    506,499     143,793
                                                              ---------   ---------
BALANCE ENDING..............................................  $(925,513)  $(573,339)
                                                              =========   =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                            STATEMENT OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                1998        1997
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income................................................  $ 506,499   $ 143,793
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization..........................    172,037     178,373
     Patronage dividend -- noncash..........................    (28,093)    (30,137)
     Increase (Decrease) in cash due to changes in assets
      and liabilities:
       Accounts receivable..................................   (262,120)     51,595
       Inventory............................................     21,450       8,295
       Prepaid expenses.....................................      8,135       7,085
       Accounts payable -- trade............................    332,371      85,462
       Unearned revenue.....................................    (41,031)   (126,862)
       Customer deposits....................................      5,614       1,280
                                                              ---------   ---------
          Net cash from operating activities................    714,862     318,884
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Change in payable to affiliates...........................    182,876      77,461
  Purchase of property and equipment........................     (1,267)    (13,549)
  Sale of property and equipment............................         --      64,977
                                                              ---------   ---------
          Net cash from investing activities................    181,609     128,889
                                                              ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash contribution to Volcano Vision, Inc..................   (896,471)   (447,773)
                                                              ---------   ---------
          Net cash from financing activities................   (896,471)   (447,773)
                                                              ---------   ---------
NET CHANGE IN CASH..........................................         --          --
CASH, beginning of year.....................................         --          --
                                                              ---------   ---------
CASH, end of year...........................................  $      --   $      --
                                                              =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $      --   $      --
                                                              =========   =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying financial statements reflect all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the changes in financial position, results of operations, and cash flows for the interim periods reported.

     The results of operations for the nine months ended September 30, 1998 and 1997, are not necessarily indicative of the results to be expected for the full year.

NOTE 2 -- DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     Description of Operations -- Direct Broadcast Satellite (the Segment) is a segment of Volcano Vision, Inc. (the Company). The Company is a wholly-owned subsidiary of Volcano Communications Company (the Parent). The Segment was formed in August 1994 for the purpose of operating direct broadcast satellite
(DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of Direct satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in California and four counties in Nevada.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company.

     Presentation -- The Segment is not a separate subsidiary of the Company, nor has it been of operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain cost and expenses that have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

     Revenue Recognition -- Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billing and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

     Inventory -- Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

     Accounts Receivable -- Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

     Customer Billing and Digital Satellite TV (DSTV) Services -- The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the Company, performs the billing and national marketing functions for the DSTV services provided to customers. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing reports provided by NRTC.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

     Intangible Assets -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the satellites providing DBS services.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments -- As a result of their short-term nature, financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value.

     Long-lived Assets -- Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Property and Equipment -- Property and equipment is recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from 5 to 32 years.

     Income taxes -- The Segment's operating results are included in the Company's operations and consolidated with the Parent's return for tax filing purposes. The Segment it is not directly subject to income taxes, as it is operated as a segment of the Company. The Company did not allocate tax expense to the Segment and, accordingly, no provision for income taxes has been made.

NOTE 3 -- SUBSEQUENT EVENTS

     On July 10, 1998, the Company entered into an agreement to sell its franchise rights and related DBS assets and liabilities to Golden Sky Systems, The acquisition is expected to close no later than February 27, 1999.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana DBS, Inc.
dba Rocky Mountain DBS:

     We have audited the accompanying balance sheet of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1997, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            LOUCKS & GLASSLEY, PLLP

June 19, 1998
Great Falls, Montana

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
  Cash and Equivalents (Note 4).............................  $  198,909
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000 (Note 3).....................................     194,202
  Inventories...............................................      22,442
  Prepaid Expenses..........................................       1,559
  Due from Golden Sky Systems, Inc. (Note 2)................   2,585,000
                                                              ----------
          Total Current Assets..............................   3,002,112
                                                              ----------
FURNITURE AND EQUIPMENT
  Furniture and Equipment...................................      79,817
  Accumulated Depreciation..................................     (28,751)
                                                              ----------
          Net Furniture and Equipment.......................      51,066
                                                              ----------
INTANGIBLE ASSETS
  Franchise Costs...........................................   1,046,171
  Accumulated Amortization..................................    (383,606)
                                                              ----------
                                                                 662,565
OTHER ASSETS
  NRTC Patronage Capital (Note 5)...........................     128,275
                                                              ----------
                                                                 128,275
                                                              ----------
                                                              $3,844,018
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade Payables............................................  $  184,672
  Unearned Revenues.........................................     250,854
  Accrued Salaries and Other................................     111,808
                                                              ----------
          Total Current Liabilities.........................     547,334
                                                              ----------
STOCKHOLDERS' EQUITY
  Common Stock, No Par Value, Authorized 50,000 Shares,
     10,463 Shares Issued and Outstanding...................   1,124,739
  Retained Earnings.........................................   2,171,945
                                                              ----------
          Total Stockholders' Equity........................   3,296,684
                                                              ----------
                                                              $3,844,018
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenues
  DSS programming revenues..................................   $3,943,940
  DSS equipment sales.......................................      113,153
  Other DSS sales...........................................       34,894
                                                               ----------
                                                                4,091,987
Cost of revenues
  Programming costs.........................................    2,242,450
  DSS equipment costs.......................................      113,153
  Other DSS cost of revenues................................       13,970
  Rebates...................................................      308,699
                                                               ----------
                                                                2,678,272
                                                               ----------
          Gross profit......................................    1,413,715
                                                               ----------
Selling, general & administrative expenses
  Salaries, wages and commissions...........................      449,121
  Amortization and depreciation.............................      121,013
  Bad debt expense..........................................       28,024
  Marketing and advertising.................................      181,469
  Other selling, general and administrative.................      168,028
                                                               ----------
                                                                  947,655
                                                               ----------
          Operating income..................................      466,060
                                                               ----------
Other income (expenses)
  Patronage income (Note 5).................................       36,545
  Interest income...........................................      255,889
  Interest expense..........................................         (218)
  Gain on sale of Colorado franchise territories (Note 2)...    4,654,996
                                                               ----------
                                                                4,947,212
                                                               ----------
          Net income........................................   $5,413,272
                                                               ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         STATEMENT OF RETAINED EARNINGS
                            AS OF DECEMBER 31, 1997

Balance, Beginning of Year..................................   $  (484,136)
  Net Income (Loss).........................................     5,413,272
  Dividends and Distributions...............................    (2,757,191)
                                                               -----------
Balance, End of Year........................................   $ 2,171,945
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash Flows from Operating Activities
  Net income................................................  $ 5,413,272
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................      121,013
     Gain on Sale of Colorado Franchise Territories.........   (4,654,996)
     (Increase) decrease in:
       Trade Accounts Receivable............................       83,627
       Inventories..........................................      (10,026)
       Prepaids.............................................         (139)
       NRTC Patronage Capital...............................      (36,545)
       Accrued Interest -- Golden Sky Systems...............     (235,000)
     Increase (decrease) in:
       Trade Accounts Payable...............................     (171,159)
       Accrued Expenses.....................................       86,535
       Unearned Revenues....................................     (297,489)
                                                              -----------
          Net Cash Provided by Operating Activities.........      299,093
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property, Plant and Equipment.................      (44,931)
  Proceeds from Sale of Franchise Territories...............    2,450,336
                                                              -----------
          Net Cash Provided by Investing Activities.........    2,405,405
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to Stockholders.............................   (2,757,191)
                                                              -----------
          Net Cash Used by Financing Activities.............   (2,757,191)
Net Decrease in Cash........................................      (52,693)
Cash, Beginning of Year.....................................      251,602
                                                              -----------
Cash, End of Year...........................................  $   198,909
                                                              ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest....................  $       218
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997 (Note 2).

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Inventories

     Inventories are stated at the lower of average cost or market and consist of receivers, satellite dishes, and satellite TV accessories.

  Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Income Taxes

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1997.

  Major Suppliers/Economic Dependency

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

  Property, Plant and Equipment

     Property, plant and equipment consists principally of office equipment, computer equipment and a vehicle. The assets are being depreciated over five to seven years using accelerated depreciation methods. Depreciation expense for the year ended December 31, 1997 is $9,475.

  Marketing and Advertising

     Advertising costs are charged to expense as incurred. The Company often subsidizes the cost of equipment for new subscribers by providing such equipment at a sales price below the Company's cost. The Company records the cost of the equipment up to the amount of the sales price to the subscriber. Any excess cost over sales price is recorded in sales and marketing expense.

NOTE 2 -- GAIN ON SALE OF COLORADO FRANCHISE TERRITORIES

     In May of 1997, the Company contracted to sell its Colorado subscribers to Golden Sky Systems, Inc. for $4,700,000. The Company estimates these customers comprise some 21% of the customer base and account for some 31% of total subscriber revenues ($402,000 from January 1, 1997, to May 1, 1997). Golden Sky purchased the accounts receivable for the Colorado subscribers as well as assuming the unearned revenue liability for those subscribers. Since the unearned revenues exceeded the accounts receivable, there was an effective increase in purchase price over the amount paid in cash. The Company had no other assets related to the Colorado operations.

NOTE 3 -- ACCOUNTS RECEIVABLE

     Trade receivables consist of amounts due from subscribers for monthly programming fees. These unsecured receivables arise solely from customers in the franchise territories listed in Note 1.

NOTE 4 -- CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances at various banks. Cash accounts at the banks are insured by the FDIC for up to $100,000. Amounts in excess of the insured limits were approximately $342,012 at December 31, 1997.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- NRTC PATRONAGE CAPITAL

     The Company is a non-voting affiliate of NRTC and receives annual patronage capital credits which are recorded as income. These cumulative capital credits are not marketable and the value is dependent on the future financial position of NRTC.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     The Company occupies its offices on a month to month to month rental arrangement. Rent expense was $9,923. A shareholder has sued the Company, claiming a finders fee on the sale of the Colorado franchise territories to Golden Sky Systems, Inc. Management is vigorously contesting this action both as to liability and damages. No provision has been made in the financial statement for this claim.

NOTE 7 -- SUBSEQUENT EVENT

     The Company has signed a letter of intent to be acquired by Golden Sky Systems, Inc. Company shareholders will receive both cash and shares in Golden Sky Holdings, Inc. in this transaction.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEETS
                       AS OF SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                     ASSETS

                                                                 1998         1997
                                                              ----------   ----------
Current Assets
  Cash and Equivalents......................................  $    4,521   $  871,182
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000
     in 1998................................................     226,549      163,191
  Inventories...............................................      17,288       21,449
  Due from Golden Sky Systems, Inc..........................          --    2,496,875
                                                              ----------   ----------
          Total Current Assets..............................     248,358    3,552,697
Furniture and Equipment
  Furniture and Equipment...................................      82,431       40,174
  Accumulated Depreciation..................................     (43,670)     (23,505)
                                                              ----------   ----------
          Net Furniture and Equipment.......................      38,761       16,669
                                                              ----------   ----------
Intangible Assets
  Franchise Costs...........................................   1,046,171    1,046,171
  Accumulated Amortization..................................    (462,069)    (345,515)
                                                              ----------   ----------
                                                                 584,102      700,656
                                                              ----------   ----------
Other Assets
  Prepaid Expenses..........................................          --          546
  NRTC Patronage Capital....................................     128,275       91,730
                                                              ----------   ----------
                                                                 128,275       92,276
                                                              ----------   ----------
                                                              $  999,496   $4,362,298
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Trade Payables............................................  $  227,831   $  272,362
  Unearned Revenues.........................................     198,818      397,781
  Accrued Salaries and Other................................       2,832        8,972
                                                              ----------   ----------
          Total Current Liabilities.........................     429,481      679,115
                                                              ----------   ----------
Stockholders' Equity
  Common Stock, No Par Value, Authorized 50,000 Shares,
     10,463 Shares Issued and Outstanding...................   1,124,739    1,124,739
  Retained Earnings (Deficit)...............................    (554,724)   2,558,444
                                                              ----------   ----------
          Total Stockholders' Equity........................     570,015    3,683,183
                                                              ----------   ----------
                                                              $  999,496   $4,362,298
                                                              ==========   ==========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                               INCOME STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998         1997
                                                              ----------   ----------
REVENUES
  DSS Programming Revenues..................................  $3,168,112   $2,820,182
  DSS Equipment Sales.......................................     110,314       78,494
  Other DSS Sales...........................................      25,876       19,008
                                                              ----------   ----------
                                                               3,304,302    2,917,684
                                                              ----------   ----------
COST OF REVENUES
  Programming Costs.........................................   1,775,655    1,187,346
  DSS Equipment Costs.......................................      99,426       78,494
  Other DSS Cost of Revenues................................      18,812       11,861
  Rebates...................................................          --      357,379
                                                              ----------   ----------
                                                               1,893,893    1,635,080
                                                              ----------   ----------
          Gross Profit......................................   1,410,409    1,282,604
                                                              ----------   ----------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
  Salaries, Wages and Commissions...........................     289,736      206,105
  Amortization and Depreciation.............................      93,381       89,613
  Bad Debt Expense..........................................      21,146       27,140
  Marketing and Advertising.................................      72,118       75,627
  Other General and Administrative..........................     156,785      102,656
                                                              ----------   ----------
                                                                 633,166      501,141
                                                              ----------   ----------
          Operating Income..................................     777,243      781,463
                                                              ----------   ----------
OTHER INCOME (EXPENSE)
  Interest Income...........................................     159,122      163,541
  Interest Expense..........................................      (1,458)        (228)
  Gain on Sale of Colorado Franchise Territories............          --    4,654,996
                                                              ----------   ----------
                                                                 157,664    4,818,309
                                                              ----------   ----------
NET INCOME..................................................  $  934,907   $5,599,772
                                                              ==========   ==========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                        STATEMENTS OF RETAINED EARNINGS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998           1997
                                                              -----------    -----------
Balance, Beginning of Period................................  $ 2,171,945    $  (484,136)
  Net Income................................................      934,907      5,599,772
  Dividends and Distributions...............................   (3,661,576)    (2,557,192)
                                                              -----------    -----------
Balance, End of Period......................................  $  (554,724)   $ 2,558,444
                                                              ===========    ===========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998           1997
                                                              -----------    -----------
Cash Flows from Operating Activities
  Net income................................................  $   934,907    $ 5,599,772
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................       93,381         89,613
     Gain on Sale of Colorado Franchise Territories.........           --     (4,654,996)
     (Increase) decrease in:
       Trade Accounts Receivable............................      (32,347)       114,638
       Inventories..........................................        5,154         (4,872)
       Prepaids.............................................        1,559            874
       Accrued Interest -- Golden Sky Systems...............      235,000       (146,875)
     Increase (decrease) in:
       Trade Accounts Payable...............................       43,159        (83,469)
       Accrued Expenses.....................................     (108,976)       (16,301)
       Unearned Revenues....................................      (52,035)      (150,562)
                                                              -----------    -----------
          Net Cash Provided by Operating Activities.........    1,119,802        747,822
                                                              -----------    -----------
Cash Flows from Investing Activities
  Purchase of Property, Plant and Equipment.................       (2,614)        (5,288)
  Proceeds from Sale of Franchise Territories...............    2,350,000      2,434,238
                                                              -----------    -----------
          Net Cash Provided by Investing Activities.........    2,347,386      2,428,950
                                                              -----------    -----------
Cash Flows from Financing Activities
  Distributions to Stockholders.............................   (3,661,576)    (2,557,192)
                                                              -----------    -----------
          Net Cash Used by Financing Activities.............   (3,661,576)    (2,557,192)
                                                              -----------    -----------
Net Increase (Decrease) in Cash.............................     (194,388)       619,580
Cash, Beginning of Period...................................      198,909        251,602
                                                              -----------    -----------
Cash, End of Period.........................................  $     4,521    $   871,182
                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the period for interest..................  $     1,458    $       228
                                                              ===========    ===========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              SELECTED INFORMATION
                          SEPTEMBER 30, 1998 AND 1997

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations --

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of Direct service within the contract area. In 1994, Hughes launched the satellites that provided programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997.

  Revenue Recognition --

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Use of Estimates --

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments --

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets --

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes --

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                      SELECTED INFORMATION -- (CONTINUED)

  Cash and Cash Equivalents --

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 1998 or 1997.

  Major Suppliers/Economic Dependency --

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

  Discontinued Operations --

     In May of 1997, the Company sold its Colorado subscribers to Golden Sky Systems, Inc. for $4,700,000. The Company estimates these customers comprise some 21% of the customer base and accounted for some 31% of total subscriber revenues ($402,000 from January 1, 1997, to May 1, 1997).

  Subsequent Event --

     On October 2, 1998, the Company was acquired by Golden Sky Systems, Inc. Company shareholders will receive both cash and shares in Golden Sky Holdings, Inc. in this transaction.

================================================================================

                     DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL           , 1999 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS OBLIGATION IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ---------------------

     NO PERSON IS AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL. IF ANY PERSON DOES GIVE SUCH INFORMATION OR MAKES SUCH A REPRESENTATION, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

THE EXCHANGE AGENT FOR THIS EXCHANGE OFFER IS UNITED STATES TRUST COMPANY OF NEW YORK AND MAY BE CONTACTED AS FOLLOWS:

BY OVERNIGHT COURIER AND BY HAND DELIVERY AFTER 4:30 PM ON EXPIRATION DATE:
     UNITED STATES TRUST COMPANY OF NEW YORK
     770 BROADWAY, 13TH FLOOR
     ATTN: CORPORATE TRUST SERVICES
     NEW YORK, NEW YORK 10003

BY HAND DELIVERY TO 4:30 PM:
     UNITED STATES TRUST COMPANY OF NEW YORK
     111 BROADWAY, LOWER LEVEL
     ATTN: CORPORATE TRUST WINDOW
     NEW YORK, NEW YORK 10006

BY REGISTERED OR CERTIFIED MAIL:
     UNITED STATES TRUST COMPANY OF NEW YORK
     P.O. BOX 844, COOPER STATION
     ATTN: CORPORATE TRUST SERVICES
     NEW YORK, NEW YORK 10276-0844

================================================================================

================================================================================




                               [GOLDEN SKY LOGO]




                              GOLDEN SKY DBS, INC.


                             OFFER TO EXCHANGE ITS
                         13 1/2% SENIOR DISCOUNT NOTES
                              DUE 2007, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         13 1/2% SENIOR DISCOUNT NOTES
                               DUE 2007, SERIES A



                          ---------------------------
                                   PROSPECTUS
                          ---------------------------



                                        , 1999




================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, the registrant has adopted a by-law that provides that, to the fullest extent permitted by DGCL, the registrant shall indemnify any person serving as a director or officer of the registrant and every such director or officer serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for expenses incurred in the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative. Under Section 145 of the DGCL and the registrant's by-laws, such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The registrant has purchased and maintains insurance to protect persons entitled to indemnification pursuant to its by-laws and the DGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.1           -- Stock Purchase Agreement, dated as of July 11, 1997,
                            among Golden Sky Systems, Inc., Argos Support Services
                            Company and the several shareholders named therein
                            (incorporated by reference to Exhibit 2.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.2           -- Asset Purchase Agreement, dated as of July 10, 1998, by and between Golden Sky Systems, Inc. and Volcano Vision,
                            Inc. (incorporated by reference to Exhibit 2.2 to Golden
                            Sky Systems, Inc.'s Registration Statement filed on Form
                            S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).
           2.3           -- Agreement and Plan of Merger, dated as of September 1,
                            1998, among Golden Sky Holdings, Inc., Golden Sky
                            Systems, Inc., Western Montana DBS, Inc. d/b/a Rock
                            Mountain DBS and the stockholders of Western Montana DBS,
                            Inc. named therein (incorporated by reference to Exhibit
                            2.3 to Golden Sky Systems, Inc.'s Registration Statement
                            filed on Form S-4 (Commission File No. 333-64367) which
                            became effective on March 22, 1999).
           3.1           -- Certificate of Incorporation of the registrant.*
           3.2           -- By-Laws of the registrant, adopted as of February 2,
                            1999.*
           4.1           -- Indenture, dated as of February 19, 1999, between the
                            registrant, as issuer, and United States Trust Company of
                            New York, as trustee, relating to the registrant's
                            13 1/2% Senior Discount Notes due 2007, Series A, and
                            13 1/2% Senior Discount Notes due 2007, Series B.*
           4.2           -- Form of 13 1/2% Senior Discount Note due 2007, Series B
                            of the Registrant (included as Exhibit A-2 in Exhibit
                            4.1).*
           4.3           -- Registration Rights Agreement, dated as of February 19,
                            1999, by and among the registrant, and Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated, NationsBanc
                            Montgomery Securities LLC, Donaldson Lufkin, Jenrette
                            Securities Corporation and Fleet Securities, Inc., as
                            initial purchasers.*
           5.1           -- Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            as to the legality of the securities being registered.*
          10.1           -- Purchase Agreement, dated February 11, 1999, among
                            registrant, Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated, NationsBanc Montgomery Securities LLC,
                            Donaldson Lufkin, Jenrette Securities Corporation and
                            Fleet Securities, Inc., relating to the issuance and sale
                            of $193,100,000 aggregate principal amount at maturity of
                            the registrant's 13 1/2% Senior Discount Notes due 2007,
                            Series A.*
          10.2           -- Purchase Agreement, dated July 24, 1998, among Golden Sky
                            Systems, Inc., Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated and NationsBanc Montgomery Securities LLC,
                            relating to the issuance and sale of $195,000,000
                            aggregate principal amount of the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A
                            (incorporated by reference to Exhibit 10.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.3           -- Indenture, dated as of July 31, 1998, by and among Golden
                            Sky Systems, Inc., as issuer, Argos Support Services
                            Company, as guarantor, PrimeWatch, Inc., as guarantor,
                            and State Street Bank and Trust Company of Missouri,
                            N.A., as trustee, relating to the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A and 12 3/8%
                            Senior Subordinated Notes due 2006, Series B
                            (incorporated by reference to Exhibit 4.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.4           -- Form of 12 3/8% Senior Subordinated Note due 2006, Series
                            B of Golden Sky Systems, Inc., (included as Exhibit A-2
                            in Exhibit 10.3)(incorporated by reference to Exhibits
                            4.1 and 4.2 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.5           -- Registration Rights Agreement, dated as of July 31, 1998, by and among Golden Sky Systems, Inc., Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated and NationsBanc
                            Montgomery Securities LLC, as initial purchasers
                            (incorporated by reference to Exhibit 4.3 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.6           -- Escrow Agreement, dated as of July 31, 1998, by and among
                            State Street Bank and Trust Company of Missouri, N.A., as
                            escrow Agent, and State Street Bank and Trust Company of
                            Missouri, N.A., as trustee under the Indenture, and
                            Golden Sky Systems, Inc. (incorporated by reference to
                            Exhibit 4.4 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).
          10.7           -- Account Control Agreement, dated as of July 31, 1998, by and among Golden Sky Systems, Inc., State Street Bank and
                            Trust Company of Missouri, N.A., as escrow agent, and
                            State Street Bank and Trust Company, as custodian and
                            securities intermediary (incorporated by reference to
                            Exhibit 4.5 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).
          10.8           -- Guarantee of Argos Support Services Company, dated July
                            31, 1998 (incorporated by reference to Exhibit 4.6 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).
          10.9           -- Guaranty of PrimeWatch, Inc., dated July 31, 1998
                            (incorporated by reference to Exhibit 4.7 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 33-64367) which became effective on
                            March 22, 1999).
          10.10          -- Amended and Restated Credit Agreement, dated as of July
                            7, 1997, amended and restated as of May 8, 1998, among
                            Golden Sky Holdings, Inc., Golden Sky Systems, Inc.'s,
                            various banks, Paribas (formerly known as Banque
                            Paribas), as Syndication Agent, Fleet National Bank, as
                            Administrative Agent, and General Electric Capital
                            Corporation, as Documentation Agent (incorporated by
                            reference to Exhibit 10.2 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22, 1999).
          10.11          -- Form of NRTC/Member Agreement for Marketing and
                            Distribution of DBS Services, as amended (incorporated by
                            reference to Exhibit 10.3 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22, 1999).
          10.12          -- Employment Agreement, dated February 12, 1997, between
                            Golden Sky Systems, Inc. and Rodney A. Weary
                            (incorporated by reference to Exhibit 10.6 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.13          -- Employment Agreement, dated February 12, 1997, between
                            Golden Sky Systems, Inc. and Jo Ellen Linn (incorporated
                            by reference to Exhibit 10.7 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.14          -- Employment Agreement, dated as of November 3, 1997,
                            between Golden Sky Systems, Inc. and William J. Gerski
                            (incorporated by reference to Exhibit 10.8 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.15          -- Employment Agreement, dated August 24, 1998, between
                            Golden Sky Systems, Inc. and John R. Hager (incorporated
                            by reference to Exhibit 10.10 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.16          -- Non-Competition Agreement between Golden Sky Systems,
                            Inc. and Rodney A. Weary (incorporated by reference to
                            Exhibit 10.11 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).
          10.17          -- Non-Competition Agreement, between Golden Sky Systems,
                            Inc. and Jo Ellen Linn (incorporated by reference to
                            Exhibit 10.12 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).
          10.18          -- Non-Competition Agreement, dated August 24, 1998, between
                            Golden Sky Systems, Inc. and John R. Hager (incorporated
                            by reference to Exhibit 10.13 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.19          -- Form of Director Indemnification Agreement, dated
                            February 12, 1997, between Golden Sky Holdings, Inc. and
                            each of the members of Golden Sky Holdings' Board of
                            Directors (incorporated by reference to Exhibit 10.14 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).
          10.20          -- Confidentiality and Proprietary Rights Agreements, dated
                            August 24, 1998, between Golden Sky Systems, Inc. and
                            John R. Hager (incorporated by reference to Exhibit 10.15
                            to Golden Sky Systems, Inc.'s Registration Statement
                            filed on Form S-4 (Commission File No. 333-64367) which
                            became effective on March 22, 1999).
          10.21          -- Exchange Agency Agreement, dated as of November 24, 1998, between the registrant and State Street Bank and Trust
                            Company of Missouri, N.A., as Exchange Agent
                            (incorporated by reference to Exhibit 10.16 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.22          -- First Amendment to Amended and Restated Credit Agreement,
                            dated as of February 10, 1999, among Golden Sky Holdings,
                            Inc., the registrant, various banks, Paribas (formerly
                            known as Banque Paribas), as Syndication Agent, Fleet
                            National Bank, as Administrative Agent and General
                            Electric Capital Corporation, as Documentation Agent
                            (incorporated by reference to Exhibit 10.17 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.23          -- Office Building Lease, dated January 27, 1999, between
                            Belletower Partners, L.L.C. and the registrant
                            (incorporated by reference to Exhibit 10.18 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.24          -- Amendment and Waiver, dated as of June 14, 1999, among
                            Golden Sky Holdings, Inc., Golden Sky Systems, Inc.,
                            various banks, Paribas (formerly known as Banque
                            Paribas), as Syndication Agent, Fleet National Bank, as
                            Administrative Agent and General Electric Capital
                            Corporation, as Documentation Agent.*
          10.25          -- Employment Agreement, dated May 17, 1999, between Golden
                            Sky Systems, Inc. and Gordon Smith.*
          10.26          -- Non-Competition Agreement, dated May 17, 1999, between
                            Golden Sky Systems, Inc. and Gordon Smith.*
          12.1           -- Statements re Computation of Ratios.*
          21.1           -- Subsidiaries of the registrant.*
          23.1           -- Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            (included in their opinion filed as Exhibit 5.1).*
          23.2           -- Consent of KPMG LLP.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          23.3           -- Consent of Eide Bailly LLP (formerly known as Eide
                            Helmeke PLLP).
          23.4           -- Consent of Loucks & Glassley, PLLP.
          23.5           -- Consent of Moss Adams LLP.
          23.6           -- Consent of Curtis Blakely & Co., P.C.
          23.7           -- Consent of CHMS P.C.
          24.1           -- Power of Attorney of the members of the Board of
                            Directors of Golden Sky DBS, Inc.*
          25.1           -- Statement on Form T-1 of Eligibility of Trustee.
          27.1           -- Financial Data Schedule.
          99.1           -- Form of Letter of Transmittal.*
          99.2           -- Form of Notice of Guaranteed Delivery.*
          99.3           -- Stock Purchase Agreement, dated as of February 12, 1997, among Golden Sky Systems, Inc., Rodney A. Weary and the
                            investors named herein (incorporated by reference to
                            Exhibit 99.3 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).
          99.4           -- Stock Purchase Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc., Golden Sky
                            Systems, Inc., Rodney A. Weary, and the investors named
                            therein (incorporated by reference to Exhibit 99.4 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).
          99.5           -- Stockholders Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the investors and
                            other stockholders named therein. (incorporated by
                            reference to Exhibit 99.5 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22, 1999).


---------------

* Previously filed.

     (b) Financial Statement Schedules.

        None.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered could not exceed that which was registered) and any division from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on July 22, 1999.


                                            GOLDEN SKY DBS, INC.

                                            By:      /s/ JOHN R. HAGER
                                              ----------------------------------
                                                        John R. Hager
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                       TITLE                       DATE
                     ---------                                       -----                       ----

                /s/ RODNEY A. WEARY                    Chairman of the Board, Chief          July 22, 1999
---------------------------------------------------      Executive Officer and Director
                  Rodney A. Weary                        (Principal Executive Officer)

                 /s/ JOHN R. HAGER                     Chief Financial Officer (Principal    July 22, 1999
---------------------------------------------------      Financial and Accounting
                   John R. Hager                         Officer)

                         *                             Director                              July 22, 1999
---------------------------------------------------
                 Robert F. Benbow

                         *                             Director                              July 22, 1999
---------------------------------------------------
                William O. Charman

                         *                             Director                              July 22, 1999
---------------------------------------------------
                William P. Collatos

                         *                             Director                              July 22, 1999
---------------------------------------------------
                William A. Johnston

                         *                             Director                              July 22, 1999
---------------------------------------------------
                 Robert B. Liepold

                         *                             Director                              July 22, 1999
---------------------------------------------------
                 Erik M. Torgerson


* By signing his name hereto, Rodney A. Weary is executing this document on behalf of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

                                                   /s/ RODNEY A. WEARY
                                            ------------------------------------
                                                      Rodney A. Weary
                                                      Attorney-in-fact

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.1           -- Stock Purchase Agreement, dated as of July 11, 1997,
                            among Golden Sky Systems, Inc., Argos Support Services
                            Company and the several shareholders named therein
                            (incorporated by reference to Exhibit 2.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
           2.2           -- Asset Purchase Agreement, dated as of July 10, 1998, by and between Golden Sky Systems, Inc. and Volcano Vision,
                            Inc. (incorporated by reference to Exhibit 2.2 to Golden
                            Sky Systems, Inc.'s Registration Statement filed on Form
                            S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).
           2.3           -- Agreement and Plan of Merger, dated as of September 1,
                            1998, among Golden Sky Holdings, Inc., Golden Sky
                            Systems, Inc., Western Montana DBS, Inc. d/b/a Rock
                            Mountain DBS and the stockholders of Western Montana DBS,
                            Inc. named therein (incorporated by reference to Exhibit
                            2.3 to Golden Sky Systems, Inc.'s Registration Statement
                            filed on Form S-4 (Commission File No. 333-64367) which
                            became effective on March 22, 1999).
           3.1           -- Certificate of Incorporation of the registrant.*
           3.2           -- By-Laws of the registrant, adopted as of February 2,
                            1999.*
           4.1           -- Indenture, dated as of February 19, 1999, between the
                            registrant, as issuer, and United States Trust Company of
                            New York, as trustee, relating to the registrant's
                            13 1/2% Senior Discount Notes due 2007, Series A, and
                            13 1/2% Senior Discount Notes due 2007, Series B.*
           4.2           -- Form of 13 1/2% Senior Discount Note due 2007, Series B
                            of the Registrant (included as Exhibit A-2 in Exhibit
                            4.1).*
           4.3           -- Registration Rights Agreement, dated as of February 19,
                            1999, by and among the registrant, and Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated, NationsBanc
                            Montgomery Securities LLC, Donaldson Lufkin, Jenrette
                            Securities Corporation and Fleet Securities, Inc., as
                            initial purchasers.*
           5.1           -- Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            as to the legality of the securities being registered.*
          10.1           -- Purchase Agreement, dated February 11, 1999, among
                            registrant, Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated, NationsBanc Montgomery Securities LLC,
                            Donaldson Lufkin, Jenrette Securities Corporation and
                            Fleet Securities, Inc., relating to the issuance and sale
                            of $193,100,000 aggregate principal amount at maturity of
                            the registrant's 13 1/2% Senior Discount Notes due 2007,
                            Series A.*
          10.2           -- Purchase Agreement, dated July 24, 1998, among Golden Sky
                            Systems, Inc., Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated and NationsBanc Montgomery Securities LLC,
                            relating to the issuance and sale of $195,000,000
                            aggregate principal amount of the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A
                            (incorporated by reference to Exhibit 10.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.3           -- Indenture, dated as of July 31, 1998, by and among Golden
                            Sky Systems, Inc., as issuer, Argos Support Services
                            Company, as guarantor, PrimeWatch, Inc., as guarantor,
                            and State Street Bank and Trust Company of Missouri,
                            N.A., as trustee, relating to the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A and 12 3/8%
                            Senior Subordinated Notes due 2006, Series B
                            (incorporated by reference to Exhibit 4.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.4           -- Form of 12 3/8% Senior Subordinated Note due 2006, Series
                            B of Golden Sky Systems, Inc., (included as Exhibit A-2
                            in Exhibit 10.3)(incorporated by reference to Exhibits
                            4.1 and 4.2 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).
          10.5           -- Registration Rights Agreement, dated as of July 31, 1998, by and among Golden Sky Systems, Inc., Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated and NationsBanc
                            Montgomery Securities LLC, as initial purchasers
                            (incorporated by reference to Exhibit 4.3 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.6           -- Escrow Agreement, dated as of July 31, 1998, by and among
                            State Street Bank and Trust Company of Missouri, N.A., as
                            escrow Agent, and State Street Bank and Trust Company of
                            Missouri, N.A., as trustee under the Indenture, and
                            Golden Sky Systems, Inc. (incorporated by reference to
                            Exhibit 4.4 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).
          10.7           -- Account Control Agreement, dated as of July 31, 1998, by and among Golden Sky Systems, Inc., State Street Bank and
                            Trust Company of Missouri, N.A., as escrow agent, and
                            State Street Bank and Trust Company, as custodian and
                            securities intermediary (incorporated by reference to
                            Exhibit 4.5 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).
          10.8           -- Guarantee of Argos Support Services Company, dated July
                            31, 1998 (incorporated by reference to Exhibit 4.6 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).
          10.9           -- Guaranty of PrimeWatch, Inc., dated July 31, 1998
                            (incorporated by reference to Exhibit 4.7 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 33-64367) which became effective on
                            March 22, 1999).
          10.10          -- Amended and Restated Credit Agreement, dated as of July
                            7, 1997, amended and restated as of May 8, 1998, among
                            Golden Sky Holdings, Inc., Golden Sky Systems, Inc.'s,
                            various banks, Paribas (formerly known as Banque
                            Paribas), as Syndication Agent, Fleet National Bank, as
                            Administrative Agent, and General Electric Capital
                            Corporation, as Documentation Agent (incorporated by
                            reference to Exhibit 10.2 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22, 1999).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.11          -- Form of NRTC/Member Agreement for Marketing and
                            Distribution of DBS Services, as amended (incorporated by
                            reference to Exhibit 10.3 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22, 1999).
          10.12          -- Employment Agreement, dated February 12, 1997, between
                            Golden Sky Systems, Inc. and Rodney A. Weary
                            (incorporated by reference to Exhibit 10.6 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.13          -- Employment Agreement, dated February 12, 1997, between
                            Golden Sky Systems, Inc. and Jo Ellen Linn (incorporated
                            by reference to Exhibit 10.7 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.14          -- Employment Agreement, dated as of November 3, 1997,
                            between Golden Sky Systems, Inc. and William J. Gerski
                            (incorporated by reference to Exhibit 10.8 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.15          -- Employment Agreement, dated August 24, 1998, between
                            Golden Sky Systems, Inc. and John R. Hager (incorporated
                            by reference to Exhibit 10.10 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.16          -- Non-Competition Agreement between Golden Sky Systems,
                            Inc. and Rodney A. Weary (incorporated by reference to
                            Exhibit 10.11 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).
          10.17          -- Non-Competition Agreement, between Golden Sky Systems,
                            Inc. and Jo Ellen Linn (incorporated by reference to
                            Exhibit 10.12 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).
          10.18          -- Non-Competition Agreement, dated August 24, 1998, between
                            Golden Sky Systems, Inc. and John R. Hager (incorporated
                            by reference to Exhibit 10.13 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.19          -- Form of Director Indemnification Agreement, dated
                            February 12, 1997, between Golden Sky Holdings, Inc. and
                            each of the members of Golden Sky Holdings' Board of
                            Directors (incorporated by reference to Exhibit 10.14 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).
          10.20          -- Confidentiality and Proprietary Rights Agreements, dated
                            August 24, 1998, between Golden Sky Systems, Inc. and
                            John R. Hager (incorporated by reference to Exhibit 10.15
                            to Golden Sky Systems, Inc.'s Registration Statement
                            filed on Form S-4 (Commission File No. 333-64367) which
                            became effective on March 22, 1999).
          10.21          -- Exchange Agency Agreement, dated as of November 24, 1998, between the registrant and State Street Bank and Trust
                            Company of Missouri, N.A., as Exchange Agent
                            (incorporated by reference to Exhibit 10.16 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.22          -- First Amendment to Amended and Restated Credit Agreement,
                            dated as of February 10, 1999, among Golden Sky Holdings,
                            Inc., the registrant, various banks, Paribas (formerly
                            known as Banque Paribas), as Syndication Agent, Fleet
                            National Bank, as Administrative Agent and General
                            Electric Capital Corporation, as Documentation Agent
                            (incorporated by reference to Exhibit 10.17 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.23          -- Office Building Lease, dated January 27, 1999, between
                            Belletower Partners, L.L.C. and the registrant
                            (incorporated by reference to Exhibit 10.18 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).
          10.24          -- Amendment and Waiver, dated as of June 14, 1999, among
                            Golden Sky Holdings, Inc., Golden Sky Systems, Inc.,
                            various banks, Paribas (formerly known as Banque
                            Paribas), as Syndication Agent, Fleet National Bank, as
                            Administrative Agent and General Electric Capital
                            Corporation, as Documentation Agent.*
          10.25          -- Employment Agreement, dated May 17, 1999, between Golden
                            Sky Systems, Inc. and Gordon Smith.*
          10.26          -- Non-Competition Agreement, dated May 17, 1999, between
                            Golden Sky Systems, Inc. and Gordon Smith.*
          12.1           -- Statements re Computation of Ratios.*
          21.1           -- Subsidiaries of the registrant.*
          23.1           -- Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            (included in their opinion filed as Exhibit 5.1).*
          23.2           -- Consent of KPMG LLP.
          23.3           -- Consent of Eide Bailly LLP (formerly known as Eide
                            Helmeke PLLP).
          23.4           -- Consent of Loucks & Glassley, PLLP.
          23.5           -- Consent of Moss Adams LLP.
          23.6           -- Consent of Curtis Blakely & Co., P.C.
          23.7           -- Consent of CHMS P.C.
          24.1           -- Power of Attorney of the members of the Board of
                            Directors of Golden Sky DBS, Inc.*
          25.1           -- Statement on Form T-1 of Eligibility of Trustee.
          27.1           -- Financial Data Schedule.
          99.1           -- Form of Letter of Transmittal.*
          99.2           -- Form of Notice of Guaranteed Delivery.*
          99.3           -- Stock Purchase Agreement, dated as of February 12, 1997, among Golden Sky Systems, Inc., Rodney A. Weary and the
                            investors named herein (incorporated by reference to
                            Exhibit 99.3 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          99.4           -- Stock Purchase Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc., Golden Sky
                            Systems, Inc., Rodney A. Weary, and the investors named
                            therein (incorporated by reference to Exhibit 99.4 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).
          99.5           -- Stockholders Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the investors and
                            other stockholders named therein. (incorporated by
                            reference to Exhibit 99.5 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22, 1999).

---------------

* Previously filed.